     As filed with the Securities and Exchange Commission on April __, 2004
                                       Registration Statement No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
================================================================================
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
================================================================================
                       KEY BANK USA, NATIONAL ASSOCIATION
                          (Seller and Master Servicer)
             (Exact name of registrant as specified in its charter)

          UNITED STATES                                          34-1804184
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                          KEY CONSUMER RECEIVABLES LLC
                   (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            34-1938746
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216-689-6300)
             (Address of registrant's principal executive offices)
================================================================================

                                DANIEL R. STOLZER
                             DEPUTY GENERAL COUNSEL
                                     KEYCORP
                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216-689-6300)
                    (Name and address of agent for service)
================================================================================
                                   Copies to:

Robert A. Selak, Esq.                                    Reed D. Auerbach, Esq.
  Thompson Hine LLP                                         McKee Nelson LLP
  312 Walnut Street                                          5 Times Square
      14th Floor                                               35th Floor
Cincinnati, Ohio 45202                                  New York, New York 10036

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed Maximum      Proposed Maximum
                                                      Amount Being   Offering Price Per Unit  Aggregate Offering      Amount of
    Title of Securities Being Registered(1)            Registered             (2)                 Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes and Certificates.............       $1,000,000             100%                $1,000,000           $126.70

(1) This Registration Statement is also related to market-making transactions that may be made by KeyBanc Capital Markets, a Division of McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp and an affiliate of the Registrant.

(2)  Estimated solely for the purpose of calculating the registration fee.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-62624; 333-62624-01 previously filed by the Registrant.

         This Registration Statement is also being used to register securities that may be sold in market-making transactions by an affiliate of the Registrant. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (I) A FORM OF PROSPECTUS SUPPLEMENT, RELATING TO A PUBLIC OFFERING BY KEYCORP STUDENT LOAN TRUSTS (THE "TRUST") OF ASSET BACKED NOTES AND ASSET BACKED CERTIFICATES (COLLECTIVELY, THE "SECURITIES"); (II) CERTAIN PAGES OF A SECOND FORM OF PROSPECTUS SUPPLEMENT WHICH MAY BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE SECURITIES BY AN AFFILIATE OF THE REGISTRANT AND (III) A BASE PROSPECTUS RELATING TO THE SECURITIES. THE FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE.

FOLLOWING SUCH FORM OF PROSPECTUS SUPPLEMENT ARE ALTERNATE PAGES OF THE MARKET-MAKING FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. ALL OTHER PAGES OF THE PUBLIC OFFERING FORM OF PROSPECTUS SUPPLEMENT FOR THE SECURITIES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus Supplement to Prospectus dated ___________.

                         [PRINTER TO INSERT KEY SYMBOL]

                                   $[       ]

                         KEYCORP STUDENT LOAN TRUST [ ]

                          KEY CONSUMER RECEIVABLES LLC
                                    Depositor

                       KEY BANK USA, NATIONAL ASSOCIATION
                                 Master Servicer

                               ASSET-BACKED NOTES

                   ------------------------------------------

SECURITIES OFFERED

         -    classes of notes listed in the table below

ASSETS

         -    group I student loans: FFELP program student loans

         - group II student loans: privately guaranteed student loans and unguaranteed student loans

CREDIT ENHANCEMENT

         - subordination of the group I and group II subordinate notes to the group I and group II senior notes, respectively

         -    guaranty insurance policy (class [   ] notes, class [   ] notes
              and class [ ] notes only)

         -    reserve account with respect to each group of notes

         -    excess interest on the student loans of the related group

         -    limited cross-collateralization

         -    interest rate swap with respect to the group I notes

         -    cap agreement with respect to the group II notes

You should carefully consider the risk factors beginning on page S-[ ] of this prospectus supplement and page [ ] of the prospectus.

The notes are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the notes. The notes are not guaranteed by any person. The notes are not bank deposits.

The class [ ] notes will have the benefit of an irrevocable and unconditional
guaranty insurance policy issued by [     ], as securities insurer, guaranteeing
timely payment of interest and ultimate payment of principal to the holders of those classes of notes.

                       [PRINTER TO INSERT [INSURER] LOGO]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                INITIAL CLASS NOTE   INTEREST RATE                           PRICE TO PUBLIC    UNDERWRITING   PROCEEDS TO THE
                     BALANCE         (PER ANNUM)(1)     FINAL MATURITY DATE       (2)             DISCOUNT         SELLER
                ------------------   --------------     -------------------  ---------------    ------------   ---------------
[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

[  ]                  $[ ]                [ ]%                  [ ]               [ ]%              [ ]%            [ ]%

Total                 $[ ]                                                                                         $[ ](3)

---------------------

(1) [Subject to a maximum rate of interest described herein with respect to each class of notes other than the class [ ] notes.

(2)  Plus accrued interest, if any, from [ ].

(3) Before deducting expenses estimated to be $[ ], plus accrued interest in the case of the class [ ] notes.

(4)  Initial notional principal amount equal to $[ ].]

Proceeds to the seller from the sale of the class [ ] notes are expected to be approximately $[ ] plus accrued interest, before deducting a portion of the total expenses payable by the seller which total is estimated to be $[ ].

Delivery of the notes will be made on or about [ ]against payment in immediately available funds.

JOINT LEAD MANAGER AND GLOBAL BOOKRUNNER                      JOINT LEAD MANAGER
                [ ]                                                   [ ]

                       Prospectus Supplement dated [    ]

         YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities; and (2) this prospectus supplement, which describes the specific terms of your securities.

         If the descriptions of the terms of the securities vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

         UNTIL [     ] ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Terms....................................................     S-3
Risk Factors........................................................    S-19
Defined Terms.......................................................    S-37
Formation of the Trust..............................................    S-37
Use of Proceeds.....................................................    S-40
The Master Servicer and the Sub-Servicers...........................    S-40
The Depositor.......................................................    S-42
The Student Loan Pools..............................................    S-43
Description of the Securities.......................................    S-84
Description of the Transfer and Servicing Agreements, the Group
     I Swap Agreement, the Group II Cap Agreement, the Basis
     Risk Caps and the Put Option Agreements............ ...........    S-92
The Group II Insured Notes Guaranty Insurance Policy and the
     Securities Insurer........ ....................................   S-124
Income Tax Consequences.............................................   S-127
ERISA Considerations................................................   S-128
Underwriting........................................................   S-129
Experts.............................................................   S-131
Legal Matters.......................................................   S-132
Glossary............................................................   S-133
Appendix A-Report of Independent Auditors...........................     A-1

                                   PROSPECTUS

RISK FACTORS......................................................          6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................         14
FORMATION OF THE TRUSTS...........................................         14
USE OF PROCEEDS...................................................         16
THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE
     MASTER SERVICER AND THE SUB-SERVICERS........................         16
THE STUDENT LOAN POOLS............................................         17
THE STUDENT LOAN FINANCING BUSINESS...............................         19
WEIGHTED AVERAGE LIVES OF THE SECURITIES..........................         49
POOL FACTORS AND TRADING INFORMATION..............................         51
DESCRIPTION OF THE NOTES..........................................         51
DESCRIPTION OF THE CERTIFICATES...................................         59
CERTAIN INFORMATION REGARDING THE SECURITIES......................         61
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS                       68
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS........................         86
INCOME TAX CONSEQUENCES...........................................         95
FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A
     PARTNERSHIP ELECTION IS MADE.................................         96
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
     CERTIFICATES ARE RETAINED BY THE SELLER, THE
     DEPOSITOR OR A THIRD PARTY ORIGINATOR........................        106
PENNSYLVANIA STATE TAX CONSEQUENCES...............................        106
ERISA CONSIDERATIONS..............................................        107
PLAN OF DISTRIBUTION..............................................        109
LEGAL MATTERS.....................................................        111

                           [INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

     - This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, you should read carefully this entire prospectus supplement and accompanying prospectus.

     - This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

     - You can find a definition of certain capitalized terms used in this prospectus supplement under the caption "Glossary" beginning on page S-[ ] in this prospectus supplement.

PRINCIPAL PARTIES

THE TRUST

-    KeyCorp Student Loan Trust [     ]

THE DEPOSITOR

-    Key Consumer Receivables LLC

THE MASTER SERVICER AND ADMINISTRATOR

-    Key Bank USA, National Association

THE SUB-SERVICERS

-    [             ]

-    [             ]

THE SELLER

-    Key Bank USA, National Association

THE SECURITIES INSURER (GROUP II INSURED NOTES)

-    [          ]

THE SWAP COUNTERPARTY

-    [          ]

THE CAP PROVIDER

-    [          ]

THE PUT OPTION PROVIDER

-    [          ]

THE ELIGIBLE LENDER TRUSTEE

-    [          ]

THE INDENTURE TRUSTEE

-    [          ]

DATES

DISTRIBUTION DATES

The [25th] day of each [   ], [   ], [   ] and [   ] or, if the [25th] is not a
business day, the next business day. The first distribution date is [ ].

CUTOFF DATES

-    [    ] for the initial student loans, and the date specified in the related subsequent transfer agreement with respect to any subsequent student loans and other student loans.

- The trust will be entitled to receive all collections and proceeds on the initial student loans and subsequent student loans on and after the related cutoff date.

STATISTICAL CUTOFF DATE

-    [        ] for the initial student loans.

- All statistical information relating to the initial student loans is presented as of the statistical cutoff date.

CLOSING DATE

On or about [      ].

DESCRIPTION OF THE SECURITIES

GENERAL

The original principal amounts or notional amount, as applicable, and interest rates for each class of notes are on the cover page of this prospectus supplement.

The notes are issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

The notes, other than the class [ ] notes, are available in minimum denominations of $[1,000] and integral multiples of $[1,000] in excess thereof and with respect to the class [ ] notes in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess thereof.

OFFERED SECURITIES (GROUP I)

Payable primarily from the group I student loans and other trust assets allocated to the group I notes.

Group I Senior Notes

-    Class [   ] Notes

-    Class [   ] Notes

Group I Subordinate Notes

-    Class [   ] Notes

OFFERED SECURITIES (GROUP II)

Payable primarily from the group II Student loans, the group II guaranty insurance policy (with respect to the group II insured notes only) and other trust assets allocated to the group II notes.

Group II Senior Notes

-    Class [  ] Notes

-    Class [  ] Notes

-    Class [  ] Notes

-    Class [  ] Notes

Group II Subordinate Notes

-    Class [  ] Notes

Group II Insured Notes

-    Class [  ] Notes

-    Class [  ] Notes

-    Class [  ] Notes

CLASS [  ] NOTES

The class [ ] notes do not have a note principal balance and will not be entitled to distributions of principal. The class [ ] notes will accrue interest based on their notional amount, which on each distribution date will be equal to the outstanding principal balance of the class [ ] notes. Once the principal balance of the class [ ] notes has been reduced to zero, the class [ ] notes will not be entitled to any future payments of interest. The group II insured notes guaranty insurance policy does not guarantee any amounts payable on the class [ ] notes.

NON-OFFERED SECURITIES

- The trust will also issue a single class of certificates to the depositor or an affiliate thereof as its designee.

- The certificates will not have a principal balance and will not bear interest.

- The certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.

- Any information in this prospectus supplement relating to the certificates is solely for informational purposes to further a better understanding of the notes.

INTEREST PAYMENTS

- Each interest rate, other than the class [ ] interest rate, is subject to a maximum rate of interest equal to the student loan rate described in this prospectus supplement under the caption "Description of the Securities" herein.

- The funds available to pay interest on the group I notes for any interest period will be reduced based on the swap payments made by the trust pursuant to the group I interest rate swap to [Key Bank USA, National Association], as swap counterparty, and such available funds will be increased based on swap payments made pursuant to the group I interest rate swap by the swap counterparty to the trust.

- [Key Bank USA, National Association], will provide two basis risk caps, one each for the benefit of the group I and group II notes (other than the class [ ] notes). Each basis risk cap will eliminate the effect of the student loan rate on the interest rate of the applicable notes of each group. Your right to receive payments under the basis risk cap related to your group of notes is not rated by any rating agency.

- the eligible cap counterparty will provide for an interest rate cap agreement for the benefit of the group II notes.

-    Interest calculations are based on actual/360 for each class of notes.

- Interest not paid on a distribution date due to the effect of the student loan rate and not paid because of a default by the cap provider with respect to the basis risk cap relating to your notes may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" herein.

- The securities insurer will guarantee timely payment of interest, up to the student loan rate, on the group II insured notes.

PRINCIPAL PAYMENTS

Principal payments on the notes of each group will be made on each distribution date in an amount equal to the principal distribution amount for the related group, allocated as described below under " -- Priority of Payments."

For each distribution date and each group of notes, the principal distribution amount is generally equal to the amount by which the sum of the outstanding principal balance of the notes of such group, other than the class [ ] notes with respect to group II, exceeds the related pool balance of the student loans in the related group plus the pre-funded amount relating to such group of notes for such distribution date, subject to adjustment, as described herein under "Description of the Transfer and Servicing Agreements -- Distributions."

CREDIT ENHANCEMENT

Group I Notes

- subordination of the class [ ] notes to the class [ ] notes and class [ ] notes

-    group I reserve account

-    excess interest

-    group I interest rate swap

-    limited cross-collateralization from group II

Group II Notes

- subordination of the class [ ] notes to the class [ ] notes, class [ ] notes, class [ ] notes and class [ ] notes

-    guaranty insurance policy (with respect to the group II insured notes only)

-    group II reserve account

-    excess interest

-    limited cross-collateralization from group I

GROUP II INSURED NOTES GUARANTY INSURANCE POLICY (GROUP II INSURED NOTES ONLY)

[      ] will issue a financial guaranty insurance policy for the benefit of the group II insured notes.

The policy will unconditionally and irrevocably guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the group II insured notes, except as set forth below.

On each distribution date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to pay current interest on the group II insured notes. If an insufficiency exists, then the indenture trustee, on behalf of the holders of each class of group II insured notes, will make a draw on the policy. In addition, the policy will guarantee the full payment of the principal balance of each class of group II insured notes on the related final maturity date.

The policy does not guarantee:

- any amounts payable on the group I notes, the class [ ] notes or the class [ ] notes;

- any shortfalls in interest payments resulting from the application of the student loan rate;

-    payments by the cap provider; or

-    payments by the cap counterparty.

The holders of the class [ ] notes and class [ ] notes and, if for any reason the securities insurer does not make the payments required by the policy, the holders of the group II insured notes, as applicable, will have to rely on the group II student loans, the subordination of the group II subordinate notes to the group II senior notes, the group II reserve account, limited cross-collateralization from the group I student loans and the other credit enhancement available to your class of group II notes for your payments of interest and/or principal, as applicable, and you may suffer a loss.

PRIORITY OF PAYMENTS

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds with respect to the related group in the order indicated:

GROUP I NOTES:

1.   to the master servicer, certain fees;

2.   to the administrator, certain fees;

3. prorata (x) to the holders of the class [ ] notes and class [ ] notes, interest on a pro rata basis, subject to the student loan rate, and (y) to the swap counterparty, amounts due from the trust pursuant to the group I interest rate swap for such distribution date and certain termination payments;

4. to the group I reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

5. provided that a subordinate note interest trigger is not in effect, to the holders of the class [ ] notes, interest subject to the student loan rate;

6. to the holders of the group I notes, the principal distribution amount for the group I notes allocated as described under " -- Allocation of Group I Principal Distribution Amount" below;

7. if a subordinate note interest trigger is in effect, to the holders of the class [ ] notes, interest subject to the student loan rate;

8. to the holders of the group I senior notes, interest due in excess of the student loan rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group I basis risk cap;

9. to the holders of the group I subordinate notes, interest due in excess of the student loan rate, if any, to the extent not paid by the cap provider under the group I basis risk cap;

10. to the swap counterparty, any termination payments with respect to the group I interest rate swap not paid pursuant to clause 3. above;

11. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group I basis risk cap;

12. after all payments shown above are made, and if group II available funds are insufficient to make all required payments pursuant to clauses 1. through 13. below under " -- Group II Notes:" any remaining amounts will be paid to the group II noteholders, the master servicer, the administrator, the securities insurer and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 13., inclusive, up to the amount of such deficiency in group II available funds; and

13.  any remaining amounts will be paid to the holder of the certificates.

     If the interest rate on any class of group I notes for any interest period is capped at the related student loan rate and until the termination of the group I basis risk cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related student loan rate and interest due at the related student loan rate.

Allocation of the Group I Principal Distribution Amount

On each distribution date, the principal distribution amount for the group I notes will be allocated as follows:

- prior to the stepdown date, or after the related stepdown date if a subordinate note principal trigger has occurred and remains in effect, the principal distribution amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class
     [ ] notes until paid in full, then to the class [ ] notes until paid in full, and then to the class [ ] notes until paid in full; and

- after the stepdown date and so long as no subordinate note principal trigger has occurred and remains in effect, the senior percentage of the principal distribution amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the class [ ] notes.

The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group I senior notes and the denominator of which is the sum of the aggregate principal balance of all the group I notes. The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.

GROUP II NOTES:

1.   to the master servicer, certain fees;

2.   to the administrator, certain fees;

3. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, all premiums due under the group II insured notes guaranty insurance policy;

4. to the holders of the class [ ] notes, the class [ ] notes, the class [ ] notes and the class [ ] notes, interest on a pro rata basis, in the case of the class [ ] notes, the class [ ] notes and the class [ ] notes, subject to the student loan rate;

5. provided that a subordinate note interest trigger is not in effect, to the holders of the class [ ] notes, interest subject to the student loan rate;

6. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under the group II insured notes guaranty insurance policy, plus interest thereon;

7. to the group II reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

8. to the holders of the group II notes (other than the class [ ] notes) and the securities insurer, the principal distribution amount for group II allocated as shown under " -- Allocation of Group II Principal Distribution Amount" below;

9. if a subordinate note interest trigger is in effect, to the holders of the class [ ] notes, interest subject to the student loan rate;

10. to the securities insurer, reimbursement for all amounts owed pursuant to draws made under the group II insured notes guaranty insurance policy, not previously reimbursed as provided above, and all other amounts due under the related insurance agreement, including premiums;

11. to the holders of the class [ ] notes, the class [ ] notes and the class [ ] notes, interest due in excess of the student loan rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group II basis risk cap;

12. to the holders of the group II subordinate notes, interest due in excess of the student loan rate, if any, to the extent not paid by the cap provider under the group II basis risk cap;

13. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group II basis risk cap;

14. after all payments shown above are made, and if group I available funds are insufficient to make all required payments pursuant to clauses 1. through
     11. above under " -- Group I

     Notes:" any remaining amounts will be paid to the group I noteholders, the master servicer, the administrator, the swap counterparty and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 11., inclusive, up to the amount of such deficiency in group I available funds; and

15.  any remaining amounts will be paid to the holder of the certificates.

If the interest rate on any applicable class of group II notes for any interest period is capped at the related student loan rate and until the termination of the group II basis risk cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related student loan rate and interest due at the related student loan rate. The group II insured notes guaranty insurance policy does not guaranty any payments by the cap provider.

Allocation of the Group II Principal Distribution Amount

On each distribution date, the principal distribution amount for the group II notes, other than the class [ ] notes, will be allocated as follows:

- prior to the stepdown date, or after the stepdown date if a subordinate note principal trigger has occurred, the principal distribution amount for the group II notes, other than the class [ ] notes, will be payable solely to the group II notes, other than the class [ ] notes, and the securities insurer, in the following sequential order (a) to the class [ ] notes until paid in full, then (b) to the class [ ] notes until paid in full, then (c) to the class [ ] notes until paid in full, then (d) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the group II insured notes guaranty insurance policy made to the holders of the class [ ] or class [ ] notes, plus interest thereon, then (e) to the class [ ] notes until paid in full, and finally (f) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws under the group II insured notes guaranty insurance policy made to the holders of the class [ ] notes, plus interest thereon; and

- after the stepdown date and so long as no subordinate note principal trigger has occurred, the senior percentage of the principal distribution amount for the group II notes will be payable to the group II senior notes and the securities insurer (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the class [ ] notes and the securities insurer, if applicable.

The senior percentage of the group II notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group II senior notes, other than the class [ ] notes, and the denominator of which is the sum of the aggregate principal balance of all the group II notes, other than the class [ ] notes. The subordinate percentage for the group II notes is equal to 100% minus the senior percentage of the group II notes.

Subordinate Note Interest Trigger

A subordinate note interest trigger goes into effect for the group I or group II subordinate notes, as applicable, if on the last day of the related collection period, the aggregate principal balance of the related senior notes (excluding, in the case of the group II notes, the class [ ] notes) exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related pre-funding account and the related reserve account. A collection period is each period of three calendar months from and including the date following the end of the preceding collection period (or, with respect to the first
collection period, the period beginning on [     ] and ending on [     ]).

A subordinate note interest trigger remains in effect as long as the aggregate principal balance of the group I or group II senior notes (other than the class [ ] notes), as applicable, exceeds the sum of the pool balance of group I or group II student loans, as the case may be, plus the amount on deposit in the related pre-funding account and the related reserve account. While this condition exists, the priority of payment of interest on the class [ ] or class [ ] notes, as applicable, will be affected as described herein.

Stepdown Date

The stepdown date for the group I or group II notes in each case will be the earlier of (i) the first date on which no group I or group II senior notes, as applicable, remain outstanding or (ii) the fifth anniversary of the closing date.

Subordinate Note Principal Trigger

A subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if a note parity trigger occurs with respect to the group I or group II notes, respectively. In addition, a subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if the cumulative default percentage for the group I or group II student loans, as the case may be, exceeds [ ]% or [ ] %, respectively, for each group as of the end of the related collection period.

A note parity trigger exists for the group I or group II notes, as applicable, if on the last day of the related collection period relating to and after the stepdown date for the group I or group II notes, as the case may be, the aggregate principal balance of the related group I or group II notes, as applicable (excluding, in the case of the group II notes, the class [ ] notes), exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related reserve account. A note parity trigger remains in effect as long as the aggregate principal balance of the group I or group II notes (other than the class [ ] notes), as applicable, exceeds the sum of the pool balance of group I or group II student loans, as the case may be, plus the amount on deposit in the related pre-funding account and the related reserve account.

The cumulative default percentage of the group I student loans is calculated by dividing (x) the aggregate total dollar amount of claims paid, including accrued interest, with respect to the group I student loans, by (y) the sum of (i) the aggregate original principal balance of all the group I student loans and (ii) the original principal balance of all additional student loans that are group I student loans, and, if applicable, any related cumulative capitalized interest, related guarantee fee capitalization and other principal adjustments with respect to the group I student loans, less (iii) the outstanding principal balance of all group I student loans repurchased by the seller, master servicer or a related sub-servicer, as applicable. The cumulative default percentage of the group II student loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of claims paid on group II student loans that are guaranteed, including accrued interest thereon, plus (B) the aggregate total dollar amount of charge-offs on group II student loans that are not guaranteed (not taking into account for such purpose any subsequent recoveries on such unguaranteed student loans), by (y) the sum of (i) the aggregate original principal balance of all the group II student loans and (ii) the original principal balance of all additional student loans that are group II student loans, and, if applicable, any related cumulative capitalized interest, related guarantee fee capitalization and other principal adjustments with respect to the group II student loans, less (iii) the outstanding principal balance of all group II student loans repurchased by the seller, master servicer or a related sub-servicer, as applicable. If a related subordinate note principal trigger occurs and remains in effect, no principal payments will be made with respect to the class [ ] notes or class [ ] notes, as applicable, until no group I senior notes or group II senior notes, respectively, remain outstanding. Instead, all principal payments with respect to the group I notes or group II notes (other than the class [ ] notes) will be allocated to the group I senior notes or group II senior notes (other than the class [ ] notes), respectively, and paid sequentially.

FINAL MATURITY DATES

The unpaid principal amount of each class of notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

OPTIONAL PUT OPTIONS

On the closing date, the trust will enter into two put option agreements with [KeyBank National Association, an affiliate of Key Bank USA, National Association]. Under the terms of each of the put option agreements: (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class I-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association, its affiliates or its agents appointed for such purpose; and (b) with respect to the group II student loans, a majority of the noteholders of the then outstanding group II senior notes (or if no group II senior notes remain outstanding, then a majority of the noteholders of the class II-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may instruct the indenture trustee to exercise the related put on the distribution date in [ ]. However, despite the receipt of such instructions, the related put may not be exercised by the indenture trustee if the proceeds received (plus amounts then on deposit in the related reserve account) would be less than the aggregate principal balance of the related group of notes (other than the class [ ] notes with respect to group II), plus interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the cap provider (with respect to the put relating to each group of student loans), and the securities insurer (with respect to the put relating to the group II student loans only). If exercised, each put option will require [KeyBank National Association] to purchase all student loans remaining in the related group of student loans as of the end of the collection period immediately preceding such distribution date. If the put option with respect to your group of notes is exercised, the proceeds of such put option will be used to redeem your securities. The exercise price for each put option is equal to the then current fair market value of the related group of student loans.

AUCTION SALE

In the event that a put option is exercised and KeyBank National Association defaults on its obligations with respect to such put, all student loans remaining in the related group of student loans subsequent to such put default will be offered for sale by the indenture trustee. Neither Key Bank USA, National Association, nor any affiliate thereof or agent appointed for such purpose, will be permitted to participate in any such auction as a potential buyer. The proceeds of any sale of the student loans relating to your group of notes will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the related group of notes (other than the class [ ] notes with respect to group II), plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the cap provider (with respect to auction sale relating to each group of student loans), and the securities insurer (with respect to the auction sale relating to the group II student loans only). If such minimum auction price is not bid by a potential buyer, the related group of notes will not be redeemed on such distribution date, but (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class [ ] notes), excluding for such purpose all notes owned by Key Bank USA, National Association and its affiliates, or (b) with respect to the group II student loans, a majority of the noteholders of the then outstanding group II senior notes (or if no group II senior notes remain outstanding, then a majority of the noteholders of the class [ ] notes), excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may direct the indenture trustee at any time to hold one or more additional sales until such time as the related minimum auction price is received. In the event that both put options are exercised and defaulted upon by KeyBank National Association, the indenture trustee shall also auction both groups of student loans together as part of one auction sale, and shall accept the higher aggregate bid received from either: one purchaser of both groups of student loans, or from two purchasers bidding on each group of student loans separately; provided, that, in the event of such combined sale, the minimum auction price for both groups of notes must be obtained or each group of student loans will be sold separately.

OPTIONAL PURCHASE

The master servicer may, but is not required to, repurchase all remaining student loans in the pool of student loans when the principal balance of the student loans is equal to 10% or less of the aggregate initial principal balance of all of the initial student loans and all subsequent student loans, at a price equal to the unpaid principal balance of the notes, other than the class [ ] notes, plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the cap provider and the securities insurer.

TRUST PROPERTY

GROUP I STUDENT LOANS

The group I student loans are all FFELP loans. FFELP loans are loans originated under the Federal Family Education Loan Program created by the Higher Education Act of 1965, as amended. Third party guarantee agencies guarantee the payment of up to 100% of the principal amount of FFELP loans plus interest on the FFELP loans.

Guarantee agencies that provide guarantees for the initial student loans in group I include

-    [American Student Assistance,

-    California Student Aid Commission,

-    Colorado Student Loan Program,

-    Connecticut Student Loan Foundation,

-    Educational Credit Management Corporation,

-    Great Lakes Higher Education Guaranty Corporation,

-    Illinois Student Assistance Commission,

-    Kentucky Higher Education Assistance Authority,

-    Michigan Higher Education Assistance Agency,

-    National Student Loan Program,

-    New York State Higher Education Services Corporation,

-    Oregon Student Assistance Commission,

-    Pennsylvania Higher Education Assistance Agency,

-    Tennessee Student Assistance Corporation,

-    Texas Guaranteed Student Loan Corporation, and

-    United Student Aid Funds, Inc.]

These loans are partially reinsured by the Department of Education. All of the group I student loans were originated by or initially purchased from third party lenders by Key Bank USA, National Association.

GROUP II STUDENT LOANS

The student loans in group II are all private student loans that are not reinsured by the Department of Education or any other government agency. The group II student loans are either: (a) guaranteed by [The Educational Resources Institute, Inc. or HEMAR Insurance Corporation of America], or (b) not guaranteed by any guarantee agency or any private guarantor. All group II student loans were originated by Key Bank USA, National Association, as part of its private loan lending program, or purchased by Key Bank USA, National Association, from other third party lenders.

[LIST OF GUARANTORS FOR BOTH GROUPS WILL BE UPDATED IN EACH PROSPECTUS SUPPLEMENT TO REFLECT THE ACTUAL GUARANTORS FOR LOANS (WHICH MAY RESULT IN SIGNIFICANT ADDITIONS TO OR DELETIONS FROM THIS SAMPLE LIST)]

For more detailed information on FFELP Loans and private loans (both guaranteed and unguaranteed) please see "The Student Loan Pools" in this prospectus supplement and "The Student Loan Financing Business" in the prospectus.

THE INITIAL STUDENT LOANS

The initial student loans in each group consist of certain graduate and undergraduate student loans. The student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes. The depositor will purchase all of the student loans from Key Bank USA, National Association (the parent corporation of the depositor).

The initial student loans of each group have the characteristics set forth below as of [ ]. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

INITIAL GROUP I STUDENT LOANS:

Aggregate Characteristics

-    Aggregate principal amount:....................................  $[  ]

-    Weighted average annual percentage rate:.......................   [  ]%

-    Weighted average original term:................................   [  ] mths

-    Weighted average remaining term: ........................ .....   [  ] mths

Guarantees

     -    Percent guaranteed by [American Student Assistance] ......   [  ]%

     -    Percent guaranteed by [California Student Aid
          Commission]    [  ]%

     -    Percent guaranteed by [Colorado Student Loan Program] ....   [  ]%

     -    Percent guaranteed by [Connecticut Student Loan
          Foundation] ..............................................   [  ]%

     -    Percent guaranteed by [Educational Credit Management
          Corporation]..............................................   [  ]%

     -    Percent guaranteed by [Great Lakes Higher Education
          Guaranty Corporation] ....................................   [  ]%

     -    Percent guaranteed by [Illinois Student Assistance
          Commission]..............................................    [  ]%

     -    Percent guaranteed by [Kentucky Higher Education
          Assistance Authority] [less than] ........................   [  ]%

     -    Percent guaranteed by [Michigan Higher Education
          Assistance Agency]........................................   [  ]%

     -    Percent guaranteed by [National Student Loan Program] ....   [  ]%

     -    Percent guaranteed by [New York State Higher Education
          Services Corporation] ....................................   [  ]%

     -    Percent guaranteed by [Oregon Student Assistance
          Commission]...............................................   [  ]%

     -    Percent guaranteed by [Pennsylvania Higher Education
          Assistance Agency] .......................................   [  ]%

     -    Percent guaranteed by [Tennessee Student Assistance
          Corporation] .............................................   [  ]%

     -    Percent guaranteed by [Texas Guaranteed Student Loan
          Corporation] .............................................   [  ]%

     -    Percent guaranteed by [United Student Aid Funds, Inc.] ...   [  ]%

INITIAL GROUP II STUDENT LOANS:

Aggregate Characteristics

-    Aggregate principal amount:....................................  $[  ]

-    Weighted average annual percentage rate:.......................   [  ]%

-    Weighted average original term:................................   [  ] mths

-    Weighted average remaining term: ..............................   [  ] mths

Guarantees

-    Percent not guaranteed by private guarantors...................   [  ]%

-    Percent guaranteed by private guarantors.......................   [  ]%

     -    Percent guaranteed by [The Educational Resources
          Institute, Inc.]..........................................   [  ]%

     -    Percent guaranteed by [HEMAR Insurance Corporation of
          America]..................................................   [  ]%

SUBSEQUENT STUDENT LOANS

The student loans that are subsequent student loans will be purchased by the trust from the depositor with proceeds on deposit in the applicable sub-account of the pre-funding account. The depositor will purchase all of the subsequent student loans from Key Bank USA, National Association. All of the group I subsequent student loans will be FFELP loans and all of the group II subsequent student loans will be private student loans. The subsequent student loans will have generally the same attributes applicable to the initial student loans, but the addition of the subsequent student loans will affect the aggregate statistical characteristics of the group I and group II student loans. The subsequent student loans may be purchased on different dates and may have different related cutoff dates, but all purchases of subsequent student loans by
the trust will occur on or before [     ].

PRE-FUNDING PERIOD

There will be two pre-funding accounts, each with two sub-accounts. The first of the group I and group II pre-funding sub-accounts will have approximately $[ ]
and $[    ], respectively, deposited on the closing date to be used on or before
[   ] for the purchase of subsequent student loans into the related student loan group. The second of the group I and group II pre-funding sub-accounts will have
approximately $[   ] and $[   ], respectively, deposited on the closing date,
which sums are expected to be used by the trust, on or prior to the end of the funding period, to purchase consolidation loans and serial loans with respect to each group, to pay capitalized interest on each pool of student loans and to pay advances for certain fees related to the student loans of each group. All
amounts in excess of $[   ] remaining in the first sub-account of either
pre-funding account after [   ], and all amounts remaining in the second
sub-account of each pre-funding account after [   ], will be distributed as a
prepayment of principal to the noteholders of the related group. In addition, the pre-funding period will terminate a business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities. If FASB 140 is so amended or such other accounting literature is issued then all amounts then remaining on deposit in the pre-funding accounts will be distributed to the related group I or group II noteholders, as applicable, as a prepayment of principal on the next following distribution date.

THE RESERVE ACCOUNTS

There will be two reserve accounts, each relating to one group of notes, to cover servicing fees, administration fees, premiums due the securities insurer (from the group II reserve account only), interest on the related group of notes and payments due to the swap counterparty under the group I interest rate swap (from the group I reserve account only). The reserve accounts will also be used to make principal payments on the notes, other than the class [ ] notes, of the related group in the same order of priority as described above under "Priority of Payments," generally to the extent realized losses on the student loans of such related group during any collection period exceed excess interest available to be distributed as principal on the notes, other than the class [ ] notes, of the related group. Amounts on deposit in each reserve account also will be available, if necessary, to pay principal on each class of notes, other than the class [ ] notes, in the related group on its respective final maturity date.

Initially, the amount in the group I reserve account will be approximately
$[    ] and the amount in the group II reserve account will be approximately
$[    ]. On each distribution date, any available funds remaining after making all prior required distributions with respect to such group as described in this prospectus supplement will be deposited into the reserve account up to the specified reserve account balance for the related group of notes. We refer you to "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Accounts" herein for a description of the specified reserve account balance for each group of notes.

INTEREST RATE SWAP

Certain of the group I student loans have special allowance payments based on a commercial paper rate. To reduce the risk that the rate of interest received on the commercial paper rate student loans would not be sufficient to pay the rate of interest on the group I notes on the closing date, the trust will enter into an interest rate swap with [Key Bank USA, National Association], as the swap counterparty.

On each distribution date with respect to the group I interest rate swap, the trust will owe the swap counterparty the following amount for each of the monthly periods in the related collection period beginning with the monthly period commencing [ ]:

The product of:

         (1) the commercial paper rate as determined in accordance with the commercial paper rate loans as of the first day of the related monthly period;

         (2) the principal balance of the group I student loans that have special allowance payments based on the commercial paper rate as determined as of the first day of the related monthly period; and

         (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

On each distribution date with respect to the group I interest rate swap, the swap counterparty will owe the trust an amount equal to the following amount for the monthly periods in the related collection
period beginning with the monthly period commencing [     ]:

The product of:

         (1) three-month LIBOR (calculated in the same manner and on such dates as such index is calculated for the notes for the related interest period) less [ ]%;

         (2) the principal balance of the group I student loans that have special allowance payments based on the commercial paper rate as determined as of the first day of the related monthly period; and

         (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

Payments on the group I interest rate swap will be made on a net basis between the trust and the swap counterparty.

The swap counterparty has long-term, senior unsecured debt ratings of [ ] and [
] by [    ] and [    ]; respectively. The obligations of the swap counterparty
are not guaranteed by the securities insurer.

If the long-term, senior unsecured rating of the swap counterparty is withdrawn, suspended or downgraded below [ ] by [ ] or [ ] or its equivalent by any other rating agency then rating the notes, the swap counterparty is required, no later than the [30th] day following such rating withdrawal, suspension or downgrade, at the swap counterparty's expense, either to (i) obtain a substitute swap counterparty that does not cause any of the rating agencies rating the group I notes to reduce its then current rating of such classes of notes and that has a long-term senior, unsecured debt rating of at least [ ] by [ ]or
[  ] or its equivalent by each other rating agency then rating the notes, or
(ii) enter into arrangements reasonably satisfactory to the indenture trustee and each of the rating agencies then rating the group I notes, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such rating agency will result in the elimination of the effect or impact of such rating withdrawal, suspension or downgrade on the noteholders and/or the securities insurer, as applicable.

GROUP II CAP AGREEMENT

The trust will enter into an agreement on the closing date with an eligible cap counterparty to purchase an interest rate cap agreement with respect to the group II notes. On the closing date, the trust will pay such cap counterparty from the net proceeds from the sale of the notes an upfront payment. Under the group II cap agreement, on the third business day before each distribution date
to and including the [      ] distribution date, the cap counterparty will pay
to the trust an amount, calculated on a quarterly basis, equal to the product of
(a) the excess of (1) three-month LIBOR, except for the first interest period, as determined for the interest period relating to the applicable distribution
date over (2) [     ]%and (b) the lesser of (i) a notional amount equal to
$[     ] and (ii) the aggregate principal balance of the group II notes, other
than the class [     ] notes. LIBOR for the first interest period will be
determined using the same formula as applies to the notes. Amounts, if any, received under the group II cap agreement will be used to increase the specified reserve account balance of the group II reserve account.

TAX STATUS

Thompson Hine LLP, as federal tax counsel to the trust, is of the opinion that
(1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes, including the combined class [ ] note and class [ ] note, will be characterized as debt for federal income tax purposes. See "Income Tax Consequences" herein. Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the trust, is of the opinion that, assuming the notes are treated as debt for federal income tax purposes, the notes will be treated as debt for Pennsylvania income tax purposes. Moreover, Pennsylvania tax counsel is of the opinion that the entity classification of the trust for Pennsylvania state income tax purposes would be the same as the entity classification of the trust for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein the notes are eligible for purchase by employee benefit plans.

RATINGS

At least two nationally recognized rating agencies must rate each class of group I senior notes and the group II notes, other than the class [ ] notes, in the highest investment rating category and the group I subordinate notes in one of the four highest rating categories. In addition, it is a condition that at least one nationally recognized rating agency assigns an investment grade rating to the class [ ] notes.

                                  RISK FACTORS

         We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the notes.

YOU MAY HAVE DIFFICULTY
\SELLING YOUR SECURITIES            The notes will not be listed on any
                                    securities exchange. As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase them.
                                    The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ALLOCATED TO
YOUR GROUP OF NOTES ARE
INSUFFICIENT TO MAKE PAYMENTS
ON THE SECURITIES, YOU MAY INCUR
A LOSS The trust is not permitted to have any significant assets or sources of funds other than the student loans, the group II insured notes guaranty insurance policy, the guarantee agreements, the reserve accounts, the escrow accounts, the pre-funding accounts, the put options, the interest rate swap and, to a limited extent, the basis risk caps. The indenture only provides for limited cross-collateralization, and consequently, you must rely for repayment upon payments only from the trust's assets allocable to your group of notes. You will have no claim to any amounts properly distributed to the certificateholder or to Key Consumer Receivables LLC, in its capacity as depositor, KeyBank National Association, in its capacity as the put option provider, or to Key Bank USA, National Association, in its capacities as a seller, administrator, swap counterparty, cap provider or master servicer, or to any of the sub-servicers, from time to time.

                                    Group I Notes: With respect to the group I notes, if for any reason the group I reserve account and the group I pre-funding account are exhausted, the trust will depend solely on payments with respect to the group I student loans and payments by the swap counterparty to make payments on your group of notes and you could suffer a loss.

                                    Group II Notes: With respect to the group II notes, if you are a holder of any class [ ] notes or class [ ] notes, or if you are a holder of any class of group II insured notes and for any reason the securities insurer fails to make payments due under the group II insured notes guaranty insurance policy, and the group II reserve account and the group II pre-funding account are exhausted, the trust will depend solely on payments with respect to the group II student loans and payments by the swap counterparty (other than with respect to the class [ ] notes) to make payments on your group of notes and you could suffer a loss.

REVENUES RELATING TO EACH GROUP
OF NOTES MAY NOT BE AVAILABLE FOR
PAYMENT OF NOTES OF THE OTHER
GROUP The revenues relating to each group of student loans will be allocated first to expenses and all other amounts required to be paid with respect to the related group of notes. Those revenues will be available for payments with respect to the other group only to the extent they exceed amounts required to be applied with respect to the related group. If the revenues from one group are not sufficient to make required payments with respect to that group, there is no assurance that revenues from the other group will be available to make up any shortfall.

                                    In addition, if all related student loans of a group are sold in connection with the redemption of the notes of that group (either through the exercise of the related put option, an auction sale or an optional purchase by the master servicer) or after all the notes of a group are otherwise paid in full, there will be no further revenues of that group available to the other group on any basis.

                                    Group I Student Loans: Payments with respect to the FFELP loans, including payments from the guarantee agencies or the Department of Education, and other amounts available for distribution to holders of group I notes at any time will not be available for distribution to holders of group II notes except to the extent they exceed all amounts then required to be distributed with respect to the administration of the FFELP loans and the payment of group I notes. You should not assume that any such revenues will be available.

                                    Group II Student Loans: Payments with
                                    respect to the private student loans, and other amounts available for distribution to holders of group II notes at any time will not be available for distribution to holders of group I notes except to the extent they exceed all amounts then required to be distributed with respect to the administration of the private loans and the payment of group II notes. You should not assume that any such revenues will be available. In addition, no amounts from the group II insured notes guaranty insurance policy will be payable to holders of group I notes, the class [ ] notes or the class [ ] notes.


THE TRUST'S PURCHASE OF GROUP I
STUDENT LOANS AT A PREMIUM MAY
RESULT IN LOSSES                    The sum of the outstanding principal balance
                                    of the initial student loans in group I as of the statistical cutoff date and the amount deposited in the related pre-funding account, the related reserve account and the related sub-account of the collection account on the closing date will equal approximately [ ]% of the original principal balance of the group I notes. In addition, the above percentage without giving effect to amounts initially on deposit in the related reserve account is approximately [
                                    ]%. Each group I subsequent student loan will be purchased by the trust for an amount not in excess of 100% of the principal balance thereof. There can be no assurance that the aggregate principal amount of the group I notes at all times will be equal to or less than the sum of the principal amount of the related pool of student loans for such group plus the amount in the related pre-funding account and the amounts on deposit in the related reserve account. If an event of default occurs under the indenture, and the group I student loans are liquidated at a time when the outstanding principal amount of the group I notes exceeded the sum of the principal amount of the group I student loans, the amount on deposit in the group I pre-funding account and the amounts on deposit in the group I reserve account, the group I noteholders will suffer a loss.

THE CHARACTERISTICS OF THE
STUDENT LOANS MAY CHANGE            Certain characteristics of the student loans
                                    in each group will vary from the
                                    characteristics of the related initial
                                    student loans due to payments received and other changes in the related initial student loans that occur from the statistical cutoff date to the cutoff date, the addition of subsequent student loans in each group of student loans, and due to the trust's purchase of consolidation loans and serial loans with respect to each group of student loans. Each group's distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the related student loans after each transfer of additional student loans to the trust (and such group) and the remaining term of the deferral and forbearance periods.

                                    Key Bank USA, National Association,
                                    currently makes available and may in the future make available certain incentive programs to borrowers. The effect of these incentive programs may be to reduce the yield on the initial pool of student loans.

YOUR YIELD TO MATURITY MAY BE
REDUCED BY PREPAYMENTS,
DELINQUENCIES AND DEFAULTS          The pre-tax return on your investment is
                                    uncertain and will depend on a number of factors including the following:

                                    -        THE RATE OF RETURN OF PRINCIPAL IS
                                    UNCERTAIN. The amount of distributions of principal on each group of notes, other than the class [ ] notes with respect to the group II notes, and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the related student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans.

                                    Group I Notes: With respect to the group I notes, in the event of a related subordinate note principal trigger, the group I subordinate notes will not receive any payments of principal until all of the group I senior notes have been repaid in full. In this event, the yield to maturity of the group I subordinate notes may be adversely impacted and the holders of the group I subordinate notes could suffer a loss. With respect to the group I senior notes, in the event of a subordinate note principal trigger, the group I senior noteholders will receive accelerated payments of principal and such noteholders will bear the risk of any reinvestment risk resulting from these accelerated payments of principal.

                                    Group II Notes: With respect to the class [
                                    ] notes, and the group II insured notes if the securities insurer defaults, in the event of a related subordinate note principal trigger, the group II subordinate notes will not receive any payments of principal (absent required payments under the group II insured notes guaranty insurance policy) until all of the group II senior notes have been repaid in full. In this event, the yield to maturity of the group II subordinate notes may be adversely impacted and (absent required payments under the group II insured notes guaranty insurance policy) the holders of the group II subordinate notes could suffer a loss. With respect to the group II senior notes other than the class [ ] notes, in the event of a subordinate note principal trigger, the group II senior noteholders other than the holders of the class [ ] notes will receive accelerated payments of principal and such noteholders will bear the risk of any reinvestment risk resulting from these accelerated payments of principal. Moreover, as a result of certain other triggers required by the rating agencies relating to losses on the group II student loans, the holders of the group II notes may receive accelerated payments of principal and such noteholders will bear any reinvestment risk resulting from these accelerated payments of principal, and, if the securities insurer defaults on its obligations, holders of the group II notes could suffer a loss.

                                    -        YOU MAY RECEIVE A SIGNIFICANT
                                    PRINCIPAL PREPAYMENT ON [ ]. The trust
                                    intends to purchase subsequent student loans with $[ ]and $[ ] that will be deposited in the first sub-account of the group I and group II pre-funding accounts, respectively, on the closing date. If the entire amount in either first sub-account of the related pre-funding account is not used to purchase subsequent student loans by [ ] you may receive a principal prepayment on [ ]. If the amount remaining in the first sub-account of the group I or group II pre-funding account on such date is $[ ] or less, the indenture trustee, or the administrator on its behalf, will transfer such amount to the second sub-account of the group I or group II pre-funding account, as applicable; or if either of such remaining amounts is greater than $[ ], the indenture trustee will distribute such amounts to each class of notes in the related group of notes, pro rata, based on the initial principal balance of each class of notes in the related group of notes.

                                    -        YOU MAY RECEIVE A PREPAYMENT OF
                                    PRINCIPAL AT THE END OF THE FUNDING PERIOD.
                                    Approximately $[ ] and $[ ] will be
                                    deposited on the closing date into the
                                    second sub-account of the group I and group
                                    II pre-funding accounts, respectively, to be used primarily to purchase student loans that are consolidation loans or serial loans that are eligible to be purchased by the trust during the funding period. If amounts on deposit in either of these second sub-accounts are not fully utilized by the end of the funding period, the related noteholders may receive a principal prepayment. Any such amount will be distributed on the distribution date immediately after the end of the funding period.

                                    Amounts on deposit in these pre-funding
                                    sub-accounts may not be utilized by the end of the pre-funding period, either because sufficient eligible consolidation or serial loans have not been originated by such time or the pre-funding period was terminated on an earlier date because of an amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or the issuance of new accounting literature, which is issued to amend the criteria defining a qualifying special purpose entity or its permitted activities. There can be no assurance when or if such a change in accounting standards will occur. If a change in accounting standards were to occur early in the funding period, the amount of the principal payment to the applicable class of noteholders could be substantial.

                                    -        PROPOSED LEGISLATION IF ADOPTED MAY
                                    RESULT IN MORE RAPID REPAYMENTS OF
                                    CONSOLIDATION LOANS. Several bills have
                                    recently been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. At this time, it is difficult to predict whether any of these bills will be enacted into law or when such legislation might become effective. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on the student loans. Approximately [ ]% of the initial group I student loans are consolidation loans, and potentially all of the group I student loans could be consolidation loans. If these borrowers choose to refinance their existing consolidation loans, the length of time that the group I notes are outstanding and their weighted average lives may be shortened significantly.

                                    -        PROPOSED LEGISLATION COULD RESULT
                                    IN MORE RAPID REPAYMENT THROUGH
                                    GOVERNMENT-SPONSORED LOAN FORGIVENESS.
                                    Numerous bills have recently been introduced in the U.S. House of Representatives and Senate that, if enacted into law, would expand existing provisions allowing for loan forgiveness of certain Stafford and consolidation loans for qualifying borrowers. This legislation would expand existing loan forgiveness programs authorized under sections 428J and 428K of the Higher Education Act providing loan forgiveness for qualifying student loan borrowers who are teachers or childcare workers. At this time, it is difficult to predict whether any of these bills, or versions of them that may include additional professions, will be enacted into law or when such legislation might become effective.

                                    -        YOU MAY NOT BE ABLE TO REINVEST
                                    DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
                                    Asset backed securities, like the securities offered by this prospectus supplement, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

                                    -        AN EARLY TERMINATION WILL SHORTEN
                                    THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE
                                    YOUR YIELD TO MATURITY. Your investment in the notes may end before you desire if (1) a majority of the group I senior noteholders, or the group I subordinate noteholders if no group I senior notes are outstanding (with respect to the group I notes), or a majority of the group II senior noteholders, or the group II subordinate noteholders if no group II senior notes are outstanding (with respect to the group II notes), choose to exercise the put option with respect to your group of notes (which results in either the purchase of the related group of student loans by KeyBank National Association or a successful auction of such student loans), or (2) the master servicer exercises its option to purchase all of the student loans. In such event, because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. In addition, you may not be able to reinvest the principal you receive at a rate comparable to that on your notes.

THE CLASS [    ] NOTES ARE
ESPECIALLY SENSITIVE TO RAPID
PREPAYMENTS OF THE GROUP II
STUDENT LOANS                       An investment in the class [ ] notes is
                                    risky because the return of the investment depends solely on the payments of interest by borrowers under the group II student loans. The class [ ] notes receive only payments of interest and are sensitive to variations in the rate of prepayments on the group II student loans. If you purchase a class [ ] note and the rate of prepayments on the group II student loans is faster than you expected, your yield will be lower than expected and under certain prepayment scenarios you may not fully recoup your initial investment.

RISKS WITH RESPECT TO THE GROUP
I INTEREST RATE SWAP                In certain circumstances following a default
                                    under the group I interest rate swap or a termination event (each as more fully described under "Description of the Transfer and Servicing Agreements -- Interest Rate
                                    Swap") the group I interest rate swap is subject to early termination. In the event of an early termination of the group I interest rate swap, the trust or the swap counterparty may be liable to pay the other a termination payment (regardless of which party has caused the termination), which will be based on the value of the group I interest rate swap computed in accordance with the procedures set forth in the group I interest rate swap. Any such termination payment required to be made by the trust could be substantial, and could reduce the amounts otherwise payable to the group I notes. In addition, if the swap counterparty defaults on its obligations under the group
                                    I interest rate swap, the student loan rate on the group I notes will be lower than it would have been had the swap counterparty made its required payment and consequently, the interest rate on each class of group I notes is more likely to be subject to the related student loan rate. In this event, the liquidity and marketability of your group I notes may decline.

YOU MAY NOT RECEIVE CURRENT
PAYMENTS AT THE APPLICABLE
INTEREST RATE                       You may not be paid interest at the related
                                    note rate on each class of notes, other than the class [ ] notes, because payments of interest on those notes are subject to a maximum rate of interest equal to the student loan rate. The student loan rate may be triggered for any of the following reasons:

                                    -        Due to market forces, the
                                    applicable index used to calculate interest on any class of notes, other than the class [ ] notes (plus the applicable margin) becoming greater than the indices used to calculate interest on the related group of student loans.

                                    -        The principal balance of each group
                                    of student loans will initially be less than the aggregate principal amount of the applicable notes in each group. Consequently, the aggregate principal balances of each group of student loans on which interest will be collected will be less than the principal amount of the applicable notes in each group.

                                    -        The student loan rate will be
                                    reduced as a result of the trust's
                                    obligation to pay certain amounts to the Department of Education (with respect to group I student loans) or to repay certain amounts to borrowers.

                                    The group II insured notes guaranty
                                    insurance policy guarantees payments of
                                    interest on the group II insured notes only up to the student loan rate. As a result you may realize a lower than anticipated yield on your investment.

                                    Although, with respect to each group of
                                    notes, other than the class [ ] notes with respect to group II, the cap provider is obligated to pay the difference between the applicable note rate and the related student loan rate, the obligations of the cap provider under each basis risk cap are dependent on the cap provider's ability to make the necessary payments and are not rated by any rating agency. If the interest rate relating to your group of notes, other than the class [ ] notes with respect to group II, is subject to the student loan rate and the cap provider defaults or the related basis risk cap is terminated, you may receive interest not previously paid because of the application of the related student loan rate on subsequent distribution dates on a subordinated basis. We cannot assure you that there will be sufficient funds available for that purpose. The group II insured notes guaranty insurance policy does not guaranty the payments by the cap provider. If your note rate is limited by the student loan rate, the market value and liquidity of your notes may decline. In addition, there can be no assurance the related basis risk cap will not terminate in accordance with its terms before the outstanding principal balance of your class of notes, other than the class [ ] notes with respect to group II, is reduced to zero.

RELIANCE ON SUB-SERVICERS
FOR SERVICING STUDENT LOANS         Although the master servicer is obligated to
                                    cause the student loans to be serviced in accordance with the terms of the transaction agreements, except with respect to approximately [ ] % of the initial group II student loans, by outstanding principal balance as of the statistical cut-off date, that are serviced directly by Key Bank USA, National Association, the timing of payments will be directly affected by the ability of the sub-servicers to adequately service the student loans. In addition, you will be relying on each of the sub-servicers' compliance with federal and private program regulations, as applicable, to ensure that the guarantors are obligated to maintain guaranteed payments and that any reinsurance by the Department of Education (with respect to the group I notes) is maintained. If a sub-servicer defaults on its obligations and is terminated, you will be relying on the ability of the master servicer to find an alternative sub-servicer to service the student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

SUB-SERVICERS MAY MAKE IT
MORE DIFFICULT TO FIND A
SUCCESSOR MASTER SERVICER           The master servicer or any successor master
                                    servicer may only terminate a sub-servicer for cause or by paying a deconversion fee.
                                    Moreover, a successor master servicer is responsible for any breaches by the sub-servicer of a subservicing agreement. As a result, it may be more difficult to find a successor master servicer than if the successor master servicer were able to terminate the sub-servicer without the payment of a deconversion fee or if the successor master servicer were not liable for breaches by the sub-servicer. Any delay in finding a successor master servicer may cause the market value and liquidity of your notes to decline, and, with respect to the group II insured notes, if the securities insurer defaults, cause you to suffer a loss on your investment.

LIMITED PERFORMANCE HISTORY
ON UNGUARANTEED GROUP II
STUDENT LOANS                       Key Bank USA, National Association, has been
                                    originating unguaranteed student loans only since 1995, and only a portion of these loans have been in active repayment status for an extended period of time. If you own any group II notes, you bear the prepayment and yield risk that prepayments on the unguaranteed group II student loans are faster or slower than you anticipated. In addition, if you own any class [ ] notes or class [ ] notes, or if you own any group II insured notes and the securities insurer defaults, you will also bear the risk that the level of losses and delinquencies on the group II student loans will exceed the other limited credit enhancement of the financing structure available to the group II notes.

RISK OF DEFAULT OF UNGUARANTEED
GROUP II STUDENT LOANS              The group II student loans are generally
                                    dischargeable by a borrower in bankruptcy
                                    [(unless it is determined that such student loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution)]. If you own any class [ ] notes or class [ ] notes, or if you own any group II insured notes and the securities insurer defaults, you will bear any risk of loss resulting from the default by any borrower of an unguaranteed student loan to the extent the amount of the default is not covered by the other limited credit enhancement of the financing structure available to the group II notes.

RISK OF DEFAULT BY PRIVATE
GUARANTORS ON THE GROUP II
STUDENT LOANS                       Currently, [except for The Educational
                                    Resources Institute, Inc. (also known as
                                    TERI)], none of the private guarantors has an investment grade credit rating by any national statistical rating organization. If a private guarantor defaults on its guarantee obligations, and you own any class of group II notes, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, if you are a holder of any class [ ] notes or class [ ] notes, or if you are a holder of any group
                                    II insured notes and the securities insurer defaults, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed group II student loan if the securities insurer defaults
                                    (with respect to the group II insured notes only) or the limited credit enhancement provided by the financing structure available to the group II notes is inadequate to cover such loss. [Moreover, if a [TERI trigger event] occurs, payments on the notes may be accelerated and you will bear the risk of reinvestment and any adverse effect on the weighted average life and yield on your notes.]

RISK OF DEFAULT ON REHABILITATED
GROUP II STUDENT LOANS              Approximately [ ] % [no more than 5%] of the
                                    initial group II student loans, as of the statistical cut-off date, were at one time in default but have since been rehabilitated. All of these loans are 100% guaranteed by [TERI]. However, there can be no assurance that these group II student loans will not become delinquent again at some point in the future. In the event that any of these group II student loans defaults again, if you own any [ ] notes or class [ ] notes, or if you own any group II insured notes and the securities insurer defaults, and/or [TERI] defaults in its guarantee obligations, you will suffer a loss. None of the subsequent loans will be rehabilitated student loans.

INVESTORS IN THE SUBORDINATE
NOTES ARE SUBJECT TO VARIABILITY
OF CASH FLOWS AND FACE GREATER
RISK OF LOSS                        Although interest on the group I and group
                                    II subordinate notes generally will be paid prior to principal on the related group of senior notes, if a related subordinate note interest trigger is in effect for a class of subordinate notes, interest on such subordinate notes will be subordinated to the payment of principal on the related group of senior notes. In addition, principal on the group I and group II subordinate notes, as applicable, will not begin to be paid until the related stepdown date. Moreover, the group I and group II subordinate notes, as applicable, will not receive any payments of principal after the stepdown date if a related subordinate note principal trigger occurs and is continuing until the related group of senior notes have been paid in full. Thus, investors in the group I and group II subordinate notes, as applicable, will bear losses on the group I or group II student loans, as the case may be, prior to such losses being borne by holders of the related senior notes. Investors in the subordinate notes will also bear the risk of any adverse effects on the anticipated yield and weighted average life of their notes resulting from the variability in payments on their subordinate notes.

THE GROUP I NOTES MAY BE
ADVERSELY AFFECTED BY A
HIGH RATE OF PREPAYMENTS            In periods of low interest rates, borrowers
                                    of FFELP loans have a tendency to
                                    consolidate their variable rate FFELP loans, resulting in higher levels of prepayments than anticipated. Prepayments may also result from borrower defaults and from voluntary and full or partial prepayments, among other things. The interest rates on FFELP consolidation loans were adjusted downward on July 1, 2003, making it more attractive for borrowers to consolidate their outstanding variable rate FFELP loans.
                                    The yield to group I noteholders could be adversely affected if holders of variable rate loans prepay or consolidate their FFELP loans at greater levels than anticipated and could result in a lower than anticipated yield to maturity or a shorter than expected weighted average life of certain classes of group I notes.

PAYMENT PRIORITIES ON THE NOTES
CHANGE UPON CERTAIN EVENTS OF
DEFAULT Upon the occurrence of an event of default with respect to a group of notes and the acceleration of such group of notes, payment of the principal of and interest on the related subordinate notes will be fully subordinated to the payment in full of all amounts due and payable on the related senior notes. Following such acceleration, if available funds are not sufficient to fully repay all of the notes in such group (and, with respect to the class [ ] notes, the securities insurer does not make its required payments under the group II insured notes guaranty insurance policy), the holders of the related subordinate notes will suffer a loss.

THE FAILURE TO PAY THE SUBORDINATE
NOTES IS NOT AN EVENT OF DEFAULT    So long as group I or group II senior notes,
                                    as applicable, are outstanding, the
                                    indenture provides that there cannot be an event of default for the failure to pay interest or principal on the related subordinate notes. If amounts otherwise allocable to the group I or group II subordinate notes are used to fund payments of interest and/or principal, as applicable, on the group I or group II senior notes, respectively (and, with respect to the class [ ] notes, the securities insurer does not make its required payments under the group II insured notes guaranty insurance policy), distributions on the related subordinate notes may be delayed or reduced and you may suffer a loss.

THE HOLDERS OF GROUP I SENIOR
NOTES HAVE CERTAIN CONTROLLING
RIGHTS Until the group I senior notes are no longer outstanding, the group I senior noteholders will control substantially all of the rights of the group I subordinate noteholders. Without the consent of the group I subordinate noteholders, a majority of the group I senior noteholders may, among other things, (1) decide whether or not to exercise the group I put option, (2) declare or waive certain defaults by or cause the removal of the master servicer with respect to the group I student loans, (3) consent to the entering into of certain supplemental indentures, (4) upon the occurrence and continuation of an event of default under the indenture with respect to the group I notes: instruct the indenture trustee to declare the principal of the group I notes to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults affecting the group I notes under the indenture, and
                                    (5) direct the trust to terminate the group
                                    I interest rate swap in the event of a swap counterparty default. After the group I senior notes are paid in full, the group I subordinate noteholders will then possess these voting rights.

THE SECURITIES INSURER HAS
CONTROLLING RIGHTS WITH RESPECT
TO THE GROUP II INSURED NOTES AND
CERTAIN RIGHTS WITH RESPECT TO
THE INDENTURE AND THE TRUST         For so long as no securities insurer default
                                    has occurred and is continuing, the
                                    securities insurer will be deemed to be
                                    treated as a 100% holder of the group II insured notes, for which payments are insured by the securities insurer, for purposes relating to the exercise of rights under the indenture. As a result, the securities insurer will have the right to exercise all of the rights of the holders of the group II insured notes set forth in the prospectus, which (together with the rights held by the class [ ] noteholders) include the rights to (1) declare or waive certain defaults by or cause the removal of the master servicer with respect to the group II student loans, (2) consent to the entering into of certain supplemental indentures, (3) consent to the appointment of any successor master servicer with respect to the group II student loans, and (4) upon the occurrence and continuation of an event of default under the indenture with respect to the group II notes: instruct the indenture trustee to declare the principal of the group II notes to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults affecting the group II notes under the indenture. In addition, until the class
                                    [ ] and class [ ] notes are paid in full, the securities insurer (unless a securities insurer default has occurred and is continuing) will be able to exercise control over decisions that otherwise might require the consent of a specified percentage of the holders of the class [ ] notes.

                                    The holders of the class [ ] notes will not be allocated any voting rights and will be subject to the decisions made by the applicable controlling noteholders.

                                    Moreover, it is expected that soon after the issuance of the notes, the class [ ] notes will be repackaged in the secondary market and the securities insurer will issue a policy for the benefit of the purchasers of those securities. In this event, for so long as the securities insurer has not defaulted on the related policy and such policy is in full force and effect, the securities insurer will possess all voting rights otherwise exercisable by the holders of the class [ ] notes.

                                    In addition, without the consent of any
                                    noteholders, including the group I
                                    noteholders, the securities insurer shall have the right to remove the administrator following an administrator default or the trustee following a trustee default and will have the right to consent to the appointment of any successor trustee or administrator.

RATINGS ON YOUR NOTES ONLY
ADDRESS PAYMENT OF PRINCIPAL BY
THE FINAL MATURITY DATE             Each class of notes, other than the class [
                                    ] notes, is rated as to the receipt of
                                    principal on or by the related final
                                    maturity date. Despite the existence of the put options, there are no guarantees that the put option relating to your notes will be exercised on its related exercise date (either through a decision by the related controlling parties not to exercise the related put option, the inability of the indenture trustee to exercise the put option because the fair market value of the related student loans is insufficient or a default by the put option provider). In addition, in the event that the put option relating to your group of notes is exercised, if the put option provider defaults on its purchase obligations with respect to such put option, there is no assurance that the resulting auction sale will result in a bid at least equal to the minimum purchase amount, in which event the indenture trustee will not be permitted to consummate a sale of the related group of student loans. Finally, the master servicer may choose, at its sole option, not to exercise its optional purchase rights with respect to the student loans. If any of these events occur, you may not receive a return of principal on your notes as quickly as you anticipated.

MASTER PROMISSORY NOTE              For periods of enrollment beginning on or
                                    after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education
                                    Loan Program. Under the master promissory note, each borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student.
                                    Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

                                    Pursuant to the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan note under the same master promissory note and each such student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in such student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Delivery of the original note was required to effect a transfer or assignment.

                                    Certain of the initial student loans have been originated under a master promissory note and it is expected that serial loans or consolidation loans purchased during the funding period will be originated under a master promissory note. If through negligence or otherwise the master servicer (or a sub-servicer on its behalf) were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in such student loan. Such third party's interest may be prior to or on parity with the interest of the indenture trustee.

WITHDRAWAL OR DOWNGRADING
OF INITIAL RATINGS WILL
ADVERSELY AFFECT THE PRICES
FOR THE NOTES                       The rating of the group I notes and the
                                    class [ ] and class [ ] notes will depend primarily on an assessment by the rating agencies of the group I student loans and the group II student loans, respectively.
                                    Any subsequent downgrade in the assessment of the credit quality of the group I student loans or the group II student loans, as applicable, may result in a reduction in the rating initially assigned to the group I notes or the class [ ] and class [ ] notes, as the case may be. In addition, the rating agencies will take into account the long term debt rating of the swap counterparty and a reduction in the long term debt rating of the swap counterparty may adversely impact the rating initially assigned to the group I notes or the class [ ] notes, as the case may be.

                                    The rating of the group II insured notes, will depend primarily on an assessment of the financial strength of the securities insurer and on an assessment by the rating agencies of the group II student loans. Any reduction in a rating assigned to the financial strength of the securities insurer below the rating initially given to the group II insured notes, may result in a reduction in the rating of the group II insured notes.

                                    A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable notes. The ratings do not address the likelihood of the ultimate payment to you of any interest in excess of the student loan rate, including amounts required to be paid by the cap provider.

                                    None of the trust, the depositor, the
                                    seller, the administrator, the master
                                    servicer, any sub-servicer, the indenture trustee or the eligible lender trustee is required to maintain the rating of any class of the notes. Any downgrade in the ratings assigned to your notes could result in a decline in the market value and liquidity of your securities.

THE NOTES ARE NOT
SUITABLE INVESTMENTS
FOR ALL INVESTORS                   The notes, and in particular the subordinate
                                    notes, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.
                                    The notes are complex investments that
                                    should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  DEFINED TERMS

         In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in BOLD FACE on their first use and in initial capital letters in all cases.

                             FORMATION OF THE TRUST

THE TRUST

         KeyCorp Student Loan Trust [ ] is a statutory trust formed under Delaware law and under [a trust agreement][an amended and restated trust agreement], dated as of [ ], between the depositor and the eligible lender trustee. The assets of the trust will include the student loans. The group I student loans will be reinsured by the Department of Education and are sometimes referred to in this prospectus supplement as federal loans. The group II student loans will not be reinsured by the Department of Education or any other government agency. Some of the group II student loans will be guaranteed by a private guarantor and some of the group II student loans will not be guaranteed by any person as described in this prospectus supplement. Group II student loans that are guaranteed by a private guarantor are sometimes referred to in this prospectus supplement as guaranteed private loans and group II student loans that are not guaranteed by any person are sometimes referred to in this prospectus supplement as unguaranteed private loans. As described under "Description of the Securities--The Notes" the group I notes will be entitled to receive payments of interest and principal from the cashflow on the group I student loans and except for limited cross-collateralization, the group I notes will not be entitled to any cashflow from the group II student loans; likewise, the group II notes, other than the class [ ] notes, will be entitled to receive payments of interest and principal, and the class [ ] notes will be entitled to payments of interest, from the cashflow on the group II student loans, and except for limited cross-collateralization, the group II notes will not be entitled to any cashflow from the group I student loans.

         The trust will not engage in any activity other than:

         - acquiring, holding and managing the student loans and the other assets of the trust and related proceeds;

         -       issuing the notes and certificates;

         -        making payments on them;

         - entering into and performing its obligations under the group I interest rate swap, the basis risk caps and the put options for each group of the student loans, the group II cap agreement and the insurance agreement, dated as of [], among the securities insurer, the master servicer, the seller, the administrator, the trust, the depositor, the eligible lender trustee and the indenture trustee relating to the group II insured notes; and

         - engaging in other activities that are related to the activities listed above.

         The trust will be initially capitalized with equity of approximately $[ ] representing the amount deposited by the depositor into the two reserve accounts on the closing date in the name of the indenture trustee. The reserve account for the group I notes will have an initial balance of approximately $[ ] and the reserve account for the group II notes will have an initial balance of approximately $[ ]. The net proceeds from the sale of the notes will be used by the eligible lender trustee to purchase on behalf of the trust the initial student loans from the depositor under the sale and servicing agreement dated as of [ ] among the trust, the depositor, the administrator, the master servicer and the eligible lender trustee and to fund the deposit of approximately $[ ] with respect to the group I notes and $[ ] with respect to the group II notes into pre-funding accounts to be maintained by the indenture trustee for each of the group I and group II notes. Each pre-funding account will have two separate sub-accounts. Approximately $[ ] of the amount in the group I pre-funding account and approximately $[ ] of the amount in the group II pre-funding account will be allocated to the related first sub-account to be used exclusively for the purchase of subsequent group I student loans and subsequent group II student loans, respectively. The remaining amounts in each pre-funding account will be allocated to the related second sub-account, which will be used to purchase other student loans during the FUNDING PERIOD.

         Following completion of these transactions, the property of the trust will consist of:

         - the initial student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

         - all funds collected on the initial student loans on or after the cutoff date;

         - all guarantee agreements and other relevant rights under certain collateral agreements with respect to the guaranteed private loans, to the extent guaranteed or insured by third parties, and assigned to the trust by the depositor;

         - all moneys and investments on deposit, from time to time, in the collection account, the two pre-funding accounts, the two reserve accounts and two escrow accounts in the name of the indenture trustee; and

         - the group I interest rate swap, the group II cap agreement, the basis risk caps, the put options and rights of the trust under the insurance agreement, each as described below.

         On the closing date, portions of the net proceeds from the sale of the initial student loans will be paid to: [Key Bank USA, National Association] for entering into the group I interest rate swap and the two basis risk cap agreements with the trust; [KeyBank National Association] for entering into the put option agreements with the trust; and [Key Bank USA, National Association] for entering into the group II cap agreement.

         On the closing date, a portion of the net proceeds from the sale of the initial student loans will also be paid to the securities insurer in payment for the issuance of the group II insured notes guaranty insurance policy described in this prospectus supplement.

         To facilitate servicing and to minimize administrative burden and expense, the master servicer will be appointed by the eligible lender trustee as the custodian, and the master servicer will then appoint the sub-servicers as the custodians on behalf of the indenture trustee and trust, of the promissory notes representing the student loans that each services on behalf of the master servicer. For those loans that the master servicer is servicing directly, [ ] will be appointed as custodian, on behalf of the indenture trustee and trust, of the related promissory notes and other items in the related student loan file.

         As of the statistical cutoff date, the initial group I student loans had an aggregate principal balance of approximately $[ ] and the initial group II student loans had an aggregate principal balance of approximately $[..]. Unless we state otherwise, all information regarding the initial student loans is presented in this prospectus supplement as of [ ], which is the statistical cutoff date.

ELIGIBLE LENDER TRUSTEE

         [ ] is the eligible lender trustee for the trust and acts as holder of legal title to the student loans on behalf of the trust. The principal offices of [ ] are located at [ ] and its [ ] offices are located at [ ].

         The eligible lender trustee will acquire on behalf of the trust legal title to all the student loans acquired from time to time under the sale and servicing agreement. The eligible lender trustee on behalf of the trust will enter into a guarantee agreement or comparable arrangement with each of the guarantors described in this prospectus supplement [(including assignments of rights under surety bonds issued by HEMAR Insurance Corporation of America (also known as HICA)] with respect to the student loans that are guaranteed or insured. The eligible lender trustee qualifies as an eligible lender and owner of all group I and group II student loans for all purposes under the Higher Education Act of 1965 and the guarantee agreements. Failure of the group I loans to be owned by an eligible lender would result in the loss of any guarantee payments from any of the following federal guarantors: [American Student Assistance, California Student Aid Commission, Colorado Student Loan Program, Connecticut Student Loan Foundation, Educational Credit Management Corporation, Great Lakes Higher Education Guaranty Corporation, Illinois Student Assistance Commission, Kentucky Higher Education Assistance Authority, Michigan Higher Education Assistance Agency, National Student Loan Program, New York State Higher Education Services Corporation, Oregon Student Assistance Commission, Pennsylvania Higher Education Assistance Agency, Tennessee Student Assistance Corporation, Texas Guaranteed Student Loan Corporation or United Student Aid Funds, Inc.], and any federal assistance with respect to such group I student loans. The federal guarantors described in the last sentence are also known individually as [ASA, CSAC, CSLP, CSLF, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, OSAC, PHEAA, TSAC, TGSLC and USAF], respectively. See "The Student Loan Pools--Insurance of Student Loans; Guarantors of Student Loans" herein.

         [LIST OF ACTUAL GUARANTORS, BOTH FEDERAL AND PRIVATE, WILL BE REVISED IN EACH PROSPECTUS SUPPLEMENT AND MAY DIFFER SIGNIFICANTLY FROM THIS SAMPLE LIST.]

         The eligible lender trustee's liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the eligible lender trustee set forth in the trust agreement and the sale and servicing agreement. See "Description of the

Securities" and "Description of the Transfer and Servicing Agreements" in this prospectus supplement. Key Bank USA, National Association and its affiliates plan to maintain normal commercial banking relations with the eligible lender trustee.

                                 USE OF PROCEEDS

         After making the required deposit to each of the related pre-funding accounts, the balance of the net proceeds from the sale of the notes, less the fees paid under the group I interest rate swap, the group II cap agreement, the basis risk caps and the put options, and certain amounts paid to the securities insurer to acquire the group II insured notes guaranty insurance policy, will be paid by the trust to the depositor for the initial student loans on the closing date. The depositor will use the proceeds paid to it, [plus amounts received from Key Bank USA, National Association as a capital contribution,] to pay the seller for the initial student loans purchased by the depositor, to make the required initial deposits into the reserve accounts and to make an initial deposit into each sub-account of the collection account.

                    THE MASTER SERVICER AND THE SUB-SERVICERS

KEY BANK USA, NATIONAL ASSOCIATION

         Key Bank USA, National Association, in its capacity as master servicer under the sale and servicing agreement, will be responsible for master servicing the student loans. The master servicer will arrange for and oversee the performance by the sub-servicers of their respective servicing obligations with respect to the student loans that are not KEY CAREERLOANS. The master servicer will service the student loans that are Key CareerLoans. See "The Student Loan Financing Business--Description of Private Loans Under the Programs" in the prospectus for a discussion of Key CareerLoans. The master servicer will be entitled to receive the master servicing fee described under "--Services and Fees of Master Servicer and the Sub-Servicers", but will in turn be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements.

         Key Bank USA, National Association is a national banking association and a wholly owned subsidiary of KeyCorp. Key Bank USA, National Association is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of [ ], Key Bank USA, National Association's Education Loan Servicing Center in Boston, Massachusetts was servicing approximately [ ] student and parental accounts with an outstanding balance of $[ ] for itself and three other lenders nationwide. As of [ ], Key Bank USA, National Association had total assets of approximately $[ ] billion, total liabilities of approximately $[ ] billion and approximately $[ ] million in stockholders' equity. The principal executive offices of the master servicer are located at [Key Center, 127 Public Square, Cleveland, Ohio 44114] and its telephone number is [(216) 689-6300].

[PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY]

         [PHEAA] is a public corporation and government instrumentality created by the Pennsylvania legislature. [PHEAA] is authorized to issue bonds or notes, with the approval of the Governor of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. It may also originate and service loans made by [PHEAA] and others. [PHEAA's] headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in [California, Delaware and West Virginia]. As of [ ] it had approximately [ ] employees.

         [PHEAA] has been guaranteeing student loans since 1964 and, as of [ ], [ ] has guaranteed a total of approximately $[ ] billion principal amount of Stafford Loans and approximately $[ ] billion principal amount of Parent Loans for Undergraduate Students (also known as PLUS Loans) and SLS Loans and $[ ] billion principal amount of consolidation loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, [PHEAA] also operates certain guarantee programs for which it receives no federal reinsurance. [PHEAA] had outstanding guarantee obligations of these loans in the amount of approximately $[ ] billion including consolidation loans as of [ ].

         Under two sub-servicing agreements with the master servicer, [PHEAA] has agreed to service, and perform all other related tasks with respect to, certain of the student loans. [PHEAA] is required to perform all services and duties customary to the servicing of student loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         We obtained the above information about [PHEAA] from [PHEAA] and none of the depositor, the master servicer nor the underwriters have conducted any independent verification of this information. PHEAA will provide a copy of its most recent audited financial statements to holders of notes and certificates upon receipt of a written request directed to [ ].

[GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.]

         GENERAL. [Great Lakes Educational Loan Services, Inc.] (also known as [GLELSI]) is a wholly owned subsidiary of [Great Lakes Higher Education Corporation], a Wisconsin nonstock, nonprofit corporation. The primary operations center for [Great Lakes Higher Education Corporation] and its affiliates (including [GLHEGC, the federal guarantor, and GLELSI]) is in [Madison, Wisconsin], which includes the data processing center and operational staff offices for both guarantee support services provided by [GLELSI to GLHEC] and affiliates and third-party guaranty agencies and lender servicing and origination functions. [Great Lakes Higher Education Corporation] and affiliates also maintain regional offices in [Columbus, Ohio] and [St. Paul, Minnesota] and customer support staff located nationally.

         As of [ ], [GLELSI] serviced [ ] student and parental accounts with an outstanding balance of $[ ] billion for over [ ] lenders nationwide. As of [ ], [ ]% of the portfolio serviced by [GLELSI] was in repayment status, [ ]% was in grace status and the remaining [ ]% was in interim status.

         Under two sub-servicing agreements with the master servicer, [GLELSI] has agreed to service, and perform all other related tasks with respect to, certain of the student loans. [GLELSI] is required to perform all services and duties customary to the servicing of the student loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         We obtained the information above about [GLELSI] from [GLELSI] and none of the depositor, the master servicer nor the underwriters have conducted any independent verification of this information. [GLELSI] will provide a copy of [Great Lakes Educational Loan Services, Inc.'s] most recent consolidated financial statements upon receipt of a written request directed to [ ].

SERVICES AND FEES OF MASTER SERVICER AND THE SUB-SERVICERS

         Under the sale and servicing agreement, Key Bank USA, National Association will act as master servicer of all of the student loans, and will enter into one or more sub-servicing agreements with each of [PHEAA] and [GLELSI] relating to all of the student loans except for Key CareerLoans, which the master servicer will service directly. As of the closing date, each sub-servicer will sub-service both group I and group II student loans. The securities insurer will have the right to approve the appointment of any additional or replacement sub-servicers for the group II student loans not agreed upon as being acceptable on the closing date. The trust will be an intended third-party beneficiary of each sub-servicing agreement. Each sub-servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

         The master servicer will receive a monthly fee payable by the trust on or about the [twenty-fifth] day of each month equal to [ ]% on an annualized basis of the POOL BALANCE of each of the group I and group II student loans as of the last day of the preceding calendar month together with late fees, administrative fees and similar charges. The master servicer will be solely responsible for the fees due to the sub-servicers under the related sub-servicing agreements except under certain limited circumstances following an auction sale as described under "Description of Transfer and Servicing Agreements--Termination" in this prospectus supplement. See "Description of Transfer and Servicing Agreements--Master Servicing Compensation".

                                  THE DEPOSITOR

         Key Consumer Receivables LLC will serve as depositor of the trust. The depositor, a Delaware limited liability company, was formed by a Limited Liability Company Declaration, dated November 22, 2000, entered into by Key Bank USA, National Association as its sole equity member. The depositor is a special-purpose "bankruptcy remote" entity formed to purchase student loans from Key Bank USA, National Association and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of the depositor are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122. The depositor will acquire the student loans from the seller under a student loan transfer agreement, dated as of [ ], between the depositor and the seller. The depositor will sell the student loans to the trust under the sale and servicing agreement. See "Description of Transfer and Servicing Agreements" in this prospectus supplement.

                             THE STUDENT LOAN POOLS

GENERAL

         The pool of student loans will include the initial student loans purchased by the eligible lender trustee on behalf of the trust as of the cutoff date, and the subsequent student loans and any additional student loans purchased by the eligible lender trustee on behalf of the trust from the depositor, each as of the applicable subsequent cutoff dates.

         The cutoff date for the initial student loans is [ ]. The trust will be entitled to collections on and proceeds of the initial student loans on and after the cutoff date. We have based all percentages shown below on the outstanding principal balances of the related student loans as of the statistical cutoff date.

         On the closing date, [PHEAA] will sub-service approximately [ ]% of the group I initial student loans with an aggregate principal balance of approximately $[ ], and approximately [ ]% of the group II initial student loans with an aggregate principal balance of approximately $[ ]. On the closing date, [GLELSI] will sub-service approximately [ ]% of the group I initial student loans with an aggregate principal balance of approximately $[ ], and approximately [ ]% of the group II initial student loans with an aggregate principal balance of approximately $[ ]. The remainder of the group II initial student loans (approximately [ ]% of all group II initial student loans) are Key CareerLoans, which will be serviced directly by the master servicer. As of [ ], Key Bank USA, National Association had originated approximately $[ ] million of Key CareerLoans.

         [Some of the group II initial student loans were purchased by the seller from [ ] under [ ]. [ ]% these loans are group II student loans and are guaranteed private loans that are guaranteed by [TERI]. These loans have, as of the statistical cutoff date, the characteristics described below under "--Characteristics of the [ ] Loans."]

         [Some of the group I and group II initial student loans were purchased by the seller from the Access Group, pursuant to a loan purchase and sale agreement, dated as of [August 1, 1999], between the Access Group and the seller. These loans have, as of the statistical cutoff date, the characteristics described below under "--Characteristics of the Access Group Loans." ]

         In addition, some of the group II initial student loans are rehabilitated student loans. Rehabilitated student loans [are 100% guaranteed by TERI] and were at one time in default and transferred to TERI upon its guaranty claim payment, but were sold back to the seller after they were brought current and after at least three consecutive monthly payments in full. As of the statistical cutoff date, no rehabilitated student loan was more than 30 days delinquent in payment of interest and principal. See "--Rehabilitated Student Loans" below.

         In addition to the subsequent student loans, the trust may use funds on deposit in the second sub-account of each of the group I and group II pre-funding accounts to acquire certain other student loans. Other student loans are either serial loans (made to borrowers who are also borrowers under at least one outstanding student loan) or consolidation loans, and may be acquired by the trust any time prior to the end of the Funding Period. When we use the term additional student loans, we mean collectively the subsequent student loans, other student loans and fee advances. Additional student loans may be either group I or group II student loans.

         The student loans will be purchased by the depositor from the seller under the student loan transfer agreement. The seller either originated the student loans or purchased them from [Fleet, the Access Group or other] third-party lenders. All of the student loans will be selected from the seller's existing portfolios of originated and purchased student loans and will have certain characteristics, including, as of the statistical cutoff date or the applicable subsequent cutoff date, as the case may be, the following:

         -        Each student loan

                  - was originated in the United States or its territories or possessions, either by the seller under and in accordance with the student loan programs described in the prospectus), by [Fleet] (as more fully described below under "--Characteristics of the [Fleet] Loans"), or by the [Access Group] (as more fully described below under "--Characteristics of the Access Group Loans) (including, in the case of borrowers of group I loans, a financial need analysis and, in the case of borrowers of group II loans, a creditworthiness evaluation) to a borrower who (or with respect to PLUS Loans, to a parent of a student who), in connection with the initial student loans and the subsequent student loans (i) if undergraduate loans, has graduated, completed a certificate program or otherwise left an undergraduate institution or is expected to graduate or otherwise leave an undergraduate institution by [ ], and (ii) if graduate loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by [ ], contains terms required by the programs, any applicable guarantee agreements and other applicable requirements, and

                  - with respect to the initial student loans, is not more than [180] days past due as of the cutoff date for guaranteed loans, or [120] days past due as of the cutoff date for unguaranteed loans or, with respect to the subsequent student loans or other student loans not more than [90] days past due as of the applicable subsequent cutoff date, as the case may be.

         - As of the statistical cutoff date, no initial student loan had a borrower who was noted in the related records of the master servicer, [Fleet, the Access Group], or a sub-servicer as being currently involved in a bankruptcy proceeding or deceased since the date the trust was created.

         - No initial student loan as of the statistical cutoff date consists of a student loan that was subject to a seller's prior obligation to sell such loan to a third party.

         - No selection procedures believed by a seller to be adverse to the holders of the notes or the certificates were used or will be used in selecting the student loans.

         - Except for the rehabilitated loans (which represent approximately [ ]% [no more than 5%] of the group II initial student loans as of the statistical cutoff date), the student loans do not and will not include any non-prime or sub-prime student loans. Non-prime or sub-prime student loans are student loans originated to individuals who have previously defaulted on their student loans. See "--Rehabilitated Student Loans" below.

         - As of the statistical cutoff date, none of the initial student loans are non-performing student loans. Non-performing student loans are student loans which are in default and the seller expects to write-off as a loss.

         - [No subsequent student loan will be a rehabilitated student loan.]

         Each of the student loans provides or will provide for the amortization of the outstanding principal balance of that student loan over a series of regular payments, including an installment of interest calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received on each student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the last payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         On the other hand, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the last payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, subject to any applicable deferral periods or forbearance periods (each as described in the prospectus under the heading "The Student Loan Financing Business"), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such student loan.

         Approximately [ ]% of the group I initial student loans, with an aggregate unpaid principal balance as of the statistical cutoff date of approximately $[ ], bear interest at the commercial paper rate. The commercial paper rate is the 90-day AA Financial Commercial Paper rate posted in the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings" (converted, if necessary, from a discount basis to a bond equivalent yield).

         Approximately [ ]% of the group II initial student loans, with an aggregate unpaid principal balance as of the statistical cutoff date of approximately $[ ], bear interest at the prime rate. The prime rate is defined in each related borrower's note as the rate published as the prime rate in The Wall Street Journal in its Money Rates section, or if more than one prime rate is published by The Wall Street Journal, the highest such rate is used, and interest on each of these loans is calculated for each calendar month using the prime rate for the last business day of the prior calendar month.

         The additional student loans to be conveyed to the eligible lender trustee on behalf of the trust during the Funding Period will consist of the subsequent student loans, the other student loans or fee advances, in each case originated by the seller in accordance with the programs (or with respect to subsequent student loans, also by [Fleet, Access or other] third party lenders) and other applicable requirements. Subsequent student loans may consist of consolidation loans, serial loans or student loans made to borrowers that are not part of the pool of initial student loans. The other student loans and fee advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding student loans that are part of the pool of student loans. Each additional student loan must otherwise comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

         The seller expects that, generally, the subsequent student loans will have characteristics similar to the initial student loans; however, except for the criteria described above, there will be no required characteristics of the additional student loans, except that no additional student loan will have a term to maturity longer than [30] years at the time of its sale to the trust [and not more than $[ ] aggregate principal amount of additional student loans, as of the related subsequent transfer dates, will be guaranteed by TERI]. Therefore, following the transfer of additional student loans to the eligible lender trustee on behalf of the trust, the aggregate characteristics of the entire pool of group I student loans and/or group II student loans, as applicable, including the composition of the group I and group II student loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the group I and group II initial student loans, as applicable, as of the statistical cutoff date. Also, the distribution by weighted average interest rate applicable to the group I and/or group II student loans on any date following the statistical cutoff date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the related student loans. The remaining term to maturity of the group I and/or group II initial student loans as of the statistical cutoff date may also vary significantly from the actual term to maturity of any of the group I and/or group II initial student loans as a result of the granting of deferral periods and forbearance periods.

CHARACTERISTICS OF LOANS ORIGINATED BY THE SELLER

         For a description of the student loans originated by the seller, including Key CareerLoans, Key Alternative Loans and Key Education Consolidation Loans(sm), see "The Student Loan Financing Business" in the prospectus.

CHARACTERISTICS OF THE [FLEET] LOANS

         Some of the group II initial student loans were acquired from [Fleet] under the [ ] agreement and are guaranteed by [TERI]. The loans were originated by [Fleet (or by BankBoston or its predecessors prior to its merger into Fleet)] under one of the programs described below that are sponsored by [TERI]. All of these loans are group II student loans.

         The following is a description of the programs applicable to the loans acquired from [Fleet], as in effect on the date of purchase of these loans by the seller. We do not represent, nor should any prospective investor in the notes assume, that the information presented below is an accurate description of such programs as in existence on the date of this prospectus supplement.

         [TERI Alternative Program. The TERI Alternative Program is a private loan program designed to offer loans to students enrolled in accredited degree-granting undergraduate institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. Also, at least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. A satisfactory credit history has generally been defined by [TERI and Fleet] as the making of continuous and prompt payment by the borrower on all credit obligations such as mortgages, personal loans, credit cards, auto loans, and especially, student loans. There should be no record of charged off loans which exceeded $200 within the past five years (exceptions may be granted) nor a record of foreclosure, repossession, open judgment or suit, unpaid tax lien, unpaid prior student loan defaults or other negative public record items in the past seven years with respect to the applicant. The applicant should not have a record of bankruptcy within the past 10 years (exceptions may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond the applicant's control).

         Eligible borrowers under the TERI Alternative Program may borrow from $500 up to the cost of education, less any financial aid received per academic year. A 5% guaranty fee for borrowers making either interest only or principal and interest payments while the student is in school, or a 6.5% guaranty fee for borrowers deferring payments of principal and interest while the student is in school full-time or maintains at least a half time status is deducted from the loan proceeds.

         Interest rates on loans under the TERI Alternative Program will be variable either on a monthly or quarterly basis. The rate is equal to [Fleet's] prime or base rate plus a margin of between 0% and 2%.

         A loan under the TERI Alternative Program may be repaid in up to 25 years, depending on the total amount borrowed. For borrowers who do not elect deferment, repayment of a loan under the TERI Alternative Program begins within 45 days after the disbursement date. However, subject to certain exceptions, deferment of principal is allowed for up to four years, with only interest being paid, while the student is in school. Payment of principal and interest begins within 45 days after graduation or withdrawal from school. In addition, in some cases, deferment of principal and interest is permitted for up to four years, while the student is in school. Payment of principal and interest begins 45 days after graduation or withdrawal from school. Once principal payments begin, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years. Loans under the TERI Alternative Program may be prepaid at any time without penalty.

         Each loan under the TERI Alternative Program is guaranteed by TERI. The terms of the TERI guaranty for loans in the TERI Alternative Program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."]

         [PEP Program. The PEP Program is a private loan program designed to offer loans to graduate and professional school students enrolled at least half-time in an accredited degree-granting (masters and/or doctorate, or the equivalent) institution in the United States and Canada. The credit criteria for the PEP Program are very similar to the credit criteria for the [TERI Alternative Program], except as specifically described below.

         Eligible borrowers of PEP Program loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower, up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. The aggregate total amount of borrowings is based on future income projections. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guarantee fee is charged at the time the PEP Program loan goes into repayment, which is added to the principal amount of the loan.

         The interest rate on PEP Program loans will be variable either on a monthly or quarterly basis. The rate is generally equal to [Fleet's] prime or base rate plus a margin of between 0% and 2%, or with respect to certain PEP Program loans, based on the Treasury bill rate plus a margin of between 2.4% and 2.7%.

         PEP Program loans may be repaid in up to 25 years, depending on the total amount borrowed. Repayment of the PEP Program loan begins six months after the student has graduated or separated from school or has caused his enrolled status to be less than half time. Both principal and interest are deferred for up to 4-1/2 years while the student is in school (any such deferred interest will be capitalized and added to principal). Medical students may defer after graduation for up to four years while completing a residency program. Once principal payments begin, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

         Each PEP Program loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the PEP Program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."]

         [DUAL Undergraduate Alternative Program. The DUAL Program is a private loan program established by TERI and is designed to offer loans to degreed undergraduate students pursuing an additional undergraduate degree or to teachers completing a credentialing program, enrolled at least half-time in a degree-granting program and completing a second bachelor's degree, or the student can be enrolled in the Education Credentials Certificate program (considered a fifth-year undergraduate student). The credit criteria are very similar to the credit criteria described above for the TERI Alternative Program.

         Eligible Borrowers of DUAL Program loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guaranty fee is charged at the time the DUAL Program loan goes into repayment, which is initially paid to TERI [by Fleet], who in turn adds such amount to the principal amount of the loan.

         The interest rate on DUAL Program loans will be variable either on a monthly or a quarterly basis. The rate is equal to [Fleet's] prime or base rate plus a margin of between 0% and 2%.

         DUAL Program loans may be repaid in up to 25 years depending on the total amount borrowed. Repayment of DUAL Program loans begins six months after the student has graduated or separated from school or has caused his enrollment status to be less than half-time. Both the principal and interest are deferred for the years while the student is in school (any such deferred interest will be capitalized and added to the principal). Once principal payments begin, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the payment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

         Each DUAL Program loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the DUAL Program are as described below in "--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."]

[CHARACTERISTICS OF THE ACCESS GROUP LOANS

         Some of the group I and group II initial student loans have been selected from student loans originated under the Access Group Loan Programs (also known as the Access Program) and made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs.

         The following is a description of the Access Program, as such programs were in effect on the respective dates of purchase of the Access Group loans by the seller. We make no representation, nor should any prospective investor in the notes assume, that the information presented below is an accurate description of such programs as in existence on the date hereof.

         The Access Program. The Access Program was originated in 1983 as the "Law School Assured Access Program." The Access Program was developed by Law School Admission Council, Inc., a Delaware nonstock corporation, and initially operated by Law School Admission Services, Inc., another Delaware nonstock corporation of which Law School Admission Council, Inc. is the sole member. The program initially provided only federal loans to law students. Beginning in 1986, the program was expanded to include private loans to meet the borrowing needs of law students that were not being met by the federal loans. In 1993, Access Group (then known as "Law Access, Inc.") was organized to operate the program, which was then known as the "Law Access Loan Program." Over the next several years the program was expanded to include loans for other graduate and professional students. In 1997, the organization changed its name to Access Group, Inc. to reflect the broader scope of its programs.

         Access Group and its predecessor, Law School Admission Services, Inc., have provided for the Access Program by entering into contracts with a series of lenders, guarantee agencies and loan servicers. Under these contracts, the lenders agreed to make the loans to eligible borrowers on the terms offered by the Access Program from time to time. Prior to academic year 1998-1999, these contracts did not provide for Access Group to purchase the loans, but provided for the lenders to pay Access Group marketing fees in connection with its administration of the Access Program. Beginning with academic year 1998-1999, Access Group's contracts for the Access Program provide for Access Group to acquire the loans.

         Access Group entered into agreements with a national banking association acting as lender which agreed to originate student loans under the Access Program, including both federal loans and guaranteed private loans. See "Description of Federal Loans Under the Programs" for a general description of the characteristics and terms of federal loans. Certain characteristics and terms of the guaranteed private loans are discussed below.

         Loan Characteristics of the Guaranteed Private Loans Under the Access Program. The guaranteed private loans made under the Access Program included in the subsequent student loans were made by the Access Group. These guaranteed private loans include several different types of loans: Law Access Loans, Business Access Loans, Medical Access Loans and Dental Access Loans, which are available to graduate and professional students in various courses of study that correspond to the names of the loans, and Graduate Access Loans, which are available to other graduate or professional students. Bar Examination Loans are available to law students or recent law graduates to cover costs of preparing for the bar examination, and Residency Loans and Dental Residency Loans are available to medical or dental students or recent graduates to finance costs involved with obtaining and participating in required residency or postdoctoral programs. In addition, several universities have special loan programs through Access Group with loan terms that generally correspond to the terms and eligibility requirements for the loans listed above.

         Access Group loans that are also guaranteed private loans are unsecured loans made directly to the student borrowers. In some cases, the borrower is required to provide a co-signer for the loan. Access Group loans that are also guaranteed private loans and are included as group II initial student loans are guaranteed by [TERI] as described below under "--Insurance of Student Loans; Guarantors of Student Loans--Guarantors for the Guaranteed Private Loans."

         The guaranteed Access Group loans included as group II initial student loans were made to applicants enrolled or accepted for enrollment in eligible graduate or professional schools, or to recent graduates of such schools. The applicants are required to meet the eligibility requirements for the Access Program, including that the applicant must:

         -        be a U.S. Citizen or an eligible non-citizen;

         - be attending a qualified graduate or professional school at least half-time (or, in the case of Bar Examination Loans, Residency Loans and Dental Residency Loans, have graduated from such a graduate or professional school); and

         -        meet the Access Program credit eligibility criteria.

         The credit eligibility criteria require that if an applicant has any credit history (as shown on a credit bureau report obtained in evaluating the application), the applicant must either have a certain minimum credit score or provide a co-signer who meets credit criteria that include a minimum credit score and certain other credit history requirements. To be eligible, a graduate or a professional school must be either a state institution or a tax-exempt nonprofit organization and must be approved or accredited by the applicable body provided for in the program guidelines (which, in the case of law schools, is the American Bar Association).

         There are no annual loan limits for loans under the Access Program; students may borrow up to their entire unmet need, as certified by the school they are attending. However, before academic year 2000-2001, there have been limits on the aggregate amount of education debt which an applicant could have outstanding. These limits, which included all undergraduate and graduate education debt (including FFELP Loans, private alternative and supplemental loans and any other loans) varied depending upon loan type, ranging from $120,000 to $195,000. There are no limits on aggregate outstanding debt beginning with academic year 2000-2001.

         The interest rates on loans made for academic years 1998-1999 and 1999-2000 (and for some loans made for academic year 2000-2001) vary each calendar quarter, and are equal to the coupon equivalent yield of the 13-week U.S. Treasury Bills for the final auction held during the preceding calendar quarter (as reported in The Wall Street Journal), plus a margin that ranges from 2.45% to 3.50% per annum. Beginning with academic year 2000-2001, the index on which the interest rate for most of these guaranteed private loans is based has been changed to the Three Month LIBOR. The margins to be added to the index range from 2.25% to 3.20%. No interest is due prior to the commencement of the repayment period. Interest that accrues prior to the repayment period and is not otherwise paid is added to the principal balance once, at the commencement of repayment.

         The loans must be repaid during a twenty-year period. The repayment period begins nine months after the borrower graduates or otherwise ceases to be enrolled in an eligible course of instruction at a participating school (or in the cases of Medical Access Loans and Dental Access Loans, after the borrower completes or ceases to participate in a residency or postdoctoral program, but in no event more than 57 months after graduation). Payments of principal and interest are due monthly. The minimum monthly payment is $50.

         Access Group currently offers three repayment options: (1) a level payment plan, which requires approximately equal monthly payments of principal and interest throughout the repayment period (with the payment amount adjusted each time the interest rate changes, to equal the amount that would amortize the outstanding principal balance over the remaining repayment period, based on the then-current interest rate), (2) a deferred principal payment plan which requires only interest payments during the first two years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the principal amount over the remaining repayment period, and (3) a deferred principal payment plan that requires only interest payments during the first two years, followed by interest and partial principal payments for three years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the remaining principal amount over the remaining repayment period. In addition, a borrower who is experiencing difficulty repaying his or her loan may arrange for a repayment schedule that further defers principal payments. ]

REHABILITATED STUDENT LOANS

         Approximately [ ]% [no more than 5%] of the group II initial student loans, with an aggregate unpaid principal balance as of the statistical cutoff date of approximately $[ ], are rehabilitated student loans. Rehabilitated student loans were [TERI] guaranteed loans that were transferred to [TERI] upon default and the original guaranty claim was paid. The rehabilitated student loans were originated under the [TERI Alternative Loan Program, the TERI Dual Undergraduate Alternative Loan Program or the TERI Professional Education (PEP) Program], each as described above under "--Description of the [Fleet] Loans," by either the seller, [Fleet (including BankBoston and its predecessors)] [ ] or [ ]. After principal and interest payments were brought current, and after at least three consecutive timely payments of principal and interest, the rehabilitated student loans were sold to the seller.

         No rehabilitated student loan has defaulted on principal or interest payments more than once and none is more than 30 days delinquent in payment of interest and principal as of the statistical cutoff date. None of the subsequent student loans will be rehabilitated student loans. All rehabilitated student loans remain [100% guaranteed by TERI] for principal and accrued interest.

THE STUDENT LOANS

         We have set forth in the following tables a description of certain additional characteristics of the group I and group II initial student loans, each as of the statistical cutoff date. Unless otherwise specified, percentages are of the related pool principal balances (including certain interest accrued to be capitalized). In addition, certain columns and rows on each table may not total to exact dollar amounts or exactly to 100% due to rounding conventions.

   COMPOSITION OF THE INITIAL STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

KEYCORP STUDENT LOAN TRUST [   ]                                  GROUP I(4)       GROUP II(4)
--------------------------------                                  ----------       -----------
Aggregate Outstanding Balance(1)                                  $[      ]        $[      ]
Number of Borrowers                                                [      ]         [      ]
Average Outstanding Balance Per Borrower                          $[      ]        $[      ]
Number of Loans                                                    [      ]         [      ]
Average Outstanding Balance Per Loan                              $[      ]        $[      ]
Weighted Average Remaining Term to Maturity(2)                     [      ]         [      ]
Weighted Average Annual Borrower Interest Rate(3)                  [      ]%        [      ]%

(1) Includes the net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] and $[ ] with respect to the group I and group II student loans, respectively, as of the statistical cutoff date.

(2) Determined from the statistical cutoff date to the stated maturity date of the student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral periods or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the prospectus.

(3) Determined using the borrower interest rates exclusive of special allowance payments applicable to the initial student loans as of the statistical cutoff date. However, because all the student loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the student loans at any time after the statistical cutoff date. See "The Student Loan Financing Business" in the prospectus.

(4)  The sum in any column may not equal the total indicated due to rounding.

The weighted average spread for student loans (including special allowance payments), if they were in repayment as of the statistical cutoff date, are as follows:

                                     Aggregate Outstanding
       Type of Loan/Index               Principal Balance    Weighted Average Spread
       ------------------               -----------------    -----------------------
Federal Loans/Treasury Bill Rate        $[          ]              [    ]%
Federal Loans/CP Rate                    [          ]              [    ]
Private Loans/Treasury Bill Rate         [          ]              [    ]
Private Loans/Prime Rate                 [          ]              [    ]
Private Loans/LIBOR Rate                 [          ]              [    ]

Total                                   $[          ]              [    ]%

The weighted average spread for student loans (including special allowance payments), with respect to borrowers that are still in school, or in grace or deferment periods, as of the statistical cutoff date, are as follows:

                                     Aggregate Outstanding
         Type of Loan/Index             Principal Balance       Weighted Average Spread
         ------------------             -----------------       -----------------------
Federal Loans/Treasury Bill Rate        $[    ]                        [    ]%
Federal Loans/CP Rate                    [    ]                        [    ]
Private Loans/Treasury Bill Rate         [    ]                        [    ]
Private Loans/Prime Rate                 [    ]                        [    ]
Private Loans/LIBOR Rate                 [    ]                        [    ]

Total                                   $[    ]                        [    ]%

           DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                           GROUP I                               GROUP II
                                             ----------------------------------  --------------------------------------
                                                       AGGREGATE   PERCENT OF                  AGGREGATE     PERCENT OF
                                                      OUTSTANDING   RELATED                   OUTSTANDING     RELATED
                                              NUMBER   PRINCIPAL      POOL       NUMBER OF     PRINCIPAL       POOL
               LOAN TYPE                     OF LOANS  BALANCE(1)    BALANCE       LOANS       BALANCE(2)     BALANCE
               ---------                     --------  ----------    -------       -----       ----------     -------
Alternative Dental Education Assistance         --         --            --         [    ]      $[     ]      [       ]%
   Loan - Private dental loan
Alternative Loan Program - Private              --         --            --         [    ]       [     ]      [       ]
   undergraduate loan
Business Loans                                  --         --            --         [    ]       [     ]      [       ]
Bar Exam Loans                                  --         --            --         [    ]       [     ]      [       ]
Continuing Education Loans                      --         --            --         [    ]       [     ]      [       ]
Graduate Loans                                                                      [    ]       [     ]      [       ]
Chiropractic Health Loans                       --         --            --         [    ]       [     ]      [       ]
Law Loans                                       --         --            --         [    ]       [     ]      [       ]
Medical Loans                                   --         --            --         [    ]       [     ]      [       ]
Dental Loans                                    --         --            --         [    ]       [     ]      [       ]
International Student Loans                     --         --            --         [    ]       [     ]      [       ]
Key Alternative Loans                           --         --            --         [    ]       [     ]      [       ]
Unguaranteed Consolidation Loans                --         --            --         [    ]       [     ]      [       ]
Key Career Loans                                --         --            --         [    ]       [     ]      [       ]
Residency Loans                                 --         --            --         [    ]       [     ]      [       ]
PLUS Loans                                   [     ]     [    ]        [    ]%        --            --           --
Supplemental Loans for Students              [     ]     [    ]        [    ]         --            --           --
Subsidized Stafford Loans - Title IV loan    [     ]     [    ]        [    ]         --            --           --
Subsidized Consolidation Loans -             [     ]     [    ]        [    ]
     Title IV consolidation                                                           --            --           --
Unsubsidized Consolidation Loans - Title IV  [     ]     [    ]        [    ]         --            --           --
Unsubsidized Stafford Loans - Title IV       [     ]     [    ]        [    ]         --            --           --

TOTAL                                        [     ]    $[    ]        [    ]%      [    ]      $[     ]      [       ]%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

   DISTRIBUTION BY BORROWER INTEREST RATE AS OF THE STATISTICAL CUTOFF DATE(1)

                                   GROUP I                                 GROUP II
                   ------------------------------------  --------------------------------------------
                             AGGREGATE                                                     PERCENT OF
                             OUTSTANDING    PERCENT OF                  AGGREGATE           RELATED
                    NUMBER    PRINCIPAL    RELATED POOL   NUMBER        OUTSTANDING           POOL
INTEREST RATE      OF LOANS  BALANCE(2)      BALANCE     OF LOANS   PRINCIPAL BALANCE(3)    BALANCE
-------------      --------  ----------    ------------  --------   --------------------   ----------
Less than [   ]%   [      ]  $ [      ]      [     ]%      [0]           $ [     ]%
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]       [  ]            [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]        --             [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]        --             [     ]          [      ]
[   ]% to [   ]%   [      ]    [      ]      [     ]        --             [     ]          [      ]
[   ]% to [   ]%          ]    [      ]      [     ]        --             [     ]          [      ]

TOTAL:             [      ]   $[      ]      [     ]%      [  ]          $ [     ]          [      ]%

(1) Determined using the interest rates applicable to the initial student loans as of the statistical cutoff date. However, because all the initial student loans effectively bear interest at a variable rate per annum, we can give you no assurance that the information above will remain applicable to the initial student loans at any time after the statistical cutoff date. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

 DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                      GROUP I                           GROUP II
                       ------------------------------------  ------------------------------------
                                   AGGREGATE                              AGGREGATE    PERCENT OF
                                  OUTSTANDING   PERCENT OF               OUTSTANDING    RELATED
OUTSTANDING PRINCIPAL  NUMBER OF   PRINCIPAL   RELATED POOL  NUMBER OF    PRINCIPAL      POOL
      BALANCE          LOANS(1)    BALANCE(2)    BALANCE      LOANS       BALANCE(3)     BALANCE
---------------------  --------    ----------    -------      -----       ----------     -------
Less than $[     ]      [    ]     $[      ]    [       ]%    [     ]      $[    ]      [     ]%
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]

 DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                      GROUP I                           GROUP II
                       ------------------------------------  ------------------------------------
                                   AGGREGATE                              AGGREGATE    PERCENT OF
                                  OUTSTANDING   PERCENT OF               OUTSTANDING    RELATED
OUTSTANDING PRINCIPAL  NUMBER OF   PRINCIPAL   RELATED POOL  NUMBER OF    PRINCIPAL      POOL
      BALANCE          LOANS(1)    BALANCE(2)    BALANCE      LOANS       BALANCE(3)     BALANCE
---------------------  ---------  -----------  ------------  ---------   -----------   ----------
$[   ] to $[     ]      [    ]     $[      ]    [       ]%    [     ]       [    ]      [     ]%
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] to $[     ]      [    ]      [      ]    [       ]     [     ]       [    ]      [     ]
$[   ] and above        [    ]      [      ]    [       ]     [     ]       [    ]      [     ]

TOTAL                   [    ]     $[      ]    [       ]%    [     ]       [    ]      [     ]%

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $[ ] with respect to the group I initial student loans and $[ ] with respect to the group II initial student loans, each as of the statistical cutoff date. Approximately [ ] borrowers have both group I and group II initial student loans.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

                     DISTRIBUTION BY BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                   GROUP I                          GROUP II
                     ----------------------------------  ----------------------------------
                                 AGGREGATE   PERCENT OF              AGGREGATE   PERCENT OF
                                OUTSTANDING   RELATED               OUTSTANDING   RELATED
                     NUMBER OF   PRINCIPAL     POOL      NUMBER OF   PRINCIPAL     POOL
PAYMENT STATUS (1)    LOANS     BALANCE(2)    BALANCE      LOANS     BALANCE(3)   BALANCE
------------------    -----     ----------    -------    ---------   ----------   -------
[   ] and below       [    ]     $[     ]     [    ]%      [   ]     $[     ]     [     ]%
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] to [   ]        [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
[   ] and above       [    ]      [     ]     [    ]       [   ]      [     ]     [     ]
TOTAL                 [    ]     $[     ]     [    ]%      [   ]     $[     ]     [     ]%

(1) Determined from the statistical cutoff date to the stated maturity date of the applicable initial student loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment estimated to be $[ ] as of the statistical cutoff date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

                     DISTRIBUTION BY BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                                      GROUP I                          GROUP II
                                        ----------------------------------  ----------------------------------
                                                    AGGREGATE   PERCENT OF              AGGREGATE   PERCENT OF
                                                   OUTSTANDING   RELATED               OUTSTANDING   RELATED
                                         NUMBER     PRINCIPAL     POOL      NUMBER OF   PRINCIPAL     POOL
PAYMENT STATUS (1)                      OF LOANS   BALANCE(2)    BALANCE      LOANS     BALANCE(3)   BALANCE
------------------                      --------   ----------    -------    ---------   ----------   -------
In School                               [     ]     $[     ]      [    ]%    [    ]     $[     ]      [    ]%
Grace                                   [     ]      [     ]      [    ]     [    ]      [     ]      [    ]
Deferral                                [     ]      [     ]      [    ]     [    ]      [     ]      [    ]
Forbearance                             [     ]      [     ]      [    ]     [    ]      [     ]      [    ]
Repayment                               [     ]      [     ]      [    ]     [    ]      [     ]      [    ]
      First Year in Repayment
      Second Year in Repayment          [     ]      [     ]      [    ]     [    ]      [     ]      [    ]
      More than Two Years in Repayment  [     ]      [     ]      [    ]     [    ]      [     ]      [    ]

 TOTAL                                  [     ]     $[     ]      [    ]%    [    ]     $[     ]      [    ]%

(1) Refers to the status of the borrower of each initial student loan to be added, as of the statistical cutoff date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

 SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN CURRENT BORROWER PAYMENT STATUS
                      AS OF THE STATISTICAL CUTOFF DATE(1)

                                       GROUP I                                               GROUP II
                   --------------------------------------------------  --------------------------------------------------
PAYMENT STATUS     IN-SCHOOL  GRACE  DEFERRAL  FORBEARANCE  REPAYMENT  IN-SCHOOL  GRACE  DEFERRAL  FORBEARANCE  REPAYMENT
--------------     ---------  -----  --------  -----------  ---------  ---------  -----  --------  -----------  ---------
Deferment            [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]
Forbearance          [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]
In Grace             [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]
In Repay             [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]
In School            [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]
WEIGHTED AVERAGE:    [   ]    [   ]   [   ]      [    ]       [    ]     [   ]    [   ]   [    ]     [    ]       [   ]

(1) Determined without giving effect to any deferral periods or forbearance periods that may be granted in the future.

 GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING APPROXIMATELY 1% OR MORE OF THE
           GROUP I POOL BALANCES AS OF THE STATISTICAL CUTOFF DATE(1)

                       NUMBER   AGGREGATE OUTSTANDING PRINCIPAL   PERCENT OF RELATED POOL
      STATE           OF LOANS              BALANCE(2)                    BALANCE
-----------------------------------------------------------------------------------------
Ohio                   [   ]             $[          ]                  [       ]%
California             [   ]              [          ]                  [       ]
New York               [   ]              [          ]                  [       ]
Michigan               [   ]              [          ]                  [       ]
Pennsylvania           [   ]              [          ]                  [       ]
Texas                  [   ]              [          ]                  [       ]
Illinois               [   ]              [          ]                  [       ]
Florida                [   ]              [          ]                  [       ]
Massachusetts          [   ]              [          ]                  [       ]
Virginia               [   ]              [          ]                  [       ]
New Jersey             [   ]              [          ]                  [       ]
Maryland               [   ]              [          ]                  [       ]
Connecticut            [   ]              [          ]                  [       ]
North Carolina         [   ]              [          ]                  [       ]
District of Columbia   [   ]              [          ]                  [       ]
Georgia                [   ]              [          ]                  [       ]
Indiana                [   ]              [          ]                  [       ]
Tennessee              [   ]              [          ]                  [       ]
Washington             [   ]              [          ]                  [       ]
Other(3)               [   ]              [          ]                  [       ]

TOTAL                  [   ]             $[          ]                  [       ]%

(1) Based on the permanent billing addresses of the borrowers of the initial student loans shown on the master servicer's or a sub-servicer's records as of the statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Includes all other states, none of which exceeds [ ]% of the related Pool Balance.

 GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING APPROXIMATELY 1% OR MORE OF THE
           GROUP II POOL BALANCES AS OF THE STATISTICAL CUTOFF DATE(1)

                                  AGGREGATE OUTSTANDING PRINCIPAL  PERCENT OF RELATED POOL
    STATE       NUMBER OF LOANS               BALANCE(2)                  BALANCE
--------------  ---------------   -------------------------------  -----------------------
New York           [    ]                     $[     ]                   [       ]%
California         [    ]                      [     ]                   [       ]
Ohio               [    ]                      [     ]                   [       ]
Florida            [    ]                      [     ]                   [       ]
Pennsylvania       [    ]                      [     ]                   [       ]
Massachusetts      [    ]                      [     ]                   [       ]
Illinois           [    ]                      [     ]                   [       ]
Texas              [    ]                      [     ]                   [       ]
New Jersey         [    ]                      [     ]                   [       ]
Michigan           [    ]                      [     ]                   [       ]
Maryland           [    ]                      [     ]                   [       ]
Washington         [    ]                      [     ]                   [       ]
Virginia           [    ]                      [     ]                   [       ]
Georgia            [    ]                      [     ]                   [       ]
Connecticut        [    ]                      [     ]                   [       ]
Wisconsin          [    ]                      [     ]                   [       ]
North Carolina     [    ]                      [     ]                   [       ]
Indiana            [    ]                      [     ]                   [       ]
Arizona            [    ]                      [     ]                   [       ]
Other(3)           [    ]                      [     ]                   [       ]

TOTAL:             [    ]                     $[     ]                   [       ]%

(1) Based on the permanent billing addresses of the borrowers of the initial student loans shown on the master servicer's or a sub-servicer's records as of the statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Includes all other states, none of which exceeds [ ]% of the related Pool Balance.

   DISTRIBUTION OF FEDERAL LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL
                                  CUTOFF DATE

                                                                             GROUP II
                                   GROUP I                                (NOT APPLICABLE)
                         ------------------------------------   -----------------------------------
                                    AGGREGATE     PERCENT OF
                                   OUTSTANDING  FEDERAL LOANS
                          NUMBER    PRINCIPAL    IN INITIAL
DATE OF DISBURSEMENT(1)  OF LOANS   BALANCE(2)      POOL
-----------------------  --------  -----------  -------------   ----  ------------  ---------------
Prior to [    ]           [   ]     $[     ]      [       ]%
[      ] to [    ]        [   ]      [     ]      [       ]
[     ]to Present         [   ]      [     ]      [       ]

TOTAL                     [   ]     $[     ]      [       ]%

(1) Federal loans disbursed prior to [ ] are [ ]% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to [ ]% of the applicable guarantee payments. Federal loans disbursed on or after [ ] (but before [ ]) are [ ]% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to a maximum of [ ]% of the guarantee payments. Federal loans first disbursed on or after [ ]are [ ]% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to [ ]% of the guarantee payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

   DISTRIBUTION BY NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF
                                      DATE

                               GROUP I                          GROUP II
                 ----------------------------------  ----------------------------------
                             AGGREGATE   PERCENT OF              AGGREGATE   PERCENT OF
                            OUTSTANDING   RELATED               OUTSTANDING   RELATED
                 NUMBER OF   PRINCIPAL     POOL      NUMBER OF   PRINCIPAL     POOL
DAYS DELINQUENT   LOANS      BALANCE(1)    BALANCE      LOANS     BALANCE(2)   BALANCE
---------------  ---------  ----------   ----------  ---------  -----------  ----------
Current           [   ]     $[     ]       [   ]%     [   ]      $[    ]       [   ]%
[   ]- [   ]      [   ]      [     ]       [   ]      [   ]       [    ]       [   ]
[   ]- [   ]      [   ]      [     ]       [   ]      [   ]       [    ]       [   ]
[   ] and above   [   ]      [     ]       [   ]      [   ]       [    ]       [   ]

TOTAL             [   ]     $[     ]       [   ]%     [   ]      $[    ]       [   ]%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

      DISTRIBUTION BY LOAN REPAYMENT TERM AS OF THE STATISTICAL CUTOFF DATE

                                     GROUP I                                GROUP II
                      -----------------------------------  ------------------------------------------
                                 AGGREGATE                                AGGREGATE
                                OUTSTANDING   PERCENT OF                 OUTSTANDING      PERCENT OF
LOAN                   NUMBER    PRINCIPAL   RELATED POOL  NUMBER OF  PRINCIPAL BALANCE  RELATED POOL
REPAYMENT TERMS       OF LOANS  BALANCE(1)     BALANCE       LOANS           (2)           BALANCE
--------------------  --------  -----------  ------------  ---------  -----------------  ------------
Level Payment            [  ]     $   [  ]       [  ]%        [  ]         $   [   ]         [   ]%
Graduated Payment(3)     [  ]         [  ]       [  ]         [  ]             [   ]         [   ]

TOTAL                    [  ]     $   [  ]       [  ]%        [  ]         $   [   ]         [   ]%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

(3) Student loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of each class of notes, other than the class [ ] notes, and the yield on each class of notes will be affected by prepayments of the related group of student loans that may occur as described below. All the student loans in each group are prepayable in whole or in part by the borrowers at any time, including by means of federal consolidation loans, Federal Direct Consolidation Loans or private consolidation loans or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of related guarantee payments. We cannot predict prepayment rates, and they may be influenced by a variety of economic, social, legislative and other factors, including those described below. In general, the rate of prepayments may tend to increase if alternative financing becomes available at prevailing interest rates significantly below the interest rates applicable to each group of student loans. The rate of prepayment of consolidation loans may increase should Congress enact legislation providing consolidation loan borrowers the option of refinancing existing consolidation loans. Such legislation has been introduced in Congress, but has not yet been enacted. However, because many of the student loans in each group bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the student loans in each group.

         Borrowers of some student loans may qualify for loan forgiveness as a teacher under section 428J of the Higher Education Act or as a child care provider under section 428K of the Higher Education Act. Service requirements to qualify for this loan forgiveness are high and few borrowers have qualified for loan forgiveness under existing law. However, Congress is currently considering expansion of loan forgiveness programs that could expand the categories of qualifying professions, change service requirements, and increase the maximum amount of loan indebtedness eligible for forgiveness. At this time, we cannot predict whether any of these bills, or versions of them that may include additional professions, will be enacted into law or when such legislation might become effective.

         If borrowers of student loans in either group elect to borrow consolidation loans with respect to such student loans from the seller after the end of the Funding Period or from another lender at any time: (1) with respect to the group I student loans, the holders of the group I notes will collectively receive as a prepayment of principal the aggregate principal amount of such group I student loans; and (2) with respect to the group II student loans, the holders of the group II notes will collectively receive as a prepayment of principal the aggregate principal amount of such group II student loans.

         If the seller makes a consolidation loan during the Funding Period (in which event the seller will then sell that consolidation loan to the depositor, who will sell it to the eligible lender trustee as either a group I student loan or group II student loan, as applicable, to the extent that funds are available in the related escrow account and, during the Funding Period, the applicable other student loan sub-account of the pre-funding account, for the purchase thereof), the aggregate outstanding principal balance of student loans in each group (after giving effect to the addition of these consolidation loans) will be at least equal to and in most cases greater than such balance before this prepayment, although, with respect to group I student loans, the portion of the loan guaranteed will be [ ]% with respect to any federal consolidation loan disbursed on or after

[ ] even if the underlying federal loans were [ ]% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--The Federal Consolidation Loan Program" in the prospectus. We can give you no assurance that borrowers with student loans will not seek to obtain consolidation loans from the seller with respect to those student loans after the end of the Funding Period or by another lender at any time. We can also give you no assurance that borrowers of consolidation loans will not seek to obtain refinancing of such loans should Congress enact legislation providing borrowers with this option. At this time, we have difficulty predicting whether any such legislation will be enacted into law or when such legislation might become effective.

         Also, under the sale and servicing agreement, (1) the depositor is obligated to repurchase (or to cause the seller to repurchase) any student loan as a result of a breach of any of its representations and warranties (or the seller's representations and warranties contained in the student loan transfer agreement) and (2) the master servicer is obligated to purchase any student loan under the sale and servicing agreement as a result of a breach of certain covenants with respect to such student loan, in each case where such breach materially adversely affects the interests of the noteholders, the swap counterparty or the securities insurer (with respect to group II student loans, as determined by the securities insurer) in that student loan and is not cured within the applicable cure period (it being understood that, if a student loan has the benefit of a guarantee agreement, any such breach that does not affect any guarantor's obligation to guarantee payment of that student loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants" in the prospectus.

         Also, see "Description of the Transfer and Servicing Agreements--Additional Fundings" in this prospectus supplement and in the prospectus for a description of prepayments of principal to noteholders that will occur (1) on the special redemption date on [ ] if, as of the special determination date, occurring on [ ], either the group I subsequent student loan pre-funding sub-account and/or the group II subsequent student loan pre-funding sub-account, as the case may be, has not been reduced to zero and is greater than $[10,000,000] or (2) at the end of the Funding Period if, as of the end of the Funding Period, the balance in either of the other student loan sub-accounts of the pre-funding account has not been reduced to zero.

         If any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities, the Funding Period will terminate one business day prior to the earliest effective date of such amendment or other accounting literature and all sums then on deposit in the pre-funding accounts will be distributed to the applicable group I or group II noteholders as a prepayment of principal on the immediately following distribution date.

         Also, see "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement and in the prospectus for a description of the master servicer's option to purchase the student loans when the aggregate Pool Balance of all of the student loans then outstanding is less than or equal to 10% of the aggregate group I and group II initial student loan pool balance plus the initial principal balance of all subsequent student loans, and potential exercise of the put options regarding each group of student loans to occur on the [ ] distribution date.

         Group I senior noteholders will also receive accelerated payments of principal from excess interest collections in the event of a SUBORDINATE NOTE PRINCIPAL TRIGGER, and group II senior noteholders, other than the holders of the class [ ] notes, will receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note Principal Trigger or a TRIGGER EVENT, or, with respect to either group of notes, if the related put option is exercised and either (i) the put option provider defaults or (ii) the proceeds received from the exercise of the related put option would be insufficient to pay the principal of all the notes (plus all accrued interest thereon) in the related group, plus other sums owed to certain parties, and subsequent to such default or inability to exercise the related put option there is also a failed auction of the related group of student loans. Any reinvestment risk from such accelerated payment of principal will be borne by the noteholders in each group receiving such prepayment.

         On the other hand, scheduled payments on, and maturities of, the student loans in either group may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods or as a result of the conveyance of serial loans (that are added to the pool of either group I or group II student loans) to the eligible lender trustee on behalf of the trust before the end of the Funding Period or of refinancings through consolidation loans to the extent such consolidation loans are sold to the eligible lender trustee on behalf of the trust as described above. If that happens, the fact that such consolidation loans will likely have longer maturities than the group I or group II student loans, as applicable, they are replacing may lengthen the remaining term of the group I or group II student loans, as applicable, and the average life of the group I or group II student loans. The rate of payment of principal of the notes of each group, other than the class [ ] notes with respect to group II, and the yield on the notes of each group may also be affected by the rate of defaults resulting in losses on defaulted student loans in the related group which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments with respect thereto. In addition, the maturity of certain of the group I and group II student loans, as applicable, will extend well beyond the final maturity date of the class [ ] notes or class [ ] notes, as the case may be. However, the group II insured notes guaranty insurance policy will guarantee the payment of the outstanding principal balance of each group II insured note on its respective final distribution date.

         We cannot predict the rate of prepayment on either the group I or group II student loans. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans related to your group of notes. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Each group I student loan will be required to be guaranteed by one of the federal guarantors described in this prospectus supplement and reinsured by the Department of

Education under the Higher Education Act. These student loans must also be eligible for special allowance payments and, with respect to each federal loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan or consolidation loan where none of the underlying federal loans were Unsubsidized Stafford Loans), must be eligible for interest subsidy payments paid by the Department of Education. All of the group I initial student loans are, and all of the group I subsequent student loans will be, federal loans.

         As of the statistical cutoff date, approximately [ ]% (by aggregate principal balance) of the group II initial student loans will be guaranteed private loans that are required to be guaranteed or insured as to principal and interest by [TERI or HICA]. As of the statistical cutoff date, approximately [ ]% (by aggregate principal balance) of the group II initial student loans will be unguaranteed private loans.

         We have provided information in the following tables with respect to the portion of the student loans guaranteed by each guarantor: [LIST OF GUARANTORS TO BE UPDATED IN EACH PROSPECTUS SUPPLEMENT]

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                             GROUP I                                   GROUP II
               ------------------------------------  ------------------------------------------
                           AGGREGATE                                   AGGREGATE
                          OUTSTANDING   PERCENT OF                    OUTSTANDING   PERCENT OF
               NUMBER OF   PRINCIPAL   RELATED POOL                    PRINCIPAL   RELATED POOL
                 LOANS    BALANCE(1)      BALANCE    NUMBER OF LOANS   BALANCE(2)     BALANCE
               ---------  -----------  ------------  ---------------  -----------  ------------
Federal
Guarantors
ASA                [   ]    $   [   ]         [   ]%              --           --            --
CSAC               [   ]        [   ]         [   ]               --           --            --
CSLF               [   ]        [   ]         [   ]               --           --            --
CSLP               [   ]        [   ]         [   ]               --           --            --
ECMC               [   ]        [   ]         [   ]               --           --            --
GLHEGC             [   ]        [   ]         [   ]               --           --            --
ISAC               [   ]        [   ]         [   ]               --           --            --
KHEAA              [   ]        [   ]            --               --           --            --
MHEAA              [   ]        [   ]         [   ]               --           --            --
NSLP               [   ]        [   ]         [   ]               --           --            --
NYSHESC            [   ]        [   ]         [   ]               --           --            --
OSAC               [   ]        [   ]         [   ]               --           --            --
PHEAA              [   ]        [   ]         [   ]               --           --            --
TGSLC              [   ]        [   ]         [   ]               --           --            --
TSAC               [   ]        [   ]         [   ]               --           --            --
USAF               [   ]        [   ]         [   ]               --           --            --

Private
Guarantors
[TERI]                --           --            --            [   ]      $  [  ]         [   ]%
[HICA]                --           --            --            [   ]         [  ]         [   ]

Unguaranteed          --           --            --            [   ]         [  ]         [   ]

    TOTAL          [   ]    $   [   ]         [   ]%           [   ]      $  [  ]         [   ]%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be [ ] as of the statistical cutoff date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $[ ] as of the statistical cutoff date.

         Federal Reinsurance. Under the Higher Education Act, each federal guarantor is reimbursed by the Department of Education pursuant to certain agreements between the Department of Education and that federal guarantor for up to 95% of amounts paid to lenders under its guaranty agreement on loans the first disbursement for which is made on or after October 1, 1998 (up to 98% for loans the first disbursement for which was made between October 1, 1993 and September 30, 1998). Payments to lenders are made for valid default and other claims of principal and accrued and unpaid interest. The federal guarantor may be subject to reimbursement of a lower percentage of principal and accrued and unpaid interest based on the guarantor's default experience. Federal reinsurance payments are dependent on compliance by the federal guarantor and the lender with applicable program regulations and submission of an eligible claim. See "The Student Loan Financing Business -- Insurance of Student Loans; Guarantors of Student Loans" in the prospectus for a description of the federal reinsurance program and factors affecting the federal guarantors.

         Guarantors for the Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in that state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender.

         The eligible lender trustee has entered into a guarantee agreement with each of [ASA, CSAC, CSLF, CSLP, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, OSAC, PHEAA, TGSLC, TSAC and USAF], by which each such federal guarantor has agreed to serve as guarantor for certain federal loans. [ASA] is the designated student loan guarantor for Massachusetts and the District of Columbia and has established an operating center in Boston, Massachusetts. [CSAC] is the designated student loan guarantor for California and has established an operating center in Rancho Cordova, California. [CSLF] is the designated student loan guarantor for Connecticut and has established an operating center in Rocky Hill, Connecticut. [CSLP] is the designated student loan guarantor for Colorado and has established an operating center in Denver, Colorado. [ECMC] is the designated student loan guarantor for Virginia and has established operating centers in St. Paul, Minnesota and Richmond, Virginia. [GLHEGC] is the designated student loan guarantor for Minnesota, Wisconsin, Ohio, Puerto Rico and the U.S. Virgin Islands and has established an operating center in Madison, Wisconsin. ISAC is the designated student loan guarantor for Illinois and has established an operating center in Deerfield, Illinois. [KHEAA] is the designated student loan guarantor for Kentucky and Alabama and has established an operating center in Frankfort, Kentucky. [MHEAA] is the designated student loan guarantor for Michigan and has established an operating center in Lansing, Michigan. [NSLP] is the designated student loan guarantor for Nebraska and has established an operating center in Lincoln, Nebraska. [NYHESC] is the designated student loan guarantor for New York, and has established an operating center in Albany, New York. [OSAC] is the designated student loan guarantor for Oregon and has established an operating center in Eugene, Oregon. [PHEAA] is the designated student loan guarantor for Pennsylvania, West Virginia and Delaware, and has an established operating center in Harrisburg, Pennsylvania. (For more information concerning [PHEAA], see "The Master Servicer and the Sub-Servicers -- [PHEAA]" herein.) [TGSLC] is the designated student loan guarantor for Texas and has established an operating center in Austin, Texas. [TSAC] is the designated student loan guarantor for Tennessee and has established an operating center in Nashville, Tennessee. [USAF] is the designated Student Loan guarantor for Indiana, Kansas, Alaska, Arizona, Nevada, Wyoming, Maryland, Hawaii and Mississippi and has established an operating center in Fishers, Indiana. All of the group I initial student loans are federal loans and are guaranteed by federal guarantors. None of the group II initial student loans are, and none of the group II subsequent student loans will be, federal loans and none are or will be guaranteed by federal guarantors.

         Under its guarantee agreement, each federal guarantor guarantees payment of up to 100% of the principal (including any interest capitalized from time to time) and accrued interest for each federal loan guaranteed by it as to which any one of the following events has occurred:

               - failure by the borrower to make monthly principal or interest payments on the federal loan when due, provided that the failure continues for a statutorily determined period of at least 180 days (or 270 days with respect to federal loans for which the first date of delinquency occurs on or after October 7, 1998) (except that the guarantee against such failures will be 98% of principal and accrued and unpaid interest in the case of Financed Federal Loans first disbursed on or after October 1, 1993);

               - any filing by or against the borrower of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code;

               - the loan application was falsely certified as to borrower eligibility by the school;

               -    the death of the borrower;

               - the total and permanent disability of the borrower to work and earn money or attend school, as certified by a qualified physician;

               - the school closed thereby preventing the borrower from completing his/her program of study; or

               - the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the federal loan.

         When these conditions are satisfied, the Higher Education Act requires the federal guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each federal guarantor under its guarantee agreement are obligations of each federal guarantor alone, and are not supported by the full faith and credit of any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department of Education until the obligations are transferred to a new federal guarantor capable of meeting the obligations or until a successor federal guarantor assumes the obligations. We can give you no assurance that the Department of Education would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a federal guarantor or by making a determination that the federal guarantor is unable to meet its guarantee obligations. The Secretary of Education is also authorized, among other things, to take actions necessary to ensure the continued availability of student loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of Education of the functions of the guarantor, and the proper servicing of student loans guaranteed by the guarantor prior to the Secretary of Education's assumption of the functions of the guarantor.

         Each of the federal guarantors' guarantee obligations with respect to any federal loan are conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

          - the origination and servicing of the federal loan being performed in accordance with the programs, the Higher Education Act and other applicable requirements;

          - the timely payment to the applicable federal guarantor of the required guarantee fee;

          - the timely submission to the federal guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the federal loan; and

          - the transfer and endorsement of the promissory note evidencing the federal loan to the federal guarantor, at the time of a claim to receive guarantee payments thereon.

         Failure to comply with any of the applicable conditions, including those described above, may result in the refusal of the applicable federal guarantor to honor its guarantee agreement with respect to the federal loan, in the denial of guarantee coverage with respect to certain accrued interest amounts on the federal loan or in the loss of certain interest subsidy payments and special allowance payments with respect to the federal loan. Under the sale and servicing agreement, such failure to comply would be a breach of the master servicer's covenants or the depositor's or the master servicer's representations and warranties, and would create an obligation of the depositor or the master servicer to repurchase or purchase the federal loan or to reimburse the trust for such unguaranteed interest amounts or the related lost interest subsidy payments and special allowance payments. See "Description of the Transfer and Servicing Agreements -- Sale of Student Loans; Representations and Warranties" and " -- Master Servicer Covenants" herein. See also "Risk Factors" herein.

ALL FEDERAL GUARANTORS

         Guaranty Volume. We have set forth in the following table the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding federal consolidation loans) that have first become guaranteed by all federal guarantors in each of the last five federal fiscal years:*

                    STAFFORD, SLS AND PLUS LOANS GUARANTEED
                             (DOLLARS IN MILLIONS)

 FEDERAL FISCAL YEAR
(ENDING SEPTEMBER 30)       ALL GUARANTORS
---------------------       --------------
        1999                    22,923
        2000                    25,656
        2001                    28,356
        2002                    32,749
        2003                    38,865

* The information set forth in the table has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of Education's Quarterly Volume Updates. Information for each federal guarantor was provided by such federal guarantor.

         Reserve Ratio. Each federal guarantor's reserve ratio is determined by dividing its cumulative cash reserves, the Federal Student Loan Reserve Fund (as defined in Section 422A of the Higher Education Act), by the original principal amount of the outstanding loans it has agreed to guarantee.

         On October 7, 1998, former President Clinton signed a bill to reauthorize the Higher Education Act for the next five years. The bill created a new funding model for guarantors but also permitted the Department of Education to enter into "Voluntary Flexible Agreements" with up to six guarantors to create alternate funding models. As of March 2004, ASA, CSAC, GLHEGC and TGSLC had entered into "Voluntary Flexible Agreements" with the Department of Education. In general, the reauthorization bill required most federal guarantors to establish two separate funds, a Federal Reserve Fund and an Agency Operating Fund (as defined in Section 422A of the Higher Education Act). Under the new funding model, the Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the related federal guarantor.

         The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as the Federal Family Education Loan Program (or FFELP). Most federal guarantors will deposit into the Federal Reserve Fund all guarantee fees, the reinsurance received from the Department of Education and the recovery of the non-reinsured portion of defaulted loans and investment earnings. The Federal Reserve Fund may be used only to pay lender default claims, default aversion fees into the Agency Operating Fund, and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from the Federal Reserve Fund. Federal guarantors approved for Voluntary Flexible Agreements operate under rules negotiated individually between the related federal guarantor and the Department of Education.

         The term cumulative cash reserves is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the new model, cumulative cash reserves referred to cash reserves plus (i) the federal guarantor's quarterly report on sources of funds

(including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the federal guarantor's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

         The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the federal guarantor minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from the federal guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to the federal guarantor, from other guarantors, excluding loan guarantees transferred to another guarantor pursuant to a plan of the Secretary of Education in response to the insolvency of a guarantor.

         We have set forth in the following tables the national average reserve ratio for all federal guarantors for the last five federal fiscal years:

                         NATIONAL AVERAGE RESERVE RATIO*

FEDERAL FISCAL YEAR ENDING SEPTEMBER 30                      NATIONAL AVERAGE
---------------------------------------                      ----------------
                 1998                                             1.5
                 1999                                             1.6
                 2000                                             1.0
                 2001                                             0.8
                 2002                                              **
                  [ ]                                             [ ]
                  [ ]                                             [ ]

-----------------------
* The information set forth in the table above has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of Education's Quarterly Volume Updates.

**   Not available.

         Recovery Rates. A federal guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the federal guarantor by the aggregate amount of default claims paid by the federal guarantor during the applicable federal fiscal year with respect to borrowers.

         Loan Loss Reserve. If a federal guarantor receives less than full reimbursement of its guarantee obligations from the Department of Education (see " -- Federal Reinsurance" above), the federal guarantor would be forced to look to its existing assets to satisfy the guarantee obligations not reimbursed. Because federal guarantors are no longer reinsured by the Department of Education at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the federal guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose.

         Claims Rate. For the past five federal fiscal years, none of [ASA's, CSAC's, CSLF's, CSLP's, ECMC's, GLHEGC's, ISAC's, KHEAA's, MHEAA's, NSLP's, NYHESC's, OSAC's, PHEAA's, TGSLC's, TSAC's or USAF's] claims rate has exceeded 5.0%, and as a result, all claims of [ASA, CSAC, CSLF, CSLP, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, OSAC, PHEAA, TGSLC, TSAC and USAF] have been reimbursed by the Department of Education at the maximum reinsurance rate permitted by the Higher Education Act. See " -- Federal Reinsurance" above. The most recent national cohort default rate reported by the Department of Education was 5.4% for the federal fiscal year 2001. As recently as federal fiscal year 1990, the national default rate was over 22.4%. This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of student loans by borrowers. While the depositor and the seller are not currently aware of any circumstances which would cause the reimbursement levels for these federal guarantors to be less than the maximum levels permitted, nevertheless, we can give you no assurance that any federal guarantor will continue to receive the maximum reimbursement for such claims.

         We have set forth below certain current and historical information about [ ], [ ] and [ ] as of the statistical cutoff date. This information was provided by [ ], [ ] and [ ], respectively, for insertion herein. We have provided no information about any of the other federal guarantors because the aggregate principal amount of student loans guaranteed by each such federal guarantor is less than 5% of the sum of the group I initial student loans.

         [DESCRIPTION OF AND FINANCIAL STATISTICS REGARDING EACH FEDERAL GUARANTOR GUARANTEEING 5% OR MORE OF THE GROUP I STUDENT LOANS TO BE INSERTED IN EACH PROSPECTUS SUPPLEMENT]

GUARANTORS FOR THE GUARANTEED PRIVATE LOANS.

         All of the guaranteed private loans will be group II student loans. The eligible lender trustee has entered into a guarantee agreement with [TERI], and the seller will assign to the eligible lender trustee, on behalf of the trust, its rights under surety bonds issued by [HICA] applicable to the group II student loans insured by HICA. As a result [TERI and HICA], respectively, will each guarantee or insure a portion of the guaranteed private loans.

         Under its guarantee agreement or surety bond, each of [TERI and HICA] guarantees or insures payment of [ ]% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each guaranteed private loan guaranteed or insured by it as to which any one of the following events has occurred:

               - failure by the borrower to make monthly principal or interest payments on the guaranteed private loan when due, provided such failure continues for a period of 120 days (150 days for [HICA]);

               - with respect to [HICA], any filing by or against the borrower of a petition, and with respect to [TERI], the discharge of the related student loan debt of a borrower as part of any proceedings, in bankruptcy pursuant to any chapter of the Bankruptcy Code, (in the case of [HICA] insured guaranteed private loans, subject to the restrictions contained in the [HICA] surety bonds);

               -    the death of the borrower; or

               - the total and permanent disability of the borrower to be employed on a full-time basis, as certified by two qualified physicians, (in the case of [HICA] insured guaranteed private loans, subject to the restrictions contained in the [HICA] surety bonds).

         [TERI's and HICA]'s guarantee/insurance obligation with respect to any guaranteed private loan is conditioned upon the satisfaction of all the conditions in its respective guarantee agreement or surety bond. These conditions include, but are not limited to, the following:

          - the origination and servicing of such guaranteed private loan being performed in accordance with the programs and other applicable requirements,

          - the timely payment to [TERI or HICA] of all required guarantee fees or premiums,

          - the timely submission to [TERI or HICA] of all required pre-claim delinquency status notifications and of the claim with respect to the guaranteed private loan, and

          - the transfer and endorsement of the promissory note evidencing the guaranteed private loan to [TERI or HICA] at the time of a claim to receive guarantee payments thereon.

         Failure to comply with any of the applicable conditions, including the conditions described above, may result in the refusal of [TERI or HICA] to honor its guarantee agreement or surety bond with respect to the guaranteed private loan. Also, if any guaranteed private loan is determined to be unenforceable because the terms of such guaranteed private loan or the forms of the application or promissory note related thereto violate any provision of applicable state law (other than Massachusetts law) [TERI]'s guarantee obligation is terminated and [HICA]'s insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest on such guaranteed private loan. Under the sale and servicing agreement, such failure to comply or such unenforceability would constitute a breach of the master servicer's covenants or the depositor's representations and warranties (with respect to the student loans) and would create an obligation of the depositor to repurchase the guaranteed private loan or of the master servicer to purchase the guaranteed private loan. See "Description of the Transfer and Servicing Agreements -- Sale of Student Loans; Representations and Warranties" and" -- Master Servicer Covenants" herein.

         [TERI and HICA], as guarantors of private loans, are not entitled to any federal reinsurance or assistance from the Department of Education or any other governmental entity. Although each private guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, we can give you no assurance that the amount of such reserve will be sufficient to cover the obligations of [TERI or HICA] over the term of the guaranteed private loan.

         We have provided certain organizational and summary financial information about each of [TERI and HICA] in its capacity as a guarantor below. We do not guarantee the accuracy or completeness of the information set forth below about [TERI and HICA] and none of the seller, the depositor, the master servicer, any of the underwriters, or any of their respective affiliates make any representation regarding it:

         [DESCRIPTION OF GUARANTORS GUARANTEEING MORE THAN 5% OF GROUP II STUDENT LOANS TO BE INSERTED IN EACH PROSPECTUS SUPPLEMENT]

UNGUARANTEED PRIVATE LOANS

         As of the statistical cutoff date, approximately [ ]% of the group II initial student loans are, and none of the group I student loans are or will be, unguaranteed private loans. The unguaranteed private loans were originated in accordance with the criteria described in the prospectus under "The Student Loan Financing Business -- Description of Private Loans Under the Programs." See also the discussion of the Key Alternative Loan Program in the prospectus under "The Student Loan Financing Business -- Description of Private Loans Under the Programs" and "The Student Loan Pools -- Characteristics of the Key CareerLoan" in this prospectus supplement.

KEYCORP STUDENT LOAN TRUSTS

         The following tables contain the cumulative claims paid experience for guaranteed student loans and charge-offs experience for unguaranteed student loans for all of the student loans securitized by Key Bank USA, National Association and its affiliates through the various securitization trusts specified. The data includes substantially all student loans originated or acquired by Key Bank USA, National Association and its affiliates during these time periods, except FFELP loans for undergraduate education and one private loan product whose primary use is for grade school and high school education. The student loans selected for each student loan trust were generally selected based on the expected graduation year of each student. While the trusts are comprised predominately of one expected graduation year, there are borrowers in each student loan trust who consolidated their loans, left school early or graduated late and therefore did not graduate during the expected graduation year but are included under that graduation year for purposes of the tables.

         The tables below reflect only the past performance of each of the securitization trusts indicated. The performance of a particular trust and the student loans in that trust may be affected by a number of factors, including the date when each borrower enters repayment, the number of loans in forbearance, grace or deferment and the timing of when such loans entered forbearance, grace or deferment, the particular mix of loan programs in that trust, the underwriting standards at the time of origination of the related student loans, the types of schools attended by the related borrowers, and general economic conditions. As a result, potential investors in the notes should be aware that the performance of the student loans owned by the trust might be substantially different from that of prior securitization trusts. In particular, the trust includes student loans that have no available prior performance history, including rehabilitated student loans and Key CareerLoans. As such, investors should not rely on these tables as predicators of expected claims paying or charge-off rates, as the case may be, with respect to the student loans owned by the trust.

         We have presented in the following table the cumulative claims paid percentages by the related federal guarantors with respect to FFELP loans that have been securitized. The claims paid percentage does not reflect the charge-off of the [2]% of the principal balance of each defaulted student loan originated after October 1, 1993 that is not payable by the related federal guarantor.

   CUMULATIVE CLAIMS PAID PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED
                      GRADUATION DATE FFELP STUDENT LOANS

                                                                        TRUST
                    1993-A  1994-A 1994-B  1995-A  1995-B   1996-A  1997-1  1999-A 1999-B 2000-A 2000-B  2001-A 2002-A [ ]
                    ------  ------ ------  ------  -------  ------  ------  ------ ------ ------ ------  ------ ------ ---
                                                                    CUT-OFF DATE
   CUMULATIVE      5/12/93  1/1/94 9/1/94  1/1/95  10/1/95  9/1/96  9/1/97  1/1/99 9/1/99 6/1/00 9/1/00  9/1/01 9/1/02 [ ]
  CLAIMS PAID                                                      GRADUATION DATE
    THROUGH                                                           (ASSUMED)
    FEB. 28,        1993    1993    1994    1994    1995     1996    1997    1998   1999   2000   2000    2001   2002  [ ]
-----------------   ----    ----    ----    ----    ----     ----    ----    ----   ----   ----   ----    ----   ----  ---
      1994          0.514%  0.273%
      1995          2.269%  1.811%  0.578%  0.576%
      1996          4.748%  4.375%  2.877%  2.719%  0.322%
      1997          9.434%  7.115%  6.162%  5.626%  2.392%   0.256%
      1998         11.248%  9.208%  8.169%  7.971%  4.614%   2.396% 0.168%
      1999         12.539% 10.817%  9.889%  9.382%  6.156%   4.206% 1.883%  0.056%
      2000         13.114% 11.324% 10.427% 10.016%  6.927%   5.134% 2.869%  1.146% 0.039%
      2001         13.699% 12.247% 11.311% 10.987%  7.945%   6.387% 4.282%  2.625% 1.093% 0.201%  0.065%
      2002         14.164% 12.895% 12.029% 11.742%  8.858%   7.227% 5.542%  3.961% 2.405% 1.373%  1.190% 0.206%
      2003         14.604% 13.277% 12.655% 12.228%  9.559%   7.712% 6.325%  4.979% 3.553% 2.248%  2.242% 1.272% 0.026%
      2004            N/A     [ ]%    [ ]%    [ ]%    [ ]%     [ ]%   [ ]%    [ ]%   [ ]%   [ ]%    [ ]%   [ ]%   [ ]% [ ]%
       [ ]

(1) The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related federal student loan guarantors on FFELP loans in the related trust through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all FFELP loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all FFELP loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

         The following table presents the percentages of cumulative claims paid percentages by the related private guarantors with respect to guaranteed private student loans that have been securitized.

   CUMULATIVE CLAIMS PAID PERCENTAGES(1) BY SECURITIZATION TRUST AND ASSUMED
                GRADUATION DATE PRIVATE GUARANTEED STUDENT LOANS

                                                                        TRUST
                    1993-A  1994-A 1994-B  1995-A  1995-B   1996-A  1997-1  1999-A 1999-B 2000-A 2000-B  2001-A 2002-A [ ]
                    ------  ------ ------  ------  -------  ------  ------  ------ ------ ------ ------  ------ ------ ---
                                                                    CUT-OFF DATE
   CUMULATIVE      5/12/93  1/1/94 9/1/94  1/1/95  10/1/95  9/1/96  9/1/97  1/1/99 9/1/99 6/1/00 9/1/00  9/1/01 9/1/02 [ ]
  CLAIMS PAID                                                      GRADUATION DATE
    THROUGH                                                           (ASSUMED)
    FEB. 28,        1993    1993    1994    1994    1995     1996    1997    1998   1999   2000   2000    2001   2002  [ ]
-----------------   ----    ----    ----    ----    ----     ----    ----    ----   ----   ----   ----    ----   ----  ---
       1994         0.117%  0.120%
       1995         3.956%  3.305%  0.327%  0.204%
       1996         7.678%  6.453%  3.401%  3.186%  0.149%
       1997        12.525%  9.544%  6.943%  7.623%  1.888%   0.100%
       1998        14.671% 11.653% 10.067% 10.474%  5.562%   2.307%  0.082%
       1999        16.198% 13.142% 12.146% 12.560%  8.491%   5.797%  2.247% 0.017%
       2000        16.912% 14.552% 13.477% 13.796% 10.234%   8.719%  6.118% 1.362% 0.057%
       2001        17.491% 15.342% 14.291% 14.608% 11.343%  10.016%  8.423% 4.465% 1.282% 0.397%  0.014%
       2002        17.808% 15.783% 14.800% 15.281% 11.951%  11.029%  9.809% 6.197% 3.618% 2.147%  1.302% 0.864%
       2003        17.930% 15.937% 15.105% 15.617% 12.266%  11.293% 10.672% 6.995% 4.643% 3.085%  2.857% 2.074% 0.162%
       2004           N/A     [ ]%    [ ]%    [ ]%    [ ]%     [ ]%    [ ]%   [ ]%   [ ]%   [ ]%    [ ]%   [ ]%   [ ]% [ ]%
        [ ]

(1) The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related private student loan guarantors on guaranteed private student loans in the related trust through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all guaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

         The following table presents the cumulative gross charge-off percentages (without regard to any subsequent recoveries) with respect to unguaranteed private student loans that have been securitized. An unguaranteed private student loan is generally charged-off after such student loan has become 120 or more days delinquent(1).

 CUMULATIVE GROSS CHARGE-OFF PERCENTAGES(2) BY SECURITIZATION TRUST AND ASSUMED
               GRADUATION DATE UNGUARANTEED PRIVATE STUDENT LOANS

                                  TRUST
               1999-B  2000-A  2000-B  2001-A  2002-A  [ ]
               ------  ------  ------  ------  ------  ---
                                 CUT-OFF DATE
 CUMULATIVE    9/1/99  6/1/00  9/1/00  9/1/01  9/1/02  [ ]
GROSS CHARGE-                  GRADUATION DATE
OFFS THROUGH                   (assumed)
  FEB. 28,      1999    2000    2000    2001    2002   [ ]
  --------      ----    ----    ----    ----    ----   ---
    2000(3)    0.473%
    2001(3)    1.896%  0.620%  0.326%
    2002(3)    3.435%  1.872%  4.311%  0.698%
    2003(3)    4.476%  2.832%  6.762%  2.600%  0.616%
      2004       [ ]%    [ ]%    [ ]%    [ ]%    [ ]%  [ ]%
      [ ]

(1) Prior to January 1, 2004, the policy was to charge-off student loans after they became 180 days or more delinquent.

(2) The cumulative gross charge-off percentage is calculated by dividing (x) the total dollar amount of unguaranteed private student loans charged-off in the related trust (not including for such purpose any subsequent recoveries on the related unguaranteed private student loans) through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all unguaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all unguaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

(3) Calculated based on student loans that were charged-off after becoming 180 days or more delinquent, the generally accepted standard at the time of initial calculation.

         The following table presents the cumulative net charge-off percentages (which reflects all subsequent recoveries) for unguaranteed private student loans that have been securitized. Recoveries are sums received by a trust from borrowers after the related student loans have been charged-off. An unguaranteed private student loan is generally charged-off after such student loan has become 120 or more days delinquent(1).

  CUMULATIVE NET CHARGE-OFF PERCENTAGES(2) BY SECURITIZATION TRUST AND ASSUMED
               GRADUATION DATE UNGUARANTEED PRIVATE STUDENT LOANS

                                  TRUST
               1999-B  2000-A  2000-B  2001-A  2002-A  [ ]
               ------  ------  ------  ------  ------  ---
                                 CUT-OFF DATE
CUMULATIVE NET 9/1/99  6/1/00  9/1/00  9/1/01  9/1/02  [ ]
 CHARGE-OFFS                   GRADUATION DATE
   THROUGH                   (assumed)
   FEB. 28,     1999    2000    2000    2001    2002   [ ]
   --------     ----    ----    ----    ----    ----   ---
   2000(3)     0.467%
   2001(3)     1.827%  0.615%  0.323%
   2002(3)     3.181%  1.770%  3.813%  0.697%
   2003(3)     4.118%  2.574%  6.125%  2.584%  0.615%
     2004        [ ]%    [ ]%    [ ]%    [ ]%    [ ]%  [ ]%
     [ ]

(1) Prior to January 1, 2004, the policy was to charge-off student loans after they became 180 days or more delinquent.

(2) The cumulative net charge-off percentage is calculated by dividing (x) (i) the total dollar amount of unguaranteed private student loans charged-off in the related trust, less (ii) any subsequent recoveries on the related unguaranteed private student loans, in each case through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all unguaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all unguaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

(3) Calculated based on student loans that were charged-off after becoming 180 days or more delinquent, the generally accepted standard at the time of initial calculation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued under the indenture, dated as of [ ], between the trust and the indenture trustee. The certificates will be issued to the depositor, or its designated affiliate, under the trust agreement. The following information supplements the summary of the material terms of the notes, the certificates, the indenture and the trust agreement set forth in the prospectus. The summary does not cover every detail and is subject to the provisions of the notes, the certificates, the indenture and the trust agreement. Only the notes are offered by this prospectus supplement. Any information about the certificates in this prospectus supplement is for informational purposes only to provide for a better understanding of the notes.

         The notes will initially be represented by one or more notes registered in the name of Cede & Co., the nominee of DTC, except as described below. The notes (other than the class [ ] notes) will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the class [ ] notes will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, in each case in book-entry form only. Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described herein, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, or participants, and all references in this prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities" in the prospectus.

THE NOTES

         Distributions of Interest. Interest will accrue on the principal balance of each class of notes (other than the class [ ] notes) and on the notional amount of the class [ ] notes (which is equal to the outstanding principal balance of the class [ ] notes on any distribution date) at their respective interest rates. The interest rates for the classes of notes other than the class [ ] notes will equal the lesser of THREE MONTH LIBOR (determined as described under " -- Determination of LIBOR" below) plus the margin for the class of notes and the STUDENT LOAN RATE for the related group of student loans. The margin for each class of notes, other than the class [ ] notes, is [ ]% for the class [ ] notes, [ ]% for the class [ ] notes, [ ]% for the class [ ] notes, [ ] % for the class [ ] notes, [ ]% for the class [ ] notes, [ ]% for the class
[ ] notes and [ ]% for the class [ ] notes. The interest rate for the class [ ] notes will be [ ] % per annum.

         Interest will accrue during each interest period, which is the period from and including the closing date or from the most recent distribution date on which interest has been paid to, but excluding, the current distribution date. With respect to each class of notes, other than the class [ ] notes during the initial interest period, interest will accrue from the closing date to, but
excluding, [   ], based on a blended rate of LIBOR as determined on the initial
LIBOR

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Determination Date and for the period from [   ] to but excluding [   ] based on
THREE-MONTH LIBOR as determined on the second business day prior to [   ]. See "
-- Determination of LIBOR" below.

         Interest will be payable to the noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with interest on that amount at the applicable interest rate. Interest payments on the notes for any distribution date will generally be funded from AVAILABLE FUNDS related to each group of notes and amounts on deposit in the related reserve account and, under certain limited circumstances, the related pre-funding account remaining after the distribution of the portion of the master servicing fee allocated to the related group of student loans for each of the two immediately preceding monthly servicing payment dates and of the portion of the master servicing fee and the administration fee allocated to the related group of student loans, and, with respect to the group II insured notes, the quarterly premium owing to the securities insurer. If these sources are also insufficient to pay the sum of the related NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT with respect to the related class [ ] notes of either group of notes for that distribution date and any trust swap payment amount with respect to the group I interest rate swap, the shortfall will be allocated pro rata (x) to the related class [ ] noteholders (based upon the total amount of interest then due on each class of class [ ] notes of that group) and (y) to the swap counterparty (based on the trust swap payment amount due to the swap counterparty with respect to the related interest rate swap on that distribution date). If these sources are insufficient to pay the sum of the related Noteholders' Interest Distribution Amount with respect to the class [ ] notes or the class [ ] notes for that distribution date, the shortfall will be allocated to the related class [ ] noteholders. With respect to the group II insured notes, the group II insured notes guaranty insurance policy will unconditionally guarantee the payment of the related Noteholders' Interest Distribution Amount to the applicable group II noteholders on each distribution date.

         In addition, a SUBORDINATE NOTE INTEREST TRIGGER may occur on the last day of any collection period. The effect of the occurrence and continuance of a Subordinate Note Interest Trigger is that on each related distribution date, the PRINCIPAL DISTRIBUTION AMOUNT with respect to the group I or group II notes, as applicable, must be paid in full to the related senior noteholders before any payments of interest are made to the related subordinate noteholders.

         To the extent Three Month LIBOR plus the applicable margin for any class of notes (other than the class [ ] notes) during any interest period exceeds the related Student Loan Rate, the cap provider will be obligated under the related basis risk cap to pay the amount of the applicable NOTEHOLDERS' INTEREST INDEX CARRYOVER. If the cap provider defaults on its obligation under either of the basis risk caps or if a basis risk cap is terminated in accordance with its terms, any related Noteholders' Interest Index Carryover (together with the unpaid portion of any such Noteholders' Interest Index Carryover from prior distribution dates and interest accrued thereon (1) in the case of the class [ ] notes of the applicable group of notes, at the weighted average of Three Month LIBOR plus the applicable margin for the related class [ ] notes, and (2) with respect to the class [ ] notes of the applicable group of notes, at Three Month LIBOR plus the applicable margin for the class [ ] or class [ ] notes, as applicable) will be paid on that distribution date or any subsequent distribution date on a subordinated basis only to the extent funds are allocated and available therefor after making all required prior allocations and

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distributions on that distribution date, as described under "Description of the
Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. Any group I or group II Noteholders' Interest Index Carryover due with respect to the related class [ ] notes as a result of such default or termination that may exist on any distribution date following a default by the cap provider or a termination of the related basis risk cap will be payable to holders of the applicable class [ ] notes in the related group of notes on that distribution date on a pro rata basis, based on the amount of the group I or group II Noteholders' Interest Index Carryover then owing with respect to the related class A notes, and on any following distribution dates, solely out of the amount of GROUP I or GROUP II AVAILABLE FUNDS, as applicable, remaining on any such distribution date after distribution of the amounts having a more senior payment priority as described under "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. Any group I or group II Noteholders' Interest Index Carryover due on the class [ ] notes of the applicable group of notes that may exist on any distribution date following a default by the cap provider with respect to the group I or group II basis risk cap or termination of the group I or group II basis risk cap, as applicable, will be payable to the holders of the class [ ] or class [ ] notes, as applicable, on that distribution date and on any following distribution dates solely out of the amount of Group I or Group II Available Funds, as applicable, remaining on any such distribution date after distribution of any group I or group II Noteholders' Interest Index Carryover, as applicable, on the group I or group II class [ ] notes (other than the class [ ] notes), as applicable, on such distribution date. No amounts on deposit in the related reserve account or the related pre-funding account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due on the related notes remaining after distribution of all related Available Funds on the applicable final maturity date will never become due and payable and will be discharged on that date.

         THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY DOES NOT GUARANTEE PAYMENT OF ANY GROUP II NOTEHOLDERS' INTEREST INDEX CARRYOVER OR THE OBLIGATIONS OF THE CAP PROVIDER UNDER THE GROUP II BASIS RISK CAP.

         Distributions of Principal. Principal payments will be made to the holders of the notes, other than the class [ ] notes, of each group on each distribution date in an amount generally equal to the related Principal Distribution Amount for that distribution date, until the principal balance of the related group of notes is reduced to zero. Principal payments on each group of notes will generally be derived from related Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

         Also, with respect to each group of notes, if (1) there is a decision by the related noteholders to exercise the related put option, but the indenture trustee is unable to exercise that put option because the minimum acceptable put option exercise price is greater than the put option exercise price (plus all amounts then on the deposit in the group I or group II reserve account, as applicable), or (2) the put option provider defaults on the related put option and the related group of student loans is not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements -- The Put Options and Auction Sales," with respect to any distribution date occurring on or after the [ ] [ ] distribution date, the SPECIFIED COLLATERAL BALANCE with respect to that group of student loans will be reduced to zero and all amounts on deposit in the related sub-account of the collection account (after giving effect to all prior distributions on that distribution date including the reinstatement of the balance of the related reserve account to the related SPECIFIED RESERVE ACCOUNT BALANCE on that distribution date) will be distributed (x) with respect to the group I notes, first to the class [ ] noteholders, second, to the class [ ] noteholders, and third, to the class [ ] noteholders, and (y) with respect to the group II notes, first to the class [ ] noteholders, second, to the class [ ] noteholders, third, to the class [ ] noteholders and fourth, to the class [ ] noteholders in each case as principal until the outstanding principal balance of each such class of notes has been reduced to zero. See "Description of the Transfer and Servicing Agreements -- Termination" in this prospectus supplement. Except as described below, the group II insured notes guaranty insurance policy does not guaranty payment of the group II Principal Distribution Amount on any distribution date.

         GROUP I NOTES. Principal payments on the group I notes will be applied on each distribution date in the amount of the group I Principal Distribution
Amount: (a) prior to the stepdown date, or after the stepdown date if a SUBORDINATE NOTE PRINCIPAL TRIGGER has occurred and is continuing, the Principal Distribution Amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class [ ] notes until paid in full, then to the class [ ] notes until paid in full, and then to the class [ ] notes; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the senior percentage of the Principal Distribution Amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the Principal Distribution Amount for the group I notes will be payable to the class [ ] notes. The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group I senior notes and the denominator of which is the sum of the aggregate principal balance of all the group I notes. The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.

         The aggregate outstanding principal amount of each class of group I notes will be payable in full on the final maturity date for that class of group I notes. The final maturity date for each class of group I notes is as follows:

               -    class [ ] notes: the distribution date in [ ];

               -    class [ ] notes: the distribution date in [ ]; and

               -    class [ ] notes: the distribution date in [ ].

         On the final maturity date for each class of group I notes, amounts on deposit in the group I reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of that class of group I notes to zero. Although the maturity of certain of the group I student loans will extend well beyond the final maturity date of the class [ ] notes, the actual date on which the aggregate outstanding principal and accrued interest of any class of group I notes are paid may be earlier than the final maturity date for the related class of group I notes, based on a variety of factors. See "The Student Loan Pools -- Maturity and Prepayment Assumptions" in this prospectus supplement.

         Also, before the distribution date on which the principal balance of the group I notes equals the sum of the GROUP I POOL BALANCE and amounts on deposit in the group I pre-funding account as of the last day of the related collection period, the amount on deposit in the group I reserve account will be used to pay principal on the group I notes only to the extent the amount by which the Group I Pool Balance as of the last day of the second preceding collection period (or in the case of the first distribution date, as of the cutoff date) minus the Group I Pool Balance as of the last day of the related collection period exceeds the Group I Available Funds remaining to be distributed on the group I notes as principal as described in "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. On and after the distribution date described in this paragraph above, amounts on deposit in the group I reserve account will be used to pay principal if the Group I Available Funds remaining to be distributed on the group I notes as principal as described in "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement is less than the NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT for the group I notes for that distribution date.

         However, after the occurrence of an event of default relating to the group I notes (other than an event of default resulting from the breach of a representation, warranty or other covenant of the trust) or an acceleration of the group I notes, principal will be paid on the class [ ] and class [ ] notes on a pro rata basis (based on their outstanding principal balances) and not sequentially, and no principal will be paid to the holders of the class [ ] notes until all group I senior notes have been paid in full.

         GROUP II NOTES. Principal payments on the Group II Notes, other than the class [ ] notes, will be applied on each distribution date in the amount of the group II Principal Distribution Amount: (a) prior to the stepdown date, or after the stepdown date if a Subordinate Note Principal Trigger has occurred and is continuing, the Principal Distribution Amount for the group II notes, other than the class [ ] notes, will be payable solely to the group II senior notes in sequential order beginning with the class [ ] notes until paid in full, then to the class [ ] notes until paid in full, then to the class [ ] notes until paid in full and then to the class [ ] notes; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the senior percentage of the Principal Distribution Amount for the group II notes, other than the class [ ] notes, will be payable to the group II senior notes, other than the class [ ] notes (in the same order of priority as described in the preceding sentence), and the subordinate percentage of the Principal Distribution Amount for the group II notes, other than the class [ ] notes will be payable to the class [ ] notes. The senior percentage of the group II notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group II senior notes (other than the class [ ] notes) and the denominator of which is the sum of the aggregate principal balance of all the group II notes. The subordinate percentage for the group II notes is equal to 100% minus the senior percentage of the group II notes.

         The aggregate outstanding principal amount of each class of group II notes, other than the class [ ] notes, will be payable in full on the final maturity date for that class of group II notes. The final maturity date for each class of group II notes (other than the class [ ] notes) is as follows:

               -    class [ ] notes: the distribution date in [ ];

               -    class [ ] notes: the distribution date in [ ];

               -    class [ ] notes: the distribution date in [ ];

               -    class [ ] notes: the distribution date in [ ]; and

               -    class [ ] notes: the distribution date in [ ].

         On the final maturity date for each class of group II notes, amounts on deposit in the group II reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of that class of group II notes to zero. Although the maturity of certain of the group II student loans will extend well beyond the final maturity date of the class [ ] notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of group II notes are paid may be earlier than the final maturity date for the related class of group II notes, based on a variety of factors. See "The Student Loan Pools -- Maturity and Prepayment Assumptions" herein.

         Also, before the distribution date on which the principal balance of the group II notes, other than the class [ ] notes, equals the sum of the GROUP II POOL BALANCE and amounts on deposit in the group II pre-funding account as of the last day of the related collection period, the amount on deposit in the group II reserve account will be used to pay principal on the group II notes, other than the class [ ] notes only to the extent the amount by which the Group II Pool Balance as of the last day of the second preceding collection period (or in the case of the first distribution date, as of the cutoff date) minus the Group II Pool Balance as of the last day of the related collection period exceeds the Group II Available Funds remaining to be distributed on the group II notes, other than the class [ ] notes, as principal as set forth in "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. On and after the distribution date described in this paragraph above, amounts on deposit in the group II reserve account will be used to pay principal if the Group II Available Funds remaining to be distributed on the group II notes, other than the class [ ] notes, as principal as set forth in "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement is less than the Noteholders' Principal Distribution Amount for the group II notes, other than the class [ ] notes, for that distribution date.

         However, after the occurrence of an event of default relating to the group II notes (other than an event of default resulting from the breach of a representation, warranty or other covenant of the trust) or an acceleration of the group II notes, principal will be paid on the class [ ], class [ ] and class [ ] notes on a pro rata basis (based on their outstanding principal balances) and not sequentially, and no principal will be paid to the holders of the class [ ] notes until all group II senior notes have been paid in full.

         If a Subordinate Note Principal Trigger is in effect, no principal payments will be made with respect the group I or group II subordinate notes, as applicable, until no group I or group II senior notes, respectively, remain outstanding. Instead, all principal payments with respect to the group I or group II notes (other than the class [ ] notes), as applicable, will be allocated to the group I or group II senior notes (other than the class [ ] notes), respectively but, if on a subsequent distribution date a Subordinate
Note Interest Trigger is no longer in effect and the

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CUMULATIVE DEFAULT PERCENTAGE for the group I or group II student loans, as applicable, does not exceed [ ]% and [ ]%, respectively, then a Subordinate Note Principal Trigger will no longer be in effect.

INDENTURE

         The Indenture Trustee. [   ], a [    ] corporation, will be the
indenture trustee under the indenture. [Key Bank USA, National Association] maintains normal commercial banking relations with the indenture trustee.

         Events of Default; Rights upon Event of Default. Upon an event of default under the indenture, (a) the holders of notes representing not less than a majority of the outstanding principal balance of the group I senior notes (until all group I senior notes have been paid in full, and then the holders of notes representing not less than a majority of outstanding principal balance of the group I subordinate notes) will have the right to exercise remedies on behalf of all the group I noteholders and (b) the holders of notes representing not less than a majority of outstanding principal balance of the group II senior notes (until such time as all group II senior notes have been paid in full, and then the holders of notes representing not less than a majority of outstanding principal balance of the group II subordinate notes) will have the right to exercise remedies on behalf of all the group II noteholders, except that the securities insurer (unless a securities insurer default has occurred and is continuing) as the deemed holder of 100% of the group II insured notes will have the ability to exercise the rights of the holders of the group II insured notes set forth in the prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default". Also, the class [ ] notes will not be entitled to exercise any voting rights and, until the class [ ] and class [ ] notes are paid in full, the securities insurer (unless a securities insurer default has occurred and is continuing) will also be able to exercise control over decisions that otherwise might require the consent of a specified percentage of the class [ ] notes. It is also expected that soon after the issuance of the notes, the class [ ] notes will be repackaged in the secondary market and the securities insurer will issue a policy for the benefit of the purchasers of those securities. If that happens, for so long as the securities insurer has not defaulted on the related policy and that policy is in full force and effect, the securities insurer will possess all voting rights otherwise exercisable by the holders of the class [ ] notes.

         The occurrence and declaration of an event of default under the insurance agreement relating to the group II insured notes guaranty insurance policy will also be an event of default under the indenture, but only relating to the group II notes. The indenture trustee at the direction of the noteholders then exercising remedies on behalf of the group I notes or the securities insurer (unless a securities insurer default has occurred and is continuing, then the noteholders then otherwise entitled to exercise remedies on behalf of the group II notes) may sell the group I or group II student loans, as applicable, subject to certain conditions set forth in the indenture following an event of default, including a default in the payment of any principal when due or a default for three business days or more in the payment of any interest on any note in either group of notes (to the extent described in the following paragraph). See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in the prospectus.

         A securities insurer default will be a securities insurer payment default, which is the failure and continuance of the securities insurer to make a payment in accordance with the group II insured notes guaranty insurance policy, or the occurrence of an insolvency event with respect to the securities insurer as defined in the sale and servicing agreement.

         IN ADDITION, THE FAILURE TO PAY THE RELATED NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT WITH RESPECT TO ANY CLASS OF NOTES ON ANY DISTRIBUTION DATE WILL NOT BE AN EVENT OF DEFAULT UNTIL FINAL MATURITY DATE FOR THAT CLASS OF NOTES. ALSO, THE FAILURE TO PAY ANY NOTEHOLDERS' INTEREST INDEX CARRYOVER AS A RESULT OF INSUFFICIENT RELATED AVAILABLE FUNDS WILL NOT RESULT IN THE DECLARATION OF AN EVENT OF DEFAULT.

DETERMINATION OF LIBOR

         Under the sale and servicing agreement, the administrator, in its capacity as calculation agent, will determine on each LIBOR determination date Three-Month LIBOR and, with respect to the first part of the initial interest
period (from the closing date to but excluding [   ]), the blended rate
described in the next paragraph, for purposes of calculating the interest due on each class of notes and any related Noteholders' Interest Index Carryover, for each given interest period. A LIBOR determination date will occur on (x) the second business day prior to the commencement of each interest period and (y) with respect to the initial interest period, as determined pursuant to clause
(x) for the period from the closing date to, but excluding, [   ] and as
determined on the second business day prior to [   ] for the period from [   ]
to but excluding [   ]. For purposes of calculating Three-Month LIBOR, a
business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any interest period will be determined based on the actual number of days in such interest period over a 360-day year.

         For the period of the initial interest period commencing on the closing
date, to but excluding [   ] only, the index used to calculate the interest rate
for each class of notes will be a blended rate of Two-Month LIBOR and Three-Month LIBOR as determined as of the first LIBOR determination date.

CERTIFICATES

         On the closing date, the trust will issue a single class of certificates to the depositor or an affiliate of the depositor as its designee. The certificates will represent the residual interest in the trust's assets. The certificates will not have a principal balance and will not bear interest. On each distribution date, the certificates will not be entitled to any distributions with respect to Group I or Group II Available Funds, as applicable, until all amounts owed to the group I noteholders, the group II noteholders, the securities insurer, the swap counterparty and the cap provider have been paid. Once a distribution has been made on the certificates, it will not be available to pay any of the noteholders.

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     DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS, THE GROUP I SWAP
     AGREEMENT, THE GROUP II CAP AGREEMENT, THE BASIS RISK CAPS AND THE PUT
                                OPTION AGREEMENTS

GENERAL

         The information below supplements the summary in the prospectus of the primary terms of the following transfer and servicing agreements:

               - the sale and servicing agreement, under which the eligible lender trustee on behalf of the trust will purchase, the master servicer will service (or will cause the sub-servicers to service) and the administrator will perform certain administrative functions with respect to the student loans;

               - the administration agreement, dated as of [ ], among the administrator, the trust and the indenture trustee, under which the administrator will perform other administrative duties with respect to the trust and the student loans;

               -    the student loan transfer agreement; and

               -    the trust agreement.

         The summary does not cover every detail and is subject to the provisions of these transfer and servicing agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or before the closing date, under the student loan transfer agreement, the seller will sell and assign to the depositor, without recourse, its entire interest in the initial student loans, all collections received and to be received with respect to the initial student loans for the period on and after the cutoff date and all the assigned rights, if any. As part of the student loan transfer agreement, the seller will make certain representations and warranties concerning the student loans.

         On or before the closing date, under the sale and servicing agreement, the depositor will sell and assign to the eligible lender trustee on behalf of the trust, without recourse, its entire interest in the initial student loans, all collections received and to be received with respect to the initial student loans for the period on and after the cutoff date and all the assigned rights relating to the initial student loans. Each initial student loan will be identified in schedules appearing as an exhibit to the sale and servicing agreement. The eligible lender trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the notes. The net proceeds received from the sale of the notes and the certificates will be applied by the depositor to the purchase of the student loans and the related assigned rights from the seller, to the initial deposits into the pre-funding accounts and the reserve accounts described in this prospectus supplement, and to pay certain amounts owed to the securities insurer, the put option provider, the swap counterparty and the cap provider. See "Use of Proceeds," and " -- Additional Fundings" below for a description of the application of funds on deposit in each of the pre-funding accounts during the Funding Period.

         In the sale and servicing agreement, the depositor will make certain representations and warranties with respect to the student loans to the trust for the benefit of the holders of the certificates and the notes and will have certain cure, repurchase and reimbursement obligations with respect to any breaches (or the depositor will cause Key Bank USA, National Association to fulfill these obligations under the student loan transfer agreement). See "Description of the Transfer and Servicing Agreements" in the prospectus.

         To assure uniform quality in servicing and to reduce administrative costs, each sub-servicer will be appointed custodian on behalf of the indenture trustee and the trust of the promissory notes representing the student loans
which that sub-servicer is servicing on behalf of the master servicer. [    ]
will be appointed custodian on behalf of the indenture trustee and the trust of the promissory notes representing the student loans that are Key CareerLoans which the master servicer is servicing directly. The depositor's, the seller's, the master servicer's and each sub-servicer's accounting and other records will reflect the sale and assignment of the student loans to the eligible lender trustee on behalf of the trust, and Uniform Commercial Code financing statements reflecting this sale and assignment will be filed.

ACCOUNTS

         The administrator will establish and maintain the following separate segregated trust accounts:

         - the collection account (which will have two sub-accounts (one for each group of student loans) which on the closing date will have
              at least $[   ] and $[   ], respectively, on deposit);

         - the group I pre-funding account (which will consist of two sub-accounts, the group I subsequent loan sub-account and the group I other student loan sub-account);

         - the group II pre-funding account (which will consist of two sub-accounts, the group II subsequent loan sub-account and the group II other student loan sub-account);

         -    the group I and group II escrow accounts;

         -    the group I and group II cap accounts; and

         -    the group I and group II reserve accounts.

         Each of these accounts will be established in the name of the indenture trustee on behalf of the noteholders and the trust.

         Funds in the trust accounts will be invested as provided in the sale and servicing agreement in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the securities insurer, and the nationally recognized statistical rating agencies rating the Notes as being consistent with the rating of the notes.

Subject to certain conditions, eligible investments may include securities or other obligations issued by Key Bank USA, National Association or its affiliates, or trusts originated by Key Bank USA, National Association or its affiliates, or shares of investment companies for which Key Bank USA, National Association or its affiliates may serve as the investment advisor. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the applicable sub-account of the collection account on each distribution date and will be treated as collections of interest on the student loans.

         The trust accounts will be maintained as ELIGIBLE DEPOSIT ACCOUNTS.

ADDITIONAL FUNDINGS

         The trust may make additional fundings from the applicable sub-account of the related pre-funding account and the related escrow account on subsequent transfer dates during the Funding Period consisting of amounts paid to the depositor to acquire subsequent student loans and other student loans from the seller as of the applicable subsequent cutoff dates, to pay capitalized interest on the related student loans, and to pay fee advances as provided in the sale and servicing agreement.

         On the closing date, the depositor will deposit a pre-funded amount of
approximately $[   ] with respect to the group I notes into the group I
pre-funding account from the proceeds of the sale of the group I notes, and a
pre-funded amount of approximately $[   ] with respect to the group II notes
into the group II pre-funding account from the proceeds of the sale of the group
II notes. Approximately $[   ] of the group I pre-funded amount will be
allocated to the group I subsequent loan sub-account to be used exclusively for
the purchase of group I subsequent student loans, and approximately $[   ] of
the group II pre-funded amount will be allocated to the group II subsequent loan sub-account to be used exclusively for the purchase of group II subsequent student loans. The trust intends to use the funds on deposit in the subsequent student loan pre-funding sub-accounts to acquire subsequent student loans on or
prior to the special determination date. The remaining $[   ] and $[   ] will be
deposited into the group I other student loan sub-account and the group II other student loan sub-account, respectively, to be used for the purchase of other student loans during the Funding Period.

         All additional student loans to be acquired by the depositor on each subsequent transfer date will be purchased from the seller pursuant to the student loan transfer agreement and the applicable subsequent transfer agreement. Any additional student loan will be a group I student loan if it is a federal loan or will be a group II student loan if it is a guaranteed or unguaranteed private loan.

         Funds on deposit in the other student loan pre-funding sub-account of each related pre-funding account will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the related escrow account, to purchase from the depositor, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), other student loans made by the seller to those eligible borrowers who have student loans that are part of the related pool of initial student loans as of the statistical cutoff date, to pay capitalized interest on any student loans and to pay fee advances. See "The Student Loan Financing Business -- Description of Federal Loans Under the Programs -- The Federal Consolidation Loan Program" and " -- Description of Private Loans Under the Programs -- Private Consolidation Loans" in the prospectus. The depositor will acquire these other student loans from the seller under the student loan transfer agreement and the applicable subsequent transfer agreement.

         The depositor expects that the total amount of additional fundings from the pre-funding accounts will approximate 100% of the initial pre-funded amounts
by the last day of the collection period preceding the [   ] distribution date;
however, we can provide you no assurance that a sufficient amount of additional fundings will be made during this time. If, on the special determination date, the amount on deposit in either the group I or group II subsequent loan sub-account is $10,000,000 or less, the indenture trustee, or the administrator on its behalf, will transfer these amounts to the group I or group II other student loan sub-account, as applicable; or if the amount in either sub-account is greater than $10,000,000, the indenture trustee, or the administrator on its behalf, will distribute these amounts to each class of notes, pro rata, based on the initial principal balance of each class of notes, other than the class [ ] notes, in the related group of notes. Also, if the group I or group II pre-funded amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the group I or group II pre-funding account will be deposited into the related sub-account of the collection account for distribution on the immediately following distribution date. This reduction in the group I or group II pre-funded amount will result in a corresponding increase in the amount of principal distributable to the group I or group II notes, other than the class [ ] notes, as applicable, on that distribution date.

         The group I and group II pre-funded amounts will also be available on each monthly servicing payment date to cover any shortfalls in payments of the master servicing fee with respect to the group I and group II student loans, and on each distribution date to fund any related interest and expense draws and related realized loss draws, each with respect to the related group of notes, to the extent funds on deposit in the group I or group II reserve account, as applicable, are insufficient to cover these amounts. Amounts withdrawn from either of the pre-funding accounts for the purposes described in this paragraph will not be replenished with future available funds.

         In addition to the conditions set forth under "The Student Loan Pools -- General" in this prospectus supplement, the obligation of the eligible lender trustee to purchase any additional student loan on behalf of the trust is subject to the following conditions, among others:

          - the additional student loan must satisfy all applicable origination requirements and all other requirements specified in the sale and servicing agreement or related agreements;

          - neither the depositor nor the seller will select the additional student loan in a manner that it believes is adverse to the interests of the related noteholders, the securities insurer (with respect to additional student loans that will become group II student loans) or the swap counterparty; and

          - the depositor and the seller will deliver certain opinions of counsel to the indenture trustee, the securities insurer (with respect to additional student loans that will become group II student loans), the swap counterparty and the rating agencies with respect to the validity of the conveyance of the additional student loan.

         In addition, (a) no consolidation loan will be transferred to the trust
after [   ] unless at least one underlying student loan was held by the eligible lender trustee on behalf of the trust at the time of consolidation and (b) no serial loan will be transferred to the trust unless the borrower of the loan is the borrower for one or more student loans already owned by the trust.

         On each subsequent transfer date, the seller will sell and assign, without recourse, to the depositor, and the depositor will sell and assign, without recourse, to the eligible lender trustee on behalf of the trust, its respective entire interest in other student loans made or, with respect to subsequent student loans, owned during the period preceding the applicable subsequent transfer date, as of the subsequent cutoff date specified in the applicable subsequent transfer agreements to be delivered on that subsequent transfer date. Subsequent transfer dates may be the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) or certain other dates designated by the seller during the Funding Period.

         Subject to the satisfaction of the conditions described in the preceding paragraph, the seller will convey the additional student loans to the depositor, and the depositor will convey the additional student loans to the eligible lender trustee on behalf of the trust on each subsequent transfer date under the student loan transfer agreement, the sale and servicing agreement and the applicable subsequent transfer agreement (one between the seller and the depositor, and the other between the depositor and the eligible lender trustee on behalf of the trust) executed by the seller, the depositor, the master servicer, the eligible lender trustee and the administrator, as applicable, on the subsequent transfer date. Each subsequent transfer agreement will include as an exhibit a schedule identifying each additional student loan transferred on the subsequent transfer date. Upon the conveyance of additional student loans to the eligible lender trustee on behalf of the trust, the related Pool Balance of the group I or group II student loans will increase in an amount equal to the aggregate principal balances of the additional student loans (less any existing student loans being repaid pursuant to any consolidation loans included within the additional student loans) and an amount equal to the purchase price of the additional student loans will be withdrawn first from the group I or group II escrow account, as applicable, to the extent amounts are available therein and then with respect to subsequent student loans or other student loans, during the Funding Period, from the applicable sub-account of the group I or group II pre-funding account, as applicable, on that date and transferred to the depositor, who will use the proceeds to pay the seller for the additional student loans.

         The purchase price of each subsequent student loan and each other student loan will be an amount equal to [100]% with respect to each of the group I student loans, or [100]%, with respect to each of the group II student loans, respectively, in each case of the aggregate principal balance thereof as of its related subsequent cutoff date. For purposes of these calculations, the aggregate principal balance of each student loan includes accrued interest from the date of origination to the related subsequent cutoff date, in each case expected to be capitalized upon entry into repayment, and any lost interest subsidy payments and special allowance payments with respect thereto.

         With respect to any consolidation loan to be made by the seller to a given borrower, the eligible lender trustee on behalf of the trust will convey to the depositor and the depositor will convey to the seller all underlying federal loans and underlying private loans, as applicable (each as described under "The Student Loan Financing Business" in the prospectus) held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the seller. In exchange for and simultaneously with this conveyance, the depositor will or will cause the seller to deposit into the applicable escrow account an amount of cash equal to the principal balances of all such underlying federal loans and underlying private loans, plus accrued interest to the date of the conveyance. Each purchase of a serial loan will be funded by means of a transfer during the Funding Period, from the related sub-account of the group I or group II funding account, as applicable, of an amount equal to the purchase price of the serial loan.

         Amounts on deposit in the escrow accounts will be invested in eligible investments (see " -- Accounts" above) and will be used on succeeding subsequent transfer dates, as described above, to purchase additional student loans from the seller. Any amounts remaining in either the group I or group II escrow account on the last possible subsequent transfer date after giving effect to the conveyance of all such additional student loans on that subsequent transfer date will be deposited into the related sub-account of the collection account and distributed as Group I or Group II Available Funds, as applicable, on the distribution date immediately following the final subsequent transfer date.

SERVICING PROCEDURES

         Under the sale and servicing agreement, the master servicer has agreed to service and perform all other related tasks (or to cause the sub-servicers to service and perform all other related tasks) with respect to the student loans acquired from time to time. So long as no claim is being made against a guarantor for any student loan which a sub-servicer is servicing, the sub-servicers will hold, as custodian on behalf of the trust and the indenture trustee, the student loan notes (or copies of master promissory notes)
evidencing, and other documents relating to, that student loan. [   ] will hold,
as custodian on behalf of the trust, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, the student loans that are Key CareerLoans. The master servicer is required under the sale and servicing agreement (or must cause a sub-servicer) to perform all services and duties customary to the servicing of student loans (including all collection practices) with reasonable care, and in compliance with all standards and procedures provided for in the Higher Education Act and the guarantee agreements, as applicable, and in accordance with all other applicable federal and state laws.

         Without limiting the foregoing, the responsibilities of the master servicer under the sale and servicing agreement (or of a sub-servicer pursuant to a sub-servicing agreement) include, but are not limited to, the following: collecting and depositing into the applicable sub-account of the collection account (or, in the event that daily deposits into the collection account are not required, paying to the administrator) all payments with respect to the student loans the master servicer (or a sub-servicer) is servicing, including claiming and obtaining any guarantee payments with respect thereto, but excluding such tasks with respect to interest subsidy payments and special allowance payments (which the administrator and the eligible lender trustee have agreed to perform, see " -- Administrator" below), responding to inquiries from borrowers on those student loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers.

         In addition, the master servicer will (or will cause each sub-servicer to) keep ongoing records with respect to these student loans and collections thereon and will furnish periodic statements to the administrator regarding this information, in accordance with the master servicer's (or such sub-servicer's) customary practices with respect to the seller and as otherwise required in the sale and servicing agreement. Without being released from its obligations under the sale and servicing agreement, the master servicer may cause the sub-servicers to perform some or all of its duties listed above on its behalf pursuant to the sub-servicing agreements, and in the event that any of these duties require consents, approvals or licenses under the Higher Education Act or otherwise, the master servicer will appoint one or more sub-servicers that possess such consents, approvals and licenses to act on its behalf. However, the master servicer will still be responsible for the failure of any sub-servicer to perform these activities. In its capacity as a sub-servicer, each of PHEAA and Great Lakes may from time to time be required on behalf of the trust to file claims against, and pursue the receipt of guarantee payments from, itself as a federal guarantor.

PAYMENTS ON STUDENT LOANS

         Except as provided below, the master servicer or a sub-servicer, as applicable, will deposit all payments on student loans (from whatever source), and all proceeds of student loans collected by it during each collection period into the related sub-account of the collection account with respect to the group I or group II student loans, as applicable, within two business days of receipt. Except as provided below, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments with respect to the student loans received by it during each collection period into the related sub-account of the collection account within two business days of receipt.

         However, for so long as Key Bank USA, National Association is the administrator, and provided that (x) there exists no administrator default (as described below), (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, and (z) the administrator maintains certain minimum required ratings on its short-term and long-term debt obligations, the master servicer, each sub-servicer and the eligible lender trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the collection account to the administrator, and the administrator will not be required to deposit these amounts into the collection account until on or before the business day immediately preceding each monthly servicing payment date (to the extent of the master servicing fee payable on that date) and on or before the business day immediately preceding each distribution date (to the extent of the remainder of such amounts). In this event, the administrator will deposit the aggregate purchase amounts of student loans repurchased by the depositor (or Key Bank USA, National Association acting on its behalf) or purchased by the master servicer into the related sub-account of the collection account on or before the third business day preceding each distribution date.

         The purchase amount is, as of the close of business on the last day of a collection period, (1) [100] % of the amount required to repay in full a federal loan, and (2) [100] % of the amount required to repay in full a guaranteed or unguaranteed private loan, in each case under their terms including all accrued interest expected to be capitalized upon entry into repayment and, in the case of any group I student loan, any lost interest subsidy payments and special allowance payments related thereto.

MASTER SERVICER COVENANTS

         In the sale and servicing agreement, the master servicer covenants that:

          - it will or will cause each sub-servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the student loans the master servicer or a sub-servicer is servicing, maintain in effect all qualifications required to service these student loans and comply in all material respects with all requirements of law in connection with servicing these student loans, the failure to comply with which would have a materially adverse effect on the securities insurer, the swap counterparty or the noteholders;

          - it will not permit nor permit a sub-servicer to permit any rescission or cancellation of a student loan which the master servicer or a sub-servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the eligible lender trustee, the securities insurer, the swap counterparty and the indenture trustee;

          - it will not and will not permit a sub-servicer to impair the rights of the securities insurer (with respect to group II student loans), the swap counterparty or the noteholders in those student loans; and

          - it will not nor permit a sub-servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of Key Bank USA, National Association in particular and any applicable Program requirements.

         Under the terms of the sale and servicing agreement, if the depositor or the master servicer discovers, or receives written notice, that any covenant of the master servicer (or covenants made by the master servicer relating to either of the sub-servicers), set forth above has not been complied with by the master servicer (or a sub-servicer) in all material respects and such noncompliance has not been cured within 60 days and has a materially adverse effect on the interest of the securities insurer (with respect to the group II student loans), the swap counterparty, or the related noteholders in any student loan (it being understood that in the case of any guaranteed student loan, any breach that does not affect the related guarantor's obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect), unless the breach is cured, the master servicer will purchase the student loan as of the first day following the end of the 60-day period that is the last day of a collection period. In that event, the master servicer will be obligated to deposit into the related sub-account of the collection account an amount equal to the purchase amount of the student loan and the trust's interest in that student loan will be automatically assigned to the master servicer. In addition, the master servicer will reimburse the trust with respect to any federal loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement due to, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education as a result of, a breach of any such covenant of the master servicer.

         Upon the occurrence and continuance of a master servicer default, with respect to the group I student loans, the group I noteholders then controlling remedies under the indenture, and with respect to the group II student loans, the securities insurer (unless a securities insurer default has occurred and is continuing, then the group II noteholders otherwise entitled to control remedies under the indenture), may direct the indenture trustee to terminate the master servicer and appoint a successor master servicer with respect to that group of student loans. In that event, a different master servicer may service each group of student loans. See, "Description of the Transfer and Servicing Agreements -- Master Servicer Default; Administrator Default" and " -- Rights Upon Master Servicer Default and Administrator Default" in the prospectus for a description of the Master Servicer Defaults and the available remedies. See also "Risk Factors" herein.

INCENTIVE PROGRAMS

         Certain incentive programs currently or hereafter made available by Key Bank USA, National Association to borrowers may also be made available by the master servicer or a sub-servicer to borrowers with student loans. Except for guaranteed and unguaranteed private loans eligible for the "Keys2Repay Program," which allows certain borrowers to choose repayment terms of 10, 15 or 25 years at interest rates that vary in accordance with the selected term, any incentive program that effectively reduces borrower payments on student loans and, with respect to federal loans, is not required by the Higher Education Act will be applicable to the student loans only if and to the extent that the master servicer or a sub-servicer receives payment on behalf of the trust from Key Bank USA, National Association in an amount sufficient to offset these effective yield reductions. See "The Student Loan Financing Business -- Incentive Programs" in the prospectus.

SERVICING COMPENSATION

         The master servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, a master servicing fee monthly in an amount equal to [ ]% on an annualized basis of the related Pool Balance of each group of student loans as of the last day of the immediately preceding calendar month together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions as master servicer for the trust described above. The percentage of the Pool Balance payable to the master servicer may be subject to reasonable increase agreed to by the administrator, the eligible lender trustee, the securities insurer (with respect to the group II student loans) and the master servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the master servicer in providing the services to be provided under the sale and servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the master servicer or a sub-servicer. The master servicing fee (together with any portion of the master servicing fee that remains unpaid from prior distribution dates) will be payable on each monthly servicing payment date, which will be the [25]th day of each month (or if that day is not a business day, the next succeeding business day), and will be paid solely out of the Available Funds with respect to each group of notes and amounts on deposit in the related reserve account on such monthly servicing payment date. In return for receiving the master servicing fee, the sub-servicers will be paid solely by the master servicer under the sub-servicing agreements.

         The master servicing fee will compensate the master servicer for performing (or for arranging the performance by the sub-servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, accounting for collections and furnishing monthly and annual statements to the administrator. The master servicing fee also will reimburse the master servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the student loans.

DISTRIBUTIONS

         Deposits to Collection Account. On each determination date, which will be on or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information regarding the distributions to be made on that distribution date.

         On or before the business day preceding each monthly servicing payment date that is not a distribution date, the administrator will cause (or will cause the master servicer and the eligible lender trustee to cause) a portion of the amount of the Available Funds with respect to each of the group I and group II notes equal to the master servicing fee allocated to the group I and group II student loans, respectively, payable on that date to be deposited into the applicable sub-account of the collection account for payment [to the seller in the case of such excess guarantee payments (with respect to the group II student loans only), and] to the master servicer [in the case of the master servicing fee] (calculated separately for the group I and group II student loans). On or before the business day prior to each distribution date, the administrator will cause (or will cause the master servicer and the eligible lender trustee to cause) the amount of Available Funds to be deposited into the collection account.

         Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the master servicer the related master servicing fee due on the group I and group II student loans for the period from and including the preceding monthly servicing payment date from amounts on deposit in the applicable sub-account of the collection account.

         GROUP I NOTES. On each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Group I Available Funds for the related collection period:

     1. to the master servicer, the master servicing fee with respect to the group I student loans due on that distribution date and all prior unpaid master servicing fees allocated to the group I student loans;

     2. to the administrator, the portion of the administration fee allocated to the group I notes and all unpaid administration fees from prior collection periods allocated to the group I notes;

     3. pro rata (x) to the holders of the group I class [ ] notes, the Noteholders' Interest Distribution Amount for the group I class [ ] notes, and (y) to the swap counterparty, the trust swap payment amount with respect to the group I interest rate swap, if any, for that distribution date plus in certain circumstances when the trust is the defaulting party under the group I interest rate swap, the related termination payment due the swap counterparty;

     4. to the group I reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group I reserve account to the related Specified Reserve Account Balance;

     5. provided that a Subordinate Note Interest Trigger for the group I notes is not in effect, to the holders of the class [ ] notes, the Noteholders' Interest Distribution Amount for the class [ ] notes;

     6. to the holders of the group I notes, the group I Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group I notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group I notes is in effect, the group I Principal Distribution Amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class [ ] notes until paid in full, then to the class [ ] notes until paid in full, and then to the class [ ] notes; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger is in effect, the senior percentage of the Principal Distribution Amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the group I Principal Distribution Amount will be payable to the class [ ] notes;

     7. if a Subordinate Note Interest Trigger for the group I notes is in effect, to the holders of the class [ ] notes, the Noteholders' Interest Distribution Amount for the class [ ] notes;

     8. to the holders of the group I class [ ] notes on a pro rata basis, based on the amount of any Noteholders' Interest Index Carryover owing on each such class of group I class [ ] notes, the aggregate unpaid amount of such Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the cap provider under the group I basis risk cap;

     9. to the holders of the class [ ] notes, the aggregate unpaid amount of Noteholders' Interest Index Carryover with respect to the class [ ] notes, if any, but only to the extent not paid by the cap provider under the group I basis risk cap;

     10. to the swap counterparty, all other amounts due and owing to the swap counterparty under the group I interest rate swap not reimbursed pursuant to clause (3) above;

     11. to the cap provider, an amount sufficient to reimburse the cap provider for all previous payments under the group I basis risk cap and any other amounts due to the cap provider under the group I basis risk cap;

     12. after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments pursuant to clauses (1) through (13) below under " -- Group II Notes," any remaining amounts will be paid to the group II noteholders, the master servicer, the administrator, the securities insurer and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses (1) through (13), inclusive, up to the amount of such deficiency in Group II Available Funds; and

     13. to the certificateholder, any remaining amounts after application of clauses (1) through (12).

         GROUP II NOTES. On each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Group II Available Funds for the related collection period:

     1. to the master servicer, the master servicing fee with respect to the group II student loans due on that distribution date and all prior unpaid master servicing fees allocated to the group II student loans;

     2. to the administrator, the portion of the administration fee allocated to the group II notes and all unpaid administration fees from prior collection periods allocated to the group II notes;

     3. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, the amount of all insurance premiums due under the group II insured notes guaranty insurance policy;

     4. to the holders of the class [ ] notes, the class [ ] notes, the class [ ] notes and the class [ ] notes on a pro rata basis, the Noteholders' Interest Distribution Amount for the group II class [ ] notes;

     5. provided that a Subordinate Note Interest Trigger is not in effect, to the holders of the class [ ] notes, the Noteholders' Interest Distribution Amount for the class [ ] notes;

     6. to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under any of the group II insured notes guaranty insurance policy, plus interest thereon;

     7. to the group II reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group II reserve account to the related Specified Reserve Account Balance;

     8. to the holders of the group II notes, other than the class [ ] notes, the group II Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group II notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group II notes is in effect, the group II Principal Distribution Amount for the group II notes, other than the class [ ] notes, will be payable to the group II senior notes (other than the class [ ] notes) and the securities insurer, in the following sequential order (i) to the class [ ] notes until paid in full, then (ii) to the class [ ] notes until paid in full, then (iii) to the class [ ] notes until paid in full, then (iv) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the group II insured notes guaranty insurance policy made to the holders of the class [ ] or class [ ] notes, plus interest thereon, then (v) to the class [ ] notes, and finally (vi) to the securities insurer, provided no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws under the group II insured notes guaranty insurance policy made to the holders of the class [ ] notes, plus interest thereon; and (b) after the related stepdown date and so long as no Subordinate Note Principal Trigger for the group II notes is in effect, the applicable senior percentage of the Principal Distribution Amount for the group II notes, other than the class [ ] notes, will be payable to the group II senior notes, other than the class [ ] notes, and the securities insurer (in the same order of priority as described in clause (a) above) and the subordinate percentage of the group II Principal Distribution Amount will be payable to the class [ ] notes, and the securities insurer, if applicable;

     9. if a Subordinate Note Interest Trigger is in effect for the group II notes, to the holders of the class [ ] notes, the Noteholders' Interest Distribution Amount for the class [ ] notes;

     10. to the securities insurer, an amount equal to all unreimbursed INSURED PAYMENTS made on prior distribution dates, together with accrued interest thereon, as provided, not previously reimbursed above, and all other amounts owed to the securities insurer under the Insurance Agreement, including all unpaid insurance premiums;

     11. to the holders of the group II notes, other than the class [ ] notes, on a pro rata basis, based on the amount of any Noteholders' Interest Index Carryover owing on each such class of group II notes, the aggregate unpaid amount of such Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the cap provider under the group II basis risk cap;

     12. to the holders of the class [ ] notes, the aggregate unpaid amount of Noteholders' Interest Index Carryover with respect to the class [ ] notes, if any, but only to the extent not paid by the cap provider under the group II basis risk cap;

     13. to the cap provider, an amount sufficient to reimburse the cap provider for all previous payments under the group II basis risk cap and any other amounts due to the cap provider under the group II basis risk cap;

     14. after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments pursuant to clauses (1) through (11) above under " -- Group I Notes," any remaining amounts will be paid to the Group I Noteholders, the master servicer, the administrator, the swap counterparty and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses (1) through (11), inclusive, up to the amount of such deficiency in Group I Available Funds; and

     15. to the certificateholder, any remaining amounts after application of clauses (1) through (14).

         The noteholders will not have any further rights to Available Funds distributed to the certificateholder as described above.

         Also, if as of the special determination date (after giving effect to all purchases of subsequent student loans on that date) either the group I or group II subsequent loan sub-account of the group I or group II pre-funding account, as the case may be, has not been reduced to zero, the indenture trustee will withdraw all remaining sums on the distribution date corresponding to the special redemption date and, (x) if the amount in either subsequent loan sub-account is greater than $10,000,000, distribute those amounts pro rata to each class of group I notes or group II notes, as applicable, based on the initial principal balance of each class of notes in the related group of notes, as a payment of principal, and (y) if the amount in either subsequent loan sub-account is $10,000,000 or less, transfer those amounts to the group I or group II other student loan sub-account, as applicable.

CREDIT ENHANCEMENT

         Excess Interest. Excess interest is created with respect to the group I or group II student loans when interest collections on the group I or group II student loans, respectively, received during a collection period (including, with respect to the group I student loans, related interest subsidy payments and special allowance payments), related investment earnings and trust swap receipt amounts from the group I interest rate swap exceeds the following:

          - the interest on the group I or group II notes, respectively, at the related interest rates;

          - fees allocated to the group I or group II student loans, respectively, due under the program;

          - the master servicing fee with respect to the group I or group II student loans;

          -    the related allocated portion of the administration fee;

          - the quarterly premium payable to the securities insurer (with respect to the group II notes); and

          - any trust swap payment amounts with respect to the group I interest rate swap payable to the swap counterparty in respect of the related distribution date.

         Trust swap receipt amounts will equal on any distribution date the sum of (i) the net trust swap receipt (calculated as described under " -- Interest Rate Swap" below) under the group I interest rate swap for that distribution date and (ii) the excess of the trust swap receipt amount on the preceding distribution date over the amount actually paid by the swap counterparty on that preceding distribution date plus interest on that excess from such preceding distribution date to the current distribution date at the rate of Three-Month LIBOR for the related interest period.

         Trust swap payment amounts will equal on any distribution date the sum of (i) the net trust swap payment (calculated as described under " -- Interest Rate Swap" below) under the group I interest rate swap for that distribution date and (ii) the excess of the trust swap payment amount on the preceding distribution date over the amount actually paid to the swap counterparty on that preceding distribution date plus interest on that excess from such preceding distribution date to the current distribution date at the rate of Three-Month LIBOR for the related interest period.

         Excess interest with respect to the group I or group II student loans, as the case may be, is intended to provide "first loss" protection for the related class of notes. Excess interest will first be deposited in the group I or group II reserve account, as applicable, until the related Specified Reserve Account Balance is met. Excess interest with respect to the group I or group II student loans, as the case may be, to the extent available after any required deposits to the group I or group II reserve account, as applicable, will be applied on each distribution date to cover realized losses on the group I or group II student loans, as applicable, incurred during the related collection period.

         Also, before the distribution date on which the principal balance of the group I or group II notes equals the sum of the Group I or Group II Pool Balance and amounts on deposit in the related pre-funding account as of the last day of the related collection period, excess interest will be applied as an accelerated payment of principal on each applicable class of the related group of notes in sequential order until the principal balance of the group I or group II student loans, as applicable, equals the outstanding principal balance of the group I or group II notes (other than the class [ ] notes), as applicable. If a Trigger Event occurs with respect to the group II notes, or a decision by the related noteholders to exercise the group I or group II put option, followed either by (1) an inability of the indenture trustee to exercise the related put option due to the minimum acceptable put option exercise price being greater than the put option exercise price (plus all amounts then on the deposit in the group I or group II reserve account, as applicable), or (2) both a default by the put option provider and a failed auction with respect to the related group
of student loans, following the [    ] distribution date, all excess interest
will be applied as an accelerated payment of principal on each class of notes (other than the class [ ] notes) in the related group of notes, in sequential order, until the principal balance of the group I or group II notes (other than the class [ ] notes), as applicable, has been reduced to zero.

         We can give you no assurance about the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes (other than the class [ ] notes) will affect the weighted average life and yield on your investment. To the extent excess interest is not sufficient to cover realized losses on the student loans or to achieve the parity of the principal balance of the group I or group II notes with the sum of the Group I or Group II Pool Balance and amounts on deposit in the related pre-funding account, you will rely solely on amounts in the group I or group II reserve account, as applicable, payments under the group II insured notes guaranty insurance policy (with respect to the group II insured notes only) and other collections on the group I or group II student loans, as applicable, for payments on your notes. Excess interest not applied to make required distributions on any distribution date will be paid to the certificateholder and will not be available on subsequent distribution dates to make payments on any class of the notes.

         Reserve Accounts. Under the sale and servicing agreement, the group I reserve account and the group II reserve account will be created with initial deposits by the depositor on the closing date of cash or eligible investments in
an amount equal to approximately $[   ] and $[   ], respectively. On the closing
date, the group I and group II reserve account initial deposit will equal the related Specified Reserve Account Balance as of the closing date. The amounts on deposit in each reserve account to the extent used will be replenished up to the related Specified Reserve Account Balance on each distribution date by deposit of the amount, if any, necessary to reinstate the balance of that reserve account to the related Specified Reserve Account Balance from the amount of related Available Funds remaining after payment of the prior amounts set forth under " -- Distributions" above with respect to the related group of notes, all for that distribution date.

         Funds will be withdrawn from the group I or the group II reserve account, as the case may be, to the extent that the amount of Group I or Group II Available Funds, as applicable, is insufficient to pay the master servicing fee with respect to the group I and group II student loans, respectively, on any monthly servicing payment date, and the related interest and expense draw on any distribution date. The interest and expense draw with respect to the group I notes will consist of the items specified in clauses (1), (2), (3) and (5) under " -- Distributions -- Distributions from the Collection Account -- Group I Notes" above, and the interest and expense draw with respect to the group II notes will consist of the items specified in clauses (2) through (6) under " -- Distributions -- Distributions from the Collection Account -- Group II Notes" above. The funds will be paid from the group I or group II reserve account, as applicable, to the master servicer on a monthly servicing payment date, and to the persons and in the order of priority specified for distributions out of the related sub-account of the collection account in clauses (1), (2), (3) and (5) above with respect to the group I notes, or clauses (2) through (6) above with respect to the group II notes, on a distribution date. In addition, on the final maturity dates for each class of notes (other than the class [ ] notes), amounts on deposit in the applicable reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of that class of the notes to zero. Amounts on deposit in the reserve accounts will not be available to cover any reimbursement for Noteholders' Interest Index Carryover.

         Also, to the extent that realized losses occur with respect to the group I or group II student loans, a realized loss draw may be made from the related reserve account as described in the following two paragraphs. A realized loss will be the excess of the principal balance of a liquidated student loan over the LIQUIDATION PROCEEDS for the related group of student loans to the extent allocable to principal.

         If on any distribution date before the parity of the principal balance of the group I or group II notes with the sum of the Group I or Group II Pool Balance and amounts on deposit in the related pre-funding account, the amount by which the applicable Pool Balance as of the last day of the second preceding collection period (or in the case of the first distribution date, as of the cutoff date) minus the related Pool Balance as of the last day of the related collection period exceeds the amount remaining to be distributed as the related Noteholders' Principal Distribution Amount will be withdrawn from the applicable reserve account as a realized loss draw and deposited in the related sub-account of the collection account and distributed by the indenture trustee as a payment in respect of the related Noteholders' Principal Distribution Amount (and distributed in the order of priority as set forth under " -- Distributions -- Distributions from the Collection Account -- Group I Notes," or " -- Distributions -- Distributions from the Collection Account -- Group II Notes," as applicable).

         If on any distribution date on or after the parity of the principal balance of the group I or group II notes with the sum of the Group I or Group II Pool Balance and amounts on deposit in the related pre-funding account is achieved, the amount available to be distributed as the related Noteholders' Principal Distribution Amount is less than the related Noteholders' Principal Distribution Amount for that distribution date, the difference will be withdrawn from the applicable reserve account as a realized loss draw and deposited in the related sub-account of the collection account and distributed as a payment in respect of the related Noteholders' Principal Distribution Amount (and distributed in the order of priority as set forth under " -- Distributions

-- Distributions from the Collection Account -- Group I Notes," or " -- Distributions -- Distributions from the Collection Account -- Group II Notes," as applicable).

         If the amount on deposit in the group I or group II reserve account on any distribution date (after giving effect to all deposits or withdrawals on that distribution date) is greater than the related Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution to the certificateholder as Group I or Group II Available Funds, as applicable, on such distribution date. The noteholders will not have any further rights to Available Funds distributed to the certificateholder as described above. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve accounts will continue to be held for the benefit of the trust.

         The reserve accounts are intended to enhance the likelihood of timely receipt by the noteholders in each group of notes of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, either or both reserve accounts could be depleted.

         Subordination of the Subordinate Notes. The rights of the holders of the group I and group II subordinate notes to receive payments of interest are subordinated to the rights of the holders of the group I and group II senior notes, respectively, to receive payments of interest (and, if a Subordinate Note Interest Trigger has occurred and is continuing, payments of principal on the applicable classes of notes as well) and the rights of the holders of the group I and group II subordinate notes to receive payments of principal are subordinated to the rights of the holders of the group I and group II senior notes (other than the class [ ] notes), respectively, to receive payments of interest and principal and the class [ ] notes to receive payments of interest. Consequently, amounts on deposit in the related sub-account of the collection account and to the extent necessary, the related reserve account and, during the Funding Period, the related pre-funding account, will be applied to the payment of interest on the group I and group II senior notes before payment of interest on the group I and group II subordinate notes, respectively. Also, for so long as the group I and group II senior notes are outstanding, the holders of the group I and group II subordinate notes, respectively, will not be entitled to any payments of principal until the stepdown date, and after the stepdown date, the holders of the group I and group II subordinate notes will be entitled to payments of principal only if a related Subordinate Note Principal Trigger is not in effect.

         Group II Insured Notes Guaranty Insurance Policy. On the closing date, the securities insurer will issue the group II insured notes guaranty insurance policy, which will be available as credit enhancement to the holders of the group II notes (other than the class [ ] notes and the class [ ] notes) only under the terms described herein. The group II insured notes guaranty insurance policy will unconditionally and irrevocably guarantee the timely payment of the Noteholders' Interest Distribution Amount on each distribution date for the group II insured notes and the aggregate unpaid principal balance of those classes of notes on their respective final maturity dates. See "The Group II Insured Notes Guaranty Insurance Policy and the Securities Insurer."

         Cross-Collateralization. With respect to the Group I Available Funds, on each distribution date, after all payments are made to the group I noteholders and all amounts then due and owing to the master servicer, the swap counterparty and the cap provider, that are payable from the Group I Available Funds, are paid in full, any remaining amounts will become part of the Group II Available Funds for that distribution date. With respect to the Group II Available Funds, on each distribution date, after all payments are made to the group II noteholders and all amounts then due and owing to the securities insurer, the master servicer, the swap counterparty and the cap provider, that are payable from the Group II Available Funds, are paid in full, if the Group I Available Funds on that distribution date are not enough to pay (1) the related Noteholders' Interest Distribution Amount to the group I noteholders, or (2) amounts owed to the swap counterparty and/or the cap provider with respect to the group I notes, any remaining Group II Available Funds may be used to pay these deficiencies to the affected group I noteholders, the swap counterparty and/or the cap provider, as applicable. To the extent these Available Funds are not used for these purposes, all remaining sums will be distributed to the holder of the certificates and will not be available to the noteholders on subsequent distribution dates. We can give you no assurance that on any distribution date there ever will be sufficient Group I Available Funds to make payments to the group II noteholders nor that there will be sufficient Group II Available Funds to make payments to the group I noteholders.

GROUP I INTEREST RATE SWAP

         Payments Under the Interest Rate Swap. On the closing date, the trust will enter into the group I interest rate swap with Key Bank USA, National Association, as the swap counterparty. The group I interest rate swap will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border), or ISDA master agreement, modified to reflect the terms of the group I notes, the certificates, the indenture, the sale and servicing agreement and the group I interest rate swap. The group I interest rate swap will terminate on the earliest to occur of (i) full payment of the group I notes, (ii) full re-payment of all of the commercial paper rate loans, (iii) the liquidation of the group I student loans as a result of the occurrence and continuation of an event of default under the indenture, and (iv) the early termination of the group I interest rate swap in accordance with its terms.

         Under the group I interest rate swap, on each distribution date, the trust will owe the swap counterparty a net trust swap payment calculated as follows for each of the monthly periods in the related collection period, beginning with the monthly period commencing [ ]:

(I) the product of:

          - the commercial paper rate as determined as of the first day of the related monthly period;

          - the aggregate principal balance of the commercial paper rate loans as determined as of the first day of the related monthly period; and

          - a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

         And, under the group I interest rate swap, on each distribution date, the swap counterparty will owe the trust a net trust swap receipt calculated as follows for each of the monthly periods in the related collection period
beginning with the monthly period commencing [   ]:

(II) the product of:

          - Three-Month LIBOR (calculated in the same manner and on such dates as such index is calculated for the notes for the related interest period) less [ ]%;

          - the aggregate principal balance of the commercial paper rate loans as determined as of the first day of the related monthly period; and

          - a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

         Payments will be made on a net basis with respect to the group I interest rate swap between the trust and the swap counterparty, in an amount equal to the excess of (I) over (II) above for the related collection period, in the case of a net trust swap payment, or the excess of (II) over (I) above for the related collection period, in the case of a net trust swap receipt.

         The swap counterparty will be entitled to an upfront fee on the closing date and to all trust swap payment amounts, in accordance with the payment priorities set forth above under " -- Distributions -- Distributions from the Collection Account."

         Conditions Precedent. The obligations of the swap counterparty and the trust to pay certain amounts due under the group I interest rate swap will be subject to the following conditions precedent: (i) no swap default or event that with the giving of notice or lapse of time or both would become a swap default shall have occurred and be continuing and (ii) no termination event under the group I interest rate swap has occurred or been effectively designated, except that the swap counterparty's obligation to pay these amounts will not be subject to these conditions unless principal of the related group of the notes has been accelerated following an event of default under the indenture.

         Defaults Under the Group I Interest Rate Swap. Events of default under the group I interest rate swap are limited to:

          - failure of the swap counterparty or the trust to pay any amount when due under the group I interest rate swap after giving effect to the applicable grace period but, in the case of the trust, only if the trust has sufficient Group I Available Funds remaining to pay these obligations on any distribution date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under " -- Distributions -- Distributions from the Collection Account;"

          - the occurrence of certain events of insolvency or bankruptcy of the trust or the swap counterparty;

          - an acceleration of the principal of the group I notes following an event of default under the indenture; and

          - the following other standard events of default under ISDA master agreements: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Misrepresentation" (not applicable to the trust), and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a) (ii), 5(a) (iii), 5(a) (iv) and 5(a) (viii) of the ISDA master agreement.

         Termination Events. A termination event under the group I interest rate swap consists of the following events under the ISDA master agreement:
"Illegality" (which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the group I interest rate swap), and "Tax Event" (which generally relates to either party to the group I interest rate swap receiving a payment under the group I interest rate swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b) (i) and 5(b) (ii) of the ISDA master agreement. The occurrence of a rating agency downgrade will also be a Termination Event under the group I interest rate swap.

         Early Termination of the Interest Rate Swap. Upon the occurrence of any event of default under the group I interest rate swap, the non-defaulting party will have the right to designate an early termination date. With respect to termination events, an early termination date may be designated by one of the parties (as specified in the group I interest rate swap) and will occur only upon notice and, in certain circumstances, after any "Affected Party" (as defined in the group I interest rate swap) has used reasonable efforts to transfer its rights and obligations under the group I interest rate swap to a related entity within a limited period after notice has been given of the termination event, all as set forth in each of the group I interest rate swap.

         Upon any early termination date of the group I interest rate swap, the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused such termination). The amount of this termination payment will be based on the value of the group I interest rate swap computed in accordance with the procedures set forth in the group I interest rate swap. Any such payment could be substantial. In the event that the trust is required to make such a termination payment and the trust is the defaulting party (other than as a result of a failure to pay), the payment will be payable in the same order of priority as any trust swap payment amount payable to the swap counterparty (which is payable pari passu with the related Noteholders' Interest Distribution Amount for the Group I Notes). However, if a termination payment is owed to the swap counterparty following an event of default resulting from a default of the swap counterparty or a termination event, the termination payment will be subordinate to the right of the group I noteholders to receive full payment of principal and/or interest, as applicable, on the group I notes. Accordingly, termination payments, if required to be made by the trust, could result in shortfalls to the group I noteholders.

         If, following an early termination date with respect to the group I interest rate swap, a termination payment is owed by the trust to the swap counterparty and the trust receives an assumption payment from a successor swap counterparty to assume the position of the swap counterparty, the portion of the assumption payment that does not exceed the amount of the termination payment owed by the trust to the swap counterparty will be paid by the trust to the swap counterparty and will not be available to make distributions to the group I noteholders. Following this payment, the amount of the termination payment owed by the trust to the swap counterparty will be reduced by the amount of this payment.

BASIS RISK CAPS

         Payments Under the Basis Risk Caps. On the closing date, the trust will enter into the group I basis risk cap and the group II basis risk cap, each with [Key Bank USA, National Association] as the cap provider. Each of the basis risk caps will be documented according to an ISDA master agreement, modified to reflect the terms of the group I notes or the group II notes (other than the class [ ] notes), as applicable, the certificates, the indenture, the sale and servicing agreement and the group I or group II basis risk cap, as applicable. Each of the basis risk caps will terminate on the date that is the earliest to
occur of the distribution date in [   ], the date on which the group I or group
II notes, as applicable, have been paid in full, the occurrence and continuation of an event of default under the indenture resulting in a liquidation of the group I or group II student loans, as applicable, and the date on which each of the basis risk caps is terminated in accordance with its terms through an early termination.

         Under each of the basis risk caps, the cap provider will pay to the trust on each distribution date any related Noteholders' Interest Index Carryover with respect to either the group I or group II notes (other than the class [ ] notes), as applicable, created on that distribution date. The cap provider will be entitled to an upfront fee on the closing date and to reimbursement for all sums paid to either the group I or group II noteholders (other than the class [ ] noteholders), as applicable, as related Noteholders' Interest Index Carryover but on a subordinated basis and only if sufficient Group I or Group II Available Funds are available on subsequent distribution dates after making all related prior distributions on those distribution dates in accordance with the payment priorities set forth above under " -- Distributions -- Distributions from the Collection Account."

         Defaults Under the Basis Risk Caps. Events of default under each of the basis risk caps are limited to:

          - failure of the cap provider or the trust to pay any amount when due under the group I or group II basis risk cap, as applicable but, in the case of the Trust, only if the trust has either Group I or Group II Available Funds, as applicable, remaining to pay these obligations on any distribution date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under " -- Distributions -- Distributions from the Collection Account;" and

          -    certain events of insolvency or bankruptcy of the cap provider.

         THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY DOES NOT PROVIDE ANY INSURANCE COVERAGE IN THE EVENT OF A DEFAULT BY THE CAP PROVIDER.

         Termination Event. A termination event under each of the basis risk caps consists of the following event under the ISDA master agreements:
"Illegality," which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the basis risk caps.

         Payments Upon Termination. If either of the basis risk caps is terminated due to a termination event or an event of default, the cap provider will pay to the trust as liquidated damages an amount equal to the fee it received on the closing date with respect to the group I or group II basis risk cap, as applicable. The amount of liquidated damages is not expected to be sufficient to find a replacement cap provider and there is no obligation of the trust, the depositor, the seller, the indenture trustee, the administrator, the cap provider or any other person to find a replacement cap provider if either basis risk cap is terminated. You should note that the amount of this fee may be insufficient to offset any resulting Noteholders' Interest Index Carryover on future distribution dates. If either basis risk cap is terminated and the cap provider is owed any sums for amounts previously paid to the trust under the basis risk cap, the cap provider will be entitled to reimbursement from the trust for all of these sums, but only if Group I or Group II Available Funds, as applicable, are available on subsequent distribution dates after making all other required distributions with more senior priorities in accordance with the payment priorities set forth above under " -- Distributions -- Distributions from the Collection Account."

THE SWAP COUNTERPARTY AND CAP PROVIDER

         Key Bank USA, National Association is a national banking association, a wholly owned subsidiary of KeyCorp, and the parent of the depositor. Key Bank USA, National Association is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of [ ], Key Bank USA, National Association had total assets of approximately $[ ] billion, total liabilities of approximately $[ ] billion and approximately $[ ] million in stockholders' equity. Key Bank USA, National Association's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of Key Bank USA, National Association are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300. Additional information regarding Key Bank USA, National Association, in any of its capacities as described herein, including call reports, are available upon written request from the administrator at the above address.

         KeyCorp is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (or SEC). These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material is also available on the SEC's internet site on the world wide web located at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning KeyCorp can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         As of [ ], Key Bank USA, National Association had long-term, senior unsecured debt ratings of ["A1"] and ["A"] by MOODY'S and S&P, respectively. The obligations of the swap counterparty are not guaranteed by the securities insurer. If (1) the short-term debt rating of the swap counterparty (or any successor credit support provider) is withdrawn, suspended or reduced below ["A-1"] by S&P, or (2) the long-term debt rating of the swap counterparty (or any successor credit support provider) is withdrawn, suspended or reduced below ["A1"] by Moody's, this will constitute a rating agency downgrade and the swap counterparty is required, no later than the 30th day following the rating agency downgrade, at the swap counterparty's expense, either to (i) obtain a substitute swap counterparty, which does not cause any rating agency to lower its then current rating of any class of group I notes (with respect to the group I interest rate swap) or (ii) enter into arrangements reasonably satisfactory to the indenture trustee and each of the rating agencies, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of the rating agency will result in the total negation of the effect or impact of the rating agency downgrade on the respective noteholders and the securities insurer. The swap counterparty will have the right to consent to any amendments, supplements or modifications to each of the transfer and servicing agreements.

         THE OBLIGATIONS OF KEY BANK USA, NATIONAL ASSOCIATION, IN ITS CAPACITIES AS SWAP COUNTERPARTY AND CAP PROVIDER, ARE NOT GUARANTEED BY KEYCORP OR KEYBANK NATIONAL ASSOCIATION OR ANY OF THEIR AFFILIATES.

GROUP II CAP AGREEMENT

         On the closing date, the trust will enter into the group II cap agreement with [Key Bank USA, National Association] as cap counterparty with respect to the group II notes. The group II cap agreement will be documented under an ISDA master agreement modified to reflect the terms of the group II notes, the indenture and the trust agreement.

         The group II cap agreement will terminate on the earlier of the [ ] [ ] distribution date and the date on which the group II cap agreement terminates in accordance with its terms due to an early termination.

         Under the terms of the group II cap agreement, the trust will pay the cap counterparty, from the net proceeds from the sale of the notes an upfront fair market value payment. On the third business day before each distribution
date to and including the [   ] distribution date, the cap counterparty will pay
to the trust for deposit into the group II reserve account an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) Three-Month LIBOR, except for the first interest period, as determined for the interest period related to the applicable distribution date over (ii) [ ]% and
(b) the lesser of (i) a notional amount equal to $[ ] and (ii) the aggregate principal balance of the group II notes, other than the class [ ] notes.

         For this purpose, LIBOR for the first interest period and Three-Month LIBOR for each subsequent interest period will be determined as of the LIBOR determination date for the applicable interest period in the same manner as applies to the notes, as described in "Description of the Securities - Determination of LIBOR."

         Modifications and Amendment of the Group II Cap Agreement. The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to the group II cap agreement to cure any ambiguity in, or correct or supplement any provision of, the group II cap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interests of the group II noteholders.

         Default Under the Group II Cap Agreement. Events of default under the group II cap agreement are limited to:

          - the failure of the cap counterparty to pay any amount when due under the group II cap agreement after giving effect to the applicable grace period;

          - the occurrence of events of insolvency or bankruptcy of the trust or the cap counterparty;

          - an acceleration of the principal of the group II notes following an event of default relating to the group II notes under the indenture; and

          - the following other standard events of default under the ISDA master agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the ISDA master agreement.

               Additional Termination Event. The group II cap agreement will contain usual and customary termination events and will also include an additional termination event relating to withdrawal or downgrade of the cap counterparty's credit rating. This additional termination event will occur if:

          - (1) the short-term debt rating of the cap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "[ ]" (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below "[ ] ") by [ ] or any successor rating agency; or (2) (a) the long-term senior debt rating or counterparty rating of the cap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by [ ] or any successor rating agency below "[ ] " where the cap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) the long-term senior debt rating and the short-term debt rating of the cap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by [ ] or any successor rating agency below "[ ] " and "[ ] ", respectively, where the cap counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; and

          - the cap counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

         For purposes of this additional termination event:

         A collateral arrangement will be any of:

          - a collateral agreement executed between the parties naming a third-party collateral agent, providing for the collateralization of the cap counterparty's obligations under the group II cap agreement as measured by the net present value of the cap counterparty's marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

          - a letter of credit, guaranty or surety bond or insurance policy covering the cap counterparty's obligations under the group II cap agreement from a bank, guarantor or insurer having a short-term debt, long-term debt, counterparty or claims paying rating equal to or above the ratings described above.

         A replacement transaction will be a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the cap counterparty's position under the group II cap agreement on substantially the same terms or with such other amendments to the terms of the group II cap agreement as may be approved by the parties and a rating affirmation is obtained from each of the rating agencies.

         A rating affirmation will be a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the applicable notes will not be lowered.

         Early Termination of the Group II Cap Agreement. Upon the occurrence of any event of default or termination event under the group II cap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

         Upon an early termination of the group II cap agreement, either the trust or the cap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the group II cap agreement. If the trust is required to make a termination payment, the termination payment will be subordinate to the right of the group II noteholders to receive full payment of principal of and/or interest on the group II notes and to the replenishment of the group II reserve account to the related Specified Reserve Account Balance.

         THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY DOES NOT PROVIDE INSURANCE COVERAGE IN THE EVENT OF A DEFAULT BY THE CAP COUNTERPARTY.

THE PUT OPTION PROVIDER

         [KeyBank National Association] will act as the put option provider to the trust. KeyBank National Association is a national banking association, a wholly owned subsidiary of KeyCorp, and an affiliate of Key Bank USA, National Association. KeyBank National Association is engaged in a general banking business providing: (1) retail and private banking services to consumers; (2) commercial banking services to small businesses, middle market and large corporate customers; (3) capital market services; and (4) trust and asset management services.

         As of [ ], KeyBank National Association had total assets of approximately $[ ] billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately

$[ ] billion, and approximately $[ ] billion in stockholders' equity. KeyBank National Association's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of KeyBank National Association are located at Key Center, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300. Additional information regarding KeyBank National Association, in its capacity as the put option provider as described in this prospectus supplement, including call reports, are available upon written request from the administrator. As of [ ], KeyBank National Association had long-term, senior unsecured debt ratings of [A], [A1] and [A] by Fitch Ratings, Moody's and S&P, respectively. The obligations of the put option provider are not guaranteed by the securities insurer.

         THE OBLIGATIONS OF KEYBANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS THE PUT OPTION PROVIDER, ARE NOT GUARANTEED BY KEYCORP OR KEY BANK USA, NATIONAL ASSOCIATION OR ANY OF THEIR AFFILIATES.

THE SECURITIES INSURER

         Under the transfer and servicing agreements and indenture, the securities insurer will be deemed to be treated as a [100]% holder of the group II insured notes for all purposes unless a securities insurer default has occurred and is continuing. As a result, the securities insurer will have the right to exercise all of the rights of the holders of the group II insured notes set forth in the prospectus, which (together with the rights of the class [ ] and class [ ] noteholders) include the right to declare an event of default with respect to the group II notes under the indenture, accelerate the group II notes, direct the indenture trustee to liquidate the group II student loans, remove the administrator following an administrator default, and remove the master servicer (but only for the group II student loans) following a master servicer default, and will have the right to consent to the appointment of any successor master servicer (for the group II student loans) or administrator and to consent to all amendments and actions that require group II noteholder consent, on behalf of the group II noteholders, except for certain amendments and consents that could affect the amount or timing of distributions required to be made.

         BY ACCEPTING ITS GROUP II NOTE, EACH APPLICABLE NOTEHOLDER WILL AGREE THAT UNLESS A SECURITIES INSURER DEFAULT HAS OCCURRED AND IS CONTINUING, THE SECURITIES INSURER WILL HAVE THE RIGHT TO EXERCISE ALL RIGHTS OF THOSE NOTEHOLDERS AS SPECIFIED IN THE TRANSFER AND SERVICING AGREEMENTS AND THE INDENTURE WITHOUT ANY FURTHER CONSENT OF ANY OF THOSE NOTEHOLDERS (UNLESS OTHERWISE SPECIFIED THEREIN). ANY RIGHT CONFERRED TO THE SECURITIES INSURER TO ACT OR CONSENT ON BEHALF OF THE APPLICABLE NOTEHOLDERS WILL BE SUSPENDED AND WILL BE RETURNED TO THE HOLDERS OF THE GROUP II NOTES THEN OTHERWISE ENTITLED TO CONTROL REMEDIES UNDER THE INDENTURE DURING ANY PERIOD IN WHICH A SECURITIES INSURER DEFAULT HAS OCCURRED AND IS CONTINUING, EXCEPT THAT, DURING THE CONTINUANCE OF A SECURITIES INSURER DEFAULT, THE CONSENT OF THE SECURITIES INSURER MUST STILL BE OBTAINED WITH RESPECT TO CERTAIN ACTIONS AND ANY AMENDMENTS THAT MAY MATERIALLY ADVERSELY AFFECT THE SECURITIES INSURER.

         In the event of a downgrade in the ratings of the securities insurer below ["A3"] or ["A-"] by Moody's and S&P, respectively, the administrator may, but is not required to, substitute a new guaranty insurance policy with another insurer having a rating of ["Aaa"] and ["AAA"] by each rating agency; provided that the securities insurer is reimbursed for all amounts due and owing at the time of such substitution or replacement.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each distribution date, the administrator (based on the periodic statements and other information provided to it by the master servicer or the sub-servicers) will provide to the indenture trustee, the trust, and to the securities insurer upon request, as of the close of business on the last day of the preceding collection period, a statement which will include the following information with respect to such distribution date or the preceding collection period as to the notes and the certificates, to the extent applicable:

          - the amount of the distribution allocable to principal of each class of securities;

          - the amount of the distribution allocable to interest on each class of securities, together with the interest rates applicable with respect thereto (indicating whether the interest rates are based on Three Month LIBOR plus the applicable margin or on the related Student Loan Rate and specifying what each interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the related Student Loan Rate will be required to be made unless Three Month LIBOR for that interest period is 100 basis points greater than Three Month LIBOR of the preceding determination date);

          - the amount of the distribution, if any, allocable to any group I or group II Noteholders' Interest Index Carryover, as applicable, together with the outstanding amount, if any, of each after giving effect to that distribution;

          - the Group I and Group II Pool Balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported above;

          - the aggregate outstanding principal balance of each class of notes, and each pool factor (as described under "Pool Factors and Trading Information" in the prospectus) as of that distribution date, after giving effect to related payments allocated to principal reported above;

          - the amount of the master servicing fee paid to the master servicer and the amount of the administration fee paid to the administrator with respect to that collection period, in each case as allocated to the group I and group II notes, and the amount, if any, of the master servicing fee remaining unpaid after giving effect to those payments;

          - the amount of the aggregate realized losses for each of the group I and group II student loans, if any, for that collection period and the balance of student loans in each of the group I and group II student loans that are delinquent in each delinquency period as of the end of that collection period;

          - the balance of the reserve accounts on that distribution date, after giving effect to changes on that distribution date;

          - the amount of any interest and expense draw on that distribution date and the amount of any realized loss draw on that distribution date, in each case with respect to both the group I and group II notes;

          - for distribution dates during the Funding Period, the remaining group I pre-funded amount and group II pre-funded amount on that distribution date, after giving effect to changes during the related collection period;

          - with respect to the special redemption date, the amount of any sums remaining on deposit in the group I or group II subsequent loan sub-account that are either being transferred to the group I or group II other student loan sub-account, as applicable, or are being distributed to the applicable noteholders as a payment of principal on that distribution date;

          - for the first distribution date on or following the end of the Funding Period, the amount of any remaining group I pre-funded amount and group II pre-funded amount that has not been used to make additional fundings with respect to the group I or group II student loans and is being paid out to the related noteholders;

          - the amount of any payments made under the group I basis risk cap or the group II basis risk cap on that distribution date and the aggregate amount, if any, owing to the cap provider for previous payments under each of the basis risk caps;

          - the amount of any payments made under the group II cap agreement on that distribution date, and the aggregate of all amounts received thereunder;

          - the amount of any payments received or made by the trust under the group I interest rate swap on that distribution date, and the aggregate amount, if any, either owed to or owed by the swap counterparty under the group I interest rate swap with respect to amounts not paid or received by the trust on previous distribution dates; and

          - the amount of any draws on that distribution date made with respect to each applicable class on the group II insured notes guaranty insurance policy, the amount, if any, paid to the securities insurer for Insured Payments on that distribution date, and the aggregate amount, if any, owing to the securities insurer for all unreimbursed Insured Payments made to the trust.

TERMINATION

         The obligations of the master servicer, the depositor, the administrator, the eligible lender trustee, the seller and the indenture trustee under the transfer and servicing agreements will terminate upon:

         - the maturity or other liquidation of the last student loan and the disposition of any amount received upon liquidation of any remaining student loans;

         - the payment to the holders of notes of all amounts required to be paid to them under the transfer and servicing agreements; and

         - the payment of all amounts due and owing to the securities insurer, the swap counterparty and the cap provider.

         To avoid excessive administrative expense, the master servicer is permitted at its option to repurchase from the eligible lender trustee, as of the end of any collection period immediately preceding a distribution date, if the then outstanding aggregate Pool Balance is 10% or less than the aggregate group I and group II initial student loan Pool Balance plus the initial principal balance of all subsequent student loans, all remaining student loans at a price sufficient to retire the notes (including the repayment of any group I and group II Noteholders' Interest Index Carryover) and pay all amounts due and owing to the securities insurer, the swap counterparty and the cap provider. Upon termination of the trust, all right, title and interest in the student loans and other funds of the trust, after giving effect to any final distributions to holders of notes, the securities insurer, the swap counterparty and cap provider from the student loans, will be conveyed and transferred to the certificateholder.

THE PUT OPTIONS AND AUCTION SALES

         The Put Options. On the closing date the trust and the put option provider will enter into the two put option agreements, one with respect to the group I student loans and the other with respect to the group II student loans. Under each of the put option agreements, any group I and group II student loans remaining in the trust as of the end of the collection period immediately preceding the [ ] distribution date are subject to the exercise of the group I and group II put option, as applicable. With respect to the group I student loans, the group I noteholders then entitled to exercise remedies under the indenture (excluding for such purpose all group I notes owned by Key Bank USA, National Association and its affiliates or agents appointed for that purpose), may instruct the indenture trustee to exercise the group I put option on the distribution date in [ ]. With respect to the group II student loans, the group II noteholders then entitled to exercise remedies under the indenture (excluding for such purpose all group II notes owned by Key Bank USA, National Association and its affiliates or agents appointed for that purpose), may instruct the indenture trustee to exercise the group II put option on the distribution date in [ ]. On or before the distribution date that is three months prior to the applicable put option exercise date, the indenture trustee (or the administrator acting on its behalf) will contact the applicable noteholders to inform them of the approach of the applicable put option exercise date, and request written instructions from those noteholders as to whether they want the indenture trustee to exercise the related put option on such date. If a majority of the applicable noteholders deliver written instructions to exercise the related put option, the indenture trustee will exercise that put option, but only if the put option exercise price (plus all amounts then on deposit in the group I or group II reserve account, as applicable) is no less than the minimum acceptable put option exercise price, as further described in the next two paragraphs. If exercised, each put option will require the put option provider to purchase all student loans remaining in the related group of student loans. The proceeds from the exercise of the group I or group II put option will be used to redeem the group I or group II notes, as applicable.

         The minimum acceptable put option exercise price will be the aggregate outstanding principal balance of the group I or group II notes (plus accrued and unpaid interest payable on the applicable distribution date including any related Noteholders' Interest Index Carryover) plus any amounts then owed to the swap counterparty, the cap provider or the securities insurer, with respect to the group I or group II notes, as applicable.

         The put option exercise price for each of the put options is equal to the fair market value of the group I or group II student loans on the applicable put option exercise date, plus accrued interest thereon. For purposes of determining the put option exercise price, fair market value will be determined by the administrator (acting on behalf of the trust and the indenture trustee) soliciting no fewer than three bids from dealers (which shall not include Key Bank USA, National Association or any of its affiliates) then active in the market for whole loan purchases of student loans for the group I or the group II loans, as applicable (and for both the group I and group II loans as a single sale if both put options are exercised and the administrator is able to obtain higher aggregate prices by soliciting bids for the two groups together); after the solicitation of these bids, the applicable determination of fair market value will equal the lowest bid received that is at least equal to the minimum acceptable put option exercise price minus all sums on deposit in the related reserve account. However, if none of the three bids is equal to or greater than the minimum acceptable put option exercise price minus all sums on deposit in the related reserve account, fair market value will equal the highest of the three bids received.

         If the put option exercise price (plus all amounts then on deposit in the related reserve account) is less than the minimum acceptable put option exercise price, the indenture trustee will not be permitted to exercise the related put option. In that event, the applicable noteholders may direct the indenture trustee in writing to conduct one or more auction sales of the related group of student loans on any subsequent distribution dates upon terms similar to those described under " -- Auction Sales" below.

         With respect to either group of notes, the likelihood of the put option exercise price (plus all amounts then on deposit in related reserve account) being at least equal to the minimum acceptable put option exercise price will be reduced to the extent any substantial termination payment is owed to the swap counterparty (with respect to the group I interest rate swap) or significant amounts are owed to the cap provider (with respect to the related basis risk cap) or to the securities insurer (with respect to the group II notes only).

         If the indenture trustee is not directed by a majority of the requisite noteholders to exercise the group I or group II put option, all distributions on the group I or group II notes, as applicable, will continue to be made on each succeeding distribution date in the manner provided above under "Description of the Securities -- Distributions -- Distributions from the Collection Account." However, if the indenture trustee was directed to exercise the related put option but, due to the related minimum acceptable put option exercise price being greater than the related put option exercise price (plus all amounts then on deposit in related reserve account), was not able to exercise that put option, the Specified Collateral Balance for the related group of notes will be reduced to zero for all subsequent distribution dates and all Available Funds related to each group of notes remaining after applying such amounts to pay the related portion of the master servicing fee, the related portion of the administration fee, fees due to the securities insurer (with respect to the group II notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of notes, sequentially, until the outstanding principal balances of each class of the notes of such group have been reduced to zero.

         IF EITHER THE GROUP I OR GROUP II PUT OPTION IS NOT EXERCISED ON THE RELATED PUT OPTION EXERCISE DATE (EITHER AS A RESULT OF THE FAILURE OF A MAJORITY OF THE REQUISITE NOTEHOLDERS TO PROVIDE WRITTEN INSTRUCTIONS TO THE INDENTURE TRUSTEE OR BECAUSE THE RELATED PUT OPTION EXERCISE PRICE (PLUS ALL AMOUNTS THEN ON DEPOSIT IN THE GROUP I OR GROUP II RESERVE ACCOUNT, AS APPLICABLE) IS LESS THAN THE MINIMUM ACCEPTABLE PUT OPTION EXERCISE PRICE)), THE NON-EXERCISED GROUP I OR GROUP II PUT OPTION, AS APPLICABLE, WILL BECOME NULL AND VOID AND MAY NOT BE EXERCISED ON ANY SUBSEQUENT DATE BY ANY PARTY.

         Auction Sales. If either the group I or group II put option is defaulted on by the put option provider or if the related put option exercise price (plus all amounts then on deposit in the group I or group II reserve account, as applicable) is less than the minimum acceptable put option exercise price and the applicable noteholders direct the indenture trustee in writing to do so, the related group of student loans will be offered for sale to third-party bidders by the indenture trustee on or before the next succeeding distribution date. In that event, neither Key Bank USA, National Association nor any of its affiliates or agents appointed for that purpose may offer bids to purchase the student loans. The indenture trustee will auction the student loans in the aggregate as one pool (if both put options were exercised) and also as separate pools of student loans. We can give you no assurance that one bid for all the student loans, a combination of bids for two separate pools, or one bid for any separate pool comprising the student loans, will be equal to or greater than the related minimum purchase amounts described below. If at least two bids are received either for the combined pool or any separate pool of group I and/or group II student loans, the indenture trustee will solicit and resolicit bids from all participating bidders until only one bid for each such pool remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids (or the combination of the highest bid for each pool if two pools of student loans are being sold separately), if any single bid (or the sum of the two highest bids) are equal to or in excess of the applicable minimum purchase amount.

         The minimum purchase amount for each group of student loans is equal to the greatest of:

         - the aggregate unpaid principal balance owed by the applicable borrowers on the group of student loans plus accrued interest to the date of purchase less the amount on deposit in the applicable reserve account as of that date;

         - the fair market value of the student loans as of the end of the collection period immediately preceding the applicable distribution date; and

         - the sum of (a) the aggregate unpaid principal amount of the related group of notes plus accrued and unpaid interest thereon payable on such distribution date plus any related Noteholders' Interest Index Carryover and (b) the amounts due and owing to the securities insurer, the swap counterparty (including any termination payments) and the cap provider.

         If at least two bids are not received or the highest bid for all the student loans (or combination of the two highest bids for two separate groups of student loans) after the resolicitation process is completed is not equal to or in excess of the related minimum purchase amounts, the indenture trustee will not consummate the sale. However, if the minimum purchase amount with respect to either the group I or group II student loans, as applicable, is bid, the indenture trustee will accept the bid and sell only that group of student loans. In addition, the indenture trustee will not accept any bid from a prospective purchaser, unless the prospective purchaser agrees to pay all, if any, deconversion fees owed to a sub-servicer if the purchaser's bid is accepted and it chooses to replace a sub-servicer as the servicer of the student loans it is purchasing.

         In connection with the determination of the minimum purchase amount, the indenture trustee may consult and, with respect to the group II student loans only, at the direction of the securities insurer, provided a securities insurer default has not occurred and is continuing, will consult with a financial advisor, including the underwriters, to determine if the fair market value of the student loans has been offered. The net proceeds of any sale will be used to redeem any outstanding notes of the related group on the applicable distribution date. If the sale is not consummated, the indenture trustee, at the direction the holders of the related group of notes then entitled to exercise remedies under the indenture (excluding notes held by Key Bank USA, National Association or its affiliates), will solicit bids to purchase the applicable group of student loans on future distribution dates on terms similar to those described above. We can give you no assurance as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the student loans on either the [ ] distribution date or any subsequent distribution date.

         If an auction sale fails and a group of student loans are not sold as described above, on each distribution date on and after the [ ] distribution date, the Specified Collateral Balance for the related group of notes will be reduced to zero and all Available Funds related to each group of notes remaining after applying such amounts to pay the related portion of the master servicing fee, the related portion of the administration fee, fees due to the securities insurer (with respect to the group II notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of notes, sequentially, until the outstanding principal balances of each class of the notes of that group have been reduced to zero. The group I interest rate swap will terminate upon the consummation of a successful auction and the swap counterparty may be owed a termination payment with respect to the group I interest rate swap that may be substantial. The likelihood of receiving a bid at least equal to the related minimum purchase amount will be reduced to the extent any substantial termination payment is owed to the swap counterparty (with respect to the group I student loans only) or significant amounts are owed to the cap provider (with respect to either basis risk cap) or to the securities insurer (with respect to the group II student loans only).

ADMINISTRATOR

         Key Bank USA, National Association, in its capacity as administrator, will enter into the administration agreement with the trust and the indenture trustee, and the sale and servicing agreement with the trust, the depositor, the master servicer and the eligible lender trustee. For a description of the administrator's duties, see "Description of the Transfer and Servicing Agreements -- Administrator" in the prospectus.

         As compensation for the performance of the administrator's obligations under the administration agreement and the sale and servicing agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $[ ] per quarter, to be allocated pro rata between the group I and group II notes based on their aggregate outstanding principal balances on each related distribution date.

              THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY
                           AND THE SECURITIES INSURER

THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY

         The following information has been supplied by [ ] for inclusion in this prospectus supplement. The securities insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or the accompanying prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the group II insured notes guaranty insurance policy and the securities insurer set forth under the heading "The Group II Insured Notes Guaranty Insurance Policy and the Securities Insurer" herein. Additionally, the securities insurer makes no representation regarding the group II notes or the advisability of investing in any class of group II notes.

         The securities insurer, in consideration of the payment of a premium and subject to the terms of the group II insured notes guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any holder of a group II insured note that an amount equal to each full and complete Insured Payment will be received from the securities insurer by the indenture trustee or its successors, as trustee for the holder of a group II insured note, on behalf of the holder of a group II insured note, for distribution by the indenture trustee to each holder of a group II insured note of such holder's proportionate share of the Insured Payment.

         THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY DOES NOT INSURE ANY PAYMENTS WHATSOEVER WITH RESPECT TO THE GROUP I NOTES, THE CLASS [ ] NOTES, OR THE CLASS [ ] NOTES. ONLY THE HOLDERS OF THE GROUP II INSURED NOTES ARE ENTITLED TO THE BENEFITS OF THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY.

         The securities insurer's obligations under the group II insured notes guaranty insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the group II insured notes guaranty insurance policy and no accelerated Insured Payments will be made regardless of any acceleration of any class of group II notes, unless such acceleration is at the sole option of the securities insurer.

         Notwithstanding the foregoing paragraph, the group II insured notes guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust, or the indenture trustee, for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The group II insured notes guaranty insurance policy does not cover, and Insured Payments will not include, any group II Noteholders' Interest Index Carryover.

         The securities insurer will pay any Insured Payment that is a PREFERENCE AMOUNT on the business day following receipt on a business day by the securities insurer's fiscal agent of the following:

         - a certified copy of the order requiring the return of a preference payment;

         - an opinion of counsel satisfactory to the securities insurer that the order is final and not subject to appeal;

         - an assignment in a form reasonably required by the securities insurer, irrevocably assigning to the securities insurer all rights and claims of the holder of a group II insured note, relating to or arising under the group II insured notes, against the debtor which made the preference payment or otherwise with respect to the preference payment; and

         - appropriate instruments to effect the appointment of the securities insurer as agent for the holder of a group II insured note, in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the securities insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the securities insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the holder of a group II insured note, and not to any holder of a group II insured note directly, unless the holder of a group II insured note has returned principal or interest paid on the group II insured notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the related holder of a group II insured note.

         The securities insurer will pay any other amount payable under the group II insured notes guaranty insurance policy no later than 12:00 p.m. New York time, on the later of the distribution date on which the related DEFICIENCY AMOUNT is due or the third business day following receipt in New York, New York on a business day by [U.S. Bank Trust National Association], as fiscal agent for the securities insurer, or any successor fiscal agent appointed by the securities insurer of a notice from the indenture trustee, specifying the Insured Payment which is due and owing on the applicable distribution date; provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the securities insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the group II insured notes guaranty insurance policy, it will be deemed not to have been received by the securities insurer's fiscal agent for purposes of this paragraph, and the securities insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice.

         Insured Payments due under the group II insured notes guaranty insurance policy, unless otherwise stated therein, will be disbursed by the securities insurer's fiscal agent to the indenture trustee, on behalf of the holder of a group II insured note, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amounts held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

         The fiscal agent is the agent of the securities insurer only and the fiscal agent will in no event be liable to a holder of a group II insured note for any acts of the fiscal agent or any failure of the securities insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the group II insured notes guaranty insurance policy.

         Subject to the terms of the indenture, the securities insurer will be subrogated to the rights of each holder of a group II insured note to receive payments under the group II insured notes to the extent of any payment by the securities insurer under the group II insured notes guaranty insurance policy.

         Capitalized terms used in the group II insured notes guaranty insurance policy and not otherwise defined in the group II insured notes guaranty insurance policy will have the meanings set forth in the sale and servicing agreement, as of the date of execution of the group II insured notes guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the sale and servicing agreement, unless such amendment or modification has been approved in writing by the securities insurer.

         The group II insured notes guaranty insurance policy is not cancelable for any reason, except by delivery to the indenture trustee of a replacement policy in accordance with the indenture and provided that the group II insured notes guaranty insurance policy will remain in effect with respect to any claims for Insured Payments relating to Preference Amounts resulting from distributions made on the group II insured notes prior to the effective date of the cancellation of the group II insured notes guaranty insurance policy. The premium on the group II insured notes guaranty insurance policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the group II insured notes.

         THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by the group II insured notes guaranty insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

DESCRIPTION OF THE SECURITIES INSURER

[DESCRIPTION OF SECURITIES INSURER TO BE INSERTED IN EACH PROSPECTUS
SUPPLEMENT]

FINANCIAL STRENGTH RATINGS OF THE SECURITIES INSURER

         Moody's rates the financial strength of the securities insurer "[ ]."

         S&P rates the financial strength of the securities insurer "[ ]."

         Fitch Ratings rates the financial strength of the securities insurer "[ ]."

         Each rating of the securities insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the securities insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold any class of the group II insured notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the group II insured notes. The securities insurer does not guaranty the market price of any class of the group II insured notes nor does it guaranty that the ratings on any class of the group II insured notes will not be revised or withdrawn.]

                             INCOME TAX CONSEQUENCES

         Thompson Hine LLP, federal tax counsel to the trust ("Federal Tax Counsel"), is of the opinion that, for federal income tax purposes: (i) the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation; (ii) the class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes and class [ ] notes, will be characterized as debt; and (iii) the class [ ] notes and class [ ] notes will be characterized as a single debt obligation. Federal Tax Counsel's opinion in clause (iii) in the immediately preceding sentence is based on the understanding that one person will acquire at original issuance both the class [ ] notes and the class [ ] notes in their entirety, that such person intends to hold beneficial ownership of each such class of notes indefinitely for investment, that such person has agreed that it will subsequently sell its interest in such notes only through a sale of a pro-rata share of its interest in each such Class, and such person and the trustee have agreed to treat the two classes of notes as a single debt obligation for all federal tax purposes.

         Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel ("Pennsylvania Tax Counsel") is of the opinion that, assuming the notes are treated as debt for federal income tax purposes, the notes will be treated as debt for Pennsylvania income tax purposes. Moreover, Pennsylvania Tax Counsel is of the opinion that the entity classification of the trust for Pennsylvania state income tax purposes would be the same as the entity classification of the trust for federal income tax purposes.

         The depositor, Key Bank USA, National Association, the master servicer and the certificateholder will agree to treat the trust as a division of Key Bank USA, National Association (or the certificateholder) for purposes of federal, state and local income and franchise tax with the assets of the trust being held by Key Bank USA, National Association (or the certificateholder), the notes being debt of Key Bank USA, National Association (or the certificateholder), and the trust being disregarded as an entity separate from Key Bank USA, National Association (or the certificateholder).

         If the trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a disregarded entity, the trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be available to make payments on the notes.

         We recommend that investors carefully review the information under the caption "Income Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as an Equity Interest for such purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the trustee or the indenture trustee, the seller, the depositor, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         The purchaser of notes is deemed to have represented that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Subject to the terms and conditions in the underwriting agreement relating to the notes, the depositor has agreed to cause the trust to sell to the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal or notional amount, as applicable, of class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes, class [ ] notes and class [ ] notes set forth opposite its name:

                        PRINCIPAL     PRINCIPAL    PRINCIPAL
                        AMOUNT OF     AMOUNT OF    AMOUNT OF
                        CLASS [ ]     CLASS [ ]    CLASS [ ]
UNDERWRITER               NOTES         NOTES        NOTES        TOTAL
-----------               -----         -----        -----        -----
   [ ]                    $[ ]          $[ ]          $[ ]        $[ ]

   [ ]                    $[ ]          $[ ]          $[ ]        $[ ]

                        PRINCIPAL     PRINCIPAL
                        AMOUNT OF     AMOUNT OF       PRINCIPAL      NOTIONAL AMOUNT       PRINCIPAL
                        CLASS [ ]     CLASS [ ]       AMOUNT OF         OF CLASS        AMOUNT OF CLASS
UNDERWRITER               NOTES         NOTES      CLASS [ ] NOTES      [ ] NOTES          [ ] NOTES         TOTAL
-----------               -----         -----      ---------------      ---------          ---------         -----
   [ ]                    $[ ]          $[ ]            $[ ]               (1)               $[ ]             $[ ]

   [ ]                    $[ ]          $[ ]            $[ ]              $[ ]               $[ ]             $[ ]

----------------
(1)   Initial notional principal amount equal to $[ ].

         In the underwriting agreement, the underwriters have agreed, subject to its terms and conditions, to purchase all the notes offered by this prospectus supplement if any of the notes are purchased. The depositor has been advised by the underwriters that the underwriters propose initially to offer the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession not in excess of [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note and [ ]% per class [ ] note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note, [ ]% per class [ ] note and [ ]% per class [ ] note. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         Distribution of the class [ ] notes will be made by [ ] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the class [ ] notes are expected to be approximately $[ ]. In connection with the purchase and sale of the class [ ] notes, [ ] may be deemed to have received compensation in the form of underwriting discounts.

         With respect to the notes, other than the class [ ] notes, the representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes, other than the class [ ] notes, to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

         Out of pocket expenses for this offering are estimated to be approximately $[ ].

         The notes are a new issue of securities with no established trading market. Neither the depositor nor Key Bank USA, National Association intends to apply for listing of any class of the notes on a national securities exchange, but each has been advised by [ ] that it intends to, and by [ ] ("[ ]") that it may, make a market in the notes. The underwriters are not obligated, however, to make a market in any class of the notes and may discontinue market-making at any time without notice. We can give you no assurance as to the liquidity of the trading market for any class of the notes.

         The underwriting agreement provides that the depositor and Key Bank USA, National Association will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

         The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

         [ ] is engaged from time to time by KeyCorp, the parent corporation of Key Bank USA, National Association, to provide investment banking services.

         After the initial distribution of the notes by the underwriters, this prospectus supplement may be used by [ ], or its successors, in connection with offers and sales relating to market-making transactions in the notes. [ ] may act as principal or agent in such transactions, but has no obligation to do so. [ ] is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

         Key Bank USA, National Association has also agreed to pay the underwriters a structuring fee equal to $[ ].

                                     EXPERTS

         The balance sheet of KeyCorp Student Loan Trust [ ], as of [ ], appearing as part of Appendix A in this prospectus supplement, and incorporated by reference into the registration statement, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing as part of Appendix A to this prospectus supplement, and incorporated by reference into the registration statement. Such financial statement is included herein, and incorporated by reference into the registration statement, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheets of [securities insurer] and its subsidiaries as of [December 31, 2003], [December 31, 2002] and [December 31, 2001] and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended [December 31, 2003] incorporated by reference in this prospectus supplement have been incorporated herein in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the trust, the seller and the administrator by Forrest F. Stanley, Esq., Associate General Counsel and Senior Vice President of KeyBank National Association, as counsel for the seller, and by Thompson Hine LLP, Cleveland, Ohio and for the underwriters by McKee Nelson LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the trust by Thompson Hine LLP. Certain Pennsylvania state income tax matters will be passed upon for the trust by [Kirkpatrick & Lockhart LLP]. In addition, certain Delaware law and other matters will be passed upon for the trust by [Pepper Hamilton LLP].

                                    GLOSSARY

         "AVAILABLE FUNDS" means, with respect to each of the group I and group II notes (referred to as "GROUP I AVAILABLE FUNDS" and "GROUP II AVAILABLE FUNDS," respectively), and any distribution date or any monthly servicing payment date, the sum of the following amounts received with respect to the related collection period (or, in the case of a monthly servicing payment date, the applicable portion thereof) and allocated to either the Group I Available Funds or the Group II Available Funds (but not both), to the extent not previously distributed:

            - all collections received by the master servicer (or the sub-servicers) on the group I or group II student loans, as the case may be, but net of (x) with respect to the group I student loans only, any federal origination fee and federal consolidation loan rebate payable to the Department of Education on federal consolidation loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the group I or group II student loans, as the case may be, applied by the trust to repurchase guaranteed loans from the guarantors in accordance with the guarantee agreements;

            - any interest subsidy payments and special allowance payments received by the eligible lender trustee during the then elapsed portion of such collection period with respect to group I student loans;

            - all Liquidation Proceeds and all RECOVERIES in respect of liquidated student loans which were written off in prior collection periods or prior months of such collection period;

            - the aggregate purchase amounts received for those group I or group II student loans repurchased by the depositor (or Key Bank USA, National Association on its behalf) or purchased by the master servicer under an obligation which arose during the elapsed portion of such collection period;

            - the aggregate amounts, if any, received from the depositor (or Key Bank USA, National Association on its behalf) or the master servicer (or a sub-servicer), as the case may be, as reimbursement of unguaranteed interest amounts, or lost interest subsidy payments and special allowance payments, with respect to the group I student loans;

            - amounts deposited by the depositor (or Key Bank USA, National Association on its behalf) into the collection account in connection with the making of consolidation loans;

            - with respect to the first distribution date, the closing date deposit into each sub-account of the collection account;

            - investment earnings for that distribution date with respect to each of the trust accounts relating to the group I and group II student loans;

            - amounts withdrawn from the group I or group II reserve account in excess of the related Specified Reserve Account Balance and deposited into the applicable sub-account of the collection account;

            - amounts withdrawn from the group I or group II escrow account and deposited into the applicable sub-account of the collection account;

            - with respect to the distribution date on or immediately after the end of the Funding Period with respect to either the group I or group II student loans, the amount transferred from the group I or group II pre-funding account, as the case may be, to the applicable sub-account of the collection account; and

            - any trust swap receipt amount received from the swap counterparty with respect to the related interest period and any termination payment with respect to the group I interest rate swap made by the swap counterparty to the trust.

         Group I and Group II Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any student loans, the related purchase amounts of which have been included in the Group I and Group II Available Funds, as applicable, for a prior distribution date. If on any distribution date there would not be sufficient funds, after application of Group I and Group II Available Funds, as the case may be, plus amounts available from the applicable reserve account and the applicable pre-funding account to pay any of the items specified in clauses (1) and (2), or clauses (1) through
(4), respectively, under " -- Distributions from the Collection Account -- Group I Notes" or " -- Group II Notes," respectively, for that distribution date, then Group I or Group II Available Funds, as the case may be, for that distribution date will also include, in addition to the related Available Funds on deposit in the applicable sub-account of the collection account on the determination date relating to that distribution date, Group I or Group II Available Funds, as applicable, which would have constituted Group I and Group II Available Funds for the distribution date succeeding that distribution date (up to the amount necessary to pay such items specified in clauses (1) and (2), or clauses (1) through (4), respectively, under " -- Distributions from the Collection Account -- Group I Notes" or " -- Group II Notes," respectively, below).

         In addition, if there is any Noteholders' Interest Index Carryover relating to the group I notes or the group II notes, other than the class [ ] notes, as the case may be, with respect to any interest period, the cap provider will be obligated under the group I basis risk cap or the group II basis risk cap, as applicable, to pay to the indenture trustee an amount equal to such Noteholders' Interest Index Carryover for distribution to the applicable group I or group II noteholders on the related distribution date.

         The "CUMULATIVE DEFAULT PERCENTAGE" of (1) the group I student loans is calculated by dividing (x) the aggregate total dollar amount of claims paid, including accrued interest, with respect to the group I student loans, by (y) the sum of (i) the original Group I Pool Balance and (ii) the original principal balance of all additional student loans that are group I student loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the group I student loans, less (iii) the outstanding principal balance of all group I student loans repurchased by the seller, the master servicer or the related sub-servicer, and (2) the group II student loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of claims paid on guaranteed private loans, including accrued interest thereon, plus (B) the aggregate total dollar amount of charge-offs on unguaranteed private loans (not including for such purpose any subsequent recoveries on those unguaranteed private loans), by (y) the sum of (i) the original Group II Pool Balance and (ii) the original principal balance of all additional student loans that are group II student loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the group II student loans, less (iii) the outstanding principal balance of all group II student loans, as applicable, repurchased by the seller, the master servicer or the related sub-servicer.

         "DEFICIENCY AMOUNT" means (a) as of any distribution date, the excess, if any, of (1) the aggregate Noteholders' Interest Distribution Amount for the group II insured notes on that distribution date, over (2) Group II Available Funds allocated and distributable to the group II insured notes for payment of the related Noteholders' Interest Distribution Amount on that distribution date, plus the application of any amounts available on that distribution date to cover such payments from amounts on deposit in the group II reserve account and the group II pre-funding account, and (b) on the final maturity date for the class [ ] notes, the class [ ] notes or the class [ ] notes, as applicable, the class [ ] outstanding principal amount, the class [ ] outstanding principal amount or the class [ ] outstanding principal amount, as applicable, in each case after giving effect to any distributions on that date and the application of any amounts available on that distribution date to cover such payments, including but not limited to amounts on deposit in the group II reserve account.

         "DTC" means the Depository Trust Company.

         "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an ELIGIBLE INSTITUTION or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade and is acceptable to the securities insurer, (c) an account or accounts maintained with KeyBank National Association, so long as KeyBank National Association's long-term unsecured debt rating shall be at least "[ ]" from S&P and "[ ] " from Moody's, and KeyBank National Association's short-term deposit or short-term unsecured debt rating shall be at least "[ ] " from S&P and "[ ] " from Moody's, or (d) any other account that is acceptable to the rating agencies and the securities insurer. Any such accounts may be maintained with Key Bank USA, National Association or any of its affiliates, if those accounts qualify under the preceding sentence, but at all times when any of these accounts are held at Key Bank USA, National Association or any of its affiliates, these accounts will be segregated accounts.

         "ELIGIBLE INSTITUTION" means a depository institution (which may be, without limitation, Key Bank USA, National Association or its affiliate (but only if all rights of set-off have been waived), the eligible lender trustee, or an affiliate thereof, or the indenture trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the securities insurer and the rating agencies and the deposits of which are insured by the Federal Deposit Insurance Corporation (or
FDIC).

         "EXPECTED INTEREST COLLECTIONS" means, with respect to each group of student loans and any collection period, the sum of

            - the amount of interest accrued, net (in the case of the group I student loans) of amounts required by the Higher Education Act to be paid to the Department of

                   Education or to be repaid to borrowers, with respect to the student loans for that collection period (whether or not such interest is actually paid);

            - all interest subsidy payments and special allowance payments expected to be received by the eligible lender trustee for that collection period (whether or not actually received) with respect to the group I student loans only; and

            -      investment earnings for such collection period.

         "FUNDING PERIOD" for each group of student loans means the period from the closing date until the first to occur of:

         - an event of default occurring under the indenture, a master servicer default occurring under the sale and servicing agreement or an administrator default occurring under the sale and servicing agreement or the administration agreement;

         - certain events of insolvency with respect to the seller or the depositor;

         - the (i) date on which the amounts on deposit in the group I or group II pre-funding account, as applicable, would be reduced to zero after giving effect to purchases of other student loans on such date or (ii) business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which would amend the criteria defining a qualifying special purpose entity or its permitted activities; or

         - the last day of the collection period preceding the [ ] distribution date.

         "GROUP I POOL BALANCE" means, at any time and with respect to the group I student loans, and the "GROUP II POOL BALANCE" means, at any time and with respect to the group II student loans, the aggregate principal balance of the group I or group II student loans, respectively, at the end of the preceding collection period (including accrued interest thereon for such collection period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

         - all payments received by the trust related to the group I or group II student loans, as applicable, during such collection period from or on behalf of borrowers, guarantors and, with respect to group I student loans, certain payments on certain federal loans by the Department of Education;

         - all purchase amounts received by the trust related to the group I or group II student loans, as applicable for such collection period from the depositor (or Key Bank USA, National Association on its behalf), the master servicer or the sub-servicers;

         - all additional fundings made from the group I or group II escrow account, as applicable, and the group I or group II pre-funding account, as applicable, with respect to such collection period; and

         - all losses realized on the group I or group II student loans, as applicable, liquidated during such collection period.

         "INSURED PAYMENT" means (a) as of any distribution date, any Deficiency Amount and (b) any Preference Amount.

         "KEY CAREERLOAN" means a student loan originated by Key Bank USA, National Association, under its Key CareerLoan program.

         "LIQUIDATION PROCEEDS" means all proceeds of the group I or group II student loans, as the case may be, which were liquidated during the then elapsed portion of the collection period in accordance with the master servicer's (or the sub-servicers') respective customary servicing procedures, net of expenses incurred by the master servicer (or the sub-servicers) in connection with the liquidation and any amounts required by law to be remitted to the borrower on those liquidated student loans (and not including any guarantee payments received with respect thereto).

         "MOODY'S" means Moody's Investors Service, Inc.

         "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any distribution date and any class of notes, the excess of (x) the sum of the Noteholders' Interest Distribution Amount for that class of notes on the preceding distribution date over (y) the amount of interest actually distributed to the holders of such class of notes on that preceding distribution date, plus interest on the amount of such excess interest due to the holders of that class of notes, to the extent permitted by law, at (1) the weighted average of the applicable interest rates, in the case of the class [ ] notes of each group of notes, and (2) the interest rate for each class of the class [ ] notes, in the case of the class [ ] notes of each group of notes, in each case from such preceding distribution date to the current distribution date; but with respect to the group II insured notes, any Noteholders' Interest Carryover Shortfall shall be less all amounts paid to the holder of such class or classes for payments of interest by the securities insurer under the group II insured notes guaranty insurance policy.

         "NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any distribution date and any class of notes, the sum of (a) the aggregate amount of interest accrued at the respective interest rate for the related interest period on the outstanding principal balance or notional amount, as applicable, of such class of the notes on the immediately preceding distribution date after giving effect to all principal distributions, or allocations, as applicable, to such noteholders on such date (or, in the case of the first distribution date, on the closing date) and (b) any NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL for such class and that distribution date, except that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover for that class with respect to each class of notes other than the class [ ] notes.

         "NOTEHOLDERS' INTEREST INDEX CARRYOVER" means, with respect to any class of notes (other than the class [ ] notes), the excess of Three Month LIBOR plus the applicable margin during any interest period over the related Student Loan Rate.

         "NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" for each group of notes means, with respect to any distribution date, the Principal Distribution Amount for that group of notes and that distribution date; provided, however, that the Noteholders' Principal Distribution Amount for the group I notes or the group II notes (other than the class [ ] notes) will not exceed the outstanding principal balance of the group I notes or the group II notes (other than the class [ ] notes), respectively. In addition, (a) on the final maturity date for each class of notes (other than the class [ ] notes), the principal required to be distributed to such class of notes will include the amount required to reduce the outstanding principal balance of such class of notes to zero, and (b) on the related distribution date following either an exercise of the applicable put option or, upon a default by the put option provider, a sale of the related group I or group II student loans, as applicable, in the manner described under "Description of the Transfer and Servicing Agreements -- The Put Options and Auction Sales", the principal required to be distributed to the holders of the group I or group II notes (other than the class [ ] notes), as applicable, will include the amount required to reduce the outstanding principal balance of all outstanding group I notes or the group II notes (other than the class [ ] notes), as applicable to zero.

         A "NOTE PARITY TRIGGER" will have occurred, on the last day of any collection period relating to and after the stepdown date for the group I or group II notes, as the case may be, if the outstanding principal amount of the group I notes or the group II notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related reserve account. A Note Parity Trigger will remain in effect for so long as the outstanding principal amount of the group I notes or the group II notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related reserve account.

         "POOL BALANCE" means the Group I Pool Balance and the Group II Pool Balance, collectively.

         "PREFERENCE AMOUNT" means any amount previously distributed to a holder of a group II insured note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to the group I notes or the group II notes, other than the class [ ] notes, and any distribution date, the amount by which the sum of the outstanding principal balance of the group I notes or the group II notes, other than the class [ ] notes, as the case may be, exceeds the related Specified Collateral Balance for that distribution date.

         A "PRIVATE GRADUATE LOAN TRIGGER EVENT" will have occurred with respect to the group II student loans on any distribution date when: (1) a [TERI TRIGGER EVENT] or (2) an UNGUARANTEED PRIVATE GRADUATE LOAN TRIGGER EVENT has occurred.

         "RECOVERIES" means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any collection period following the collection period in which the student loan was liquidated, net of the sum of any amounts expended by the master servicer (or any sub-servicer acting on its behalf) for the account of any related borrower on the student loan and any amounts required by law to be remitted to the borrower on the student loan.

         "REFERENCE BANK" means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the administrator and
(c) having an established place of business in London.

         "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies Inc.

         "SPECIFIED COLLATERAL BALANCE" means, with respect to the group I student loans or group II student loans and any distribution date, the sum of
(a) the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the related collection period plus (b) the group I pre-funded amount or the group II pre-funded amount, as applicable, as of the last day of the related collection period for that distribution date if (1) there is a decision by the related noteholders to exercise the group I or group II put option followed by (x) an inability of the indenture trustee to exercise the related put option due to the minimum acceptable put option exercise price being greater than the put option exercise price (plus all amounts then on deposit in the applicable reserve account), or (y) the put option provider defaults and the group I or group II student loans, as applicable, are not sold pursuant to the auction process described under " Description of the Transfer and Servicing Agreements -- The Put Options and Auction Sales", with respect to such group of student loans any distribution date occurring on or after the [ ] distribution date, or (2) with respect to the group II student loans only, a Trigger Event has occurred and is continuing, the Specified Collateral Balance will be zero.

         "SPECIFIED RESERVE ACCOUNT BALANCE" means, with respect to any distribution date: (1) with respect to the group I reserve account, an amount equal to the greater of (x) [ ]% of the aggregate outstanding principal amount of the group I notes on that distribution date before giving effect to any distribution on that distribution date, and (y) $[ ]; and (2) with respect to the group II reserve account, an amount equal to the sum of (i) the greater of
(x) [ ]% of the aggregate outstanding principal amount of the group II notes on that distribution date before giving effect to any distribution on that distribution date, and (y) $[ ] and (ii) payments, if any, under the group II cap agreement; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of notes.

         "STUDENT LOAN RATE" means, for any class of notes for any interest period, the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such interest period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to EXPECTED INTEREST COLLECTIONS with respect to the related group of student loans for the collection period relating to such interest period, plus any net trust swap receipt actually received by the trust with respect to the group I interest rate swap (with respect to the group I student loans only) and the related collection period, less the sum of the related master servicing fees, the related administration fees, and the premiums due to the securities insurer (with respect to the group II student loans only) and payable on the related distribution date and any related master servicing fees paid on the two preceding monthly servicing payment dates during the related collection period, minus any net trust swap payment due to the swap counterparty with respect to the group I interest rate swap (with respect to the group I student loans only) for the related collection period, and (ii) the denominator of which is the outstanding principal balance of the related group of notes as of the first day of that interest period.

         A "SUBORDINATE NOTE INTEREST TRIGGER" will have occurred on the last day of any collection period if the outstanding principal amount of the group I or group II senior notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related pre-funding account and the related reserve account. A Subordinate Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the group I or group II senior notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related pre-funding account and the related reserve account.

         A "SUBORDINATE NOTE PRINCIPAL TRIGGER" with respect to the group I or group II subordinate notes, as applicable, will occur and be continuing if a related NOTE PARITY TRIGGER occurs and is continuing with respect to the group I or group II notes, as applicable. In addition, a Subordinate Note Principal Trigger with respect to the group I or group II subordinate notes, as applicable, will occur if the CUMULATIVE DEFAULT PERCENTAGE for the group I or group II student loans exceeds [ ]% or [ ]%, respectively, as of the end of the related collection period.

         [A "TERI TRIGGER EVENT" shall have occurred with respect to the group II student loans on any distribution date when the cumulative realized losses on any of the guaranteed private loans that are guaranteed by TERI exceed [ ]% of the group II initial student loan Pool Balance consisting of all guaranteed private loans that are guaranteed by TERI; provided, however, that a TERI Trigger Event will not have occurred if TERI is continuing to pay claims with respect to all guaranteed private loans guaranteed by TERI.]

         "TELERATE PAGE 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

         "THREE-MONTH LIBOR" means the London interbank offered rate (or LIBOR) for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR determination date (the "INDEX MATURITY") which appears on TELERATE PAGE 3750 as of 11:00 a.m., London time, on that LIBOR determination date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the INDEX MATURITY and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market by the REFERENCE BANKS. The administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York City time, on that LIBOR determination date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

         A "TRIGGER EVENT" with respect to the group II student loans will occur, on any distribution date, when: (1) an UNGUARANTEED PRIVATE UNDERGRADUATE LOAN TRIGGER EVENT has occurred, or (2) a PRIVATE GRADUATE LOAN TRIGGER EVENT has occurred; provided, however, that if the securities insurer and all ratings agencies consent in writing, no Trigger Event will have occurred with respect to that distribution date.

         An "UNGUARANTEED PRIVATE GRADUATE LOAN TRIGGER EVENT" will have occurred with respect to the group II student loans on any distribution date when the cumulative realized losses on the unguaranteed student loans made to graduate students exceeds [ ]% of the group II initial student loan Pool Balance consisting of all unguaranteed private loans made to graduate students.

         An "UNGUARANTEED PRIVATE UNDERGRADUATE LOAN TRIGGER EVENT" will have occurred, on any distribution date, when cumulative realized losses with respect to the group II student loans, net of subsequent Recoveries with respect to the unguaranteed private loans made to undergraduate students, exceeds [ ]% of the group II initial student loan Pool Balance consisting of all unguaranteed private loans made to undergraduate students.

                                                                      APPENDIX A

                         REPORT OF INDEPENDENT AUDITORS

[  ], and
[  ], Inc.
  as Trustees of the KeyCorp Student Loan Trust [          ]

We have audited the accompanying balance sheet of KeyCorp Student Loan Trust [ ] (the "Trust") as of [ ]. This balance sheet is the responsibility of the Trustees for the Trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees on behalf of the trust, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust at [ ], in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

[Cleveland, Ohio]
[             ]

                         KEYCORP STUDENT LOAN TRUST [ ]
                                  BALANCE SHEET
                                       [ ]

ASSETS
      Cash                                          $   [   ]
                                                     --------
      Total Assets                                  $   [   ]
                                                     ========
EQUITY
      Equity of the Trust                           $   [   ]
                                                     --------
      Total Equity                                  $   [   ]
                                                     ========

See accompanying notes to the balance sheet

                       KEYCORP STUDENT LOAN TRUST [    ]
                             NOTES TO BALANCE SHEET
                                     [    ]

ORGANIZATION AND OPERATION

KeyCorp Student Loan Trust [ ] (the "Trust"), is a Delaware statutory trust formed on [ ], with [ ] as Eligible Lender Trustee and [ ] as [Delaware] Trustee. The Trust was organized to exclusively acquire certain graduate and undergraduate student loans; to issue and sell securities collateralized by such loans; and to engage in other transactions, including entering into agreements that are incidental and necessary, suitable and convenient to the foregoing and permitted under Delaware law.

At [ ], the Trust had not commenced operations except for the conduct of organizational matters and activities relating to the public offering of notes.

Key Bank USA, National Association, as Initial Beneficiary of the Trust, bears administrative expenses on its behalf.

ACCOUNTING POLICIES

Cash, the only asset of the Trust at [      ] is stated as the amount held on
behalf of the Trust by [       ].

                                                                [ALTERNATE PAGE]

                         [PRINTER TO INSERT KEY SYMBOL]

                                    $[     ]

                         KEYCORP STUDENT LOAN TRUST [ ]

                          KEY CONSUMER RECEIVABLES LLC
                                    Depositor

                       KEY BANK USA, NATIONAL ASSOCIATION
                                 Master Servicer

                               ASSET-BACKED NOTES

SECURITIES OFFERED

     -    classes of notes listed in the table below

ASSETS

     -    group I student loans: FFELP program student loans

     - group II student loans: privately guaranteed student loans and unguaranteed student loans

CREDIT ENHANCEMENT

     - subordination of the group I and group II subordinate notes to the group I and group II senior notes, respectively

     - guaranty insurance policy (class [ ] notes, class [ ] notes and class [ ] notes only)

     -    reserve account with respect to each group of notes

     -    excess interest on the student loans of the related group

     -    limited cross-collateralization

     -    interest rate swap with respect to the group I notes

     -    cap agreement with respect to the group II notes

You should carefully consider the risk factors beginning on page S-[ ] of this prospectus supplement and page [ ] of the prospectus.

The notes are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the notes. The notes are not guaranteed by any person. The notes are not bank deposits.

The class [ ] notes will have the benefit of an irrevocable and unconditional guaranty insurance policy issued by [ ], as securities insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of those classes of notes.

                       [PRINTER TO INSERT [INSURER] LOGO]

                                                                [ALTERNATE PAGE]

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                [ALTERNATE PAGE]

                  INITIAL CLASS     INTEREST RATE                               PRICE TO PUBLIC     UNDERWRITING   PROCEEDS TO THE
                   NOTE BALANCE     (PER ANNUM)(1)     FINAL MATURITY DATE           (2)               DISCOUNT        SELLER
                   ------------     --------------     -------------------           ---               --------        ------
 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

 [ ]                   $[ ]              [ ]%                  [ ]                   [ ]%                [ ]%            [ ]%

Total                  $[ ]                                                                                             $[ ](3)

-------------------------

(1) [Subject to a maximum rate of interest described herein with respect to each class of notes other than the class [ ] notes.

(2)      Plus accrued interest, if any, from [ ].

(3) Before deducting expenses estimated to be $[ ], plus accrued interest in the case of the class [ ] notes.

(4)      Initial notional principal amount equal to $[ ].]

         Proceeds to the seller from the sale of the class [ ] notes are expected to be approximately $[ ] plus accrued interest, before deducting a portion of the total expenses payable by the seller which total is estimated to be $[ ].

         Delivery of the notes will be made on or about [ ]against payment in immediately available funds.

         This prospectus supplement and the prospectus to which it relates are to be used by KeyBanc Capital Markets, a Division of McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp and an affiliate of the seller, in connection with offers and sales related to market-making transactions in the securities in which it acts as principal and/or agent. Sales will be made at prices related to the prevailing prices at the time of the sale.

JOINT LEAD MANAGER AND GLOBAL BOOKRUNNER              JOINT LEAD MANAGER
              [       ]                                   [       ]

                     Prospectus Supplement dated [        ]

                                                                [ALTERNATE PAGE]

                              PLAN OF DISTRIBUTION

         This prospectus supplement and the prospectus to which it relates are to be used by KeyBanc Capital Markets, a Division of McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp and an affiliate of the seller, in connection with offers and sales related to market-making transactions in the notes in which it acts as principal. KeyBanc Capital Markets may also act as agent in these transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of KeyBanc Capital Markets are its sole obligations and do not create any obligations on the part of any of its affiliates.

         In connection with the offering, KeyBanc Capital Markets may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, it may overallot the offering, creating a short position in the notes for its own account, and it may bid for and purchase notes in the open market to cover these short positions. In addition, it may bid for and purchase notes in the open market to stabilize the price of the notes above independent market levels. KeyBanc Capital Markets is not required to engage in these activities, and may end these activities at any time.

SUBJECT TO COMPLETION, DATED _____, 2004
PROSPECTUS

                           KEYCORP STUDENT LOAN TRUSTS
                                     Issuer
                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

                          KEY CONSUMER RECEIVABLES LLC
                                    Depositor

                               Asset Backed Notes
                            Asset Backed Certificates

SECURITIES OFFERED

     -    asset backed notes and asset backed certificates

     - rated in one of four highest rating categories by at least one nationally recognized rating organization

     -    not listed on any trading exchange

     -    obligations only of the related trust

ASSETS

     -    student loans

     -    may include one or more forms of credit enhancement

You should carefully consider the risk factors beginning on page 6.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation.

This prospectus must be accompanied by a prospectus supplement for the particular series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The seller and/or the depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                    The date of this Prospectus is [ ], 2004

                                TABLE OF CONTENTS

RISK FACTORS..........................................................................................            6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................................           15
FORMATION OF THE TRUSTS...............................................................................           15
     The Trusts.......................................................................................           15
     Eligible Lender Trustee..........................................................................           16
USE OF PROCEEDS.......................................................................................           16
THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER SERVICER AND THE SUB-SERVICERS...............           17
     The Seller, Depositor, Administrator and Master Servicer.........................................           17
         General......................................................................................           17
         Services and Fees of Administrator...........................................................           17
         Master Servicer..............................................................................           18
     The Sub-Servicers................................................................................           18
THE STUDENT LOAN POOLS................................................................................           18
     General..........................................................................................           18
THE STUDENT LOAN FINANCING BUSINESS...................................................................           20
     Programs Offered by the Seller...................................................................           20
     Description of Federal Loans Under the Programs..................................................           21
         General......................................................................................           21
         The Stafford Loan Program....................................................................           21
         (1) Eligibility Requirements.................................................................           22
         (2) Loan Limits..............................................................................           23
         (3) Interest.................................................................................           24
         (4) Repayment................................................................................           24
         (5) Grace Periods, Deferral Periods, Forbearance Periods.....................................           25
         (6) Interest Subsidy Payments................................................................           25
         (7) Special Allowance Payments...............................................................           26
         The SLS Loan Program.........................................................................           27
         The PLUS Loan Program........................................................................           27
         The Federal Consolidation Loan Program.......................................................           29
         Undergraduate Federal Loans..................................................................           31
         Graduate Federal Loans.......................................................................           32
     Description of Private Loans Under the Programs..................................................           32
         General......................................................................................           32
         Private Undergraduate Loans..................................................................           33
         Key Alternative Loans........................................................................           33
         (1) Eligibility Requirements.................................................................           33
         (2) Loan Limits..............................................................................           34
         (3) Interest.................................................................................           34
         (4) Repayment................................................................................           35
         (5) Grace Periods, Deferral Periods, Forbearance Periods.....................................           35
         Private Graduate Loans.......................................................................           35
         (1) Loan Limits..............................................................................           36
         (2) Interest.................................................................................           37
         (3) Repayment................................................................................           39

         (4) Grace Periods, Deferral Periods, Forbearance Periods.....................................           39
         (5) Loan Fees................................................................................           39
         (6) Incentive Programs.......................................................................           39
         Key CareerLoans..............................................................................           39
         (1) Eligibility Requirements.................................................................           40
         (2) Loan Limits..............................................................................           41
         (3) Interest.................................................................................           41
         (4) Repayment................................................................................           41
         (5) Grace Periods, Dererment and Forbearance.................................................           41
         Guaranteed Private Consolidation Loans.......................................................           41
         Unguaranteed Private Consolidation Loans.....................................................           42
         (1) Eligibility Requirements.................................................................           42
         (2) Loan Limits..............................................................................           43
         (3) Interest.................................................................................           43
         (4) Repayment................................................................................           43
         (5) Grace Periods, Deferral Periods, Forbearance Periods.....................................           43
         (6) Loan Fees................................................................................           43
     Federal Guarantors of Student Loans..............................................................           43
         Federal Insurance and Reinsurance of Federal Guarantors......................................           44
     Private Guarantors of Student Loans..............................................................           47
     Claims and Recovery Rates........................................................................           47
     Origination Process..............................................................................           47
     Servicing and Collections Process................................................................           49
     Incentive Programs...............................................................................           50
WEIGHTED AVERAGE LIVES OF THE SECURITIES..............................................................           50
POOL FACTORS AND TRADING INFORMATION..................................................................           52
DESCRIPTION OF THE NOTES..............................................................................           53
     General..........................................................................................           53
     Principal of and Interest on the Notes...........................................................           54
     The Indenture....................................................................................           55
         Modification of Indenture....................................................................           55
         Events of Default; Rights upon Event of Default..............................................           56
         Certain Covenants............................................................................           59
         Annual Compliance Statement..................................................................           60
         Indenture Trustee's Annual Report............................................................           60
         Satisfaction and Discharge of Indenture......................................................           61
         The Indenture Trustee........................................................................           61
DESCRIPTION OF THE CERTIFICATES.......................................................................           61
     General..........................................................................................           61
     Principal and Interest in Respect of the Certificates............................................           62
CERTAIN INFORMATION REGARDING THE SECURITIES..........................................................           63
     Fixed Rate Securities............................................................................           63
     Floating Rate Securities.........................................................................           63
     Book-Entry Registration..........................................................................           64
     Definitive Securities............................................................................           67
     List of Securityholders..........................................................................           68

     Reports to Securityholders.......................................................................           69
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS..................................................           69
     General..........................................................................................           69
     Sale of Student Loans; Representations and Warranties............................................           70
     Additional Fundings..............................................................................           71
     Accounts.........................................................................................           72
     Servicing Procedures.............................................................................           73
     Payments on Student Loans........................................................................           74
     Master Servicer Covenants........................................................................           74
     Master Servicing Compensation....................................................................           75
     Distributions....................................................................................           76
     Credit and Cash Flow Enhancement.................................................................           77
         General......................................................................................           77
         Reserve Account..............................................................................           77
     Statements to Indenture Trustee and Trust........................................................           78
     Evidence as to Compliance........................................................................           79
     Certain Matters Regarding the Master Servicer and the Sub-Servicers..............................           80
     Master Servicer Default; Administrator Default...................................................           81
     Rights Upon Master Servicer Default and Administrator Default....................................           82
     Waiver of Past Defaults..........................................................................           83
     Insolvency Event.................................................................................           83
     Amendment........................................................................................           84
     Payment of Notes.................................................................................           85
     Termination......................................................................................           85
     Administrator....................................................................................           86
     Student Loan Transfer Agreement..................................................................           87
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS............................................................           87
     Transfer of Student Loans........................................................................           87
     Certain Matters Relating to Receivership.........................................................           89
     Consumer Protection Laws.........................................................................           89
     Loan Origination and Servicing Procedures Applicable to Student Loans............................           90
     Failure to Comply with Third-Party Servicer Regulations May Adversely Affect Loan Servicing......           91
     Bankruptcy Considerations........................................................................           92
     Other Applicable Legislation.....................................................................           92
         Emergency Student Loan Consolidation Act of 1997.............................................           92
         FY 1998 Budget...............................................................................           93
         Student Loan Provisions in the Intermodal Surface Transportation Efficiency Act of 1998......           93
         1998 Reauthorization Bill....................................................................           93
         Departments of Labor, Health and Human Services, and Education, and Related Agencies
         Appropriations Act, 2001.....................................................................           95
         Electronic Signatures in Global and National Commerce Act....................................           95
         2002 Student Loan Interest Rate Legislation..................................................           95
INCOME TAX CONSEQUENCES...............................................................................           95

FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE..........................           96
     Tax Characterization of the Trust................................................................           96
         Possible Alternative Treatment of the Trust..................................................           97
     Tax Consequences to Holders of the Notes.........................................................           97
         Treatment of the Notes as Indebtedness.......................................................           97
         Original Issue Discount......................................................................           97
         Interest Income on the Notes.................................................................           97
         Sale or Other Disposition....................................................................           98
         Foreign Holders..............................................................................           98
         Backup Withholding...........................................................................           99
         Possible Alternative Treatments of the Notes.................................................          100
     Tax Consequences to Holders of the Certificates..................................................          100
     Classification as a Partnership..................................................................          100
         Treatment of the Trust as a Partnership......................................................          100
         Partnership Taxation.........................................................................          101
         Guaranteed Payments..........................................................................          101
         Allocation of Tax Items......................................................................          101
         Computation of Income........................................................................          102
         Section 708 Termination......................................................................          102
         Discount and Premium.........................................................................          103
         Disposition of Certificates..................................................................          103
         Allocations Between Transferors and Transferees..............................................          104
         Section 754 Election.........................................................................          104
         Administrative Matters.......................................................................          104
         Tax Consequences to Foreign Certificateholders...............................................          105
         Backup Withholding...........................................................................          106
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER,
THE DEPOSITOR OR A THIRD PARTY ORIGINATOR.............................................................          106
     Tax Characterization of the Trust................................................................          106
     Tax Consequences to Holders of the Notes.........................................................          107
         Treatment of the Notes as Indebtedness.......................................................          107
PENNSYLVANIA STATE TAX CONSEQUENCES...................................................................          107
     Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes.....................          107
     Pennsylvania Income and Franchise Tax Consequences with Respect to the Certificates..............          107
ERISA CONSIDERATIONS..................................................................................          108
     The Notes........................................................................................          109
     The Certificates.................................................................................          110
PLAN OF DISTRIBUTION..................................................................................          110
LEGAL MATTERS.........................................................................................          112

                                  RISK FACTORS

         We recommend that you consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement before purchasing the securities.

CREDIT ENHANCEMENT MAY NOT
  PROTECT YOU FROM ALL LOSSES     Although every trust will include some form of
                                  credit enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT LOANS
  MAY NOT PREVENT LOSSES          A significant number of the student loans in a
                                  trust may be guaranteed by either a federal or a private guarantor. However, those guarantees may not protect you against all losses for several reasons, including:

                                  - federal guarantees are generally limited to
                                    98% of the principal amount of the student loan;

                                  - if Key Bank USA, National Association or the
                                    applicable originator fails to follow
                                    prescribed origination procedures or if the master servicer or any sub-servicers fail to follow required servicing procedures, the applicable guarantors may refuse to make guarantee payments to the applicable trust and if the loans are federally insured, the Department of Education may refuse to make reinsurance payments to the applicable federal guarantors or to make interest subsidy or special allowance payments to the trust; and

                                  - private guarantors are not reinsured by or
                                    entitled to any assistance from the
                                    Department of Education. If the financial strength, including loan loss reserves, of a private guarantor is not sufficient, that private guarantor may not be able to honor its obligations to make guarantee payments.

DEFAULTS ON STUDENT LOANS
  WITHOUT GUARANTEES MAY
  RESULT IN LOSSES                A trust may include a significant number of
                                  student loans that are not guaranteed by any federal or private guarantor, or by any other party or governmental agency. Repayment of those student loans is dependent on the creditworthiness of the borrowers.

ALL STUDENT LOANS UNSECURED       Since all student loans, whether guaranteed or
                                  not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust and you may suffer a loss.

THE FINANCIAL CONDITION OF
  FEDERAL GUARANTORS MAY BE
  ADVERSELY AFFECTED BY SEVERAL
  FACTORS The financial condition of the federal guarantors may be adversely affected by a number of factors including:

                                  - the amount of claims made against such
                                    federal guarantor as a result of borrower defaults;

                                  - the amount of claims reimbursed to such
                                    federal guarantor from the Department of Education;

                                  - changes in legislation that may reduce
                                    expenditures from the Department of
                                    Education that support federal guarantors or that may require federal guarantors to pay more of their reserves to the Department of Education;

                                  - loss of reinsurance benefits due to the
                                    master servicer's or a sub-servicer's
                                    failure to follow required servicing
                                    procedures; and

                                  - expansion of the federal direct student loan
                                    program.

                                  If the financial status of the guarantors deteriorates, the guarantors may fail to make guarantee payments to the trustee. In such event, you may suffer delays or shortfalls in the payment of principal and interest on your securities.

REINSURANCE OF FEDERAL
  GUARANTORS MAY NOT
  PREVENT DELAYS OR LOSSES        If a federal guarantor fails to make guarantee
                                  payments, the applicable trust may submit claims directly to the Department of Education. However, the Department of
                                  Education may determine that the federal guarantor is able to meet its obligations, and the Department of Education will not make those payments. Even if the Department of Education determines to make those payments, there may be delays in making the necessary determination. Loss or delay of any such guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust's ability to pay timely interest and principal. In such event, you may suffer a loss on your investment.

THE TRUST IS DEPENDENT UPON
  THE PERFORMANCE BY VARIOUS
  PARTIES OF THEIR OBLIGATIONS    The trust is relying, and the performance of
                                  the securities depends, on the performance of the seller, the depositor, the master servicer and the sub-servicers of their respective obligations. Any failure to perform could have material adverse consequences as follows:

                                  - FAILURE TO HONOR PURCHASE OBLIGATIONS MAY
                                    CAUSE LOSSES. Key Bank USA, National
                                    Association, as seller and master servicer, Key Consumer Receivables LLC, as depositor, or the applicable sub-servicer, will be obligated to purchase student loans from a trust with respect to which it materially breaches representations, warranties or covenants. We can give you no assurance, however, that Key Bank USA, National Association, Key Consumer Receivables LLC, or the applicable sub-servicer, will have the financial resources to purchase such student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, any such failure to purchase a student loan may cause you to suffer a loss on your investment.

                                  - FAILURE TO COMPLY WITH THIRD-PARTY SERVICER
                                    REGULATIONS MAY ADVERSELY AFFECT LOAN
                                    SERVICING. The Department of Education
                                    regulates each servicer of federal student loans. Under certain of these regulations, a third-party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from the sub-servicer's violation of applicable requirements. In addition, if a sub-servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the sub-servicer and/or limit, suspend, or terminate such sub-servicer's eligibility to contract to service federal student loans. If a sub-servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department of Education terminates a sub-servicer's eligibility, a servicing transfer will take place and there will likely be delays in collections and temporary disruptions in servicing. Any such servicing transfer could temporarily adversely affect payments to you.

                                  - THE TRUST'S INTEREST IN ITS STUDENT LOANS
                                    COULD BE DEFEATED BY ACTIONS OF THE
                                    SUB-SERVICERS AS CUSTODIANS. The applicable sub-servicer, as custodian on behalf of the master servicer with respect to each trust, will have custody of the promissory notes, in physical or electronic form, evidencing the student loans it services (provided, however, that in the case of electronically originated promissory notes, a custodian may not be utilized if custody is not necessary for perfection of a security interest in the notes under the UCC). Although the accounts of the seller and/or the depositor, as applicable, will be marked to indicate the sale and although the seller, the depositor, the administrator and/or the master servicer, as applicable, will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that such student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such student loans in the ordinary course of its business and took possession of such student loans, then the purchaser (or secured party) would acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired such student loans without knowledge of the eligible lender trustee's interest.

                                  - INSOLVENCY OF THE MASTER SERVICER, A
                                    SUB-SERVICER OR THE ADMINISTRATOR MAY CAUSE
                                    LOSSES. In the event of default by the
                                    master servicer, a sub-servicer or the
                                    administrator resulting solely from certain events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor master servicer or administrator, or prevent the master servicer from appointing a new sub-servicer, as the case may be, and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay or reduce payments to you.

CHANGES IN LEGISLATION MAY

  ADVERSELY AFFECT STUDENT
  LOANS AND FEDERAL GUARANTORS    You can not be certain that the Higher
                                  Education Act of 1965, as amended, or other relevant federal or state laws, rules and regulations will not be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors.
                                  Legislation amending the Higher Education Act is currently under consideration before
                                  Congress. Major amendments to the Higher
                                  Education Act are expected to be enacted this year or in 2005.

                                  In addition, if the direct student loan
                                  program expands, the sub-servicers may
                                  experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the sub-servicers is reduced. Such cost increases could reduce the ability of the sub-servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of certain breaches of its covenants.

CERTAIN POLICIES OF THE
  DEPARTMENT OF  EDUCATION MAY
  REDUCE AMOUNTS AVAILABLE
  FOR PAYMENTS ON YOUR
  SECURITIES                      Each trust will be obligated to pay to the
                                  Department of Education a monthly rebate at an annualized rate of generally 1.05% of the outstanding principal balance and accrued interest receivable on each federal consolidation loan which is a part of the related trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department of Education a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee after the applicable closing date. This fee will be deducted by the Department of Education from interest subsidy payments and special allowance payments otherwise payable to the trust(s). In such event the amount available to be distributed to you will be reduced. Under certain circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of that trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department of Education will affect the rate and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In such event, the value of your investment may be impaired.

                                  Due to a Department of Education policy
                                  limiting the granting of new lender
                                  identification numbers, all of the trusts established by the seller and/or the depositor, as applicable, to securitize federal student loans may use a common Department of Education lender identification number. The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or federal guarantors resulting from the eligible lender trustee's activities in the federal student loan program. If the Department of Education or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department of Education or such federal guarantor may collect that liability or offset such liability from amounts due the eligible lender trustee under the shared lender identification number.

                                  Because the servicing agreements for the trusts established by the seller and/or the depositor, as applicable, which share a lender identification number, will require the eligible lender trustee or the master servicer to allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf, if the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

NOTEHOLDERS' RIGHT TO CONTROL
  UPON CERTAIN DEFAULTS
  MAY ADVERSELY AFFECT
  CERTIFICATEHOLDERS AND
  SUBORDINATE NOTEHOLDERS         In the event of a default by the master
                                  servicer or the administrator, the indenture trustee or the senior noteholders, may remove the master servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders or subordinate noteholders.
                                  In addition, senior noteholders have the ability, with certain specified exceptions, to waive defaults by the master servicer or the administrator, including defaults that could materially adversely affect the certificateholders or subordinated noteholders.

CONSUMER PROTECTION LAWS
  MAY AFFECT ENFORCEABILITY OF
  STUDENT LOANS                   Numerous federal and state consumer protection
                                  laws and related regulations impose
                                  substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

INTERNET-BASED LOAN ORIGINATION
  PROGRAMS MAY GIVE RISE TO RISKS
  THAT ARE NOT FOUND IN CUSTOMARY
  LOAN ORIGINATION PROGRAMS       The seller may originate loans through a
                                  process that would enable a borrower to apply for a loan and electronically sign documents through an online process in an electronic transaction. The origination process and loan documentation that would be used for these student loans were developed in recent years to capitalize on the potential benefits of conducting business using electronic means, including over the internet.
                                  As such, these processes and the related loan documentation raise issues that do not exist in customary student loan origination programs and may give rise to challenges by borrowers based on consumer protection or other laws relating to issues that are currently untested in the courts, or to challenges by a guarantor to its obligation to make guarantee payments.
                                  We can provide you no assurance that these risks will not adversely affect the collectability or enforceability of the student loans or related guarantee payments.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Key Bank USA, National Association and Key Consumer Receivables LLC, as originators of each of the various trusts, have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this prospectus. The registration statement contains information which is not contained in this prospectus. Prospective investors may read the registration statement and make copies of it at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Bank USA, National Association and Key Consumer Receivables LLC, that file electronically with the SEC.

         All documents filed by Key Bank USA, National Association or Key Consumer Receivables LLC, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

         Key Bank USA, National Association and Key Consumer Receivables LLC will provide without charge to each person to whom a copy of this prospectus is delivered, including a beneficial owner of securities, on the written or oral request of that person, a copy of any or all of the documents incorporated by reference in this prospectus or in any related prospectus supplement, except any exhibits to those documents, unless the exhibits are specifically incorporated by reference in this prospectus or any related prospectus supplement. Requests for these copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, 4th Floor, Cleveland, Ohio 44114,
Attention: Education Loan Trust Administrator (Telephone: (216) 828-9357).

                             FORMATION OF THE TRUSTS

THE TRUSTS

         Either the seller or the depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement for the transactions described in this prospectus and in the related prospectus supplement. The property of each trust will consist of:

         - a pool of undergraduate loans and/or graduate school student loans legal title to which is held by the related eligible lender trustee on behalf of each trust,

         - all funds collected or to be collected in respect of that pool of student loans (including any guarantee payments) on or after the applicable cutoff date specified in the related prospectus supplement,

         - any other rights under certain collateral agreements with respect to certain private graduate loans to the extent assigned to each trust by the seller, and

         - all moneys and investments on deposit in any collection account, any pre-funding account, any escrow account, any negative carry account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of those securities. To the extent provided in the applicable prospectus supplement, the notes will be collateralized by the property of the related trust. To facilitate servicing and to minimize administrative burden and expense, the master servicer will be appointed by the eligible lender trustee as the custodian, and the master servicer will then appoint the sub-servicers or another qualified custodian or custodians as the custodians on its behalf, of the promissory notes representing the student loans that each services.

         The principal offices of each trust and the related eligible lender trustee will be specified in the applicable prospectus supplement.

ELIGIBLE LENDER TRUSTEE

         The eligible lender trustee for each trust will be identified in the related prospectus supplement. The eligible lender trustee on behalf of the related trust will acquire legal title to all the related student loans acquired under the related sale and servicing agreement and will enter into a guarantee agreement or comparable arrangement, if applicable, with each of the guarantors with respect to the student loans which are guaranteed or insured. Each eligible lender trustee will qualify as an eligible lender and owner of all federal loans and private loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the federal loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any federal assistance with respect to those federal loans. See "The Student Loan Financing Business -- Description of Federal Loans Under the Programs." An eligible lender trustee's liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the eligible lender trustee in the related trust agreement and the related sale and servicing agreement. See "Description of the Transfer and Servicing Agreements." The seller plans to maintain normal commercial banking relations with each eligible lender trustee.

                                 USE OF PROCEEDS

         If the seller is selling the student loans relating to any given series, the net proceeds from the sale of securities of a given series will be used by the applicable trust to purchase the related student loans on the applicable closing date from the seller and to make the initial deposit into the reserve account, pre-funding account or negative carry account, if any. The seller will use the net proceeds paid to it with respect to any trust for general corporate purposes.

         If the depositor is selling the student loans relating to any given series, the net proceeds from the sale of securities of a given series will be used by the applicable trust to purchase the related student loans on the applicable closing date from the depositor and to make the initial deposit into the reserve account, pre-funding account or negative carry account, if any. The depositor will use the net proceeds to purchase the related student loans on the closing date from the seller, affiliates of the seller and/or third party originators of student loans or their affiliates. The seller will use the net proceeds paid to it with respect to any trust for general corporate purposes.

            THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER
                         SERVICER AND THE SUB-SERVICERS

THE SELLER, DEPOSITOR, ADMINISTRATOR AND MASTER SERVICER

         GENERAL. If Key Bank USA, National Association is selling the student loans relating to any given series, Key Bank USA, National Association will act as seller and as master servicer, under the related sale and servicing agreement, and as administrator under the related administration agreement.

         If Key Consumer Receivables LLC is selling the student loans relating to any given series, Key Consumer Receivables LLC will act as depositor, and Key Bank USA, National Association will act as master servicer, under the related sale and servicing agreement, and as administrator under the related administration agreement.

         Key Bank USA, National Association is a national banking association and a wholly owned subsidiary of KeyCorp. Key Bank USA, National Association is engaged in consumer loan activities nationally, including, automobile lending and leasing, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. The principal executive offices of Key Bank USA, National Association are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is
(216) 689-6300.

         Key Consumer Receivables LLC is a Delaware limited liability company and a wholly-owned subsidiary of Key Bank USA, National Association. Key Consumer Receivables LLC is a special-purpose "bankruptcy remote" entity formed to purchase student loans from the seller and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of Key Consumer Receivables LLC are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.

         SERVICES AND FEES OF ADMINISTRATOR. Under each administration agreement, the administrator will be responsible for preparing and filing claim forms on behalf of the eligible lender trustee for interest subsidy payments and special allowance payments from the Department of Education and is required to provide notices and reports and to perform other administrative obligations required by the related indenture, trust agreement and sale and servicing agreement. See "Description of the Transfer and Servicing Agreements--Administrator."

         MASTER SERVICER. Key Bank USA, National Association, in its capacity as master servicer will be responsible for master servicing the student loans. The master servicer will arrange for and oversee the performance of each sub-servicer of its respective servicing obligations with respect to the student loans. The master servicer will receive in the aggregate, subject to certain limitations described in this prospectus, a monthly fee payable by each trust as specified in the related prospectus supplement and certain fixed fees for each student loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The master servicer will in turn be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements. See "Description of Transfer and Servicing Agreements--Servicing Compensation." In addition, if specified in the related prospectus supplement, Key Bank USA, National Association may directly service, and act as custodian of, some or all of the student loans in any trust.

THE SUB-SERVICERS

         The sub-servicers under each sale and servicing agreement will be identified in the related prospectus supplement.

         With respect to the student loans it is servicing on behalf of the master servicer and with respect to each trust, each sub-servicer will be required by the related sub-servicing agreement between that sub-servicer and the master servicer to perform the services and duties customary to the servicing of student loans it is required to service, and to do so in the same manner as that sub-servicer has serviced student loans on behalf of the seller and/or the master servicer and otherwise in compliance with all applicable standards and procedures. Also, each sub-servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." Each sub-servicer will be paid directly by the master servicer for its services rendered under each sub-servicing agreement. The trust will be an intended third-party beneficiary of each sub-servicing agreement. See "Description of the Transfer and Servicing Agreements -- Master Servicer Default; Administrator Default."

                             THE STUDENT LOAN POOLS

GENERAL

         The student loans to be sold by the seller, or the depositor after purchasing the student loans from the seller, affiliates of the seller and/or third party originators of student loans or their affiliates, to the eligible lender trustee on behalf of a trust under the related sale and servicing agreement will be selected from the seller's portfolio of student loans (or, if specified in the related prospectus supplement, the student loan portfolio of another originator of student loans and/or an affiliate of either) by several criteria, including that each student loan:

         - was originated in the United States or its territories or possessions under and in accordance with the student loan programs described in this prospectus under "The Student Loan Financing Business -- Programs Offered by the Seller" or otherwise described in the related prospectus supplement;

         - contains terms in accordance with those required by the programs and any applicable guarantee agreements;

         - is not selected using procedures believed by the seller (or the applicable third party originator) and/or the master servicer to be adverse to the securityholders of the related series;

         - provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

         - satisfies any other criteria described in the related prospectus supplement.

         The student loans in each trust will be held by the related eligible lender trustee, as trustee on behalf of that trust. The eligible lender trustee will also enter into, on behalf of that trust, guarantee agreements with the guarantors described in this prospectus and the related prospectus supplement. See "Formation of the Trusts--Eligible Lender Trustee."

         The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

         -        the composition of the pool;

         - the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity;

         -        borrowers' states of residence; and

         - the portion of those student loans guaranteed by the specified guarantors.

         In the case of each series for which the related trust may acquire student loans from the seller or the depositor, as applicable, after the related cutoff date through additional fundings, information with respect to the student loans eligible to be acquired by the related trust will be set forth in the related prospectus supplement as will information about the duration and conditions of any related funding period, the circumstances under which additional fundings will be made during this period and, if additional fundings may continue to be made after this period, the circumstances under which those additional fundings may be made.

         Each regular payment with respect to a student loan includes an installment of interest which is calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received on the student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the last payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee, where applicable, will be assessed and the portion of the payment allocable to the late fee and interest for the period since the last payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

                       THE STUDENT LOAN FINANCING BUSINESS

PROGRAMS OFFERED BY THE SELLER

         The student loans to be sold by the seller or the depositor to the eligible lender trustee on behalf of a trust under the related sale and servicing agreement will be selected from the portfolio of student loans originated or acquired by the seller, or acquired by the depositor, under various loan programs described in this prospectus and/or the related prospectus supplement. The proceeds of the loans are used to finance a portion of the costs of:

         -        undergraduate education,

         -        graduate education,

         - post-graduate activities such as studying for bar exams or participating in residency programs, or

         - post-secondary education in certificate or non-degree granting programs (also known as career education).

         Undergraduate loans and graduate loans may be originated through the Federal Family Education Loan Program (or FFELP). These loans are referred to in this prospectus as federal loans. As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to federal loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by that borrower's school, by certain federal guarantors under a guarantee agreement to be entered into between one of the federal guarantors specified in the related prospectus supplement and the applicable eligible lender trustee. Each of the federal guarantors is entitled, subject to certain conditions, to be reimbursed by the Department of Education for 75% to 95% of all guarantee payments it makes under a program of federal reinsurance under the Higher Education Act. In addition, each eligible lender trustee, as a holder of the federal loans on behalf of the related trust, is entitled to receive from the Department of Education certain interest subsidy payments and special allowance payments with respect to certain of these federal loans as described in this prospectus. See " -- Description of Federal Loans Under the Programs" below.

         Undergraduate, graduate, post-graduate and career education student loans may also be originated under loan programs that are not federally guaranteed. These student loans are referred to in this prospectus as private loans. Payments of principal and interest on the private loans may be (1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower by certain private guarantors under a guarantee agreement to be entered into among private guarantors specified in the related prospectus supplement, the seller or the depositor, as applicable, and the eligible lender trustee, or by private guarantors under surety bonds issued to the seller or the depositor, as applicable, and assigned to each eligible lender trustee on behalf of the related trust. Guarantee payments under the guarantee agreements with private guarantors or the surety bonds issued by private guarantors are referred to as private guarantee payments and guarantee payments under guarantee agreements with federal guarantors are referred to as federal guarantee payments. See " -- Description of Private Loans Under the Programs" below.

DESCRIPTION OF FEDERAL LOANS UNDER THE PROGRAMS

         GENERAL. The following descriptions of the Federal Stafford Loan Program, the Federal Subsidized Stafford Loan Program, the Supplemental Loans for Students Program (or the "SLS Loan Program"), the Federal PLUS Loan Program (or the "PLUS Loan Program"), and the Federal Consolidation Loan Program as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. The programs listed above are referred to in this prospectus as the federal programs. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 and the Higher Education Amendments of 1998. The provisions of the Higher Education Act were extended through September 30, 2004 under the General Education Provisions Act. Congress is expected to enact an additional one year extension of the Higher Education Act or reauthorize the Higher Education Act before this date.

         We can give you no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented under it will not be amended or modified in the future in a manner that will adversely impact the programs described in this prospectus, the related prospectus supplement and the student loans made thereunder or the guarantors. Also, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. We can give you no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department of Education or the financial condition of the federal guarantors. For a discussion of each federal guarantor's claims-paying ability, see the related prospectus supplement.

         SUBSIDIZED STAFFORD LOAN AND UNSUBSIDIZED STAFFORD LOAN PROGRAMS. Stafford Loans are loans made by eligible lenders in accordance with the Higher Education Act to eligible students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in total and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of federal assistance, consisting of:

         - a guarantee of the payment of principal and interest with respect to the Stafford Loans by a federal guarantor, which guarantee will be supported by federal reinsurance of all or most of these guaranteed amounts as described herein;

         - federal interest subsidy payments equal to the interest payable on the Stafford Loans prior to the time the borrower begins repayment of the Stafford Loans and during any applicable deferral periods, together with interest on these amounts not paid by the Department of Education when due; and

         - federal special allowance payments, in varying amounts, during the term of the Stafford Loans to ensure that interest payable on the Stafford Loans approximates current market interest rates, together with interest on these amounts not paid by the Department of Education when due.

         Certain Stafford Loans do not qualify for interest subsidy payments but otherwise qualify for all other forms of federal assistance. These Stafford Loans are known as "Unsubsidized Stafford Loans". These loans are identical to other Stafford Loans in all material respects, except that interest accruing on them during periods when the borrower is in school or in a deferral period or grace period is either paid periodically by the borrower during these periods or added periodically to the principal balance of the loan by its holder. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum Subsidized Stafford Loan authorized by statute.

                  (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act. Eligible students are students that are:

         - enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

         - enrolled in, or admitted for enrollment in, an acceptable degree program;

         -        attending at least half-time;

         - making satisfactory progress toward the completion of that program according to the standards of the school;

         -        U.S. citizens, U.S. nationals or eligible non-citizens;

         - not borrowers under federal loans, including the requested loan, that exceed the applicable annual and aggregate limits; and

         - not in default on any education loan or not required to refund an educational grant.

         Each Stafford Loan:

         -        must be unsecured;

         - must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department of Education makes interest subsidy payments and (y) principal payments so long as the borrower remains an eligible student and thereafter during any applicable grace periods, deferral periods or forbearance periods; and

         - must provide for repayment over a period not to exceed 10 years (excluding any deferral periods or forbearance periods) from the date repayment commences.

                  (2) Loan Limits. In order to qualify for assistance under the Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other federal loans that may be made to any single student and an aggregate limit on the amount of the federal loans that student may have outstanding.

         We have set forth in the following chart the current and historic loan limits.

                                                                ALL STUDENTS (1)       INDEPENDENT STUDENTS(1)
                                                                ----------------   -----------------------------
                                                                   BASE AMOUNT      ADDITIONAL
                                                   SUBSIDIZED    SUBSIDIZED AND    UNSUBSIDIZED        MAXIMUM
                                     SUBSIDIZED      ON OR      UNSUBSIDIZED ON     ONLY ON OR        AGGREGATE
                                       BEFORE        AFTER          OR AFTER          AFTER             TOTAL
BORROWER'S ACADEMIC LEVEL              1/1/87        1/1/87        10/1/93(2)       7/1/94(3)         AMOUNT IN
-------------------------            ----------    ----------   ---------------    ------------       ---------
Undergraduate (per year)
         1st year.                     $ 2,500      $ 2,625          $ 2,625         $ 4,000          $  6,625
         2nd year.                     $ 2,500      $ 2,625          $ 3,500         $ 4,000          $  7,500
         3rd year and above            $ 2,500      $ 4,000          $ 5,500         $ 5,000          $ 10,500
Graduate (per year)                    $ 5,000      $ 7,500          $ 8,500         $10,000          $ 18,500
Aggregate Limit;
         Undergraduate                 $12,500      $17,250          $23,000         $23,000          $ 46,000
         Graduate (including
            undergraduate)             $25,000      $54,750          $65,500         $73,000          $138,500

-----------------

(1) The loan limits are inclusive of both Stafford Loans and other student loans.

(2) These amounts represent the combined maximum loan amount per year for Subsidized Stafford Loans and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of these students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.

                  The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department of Education has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

                  Congress is currently considering legislation reauthorizing the Higher Education Act. When enacted, this legislation may increase annual and aggregate borrowing limits.

                  (3) Interest. The borrower's interest rate on a Stafford Loan may be fixed or variable. We have summarized Stafford Loan interest rates in the chart below.

TRIGGER DATE(1)               BORROWER RATE(2)               MAXIMUM RATE              INTEREST RATE MARGIN
---------------               ----------------               ------------              --------------------
Prior to 01/01/81                    7%                           7%                           N/A
01/01/81-09/12/83                    9%                           9%                           N/A
09/13/83-06/30/88                    8%                           8%                           N/A
07/01/88-09/30/92             8% for 48 months;           8% for 48 months,                   3.25%
                             thereafter, 91-Day                then 10%
                          Treasury + Interest Rate
                                   Margin
10/01/92-06/30/94             91-Day Treasury +                   9%                          3.10%
                            Interest Rate Margin
07/01/94-06/30/95             91-Day Treasury +                 8.25%                         3.10%
                            Interest Rate Margin
07/01/95-06/30/98             91-Day Treasury +                 8.25%               2.50% (In-School, Grace or
                                  Interest                                            Deferment); 3.10% (in
                                 Rate Margin                                                repayment)
On or after 07/01/98          91-Day Treasury +                 8.25%               1.70% (In-School, Grace or
                            Interest Rate Margin                                      Deferment); 2.30% (in
                                                                                            repayment)

---------------------

(1) The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Stafford Loan is made and the Trigger Date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of a borrower's first Stafford Loan.

(2) The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction held prior to that June 1 and (ii) the applicable Interest Rate Margin.

                  Interest is payable on each Stafford Loan monthly in arrears until the principal amount of the loan is paid in full. However, before the date the borrower begins repaying the principal of the Stafford Loan and during any applicable deferral period, the borrower has no obligation to make interest payments. Instead, the Department of Education makes quarterly interest subsidy payments to the holder of the Subsidized Stafford Loans on behalf of the borrower during those periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to the Stafford Loan. During a forbearance period, the Department of Education will not make any interest subsidy payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of the Stafford Loan at the end of that forbearance period. See "--(6) Interest Subsidy Payments" below.

                  The 91-day Treasury Bill rate is, on any date of determination, the weighted average annual discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to that date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

                  (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an eligible student and during an applicable grace period, deferral period or forbearance period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any deferral period or forbearance period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any federal loan and in connection with that prepayment may waive any grace period or deferral period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding federal loans on the date that loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department of Education regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

                  (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally begin repaying the loans following a grace period of not more than 6 months after the borrower ceases to be an eligible student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during the following deferral periods:

         - periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program,

         - certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after that date to borrowers with loans already outstanding on that date),

         - periods when the borrower is unable to secure employment (up to three years), or

         - periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on that date).

                  In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable federal guarantor and the Department of Education, forbearance periods during which the borrower may defer principal and/or interest payments because of temporary financial hardship.

                  (6) Interest Subsidy Payments. Interest subsidy payments are payments made quarterly to the holder of a Subsidized Stafford Loan by the Department of Education with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for that quarter, beginning on the date that Stafford Loan is made until the end of the applicable grace period after the borrower ceases to be an eligible student and during any applicable deferral period. The Department of Education will not make interest subsidy payments during any forbearance period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right against the United States to receive interest subsidy payments from the Department of Education (including the right to receive interest on any interest subsidy payments not timely paid). Receipt of interest subsidy payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department of Education to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. This eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The seller and the depositor expect that each of the Subsidized Stafford Loans that are part of a pool of student loans will be eligible to receive interest subsidy payments.

                  (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department of Education to make quarterly special allowance payments to holders of qualifying federal loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such federal loan during each quarter.

                  The percentage or rate used to determine the special allowance payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the special allowance payment with respect to a federal loan for a quarter will be equal to the excess, if any, of the amount of interest that would be payable on that loan at an annual rate equal to:

         - the average bond equivalent rates of 91-day Treasury Bills auctioned for that quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992 and before October 1,
                  1998),

         - the average bond equivalent rates of 91-day Treasury Bills auctioned for that quarter plus 2.2 % while borrowers are in-school, grace or deferment status, or 2.8% while borrowers are in the repayment period for loans first disbursed on or after July 1, 1998 and before January 1, 2000, or

         - the 3-month commercial paper (financial) rates in effect for each of the days in that quarter as reported by the Federal Reserve in Publication H15, plus 2.34% during repayment periods or 1.74% while borrowers are in-school, grace or deferment periods (or 2.64% in the case of PLUS and federal consolidation loans for which the application is received on or after January 1, 2000, over the stated amount of interest payable on the loan.

                  The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments (including the right to receive interest on any special allowance payments not timely paid). Receipt of special allowance payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department of Education to confirm the foregoing) and continued eligibility for federal reinsurance. This eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements;" "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The seller and the depositor expect that each of the Stafford Loans that are part of a pool of student loans will be eligible to receive special allowance payments, if any are payable from time to time.

                  Interest subsidy payments and special allowance payments are generally received within 45 to 60 days after submission to the Department of Education of the applicable claims forms for any given calendar quarter, although we can give you no assurance that these payments will in fact be received from the Department of Education within that period. For each trust, the related administrator will agree to prepare and file with the Department of Education all such claims forms and any other required documents or filings on behalf of the applicable eligible lender trustee as owner of the related federal loans on behalf of that trust. The administrator will also agree to assist the eligible lender trustee in monitoring, pursuing and obtaining these interest subsidy payments and special allowance payments, if any, with respect to these federal loans. Except under certain conditions described in this prospectus, each eligible lender trustee will be required to remit interest subsidy payments and special allowance payments it receives with respect to the federal loans within two business days of receipt to the related collection account.

         THE SLS LOAN PROGRAM. In addition to the Stafford Loan Program, the Higher Education Act previously provided a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (or the "SLS Loan Program"). As of July 1, 1994, the SLS Loan Program was discontinued and SLS Loans are no longer made. The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to SLS Loans under the SLS Loan Program. In particular, SLS Loans are subject to similar eligibility requirements and, provided that these requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the interest subsidy payments and special allowance payments discussed above. If a substantial portion of the federal loans sold to any trust will consist of SLS Loans, a description of the SLS Loan Program will be included in the related prospectus supplement.

         THE PLUS LOAN PROGRAM. The Higher Education Act authorizes Federal PLUS Loans (or "PLUS Loans") to be made to parents of eligible dependent students under the PLUS Loan Program. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to Federal PLUS Loans are similar to those of Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, PLUS Loans differ from

Stafford Loans in that interest subsidy payments are not available under the PLUS Loan Program and in some instances special allowance payments are more restricted.

         PLUS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The only limit on the annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         The interest rate determination for a PLUS Loan depends on when the PLUS Loan was originally made and disbursed and the period of enrollment. We have summarized the interest rates for PLUS Loans in the following chart.

                                                                                               INTEREST
TRIGGER DATE(1)                           BORROWER RATE(2)                MAXIMUM RATE       RATE MARGIN
---------------                           ----------------                -------------      -----------
Prior to 10/01/81.........                       9%                             9%               N/A
10/01/81-10/30/82.........                       14%                           14%               N/A
11/01/82-06/30/87.........                       12%                           12%               N/A
07/01/87-09/30/92.........      52-Week Treasury + Interest Rate               12%              3.25%
                                Margin(3)
10/01/92-06/30/94.........      52-Week Treasury + Interest Rate               10%              3.10%
                                Margin(3)
07/01/94-06/30/98.........      52-Week Treasury + Interest Rate                9%              3.10%
                                Margin(3)
After 6/30/98.............      91-Day Treasury + Interest Rate                 9%              3.10%
                                Margin

---------------------

(1) The Trigger Date for PLUS Loans made before October 1, 1992 is the first day of the enrollment period for which the PLUS Loan is made. The Trigger Date for PLUS Loans made on or after October 1, 1992 is the date of the disbursement of the PLUS Loan.

(2) For PLUS Loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 52-week Treasury Bills (or 91-day Treasury Bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to that June 1 and (ii) the applicable Interest Rate Margin.

(3) For periods beginning on or after July 1, 2001, the interest rate is equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26, plus the applicable interest rate margin.

         A holder of a PLUS Loan is eligible to receive special allowance payments during any quarter if (a) the sum of (i) the average of the bond equivalent rates of 91-day Treasury Bills auctioned during that quarter and (ii) the Interest Rate Margin shown in the table above exceeds (b) the Maximum Rate shown in the table above.

         Repayment of principal of a PLUS Loan is required to start no later than 60 days after the date of disbursement of the loan, subject to certain deferral and forbearance provisions. The deferral provisions applicable to PLUS Loans are more limited than those applicable to Stafford Loans and although interest subsidy payments are not available for these deferments, interest may be capitalized during these periods upon agreement of the lender and borrower during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Higher Education Act. Maximum loan repayment periods and minimum payment amounts are the same as for Stafford Loans.

         A borrower may refinance all outstanding PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of a refinanced loan will be the weighted average of the rates of all PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

         THE FEDERAL CONSOLIDATION LOAN PROGRAM. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or PLUS Loans to consolidate these underlying federal loans, together with the borrowers' other education loans that are made or guaranteed by the federal government, into a single loan referred to in this prospectus as a federal consolidation loan. Subject to the satisfaction of certain conditions in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to federal consolidation loans and a requirement that the proceeds of federal consolidation loans are to be used to repay the underlying federal loans (and any other loans consolidated thereunder) of any borrower, each holder of a federal consolidation loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and PLUS Loans. Federal consolidation loans, like Stafford Loans, are also eligible for interest subsidy payments and special allowance payments. Under this program, an eligible borrower of federal consolidation loans means a borrower (i) with outstanding underlying federal loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through the loan consolidation, recommence repayment of, these underlying federal loans. A married couple, each of whom has outstanding underlying federal loans, may apply for and obtain a single federal consolidation loan so long as both individuals agree to be held jointly and severally liable on the federal consolidation loan.

         Under this program, a lender may make a federal consolidation loan to an eligible borrower at the request of the borrower if the lender holds an outstanding underlying federal loan of the borrower or the borrower certifies that he or she has been unable to obtain a federal consolidation loan from any of the holders of the borrower's outstanding underlying federal loans. The lender making any federal consolidation loan will pay the amount thereof to the various lenders of the respective underlying federal loans and other loans being consolidated to pay off those loans.

         The "Federal Direct Consolidation Loan Program" provides borrowers with the opportunity to consolidate outstanding student loans at interest rates and subject to terms, including an income-contingent repayment option, that some borrowers may find preferable to those that would be available on a loan originated under the Federal Consolidation Loan Program. Borrowers generally make smaller payments based on their earnings than in the standard ten-year plan, and the government forgives loans that are not repaid in twenty-five years. For applications received after October 1, 1998 and before January 31, 1999, the Federal Direct Consolidation Loan Program established borrower rates at levels lower than the statutory rate established by the Higher Education Amendments of 1998 (or "1998 Reauthorization Bill") under the Federal Family Education Loan Program. The 1998 Reauthorization Bill also reduced the lender paid monthly fee on federal consolidation loans from 1.05% to 0.62% per annum for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999. The lower rate applies only to borrowers who applied before February 1, 1999. The availability of these lower-rate, income-contingent loans may decrease the likelihood that the seller would be the originator of a federal consolidation loan, as well as increase the likelihood that a federal loan in a trust will be prepaid through the issuance of a federal direct consolidation loan.

         Federal consolidation loans made on or after November 13, 1997 through September 30, 1998 bear interest at an annual rate up to the weighted average interest rate on the underlying federal loans (rounded up to the nearest whole percent). Federal consolidation loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%. For federal consolidation loans received on or after January 1, 1993, all interest of the borrower is paid during all deferral periods. However, federal consolidation loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans; provided that, in the case of federal consolidation loans made on or after November 13, 1997, that portion of the federal consolidation loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during deferral periods. In general, a borrower must repay each federal consolidation loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any deferral period and any forbearance period), depending on the original principal amount of that federal consolidation loan. Borrowers may voluntarily prepay all or a portion of any federal consolidation loan without premium or penalty. Repayment of a federal consolidation loan must commence within 60 days after all holders of underlying federal loans have discharged the liability of the borrower thereon; provided, however, that this repayment obligation is deferred for as long as the borrower remains an eligible student and during any applicable deferral period and forbearance period. For federal consolidation loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special allowance payments are made on federal consolidation loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap. However, for applications received on or after October 1, 1998, special allowance payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill rate plus 3.1% whenever that formula exceeds the borrower's interest rate. For student loans made pursuant to applications received on or after January 1, 2000, special allowance payments are made in order to afford the lender a yield equal to the bond equivalent rate of quotes for the 3-month commercial paper (financial) rate plus 2.64%.

         The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of federal consolidation loans made on or after October 1, 1993, to pay to the Department of Education a federal consolidation loan rebate equal to 1.05% per annum on the outstanding balance of those loans, (ii) requiring lenders of federal consolidation loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for federal consolidation loans made on or after July 1, 1994. In addition, with respect to any federal loan (including federal consolidation loans) made on or after October 1, 1993, the lender must pay to the Department of Education a federal origination fee equal to 0.50% on the initial principal balance of the loan. With respect to any federal consolidation loan purchased by the eligible lender trustee on behalf of the related trust, the related trust must pay to the Department of Education the federal origination fee, which will be deducted by the Department of Education out of interest subsidy payments and special allowance payments. If sufficient interest subsidy payments and special allowance payments are not due to the applicable trust to cover the amount of the federal origination fee, the balance of the federal origination fee may be deferred by the Department of Education until sufficient interest subsidy payments and special allowance payments accrue to cover the fee. If these amounts never accrue, the applicable trust would be obligated to pay any remaining fee from other assets of that trust prior to making distributions to noteholders or certificateholders.

         UNDERGRADUATE FEDERAL LOANS. The seller originates or acquires Stafford Loans and federal consolidation loans for students attending eligible schools.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution:

         - only admits persons who have a high school diploma or its equivalent,

         -        is legally authorized to operate within a state,

         - provides not less than a two-year program with credit acceptable toward a bachelor's degree,

         -        is a public or non-profit institution, and

         - is accredited by a nationally recognized accrediting agency or is determined by the Department of Education to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

         - only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Higher Education Act),

         - is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

         -        has been in existence for at least two years,

         - provides at least a six-month training program to prepare students for gainful employment in a recognized occupation, and

         - is accredited by a nationally recognized accrediting agency or is specially accredited by the Department of Education.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

         -        offers more than 50% of its courses by correspondence,

         -        enrolls 50% or more of its students in correspondence courses,

         - has a student enrollment in which more than 25% of the students are incarcerated, or

         - has a student enrollment in which more than 50% of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if:

         -        the educational institution has filed for bankruptcy,

         - the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program, or

         - the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department of Education under standards established by regulation.

         GRADUATE FEDERAL LOANS. The seller originates or acquires federal loans under loan programs to provide educational financing to graduate and professional students enrolled in or recently graduated from law schools, medical schools, dental schools, graduate business schools and other graduate schools approved or accredited by national accrediting institutions and regional associations of schools and colleges, as appropriate. The federal graduate programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The seller (or its predecessors) has been originating loans under the federal graduate programs since 1990.

         We have set forth in the following table the acceptable degree programs for each graduate field of study:

FIELD OF STUDY        ACCEPTABLE DEGREE PROGRAMS
--------------        --------------------------
Law                   Juris Doctor of Law or other
                      joint law degree program

Medical               Medical Doctor, Doctor of
                      Osteopathy or Doctor of
                      Podiatry

Dental                Graduate dental program

Business              Graduate business program

Graduate              Graduate level certificate or
                      degree program

DESCRIPTION OF PRIVATE LOANS UNDER THE PROGRAMS

         GENERAL. In addition to the federal loans originated under the Higher Education Act, the seller and other lenders have developed private student loan programs that are not federally guaranteed for undergraduate students and/or their parents, graduate students and students undertaking career education that can be used by borrowers in lieu of federal loans or to supplement their federal loans in situations where the federal loans do not cover the cost of education. A law student may also receive a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if that student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if that student has applied for the loan within a limited period or after graduation. Also, a career education student may pursue a certificate or training program, including a specialized technical training program, to enhance his or her education or to increase his or her potential income.

         These loans are referred to collectively in this prospectus as private loans. The holders of private loans are not entitled to receive any federal assistance relating to those private loans.

         PRIVATE UNDERGRADUATE LOANS. The seller originates private undergraduate loans through multiple alternative loan programs, including the A+ Funds Private Loan Program, the Campus Door Private Loan Program and the Key Alternative Loan Program. The seller may in the future originate private undergraduate loans, or acquire private undergraduate loans originated, under other similar alternative loan programs. This prospectus or the prospectus supplement for each trust will contain a description of the alternative loan programs under which the seller or another lender originated a significant portion of the private loans sold to that trust.

         KEY ALTERNATIVE LOANS. Key Alternative Loans provide undergraduate students supplemental fundings that allow these students the opportunity to share the responsibility of education financing with or without a cosigner. Key Alternative Loans were introduced to students in 1995 and are serviced on behalf of the seller by Great Lakes Educational Loan Services Inc. Key Alternative Loans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

                  (1) Eligibility Requirements. In order to qualify for a Key Alternative Loan, the borrower must meet the following eligibility requirements:

         - At least half-time undergraduate student at a Title IV eligible institution (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)

         -        U.S. citizen/national or an eligible non-citizen

         -        Must meet the following credit criteria:

                  - No account has been 90 or more days delinquent in the past two years.

                  - No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

                  - No record of unpaid collections, charged-off accounts or written-off accounts.

                  - No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past seven years.

         - Applicant can be approved without cosigner if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.

         - If applicant does not meet the criteria applicant will be declined.

         - If applicant meets the criteria but has unacceptable credit bureau score, a creditworthy cosigner will be required for approval.

         - Cosigner, if any, must pass the credit review process that considers the above criteria and must score well compared with other applicants.

         - The credit bureau score requirements apply to both applicant and cosigner.

                  A creditworthy cosigner may be required if the borrower has insufficient credit history and/or is not a US citizen.

                  If a cosigner is required, the cosigner must also be a US citizen/national or permanent resident and meet minimum credit criteria. The cosigner does not have to be the borrower's parent or guardian. Upon request of the borrower, the cosigner may be released from its obligations with respect to the loan if the borrower establishes an acceptable payment record and certain other specific financial and credit criteria are met.

                  (2) Loan Limits. The minimum annual loan amount for a Key Alternative Loan is $1,000. The annual and aggregate maximum loan limits are as follows:

PROGRAM YEAR*                YEAR IN SCHOOL           ANNUAL MAXIMUM        AGGREGATE MAXIMUM
-------------                --------------           --------------        -----------------
1998-1999                 First year                     $  7,500                $ 47,500
                          Second - Fifth years           $ 10,000
1999-2000                 All                            $ 10,000                $ 50,000

2000-2001                 All                            $ 10,000                $ 60,000
2001-2002                 All                            $ 10,000                $ 60,000
2002-2003                 All                            $ 10,000                $100,000
2003-2004                 All                            $ 10,000                $100,000

* Annual and aggregate loan limits for Key Alternative Loans originated before 1998 differ from the annual and aggregate loan limits in the table above. If Key Alternative Loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these limits will be described in the related prospectus supplement.

                  (3) Interest. Interest is payable on each Key Alternative Loan monthly until the principal amount is repaid in full. Borrowers may defer interest payments during the interim period. The deferred interest will be capitalized once on the last day of the interim period. We have set forth in the following table the applicable interest rates for Key Alternative Loans:

PROGRAM YEAR(1)                      INTEREST MARGIN                APPLICABLE INDEX
---------------                      ---------------                ----------------
                             Interim (2)       Repayment (3)
                             -----------       -------------
1998-1999                       2.72%              2.87%            three-month LIBOR
1999-2000                       2.72%              2.87%            three-month LIBOR
2000-2001                       2.72%              2.87%            three-month LIBOR

                                     INTEREST MARGIN
                                     ---------------
PROGRAM YEAR(1)              Interim (2)       Repayment (3)        APPLICABLE INDEX
---------------              -----------       -------------        ----------------
2001-2002                       2.75%              2.90%            three-month LIBOR
2002-2003                       2.75%              2.90%            three-month LIBOR
2003-2004                       2.75%              2.90%            three-month LIBOR

(1) Interest rates for Key Alternative Loans originated before 1998 differ from the interest rates in the table above. If Key Alternative Loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these interest rates will be described in the related prospectus supplement.

(2) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(3) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

                  (4) Repayment. In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,000 or 15 years if the balance at repayment is $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

                  (5) Grace Periods, Deferral Periods, Forbearance Periods. The repayment period on a Key Alternative Loan generally begins after the grace period, defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited institution or five years from the date of the first Key Alternative Loan disbursement. In general, deferral periods are not permitted other than during the in school and grace periods, when the borrower is still responsible for the capitalization of the deferred interest. Borrowers may request periods of forbearance related to the following areas: unemployment, underemployment, hardship, practical and graduate school enrollment. Forbearances are generally granted in six month increments except for graduate school forbearance which is granted in 12 month increments.

         PRIVATE GRADUATE LOANS. The seller originates or acquires private graduate loans through multiple programs, including the A+ Funds Private Loan Program, the Campus Door Private Loan Program, the Med Funds Private Loan Program and the Key Graduate Achiever Loan Program. The seller may in the future originate private graduate loans, or acquire private graduate loans originated, under other similar loan programs. This prospectus or the prospectus supplement for each trust will contain a description of the loan programs under which the seller or another lender originated a substantial portion of the private loans sold to that trust.

         Private graduate loans are made to provide educational financing to help pay for the costs of:

         - attending law, medical, dental, graduate, business, or other graduate school,

         - taking/passing one or more state bar examinations upon graduation from law school, or

         - participating in one or more medical or dental residency programs upon graduating from medical or dental school.

         Private graduate loans consist of loans associated with the above-mentioned fields of study (including bar exam and residency loans) and private consolidation loans and may be guaranteed or unguaranteed. The unguaranteed private graduate loans are not guaranteed in any respect by any federal or private guarantor or by any other party or governmental agency. Subject to the satisfaction of the conditions imposed by the applicable loan program and the applicable guarantee agreement, the guaranteed private graduate loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by the private guarantors. Private guarantors are not reinsured by the Department of Education or any other governmental entity. Borrowers of guaranteed private graduate loans must meet the credit underwriting standards established by the applicable private guarantor as well as the requirements imposed by the applicable loan program, including the credit underwriting standards established by the seller.

                  (1) Loan Limits. We have summarized in the following table the annual, aggregate and cumulative loan limits for each private graduate loan:

                                                                    ANNUAL                  AGGREGATE       CUMULATIVE
PROGRAM YEAR(1)                    TYPE OF LOAN                    MAXIMUM                   MAXIMUM        MAXIMUM(2)
---------------                    ------------                    -------                   -------        ----------
1998-1999                          Law Loan              Up to the cost of attendance        N/A            $130,000
                                   Business Loan         Up to the cost of attendance        N/A            $130,000
                                   Dental Loan           Up to the cost of attendance        N/A            $175,000;
                                                                                                            $200,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance        N/A            $130,000
                                   Medical Loan          Up to the cost of attendance        N/A                None
                                   Bar Exam Loan                    $7,500                   $7,500         $  7,500
                                   Residency Loan                   $8,000                   $8,000         $  8,000
1999-2000                          Law Loan              Up to the cost of attendance        N/A            $130,000
                                   Business Loan         Up to the cost of attendance        N/A            $130,000
                                   Dental Loan           Up to the cost of attendance        N/A            $175,000;
                                                                                                            $200,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance        N/A            $130,000
                                   Medical Loan          Up to the cost of attendance        N/A                None
                                   Bar Exam Loan                    $8,000                  $8,000          $  8,000
                                   Residency Loan                   $8,000                  $8,000          $  8,000
2000-2001                          Law Loan              Up to the cost of attendance        N/A            $130,000
                                   Business Loan         Up to the cost of attendance        N/A            $130,000
                                   Dental Loan           Up to the cost of attendance        N/A            $195,000;
                                                                                                            $230,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance        N/A            $130,000
                                   Medical Loan          Up to the cost of attendance        N/A                None
                                   Bar Exam Loan                   $ 8,000                  $ 8,000         $  8,000
                                   Residency Loan                  $10,000                  $10,000         $ 10,000
2001-2002                          Law Loan              Up to the cost of attendance        N/A            $130,000
                                   Business Loan         Up to the cost of attendance        N/A            $130,000
                                   Dental Loan           Up to the cost of attendance        N/A            $230,000;
                                                                                                            $250,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance        N/A            $130,000
                                   Medical Loan          Up to the cost of attendance        N/A                None

                                                                    ANNUAL                  AGGREGATE       CUMULATIVE
PROGRAM YEAR(1)                    TYPE OF LOAN                    MAXIMUM                   MAXIMUM        MAXIMUM(2)
---------------                    ------------                    -------                   -------        ----------
                                   Bar Exam Loan                   $10,000                   $10,000        $  10,000
                                   Residency Loan                  $10,000                   $10,000        $  10,000
2002-2003                          Law Loan              Up to the cost of attendance        N/A            $ 150,000
                                   Dental Loan           Up to the cost of attendance        N/A            $ 230,000;
                                                                                                            $ 250,000
                                                                                                         (post-doctoral)
                                   Medical Loan          Up to the cost of attendance        N/A                None
                                   Bar Exam Loan                   $10,000                   $10,000        $  10,000
                                                                                             $15,000        $  15,000
                                   Residency Loan                  $10,000                   $10,000        $  10,000
                                                                                             $15,000        $  15,000
                                   Law Loan              Up to the cost of attendance        N/A            $ 150,000
                                   Dental Loan           Up to the cost of attendance        N/A            $ 230,000;
                                                                                                            $ 250,000
                                                                                                         (post-doctoral)
2003-2004                          Law Loan              Up to the cost of attendance        N/A            $ 150,000
                                   Dental Loan           Up to the cost of attendance        N/A            $ 230,000;
                                                                                                            $ 250,000
                                                                                                         (post-doctoral)
                                   Medical Loan          Up to the cost of attendance        N/A                None
                                   Bar Exam Loan                   $15,000                   $10,000        $  10,000
                                                                                             $15,000        $  15,000
                                   Residency Loan                  $15,000                   $10,000        $  10,000
                                                                                             $15,000        $  15,000
                                   Law Loan              Up to the cost of attendance        N/A            $ 150,000
                                   Dental Loan           Up to the cost of attendance        N/A            $ 230,000;
                                                                                                            $ 250,000
                                                                                                         (post-doctoral)

(1) Loan limits for private graduate loans originated before 1998 differ from the loan limits in the table above. If private graduate loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these limits will be described in the related prospectus supplement.

(2)      Including graduate and undergraduate debt.

                  (2) Interest. Interest accrues on each private graduate loan at an annual rate, reset quarterly, equal to the 91-day Treasury Bill rate or three-month LIBOR plus a margin, depending on the type of loan. We have set forth in the following table the applicable interest rate for each type of private graduate loan:

PROGRAM YEAR(1)         TYPE OF LOAN                   INTEREST MARGIN                   APPLICABLE INDEX
---------------         ------------                   ---------------                   ----------------
                                              Interim (2)        Repayment (3)
                                              -----------        -------------
1998-1999(4)            Law Loan              2.90%-3.25%         2.50%-3.25%             91 Day T-Bill
                        Medical Loan                2.50%         2.25%-2.85%             91 Day T-Bill
                        Dental Loan           2.50%-2.75%         2.25%-3.00%             91 Day T-Bill
                        Business Loan         3.25%-3.00%         2.50%-3.25%             91 Day T-Bill
                        Graduate Loan         3.25%-3.40%         2.50%-3.40%             91 Day T-Bill
                        Bar Exam Loan         2.90%-3.25%         2.50%-3.25%             91 Day T-Bill
                        Residency Loan              2.50%         2.25%-2.85%             91 Day T-Bill
                        Dental                2.50%-2.75%         2.25%-3.00%             91 Day T-Bill
                        Residency Loan
1999-2000(4)            Law Loan                    2.90%         2.50%-3.25%             91 Day T-Bill

                                                       INTEREST MARGIN
                                                       ---------------
PROGRAM YEAR(1)         TYPE OF LOAN          Interim (2)        Repayment (3)           APPLICABLE INDEX
---------------         ------------          -----------        -------------           ----------------
                        Medical Loan                2.50%         2.00%-2.85%             91 Day T-Bill
                        Dental Loan           2.50%-2.75%         2.00%-2.85%             91 Day T-Bill
                        Business Loan               3.25%         2.50%-3.25%             91 Day T-Bill
                        Graduate Loan               3.25%         2.50%-3.25%             91 Day T-Bill
                        Bar Exam Loan               2.90%         2.50%-3.25%             91 Day T-Bill
                        Residency Loan              2.50%         2.00%-2.85%             91 Day T-Bill
                        Dental                2.50%-2.75%         2.00%-2.85%             91 Day T-Bill
                        Residency Loan
2000-2001(4)            Law Loan                    2.90%         2.50%-3.25%             91 Day T-Bill
                        Medical Loan                2.50%         2.25%-2.85%             91 Day T-Bill
                        Dental Loan           2.50%-2.75%         2.00%-2.85%             91 Day T-Bill
                        Business Loan               3.25%         2.50%-3.25%             91 Day T-Bill
                        Graduate Loan               3.25%         2.50%-3.25%             91 Day T-Bill
                        Bar Exam Loan               2.90%         2.50%-3.25%             91 Day T-Bill
                        Residency Loan              2.50%         2.00%-2.85%             91 Day T-Bill
                        Dental                2.50%-2.75%         2.00%-2.85%             91 Day T-Bill
                        Residency Loan
2001-2002(4)            Law Loan                    2.30%         2.20%-3.10%           three-month LIBOR
                        Medical Loan                2.30%         2.00%-2.70%           three-month LIBOR
                        Dental Loan                 2.30%         2.00%-2.70%           three-month LIBOR
                        Graduate Loan               2.30%         2.20%-3.10%           three-month LIBOR
                        Bar Exam Loan               2.30%         2.20%-3.10%           three-month LIBOR
                        Residency Loan              2.30%         2.00%-2.70%           three-month LIBOR
                        Dental                      2.30%         2.00%-2.70%           three-month LIBOR
                        Residency Loan
2002-2003(4)            Law Loan              2.30%-2.55%         2.20%-4.00%           three-month LIBOR
                        Medical Loan          2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Dental Loan           2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Graduate Loan         2.30%-2.55%         2.20%-4.00%           three-month LIBOR
                        Bar Exam Loan         2.30%-2.55%         2.20%-4.00%           three-month LIBOR
                        Residency Loan        2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Dental Residency      2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Loan
2003-2004(4)            Law Loan              2.30%-2.55%         2.20%-4.00%           three-month LIBOR
                        Medical Loan          2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Dental Loan           2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Bar Exam Loan         2.30%-2.55%         2.20%-4.00%           three-month LIBOR
                        Residency Loan        2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Dental                2.30%-2.55%         2.00%-4.00%           three-month LIBOR
                        Residency Loan

(1) Interest rates for private graduate loans originated before 1998 differ from the payment terms in the table above. If private graduate loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these terms will be described in the related prospectus supplement.

(2) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(3) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

(4) Two separate loan programs apply. In one program, the margin is determined based on the borrower's choice of repayment terms, which range from 10 to 25 years (the "Keys2Repay Program"). The other program has one margin regardless of interim, repayment period, or repayment term.

                  Interest accrues on the outstanding principal amount of each private graduate loan from the date the lender makes the private graduate loan and is payable monthly by each borrower starting on a repayment start date which is a specified number of months after the borrower graduates or otherwise ceases to be enrolled at least half-time in an approved institution.

                  (3) Repayment. After the applicable repayment start date, each student with an outstanding private graduate loan is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay the private graduate loan in accordance with the terms of the applicable program (except with respect to private graduate loans made under the Keys2Repay incentive program, where the repayment term can be 10, 15 or 25 years at the borrower's option). Any borrower may at any time voluntarily prepay all or any portion of his or her outstanding private loans without premium or penalty. Also, any borrower may pay accrued interest before the applicable repayment start date on a quarterly basis in lieu of capitalizing those amounts without premium or penalty.

                  (4) Grace Periods, Deferral Periods, Forbearance Periods. For all private graduate loans, the grace period is approximately nine months, except that in the case of Medical or Residency loans, the period, generally, is extended to nine months after the borrower completes any required residency (generally, up to a maximum of 57 months after graduation), subject to deferral or forbearance as discussed below. Subject to certain conditions, borrowers of private graduate loans may receive the benefits of certain deferral periods (either before commencing repayment or after) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on the private graduate loans. In addition, borrowers of private graduate loans may, subject to certain conditions, qualify at the discretion of the lender (in accordance with standards and guidelines approved by the private guarantors, if applicable), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on those private graduate loans. Interest on each private graduate loan that accrues before the repayment start date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for that private graduate loan on that date.

                  (5) Loan Fees. With respect to each private graduate loan (other than private consolidation loans) made, a fee equal to a percentage of the original principal amount of the private graduate loan is charged to the borrower on the last day before the applicable repayment start date. These fees may vary by the type of loan, the program year and the borrower's credit (including credit history), and can range from 2% to 6.9%. Unless this fee is paid, the seller will make an additional loan as a fee advance to the borrower in an amount equal to this fee, which will be added to the principal balance of the related private graduate loan and repaid over its term.

                  (6) Incentive Programs. Some private graduate loans are eligible for a 0.25% interest rate reduction for direct debit from a borrower's checking or savings account, and some are eligible for 0.5% to 2.0% interest rate reduction for 36 on-time payments.

         KEY CAREERLOANS

         Key CareerLoans are career education loans that provide financing for students enrolled part-time (including less than half-time) and full-time in undergraduate, graduate, evening, weekend, distance learning, certificate, continuing education, information technology or other approved specialized technical training programs. The student must be the listed as the applicant on a Key CareerLoan application, and may apply with or without a co-applicant. The Key CareerLoan Program was introduced to students in 1997. Key CareerLoans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

                  (1) Eligibility Requirements. In order to qualify for a Key CareerLoan, the borrower must meet the following eligibility requirements:

         -        Both applicant and co-applicant (if applicable) must be a U.S.
                  citizen, national, permanent resident or eligible non-citizen possessing an original I-151, I-551 or I-94 INS card.

         -        Must meet the following credit criteria:

                  - No account has been 90 or more days delinquent in the past two years;

                  - No record of bankruptcy, foreclosure, repossession, skips or wage garnishment;

                  - No record of unpaid collections, charged-off accounts or written-off accounts;

                  - No record of an open judgment or suit, unsatisfied tax lien, unpaid prior education loan default or other negative public record items in the past seven years;

                  - Applicant can be approved without co-applicant if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history;

                  - If applicant does not meet the criteria, applicant will be declined;

                  - A co-applicant will not overcome a negative credit history on the part of the applicant;

                  - Co-applicant, if any, must pass the credit review process that considers the above criteria; and

                  - The credit bureau score requirements apply to both applicant and co-applicant.

                  A creditworthy co-applicant may be required if the borrower has insufficient credit history. If a co-applicant is required, the co-applicant must also be a U.S. citizen, national or permanent resident and meet minimum credit criteria. The co-applicant may be any creditworthy person, and need not be the borrower's parent, guardian, or other relative.

                  (2) Loan Limits. The minimum loan amount for a Key CareerLoan is $1,000. Borrowers who have received the minimum loan amount are eligible for additional incidental loan funds. There is no minimum incidental loan funds amount. The annual maximum loan limits are $15,000 (loan proceeds), plus $3,000 (incidental loan proceeds), with an aggregate maximum loan limit of $50,000 (combined loan and incidental funds).

                  (3) Interest. Interest rates for the Key CareerLoans are variable and are adjusted on a quarterly basis. The interest rate for loans originated before April 25, 2001 is calculated based on the 13-week Treasury Bill rate plus a margin of 4.75%. The interest rate for loans originated on or after April 25, 2001 is calculated based on 3-month LIBOR plus a margin of 4.25% for loans entering repayment immediately after disbursement, and on 3-month LIBOR plus a margin of 5.25% for loans for which repayment is deferred for one year after disbursement.

                  (4) Repayment. In general, borrowers must repay each Key CareerLoan in monthly installments until the loan is repaid in full. The maximum repayment term is 15 years. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

                  (5) Grace Periods, Deferment and Forbearance. Key CareerLoan borrowers are not eligible for any grace periods. Loans originated before April 25, 2001 began repayment within 30 days of initial disbursement. No deferment option was available to customers prior to this date. Loans originated on or after April 25, 2001 begin repayment within 15 to 45 days after initial disbursement if the deferment option is not selected, or approximately one year after initial disbursement if the deferment option is selected. The applicant must request the deferment option at the time the loan application is submitted. Requests for forbearance may be granted on a case by case basis.

         GUARANTEED PRIVATE CONSOLIDATION LOANS. The seller has established a guaranteed private consolidation loan program to facilitate the ability of eligible borrowers of underlying private graduate loans to consolidate these loans into a single private consolidation loan. Subject to the satisfaction of certain conditions in the programs relating to private graduate loans, including limitations on the timing and payment of principal and interest with respect to guaranteed private consolidation loans and a requirement that the proceeds of a guaranteed private consolidation loan be used to repay the respective underlying private graduate loans of any borrower, each holder of a guaranteed private consolidation loan will be entitled to substantially the same guarantee arrangements, if any, as are available on the underlying private graduate loans. Currently, all of the underlying private graduate loans that are consolidated under the guaranteed private consolidation loan program are private graduate loans that were guaranteed by TERI against default, death, bankruptcy or disability of the applicable borrower, and the resulting private consolidation loan is similarly guaranteed by TERI. Under this program, an eligible borrower of a guaranteed private consolidation loan guaranteed by TERI means a borrower
(i) with outstanding underlying private graduate loans of at least $7,500 and
(ii) who has begun repaying and is not more than 45 days delinquent in required payments on any underlying private graduate loan. A borrower of a guaranteed private consolidation loan must consolidate all of his or her eligible loans and in doing so will generally forgo all opportunities for deferment or forbearance.

         Guaranteed private consolidation loans will bear interest at the rate applicable to the type of underlying graduate loan for which the greatest principal amount of underlying graduate loans to be consolidated is outstanding. The guaranteed private consolidation loans made before May 1, 1997 are repayable over a period of 15-25 years and the guaranteed private consolidation loans made on or after May 1, 1997 are or will be repayable over a period of 25 to 30 years, in each case, depending on the original principal amount of the guaranteed private consolidation loan. The private loan repayment start date with respect to a guaranteed private consolidation loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a guaranteed private consolidation loan will be offered repayment options similar to those available for other private graduate loans. With respect to each guaranteed private consolidation loan, a fee equal to 1% of the amount paid to discharge the underlying private graduate loans will be charged to the borrower and included in the original principal amount of the guaranteed private consolidation loan as a private consolidation fee advance.

         UNGUARANTEED PRIVATE CONSOLIDATION LOANS. The seller's private consolidation loan program also allows the consolidation of education related debt (excluding credit card debt) used for education purposes, into a single Key Education Consolidation Loan(sm) that is not guaranteed by any federal or private guarantor, or by any other party or governmental agency. Borrowers of these unguaranteed private consolidation loans will be required to satisfy certain conditions, including limitations on the timing and payment of principal and interest with respect to these private consolidation loans and a requirement that the proceeds of the private consolidation loan be used to repay all the underlying student loans or education loans of the borrower that were consolidated

                  (1) Eligibility Requirements. In order to qualify for a Key Education Consolidation Loan(sm), the borrower must meet the following eligibility requirements:

         -        Loans must be in grace or repayment status.

         -        Must meet the following credit criteria:

         - No account that has been 90 or more days delinquent in the past two years;

         - No unresolved bankruptcy, foreclosure, repossession, skip or wage garnishment;

         - No record of an unpaid collection, charge-off account or write-off account;

         - No record of an open judgment or suit, unsatisfied tax lien, unpaid prior education loan default or other negative public record items;

         - Applicant can be approved without a cosigner if the applicant meets credit criteria, has acceptable bureau score and sufficient credit history;

         - If applicant does not meet criteria, applicant will be declined;

         - If applicant meets criteria but has unacceptable bureau score, credit worthy cosigner will be required for approval;

         - Cosigner, if any, must pass the credit review process which considers the above criteria and must score well compared with other applicants;

         - Bureau score requirements for both applicant and cosigner are the same. Applicant and cosigner (if applicable, typically a spouse) must be a US citizen, national, permanent resident or eligible non-citizen possessing an original I-151, I-551 or I-94 INS card.

                  (2) Loan Limits. The minimum annual loan amount for a Key Education Consolidation Loan(sm) is $7,500. There is no maximum loan limit for education related debt owed to the seller or its affiliates, and a $75,000 maximum for other education related debt.

                  (3) Interest. Interest is payable on each Key Education Consolidation Loan(sm) monthly until the principal amount is repaid in full. The interest rate is calculated based on 3-month LIBOR plus a margin. The interest rate is reset quarterly in January, April, July, and October on the 20th of the month prior to the effective date.

                  (4) Repayment. In general, borrowers must repay each Key Education Consolidation Loan(sm) in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,000 or 15 years if the balance at repayment is $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

                  (5) Grace Periods, Deferral Periods, Forbearance Periods. There are no grace, deferral or forbearance periods offered.

                  (6) Loan Fees. Fees are added to the principal of a Key Education Consolidation Loan(sm) at the time of disbursement. This fee is based on the borrower's credit (including credit history) and can range from 0.5% to 8%.

FEDERAL GUARANTORS OF STUDENT LOANS

         The Higher Education Act authorizes federal guarantors to support education financing and credit needs of students at post-secondary schools. The Higher Education Act encourages every state either to establish its own agency or to designate another federal guarantor in cooperation with the Secretary of Education. Under various programs throughout the United States of America, federal guarantors insure and sometimes service guaranteed student loans. The federal guarantors are reinsured by the federal government for from 78% to 98% of each default claim paid, depending on their claims experience, for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and from 75% to 95% of each default claim paid, depending on their claims experience, for loans disbursed on or after October 1, 1998. Federal guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured. See"--Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal guarantors collect a one-time insurance premium of up to 1% of the principal amount of each guaranteed loan, depending on the federal guarantor. Federal guarantors are permitted to set their own policies on whether or not to charge an insurance premium. Because federal guarantors are subject to increased federal regulation and other consequences if their federal reserve fund ratio is 0.25% or lower, several federal guarantors have recently started to charge an insurance premium. President Bush proposed requiring federal guarantors to charge a 1% fee in his FY 2005 budget. If enacted, all guarantors would have to charge a 1% fee on new loans.

         Each federal loan to be sold to an eligible lender trustee on behalf of a trust will be guaranteed as to principal and interest by a federal guarantor under a guarantee agreement between that federal guarantor and the applicable eligible lender trustee. The applicable prospectus supplement for each trust will identify each related federal guarantor for the federal loans held by that trust as of the applicable closing date and the amount of the federal loans it is guaranteeing for that trust.

         FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS. A federal loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure continues for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility. Procedures for this restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Department of Education is to pay the applicable federal guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of this amount, within 90 days of that notification, subject to reduction as described below.

         If the loan is guaranteed by a federal guarantor, the eligible lender is reimbursed by the federal guarantor for not less than 98% for loans disbursed on or after October 1, 1993 of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as an eligible lender has properly originated and serviced that loan. Claims submitted by lenders satisfying requirements of the special insurance and reinsurance rules under section 428I of the Higher Education Act, however, are eligible for 100% payment. As of March, 2004, only one lender had qualified under these provisions.

         Under these agreements, the Department of Education also agrees to reimburse a federal guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after

January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; these claims are not included in calculating a federal guarantor's claims rate experience for federal reinsurance purposes. The Department of Education also agrees to reimburse a federal guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department of Education is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under
Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department of Education. See, "Certain Legal Aspects of the Student Loans - Bankruptcy Considerations" herein.

         The amount of this reinsurance payment to the federal guarantor for default claims is subject to reduction based upon the annual default claims rate of the federal guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department of Education to the federal guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

CLAIMS RATE OF FEDERAL GUARANTORS                           REIMBURSEMENT BY THE DEPARTMENT OF EDUCATION (1)
---------------------------------                           ------------------------------------------------
0% to and including 5%                              98%
Greater than 5% to and including 9%                 98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%                                     98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%; and 78% of claims greater than 9%

-------------------

(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

         The claims experience for any federal guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, federal guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         The Omnibus Budget Reconciliation Act of 1993 made a number of changes that may adversely affect the financial condition of the federal guarantors, including reducing to 98% the maximum percentage of guarantee payments the Department of Education will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that federal guarantors are entitled to receive and/or retain and giving the Department of Education broad powers over federal guarantors and their reserves. These powers include the authority to require a federal guarantor to return all reserve funds to the Department of Education if the Department of Education determines this action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of that federal guarantor's funds or assets. The Department of Education is also now authorized to direct a federal guarantor to return a portion of its reserve funds which the Department of Education determines is unnecessary to pay the program expenses and contingent liabilities of the federal guarantor and/or to cease any activities involving the use of the federal guarantor's reserve funds or assets which the Department of Education determines is a misapplication or otherwise improper. The Department of Education may also terminate a federal guarantor's reinsurance agreement if the Department of Education determines that this action is necessary to protect the federal fiscal interest. These various changes create a risk that the resources available to the federal guarantors to meet their guarantee obligations will be significantly reduced. These changes could result in a reduction of a trust's ability to pay principal and interest on the related notes and certificates, as a result of a reduction in the ability of the federal guarantors to make guarantee payments to the eligible lender trustee with respect to the related student loans. In addition, this legislation sought to greatly expand the loan volume under the Federal Direct Student Loan Program to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 25% of that loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of federal loans made by the seller. These changes could have an adverse effect on the financial condition of the federal guarantors and on the ability of a federal guarantor to satisfy its obligations under its guarantee agreement with respect to the federal loans. See "Risk Factors--Changes in Legislation May Adversely Affect Student Loans and Federal Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the federal guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95%.

         Each federal guarantor is required to maintain a current minimum reserve level of at least 0.25% of the aggregate principal amount of all outstanding federal loans guaranteed by that federal guarantor. Annually, the Department of Education will collect information from each federal guarantor to determine the amount of that federal guarantor's reserves and other information regarding its solvency. If a federal guarantor's current reserve level falls below the required minimum for any two consecutive years, that federal guarantor's annual claims rate exceeds 5% or the Department of Education determines that a federal guarantor's administrative or financial condition jeopardizes that federal guarantor's continued ability to perform its responsibilities, then that federal guarantor must submit and implement a management plan acceptable to the Department of Education. The 1992 amendments to the Higher Education Act also provide that under certain circumstances the Department of Education is authorized, on terms and conditions satisfactory to the Department of Education, but is not obligated, to terminate its reimbursement agreement with any federal guarantor. If that happens, however, the Department of Education is required to assume the functions of that federal guarantor and as a result is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a federal guarantor in order to assist that federal guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department of Education deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 amendments to the Higher Education Act provide that if the Department of Education determines that a federal guarantor is unable to meet its guarantee obligations, holders of federal loans covered thereby may submit guarantee claims directly to the Department of Education until those guarantee obligations are transferred to a new guarantor capable of meeting those obligations or until a successor guarantor assumes those obligations. We can give you no assurance that the Department of Education would under any given circumstances assume the obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a federal guarantor or by making a determination that the federal guarantor is unable to meet its guarantee obligations.

PRIVATE GUARANTORS OF STUDENT LOANS

         Private loans are not entitled to any federal reinsurance or assistance from the Department of Education or any other governmental entity. Although each private guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, we can give you no assurance that the amount of this reserve will be sufficient to cover the obligations of a private guarantor over the term of the related private loans.

CLAIMS AND RECOVERY RATES

         Certain historical information concerning guarantee claims and recovery rates of the guarantors for the student loans held by the related trust as of the applicable closing date with respect to each series of securities will be set forth in each prospectus supplement. We can give you no assurance that the claim and recovery experience on any pool of student loans with respect to a given trust will be comparable to prior experience or to any such information.

ORIGINATION PROCESS

         The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their federal loans to be guaranteed and to be eligible to receive federal assistance. Lenders and guarantors are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications. No lender or guarantor may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender or, in the case of a guarantor, guaranteed by the guarantor.

         With respect to all student loans, whether federal loans or private loans (other than consolidation loans and Key Alternative Loans discussed below), the seller forwards each application for the student loans (which should include an executed promissory note) to either a marketing agent or the seller's origination department. On behalf of the seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an eligible student and that the loan complies with certain other conditions of the applicable program. Also, a credit report of each applicant for private graduate loans is obtained from an authorized credit reporting service, which the seller then uses to determine, in consultation with the private guarantors, if applicable, whether the applicant satisfies certain specified credit underwriting criteria. The credit-underwriting criteria for private guaranteed loans are as follows:

         - No account that has been 90 or more days delinquent in the past two years, and no more than one account is currently more than 60 days delinquent.

         - No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

         - No record of unpaid collections, charged-off accounts or written-off accounts.

         - No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past six years.

         -        No record of bankruptcy in the past seven years.

The credit-underwriting criteria for private unguaranteed loans are as follows:

         - No more than 3 accounts rated 30 days are more delinquent in the past 2 years.

         - No more than one account is currently rated 30 days or more delinquent.

         - No more than 2 accounts rated 60 or more days delinquent in the past 2 years.

         - No account more than 90 days delinquent in the past five years.

         -        No record of bankruptcy discharge in the past 7 years.

         - No record of foreclosure, repossession, open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public credit in the past 6 years.

         - No record of unpaid collections, charged-off accounts or written-off accounts.

         -        No more than 3 authorized inquiries in the past 6 months.

         -        Applicants with no credit history will be approved.

         - Applicants who meet the 2nd through the 8th criteria above, but do not meet the minimum credit score determined by the seller must obtain a co-signer to be eligible.

         - Law applicants with credit card balances greater than $20,000 must have a credit worthy co-signer. (Medical and Dental applicants require a co-signer with revolving balances exceeding $30,000)

         - No single or combination of paid charged-off or paid collection accounts totaling more than $100 reported within last 2 years.

         - A credit bureau score may be used to enhance applicants position for certain other criteria.

         The origination of federal loans must comply with the provisions of the Higher Education Act, and therefore does not consider the creditworthiness of borrowers.

         Any borrower inquiries concerning federal consolidation loans or private consolidation loans are forwarded to the appropriate sub-servicer, who contacts the borrower and prepares and sends to the borrower an application (which includes a promissory note) for a consolidation loan for the borrower's review and signature. Each sub-servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a federal consolidation loan or private consolidation loan, as the case may be. Upon approval of an application for a consolidation loan, the applicable lender causes the proceeds of the consolidation loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of these loans. For each consolidation loan that is made by the seller, a sub-servicer retains the completed loan application and executed promissory note as custodian.

         Applications for Key Alternative Loans are entered into the processing system and are checked for completeness. If the borrower is ineligible for the loan due to a processing denial reason an ineligibility letter is sent to the borrower. Great Lakes Educational Loan Services Inc. sends an electronic transmission of applicant information on each complete application to the seller's system for credit review. Approved applications are transmitted back to Great Lakes Educational Loan Services Inc. on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school. Denied applicants are sent an adverse action letter from the credit department the day the application is denied. If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can request a review (within 60 days of initial denial). Denied applicants may have their loan reconsidered with a written request and supporting documentation. A credit representative will review denied loan applicants documentation and approve or deny the request. Each appeal is handled based on its individual merits.

         The seller is implementing a program that will permit borrowers to apply for a student loan through an online process and to complete all the related documentation, including the signing of the application and promissory note, online through a completely electronic transaction. The program will include a process for the archiving and storage of the electronic records created in the course of the transaction with a borrower and will include the promissory note with the borrower's electronic signature.

         The origination process and loan documentation used by Key Bank USA, National Association in connection with these student loans were developed in recent years to capitalize on the potential benefits of conducting business using electronic means, including over the internet. As such, these processes and the related loan documentation raise issues that do not exist in customary student loan origination programs and may give rise to challenges by borrowers based on consumer protection or other laws relating to issues that are currently untested in the courts, or to challenges by a guarantor to its obligation to make guarantee payments.

SERVICING AND COLLECTIONS PROCESS

         The Higher Education Act, the programs relating to private loans and the applicable guarantee agreements require the holder of student loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the student loans that are designed to ensure that the student loans are repaid on a timely basis by or on behalf of borrowers. Each sub-servicer performs these procedures on behalf of the seller or the depositor, as applicable, and the master servicer and will agree, under the related sub-servicing agreement, to perform specified and detailed servicing and collection procedures with respect to the student loans on behalf of the related trust. These procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each sub-servicer's loan file for the borrower. Each sub-servicer also will be required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting that borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the applicable eligible lender trustee, as holder of legal title to the applicable student loans on behalf of the related trust, to realize the benefits of any guarantee agreement or to receive the benefits of federal assistance from the Department of Education with respect thereto. Failure to comply with certain of the established procedures with respect to a federal loan may also result in the denial of coverage under a guarantee agreement for certain accrued interest amounts, in circumstances where that failure has not caused the loss of the guarantee of the principal of that federal loan.

         At prescribed times before submitting a claim for payment under a guarantee agreement for a delinquent student loan, each sub-servicer is required to notify the applicable guarantor of the existence of the delinquency. These requests notify the guarantors of seriously delinquent accounts and allow the guarantors to make additional attempts to collect on these loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of federal loans made prior to the enactment date of the 1998 Reauthorization Bill), 270 days (in the case of federal loans made on or after October 7, 1998), or 150 days (in the case of private guaranteed loans), the applicable sub-servicer may file a default claim with the respective guarantor. Failure to file a claim within 270 days (in the case of federal loans made prior to the enactment date of the 1998 Reauthorization Bill), 360 days (in the case of federal loans made on or after October 7, 1998), or 180 days (in the case of private guaranteed loans) of delinquency may result in denial of the guarantee claim with respect to that loan. A sub-servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of that sub-servicer to purchase the applicable student loan. See "Description of the Transfer and Servicing Agreements--Master Servicer Covenants."

INCENTIVE PROGRAMS

         The seller has offered, and may continue to offer, incentive programs to certain student loan borrowers. If any incentive programs are applicable to the student loans in a trust, these incentive programs will be described in the related prospectus supplement. Any incentive program not in existence as of the date of that prospectus supplement, or not described in the related prospectus supplement, that effectively reduces borrower payments on student loans and, with respect to federal loans, is not required by the Higher Education Act, will be applicable to the student loans only if and to the extent that the applicable trust receives payment from the seller or the depositor, as applicable (or the seller or the depositor, as applicable, deposits or causes a deposit to be made into the related collection account), in an amount sufficient to offset these effective yield reductions.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The rate of payment of principal of the notes and the certificates of any series and the yield on the notes and the certificates of any series will be affected by prepayments of the student loans that may occur as described below. All the student loans are prepayable in whole or in part by the borrowers at any time (including by means of federal consolidation loans, private consolidation loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of related guarantee payments. We cannot predict the rate of these prepayments and they may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase if alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the student loans. However, because many of the student loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the student loans.

         Several bills have been introduced in Congress that would permit borrowers of existing federal consolidation loans to refinance those loans. Should this legislation be enacted, the prepayment risk on loans would be increased. We can provide you no information as to the prospects for enactment of this legislation.

         To the extent borrowers of student loans elect to borrow consolidation loans with respect to those student loans:

         -        from the seller, after the funding period, or

         -        from another lender at any time

noteholders of a series (and after the notes have been paid in full, certificateholders of that series) will collectively receive as a prepayment of principal the aggregate principal amount of these student loans. Any such prepayments will result in a more rapid amortization of the securities of a series than would otherwise be the case. At this time, we cannot determine the volume of existing loans that may be repaid in this fashion at this time. However, if the seller or a third party transferor of student loans to the depositor makes any consolidation loans during a funding period (in which case the seller will then sell that consolidation loan to the applicable eligible lender trustee (or the seller or the applicable transferor will sell that consolidation loan to the depositor who will then sell the consolidation loan to the applicable eligible lender trustee), to the extent that funds are available in the applicable escrow account and during the funding period, the pre-funding account, for the purchase thereof), the aggregate outstanding principal balance of student loans (after giving effect to the addition of the consolidation loans) will be at least equal to and in most cases greater than that balance prior to the prepayment, although the portion of the loan guaranteed will be 98% with respect to any federal consolidation loan made on or after October 1, 1993, even if the underlying federal loans were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans." We can give you no assurance that borrowers with student loans will not seek to obtain consolidation loans with respect to their student loans or, if they do so, that the consolidation loans will not be made by the seller after the end of a funding period when collections on the student loans are not available to purchase the consolidation loans or by another lender at any time.

         In addition, the seller, the depositor, the master servicer or another entity identified in the related prospectus supplement, as applicable, will be obligated to repurchase any student loan under the applicable sale and servicing agreement as a result of a breach of any of its representations and warranties, and the master servicer will be obligated to purchase any student loan under the sale and servicing agreement as a result of a breach of certain covenants with respect to that student loan, in each case where the breach materially adversely affects the interests of the certificateholders or the noteholders of a series in that student loan and is not cured within the applicable cure period (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor's obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements---Additional Fundings" regarding the prepayment of principal to noteholders and certificateholders of a series if as of the date specified in the applicable prospectus supplement the amount on deposit in the related pre-funding account has not been reduced to zero and the prepayment of principal to noteholders of a series as a result of excess funds remaining on deposit in the pre-funding account at the end of the funding period, "--Insolvency Event" regarding the sale of the student loans if a Seller Insolvency Event occurs and "--Termination" regarding the master servicer's option to purchase the student loans when the aggregate Pool Balance (as defined in the applicable prospectus supplement) is less than or equal to 10% of the initial Pool Balance of a series and the auction of the student loans occurs on or after the date specified in the related prospectus supplement.

         On the other hand, scheduled payments with respect to, and maturities of, the student loans may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods or of refinancings through consolidation loans to the extent these consolidation loans are sold to an eligible lender trustee on behalf of a trust as described above. In that event, the fact that these consolidation loans will likely have longer maturities than the student loans they are replacing may lengthen the remaining term of the student loans and the average life of the notes and the certificates of a series. The rate of payment of principal of the notes and the certificates of a series and the yield on the notes and the certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make related guarantee payments. Also, the maturity of many of the student loans will extend well beyond the final scheduled distribution dates of the notes and the certificates of a series.

         We cannot predict the rate of prepayment on the student loans, and any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans will be borne entirely by the securityholders of a series. These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time securityholders of a series receive payments from the related trust than the interest rates and the spreads would otherwise have been had these prepayments not been made or had these prepayments been made at a different time.

                      POOL FACTORS AND TRADING INFORMATION

         Each of the note pool factor for each class of notes and the certificate pool factor for each class of certificates will be a seven-digit decimal which the administrator will compute for each distribution date indicating the remaining outstanding principal amount of that class of notes or the remaining principal balance for that class of certificates (referred to as the certificate balance), respectively, as of that distribution date (after giving effect to distributions to be made on that distribution date), as a fraction of the initial outstanding principal amount of that class of the notes or the initial certificate balance for that class of certificates, respectively. Each pool factor will be 1.0000000 as of the closing date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes or reductions of the certificate balance of the applicable class of certificates. A securityholder's portion of the aggregate outstanding principal amount of the related class of notes or of the aggregate outstanding certificate balance for the related class of certificates, as applicable, is the product of (x) the original denomination of that securityholder's note or certificate and (y) the applicable pool factor.

         Under the related indenture and the related trust agreement, the securityholders will receive reports on or about each distribution date about the payments received on the student loans, the Pool Balance (as defined in the related prospectus supplement), the applicable pool factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each trust, one or more classes of notes of a given series will be issued under an indenture between the trust and the indenture trustee for that series, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the material terms of the notes and the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the notes and the indenture.

         Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of The Depository Trust Company (commonly referred to as "DTC") or any successor depository selected by the administrator, except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The trust has been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, this nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by noteholders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (or participants) and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the related prospectus supplement. Payments of interest on the notes of that series will be made before payments of principal thereon. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the master servicer or such other party as may be named in the related prospectus supplement, of its option to purchase the related student loans.

         Unless otherwise specified in the related prospectus supplement, noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the distribution dates specified in the related prospectus supplement, in which case each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of that series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

         In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to their determination, of each such class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

         In the case of a series of notes relating to a trust having a pre-funding account or escrow account, the notes of that series will be redeemed in part on the distribution date on or immediately following the last day of the related funding period if any amount remains on deposit in the applicable account after giving effect to all additional fundings on or prior to that date, in an aggregate principal amount described in the related prospectus supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the reserve account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

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

THE INDENTURE

         MODIFICATION OF INDENTURE. With respect to each trust, with the consent of the holders of a majority of the specified senior class(es) of outstanding notes of the related series, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the related noteholders.

         Unless otherwise specified in the related prospectus supplement with respect to a series of notes, however, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

         - change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable,

         - impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment,

         - reduce the percentage of the aggregate amount of the outstanding notes of that series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in that indenture,

         - modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, the seller or the depositor, as applicable, an affiliate of either of them or any obligor on those notes,

         - reduce the percentage of the aggregate outstanding amount of those notes, the consent of the holders of which is required to direct the related eligible lender trustee on behalf of the applicable trust to sell or liquidate the student loans if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series,

         - decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the related indenture or certain other related agreements, or

         - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes of that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of that indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of that indenture.

         The applicable trust and the related indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of noteholders of that series so long as that action will not, in the opinion of counsel satisfactory to the applicable indenture trustee, materially and adversely affect the interest of any noteholder of that series.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the notes of a given series, an event of default under the related indenture will include the following:

         - a default for three business days or more in the payment of any interest on any note after the same becomes due and payable;

         - a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

         - a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable trust by the applicable indenture trustee or to the applicable trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

         - any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding; or

         - certain events of bankruptcy, insolvency, receivership or liquidation of that trust.

         However, the amount of principal required to be distributed to noteholders of that series under the related indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of that trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

         If, with respect to any series of notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that if, for any distribution date, the interest rate as calculated based on the index is less than an alternate rate calculated for that distribution date based on interest collections on the student loans, the interest rate for that distribution date will be the alternate rate and the interest index carryover (generally equal to the difference between that alternate rate and the rate based on an index) will be payable as described in that prospectus supplement. Payment of the interest index carryover generally will be lower in priority than payment of interest on the notes at the interest rate (whether the interest rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the interest index carryover on any distribution date will not generally constitute a default in the payment of interest on the notes.

         If an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the specified senior class(es) of those notes then outstanding may declare the principal of those notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the specified senior class(es) of the notes then outstanding if (x) the related trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to the acceleration) and (y) all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

         If the notes of any series have been declared to be due and payable following an event of default relating to them, the related indenture trustee may, in its discretion, exercise remedies as a secured party, require the related eligible lender trustee to sell the student loans or elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections with respect to the student loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related indenture trustee is prohibited from directing the related eligible lender trustee to sell the student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note with respect to any series, unless:

         -        the holders of all such outstanding notes consent to the sale;

         - the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

         - the related indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the related indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes then outstanding;

provided, that the indenture trustee may not sell or otherwise liquidate the student loans following an event of default, other than a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of three business days or more on the payment of any interest on any note when due, unless:

         - the proceeds of the sale or liquidation of the student loans distributable to the certificateholders are sufficient to pay to the certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon; or

         - after receipt of notice from the eligible lender trustee that the proceeds of the sale or liquidation distributable to the certificateholders would not be sufficient to pay to the certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon, the certificateholders of at least a majority of the outstanding certificate balance consent thereto;

provided, further that the indenture trustee may not sell or otherwise liquidate the student loans following an event of default, other than a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of three business days or more on the payment of any interest on any note when due unless:

         - proceeds of the sale or liquidation of the student loans distributable from the sale are sufficient (1) to pay to noteholders, the outstanding principal balance of the notes (other than the Noteholders' Interest Carryover Shortfall (as defined in each prospectus supplement)) and (2) to pay to certificateholders, the outstanding certificate balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall (as defined in each prospectus supplement)); or

         - after receipt of notice from the eligible lender trustee that the proceeds of the sale or liquidation would not be sufficient (1) to pay to noteholders, the outstanding principal balance of the notes (other than the Noteholders' Interest Carryover Shortfall) and (2) to pay to certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall).

If the proceeds of any sale are insufficient to pay the then outstanding principal amount of the notes and any accrued interest, those proceeds will be distributed to the holders of notes on a pro rata basis, based on the amount then owing on each class of notes.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default should occur and be continuing with respect to a series of notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders of those notes, if that indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to these provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the specified senior class(es) of outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to that indenture trustee and the holders of a majority in principal amount of the specified senior class(es) of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of these outstanding notes or more junior class of notes.

         Unless otherwise specified in the related prospectus supplement, no holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

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

         - that holder previously has given to the applicable indenture trustee written notice of a continuing event of default,

         - the holders of not less than 25% in principal amount of those outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee,

         - such holder or holders have offered the indenture trustee reasonable indemnity,

         - the indenture trustee has for 60 days failed to institute the proceeding, and

         - no direction inconsistent with the written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the specified senior class(es) of outstanding notes.

         Also, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, none of the related indenture trustee, the seller, any third party transferor of student loans to the depositor or the depositor, as applicable, the administrator, the master servicer, the sub-servicers or the eligible lender trustee in its individual capacity, or any holder of a certificate representing an ownership interest in the applicable trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         CERTAIN COVENANTS. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

         - that entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the related indenture,

         - no event of default shall have occurred and be continuing immediately after the consolidation or merger,

         - the trust has been advised that the ratings of the notes and the certificates of the related series would not be reduced or withdrawn by the rating agencies as a result of the consolidation or merger, and

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

         - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to the trust or to any certificateholder or noteholder of the related series.

         Each trust will not, among other things:

         - except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

         - claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon that trust,

         - except as contemplated by the related documents, dissolve or liquidate in whole or in part,

         - permit the validity or effectiveness of the applicable indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the applicable indenture except as may be expressly permitted thereby, or

         - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the related documents.

         No trust may engage in any activity other than financing, purchasing, owning, selling and managing student loans and the other assets of the trust and making additional fundings, in each case in the manner contemplated by the related documents and activities incidental thereto. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes of the related series and the applicable indenture or otherwise in accordance with the related documents.

         ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the applicable indenture trustee a written statement relating to the fulfillment of its obligations under the related indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. Each indenture trustee will be required to mail each year to all related noteholders a brief report relating to, among other things, its eligibility and qualification to continue as indenture trustee under the applicable indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the

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

property and funds physically held by the applicable indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all related notes.

         THE INDENTURE TRUSTEE. The indenture trustee for a series of notes will be identified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which case the trust will be obligated to appoint a successor trustee for that series. The trust may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent. In those circumstances, the trust will be obligated to appoint a successor trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for that series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each trust, one or more classes of certificates of a given series will, unless otherwise specified in the related prospectus supplement, be issued under a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the material terms of the certificates and the trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the certificates and the trust agreement.

         Unless otherwise specified in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the seller, the depositor, a third party transferor of student loans to the depositor or an affiliate of any of them or, if beneficial interests therein are to be sold, in the name of DTC or its nominee, except as described below. Unless otherwise specified in the related prospectus supplement and except for the certificates of a given series purchased by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable, specified in the related prospectus supplement, the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The seller and the depositor have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the certificates of any series that are not purchased by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder (other than the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable) will be entitled to receive a physical certificate representing a certificate. All references in this prospectus and in the related prospectus supplement to actions by certificateholders (other than the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable) refer to actions taken by DTC upon instructions from its participants and all references herein and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders (other than the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Unless otherwise specified in the related prospectus supplement, certificates of a given series owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or its respective affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that, assuming that all certificates of a given series are not all owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, and its respective affiliates, the certificates owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, and its respective affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the related documents (other than the commencement by the related trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum pass-through rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on each distribution date and will be made prior to distributions with respect to principal of the certificates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate or any combination of the foregoing. The related prospectus supplement will specify the pass-through rate for each class of certificates of a given series or the method for determining the pass-through rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions of interest on and principal of any class of certificates will be made pro rata among all the certificateholders of that class.

         In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to their determination, of each class will be as set forth in the related prospectus supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the reserve account and the distribution of amounts in excess of the Specified Reserve Account Balance.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Each class of securities may be fixed rate securities, bearing interest at a fixed annual rate, or floating rate securities, bearing interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates."

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each applicable interest period at a rate per annum determined by reference to an interest rate basis (or base rate), plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The spread is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that class, and the spread multiplier is the percentage that may be specified in the applicable prospectus supplement as being applicable to that class.

         The applicable prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (referred to as "LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in that prospectus supplement.

         As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following (in each case expressed as an annual rate): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, as may be modified by United States law of general application.

         Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest rates on each class of floating rate securities issued by it. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities of a given series, which may be the administrator, the eligible lender trustee or the indenture trustee with respect to that series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class. Unless otherwise

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

specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the notes may hold their interests through DTC in the United States or Clearstream Banking, societe anonyme (or "Clearstream") or The Euroclear System (or "Euroclear") in Europe and persons acquiring beneficial ownership interests in the certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. as nominee for DTC. Clearstream and Euroclear will hold omnibus positions with respect to the notes on behalf of Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's name on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Noteholders and certificateholders that are not participants or indirect participants but wish to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Also, securityholders will receive all distributions of principal and interest from the applicable indenture trustee or eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since those payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Except for the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable, with respect to any series of securities, it is anticipated that the only "securityholder," "certificateholder" and "noteholder" will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders, as those terms are used in each indenture and each trust agreement, respectively, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

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

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for

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

the Supervision of the Financial Sector (CSSF). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the U.S. depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (known as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (known as the Cooperative). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The foregoing govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the foregoing terms and conditions and applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions, to the extent received by the U.S. depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions described above and applicable Belgian law.

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

         If definitive notes are issued, a paying agent and transfer agent in Luxembourg will be accepted. Holders of definitive notes will be able to receive payments and effect transfers at the offices of the Luxembourg paying and transfer agent.

         DTC has advised the administrator that it will take any action permitted to be taken by a securityholder under the related indenture or the related trust agreement, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include those undivided interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, ANY SUB-SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

         Except with respect to the certificates of a given series that may be purchased by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable, the notes and the certificates of a given series will be issued as definitive notes or definitive certificates in fully registered, certificated form to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

         - the related administrator advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator is unable to locate a qualified successor,

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         -        the administrator, at its option, elects to terminate the
                  book-entry system through DTC, or

         - after the occurrence of an event of default or a master servicer default, securityholders representing at least a majority of the outstanding principal amount of the applicable class of notes or the certificates, as the case may be, of that series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes of that class or certificates of that series is no longer in the best interest of the holders of those securities.

         Following any of these events, the applicable trustee will be required to notify all applicable securityholders of a given series through DTC participants of the availability of definitive securities. Upon surrender by DTC of the definitive securities representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

         Distributions of principal of, and interest on, definitive securities will thereafter be made by the applicable trustee in accordance with the procedures in the related indenture or the related trust agreement, as the case may be, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date (which will be the business day preceding each distribution date, unless otherwise specified in the related prospectus supplement) specified for those securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution to applicable securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other related governmental charge.

LIST OF SECURITYHOLDERS

         Three or more holders of notes or one or more holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of those notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by that indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or those notes. The indenture trustee may elect not to provide the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of that series.

         Three or more certificateholders of a series or one or more holders of those certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related eligible lender trustee, obtain access to the list of all certificateholders for

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

the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under those certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of securities, on each distribution date, the applicable trustee will provide to securityholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related indenture trustee and the related trust described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust." These statements will be filed with the SEC during the period required by Rule 15d-1 under the Exchange Act and will not be filed with the SEC thereafter. The statements provided to securityholders will not be financial statements prepared in accordance with generally accepted accounting principles.

         Unless and until definitive notes or definitive certificates are issued, quarterly and annual unaudited reports containing information concerning the student loans will be prepared by Key Bank USA, National Association and sent on behalf of the related trust only to Cede & Co., as nominee of DTC and registered holder of the notes and the certificates, but will not be sent to any beneficial holder of the securities.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year was a securityholder with respect to that trust and received any related payment, a statement containing certain information for the purposes of that securityholder's preparation of federal income tax returns. See "Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of the material terms of:

         - each sale and servicing agreement, under which the related eligible lender trustee on behalf of a trust will purchase student loans from the seller or the depositor, as applicable, and the master servicer will (or will cause the related sub-servicers to) service the student loans;

         - each administration agreement, under which the administrator will undertake certain administrative duties with respect to a trust and the student loans;

         - each trust agreement, under which a trust will be created and the related certificates will be issued;

         - and, when the depositor is selling the student loans relating to any given series to the eligible lender trustee, one or more student loan transfer agreements, under which the depositor will purchase the student loans from the seller, one or more affiliates of the seller and/or one or more third party originators of student loans or their affiliates to the extent specified in the related prospectus supplement.

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

         These agreements are referred to collectively in this prospectus as the transfer and servicing agreements.

         A form of the sale and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the closing of a given series, a Form 8-K will be filed with the SEC containing copies of each of the transfer and servicing agreements for the related series. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the related transfer and servicing agreements.

         If stated in the related prospectus supplement, the master servicer may directly assume servicing responsibilities for some or all of a pool of student loans without a sub-servicer. Key Bank USA, National Association may also choose not to act as master servicer with respect to a trust, in which case the related trust may contract directly with one or more sub-servicers, under the related sale and servicing agreement, to perform all of the required servicing responsibilities with respect to the related pool of student loans without the appointment of a master servicer, on the terms and conditions described in this prospectus and the related prospectus supplement.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or before the closing date specified with respect to any given trust in the related prospectus supplement, the depositor and/or the seller, as applicable, will sell and assign to the related eligible lender trustee on behalf of that trust, without recourse, except as provided in the student loan transfer agreement and/or the sale and servicing agreement, as applicable, its entire interest in the student loans, all collections received and to be received on the student loans for the period on and after the cutoff date and all the related assigned rights under the sale and servicing agreement. Each student loan will be identified in a schedule appearing as an exhibit to that sale and servicing agreement. Each eligible lender trustee will, concurrently with the execution of that sale and assignment, execute, authenticate (or cause the authentication of) and deliver the related certificates and notes. The net proceeds received from the sale of the related notes and certificates will be applied to the purchase of the student loans.

         In each sale and servicing agreement, the depositor and/or the seller and/or with respect to those student loans purchased from one or more affiliates of the seller or third parties, the master servicer or another entity identified in the related prospectus supplement, as applicable, will make certain representations and warranties with respect to the student loans to a trust for the benefit of the certificateholders and the noteholders of a given series, including, among other things, that:

         - each student loan, on the date on which it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

         - the information provided with respect to the student loans is true and correct as of the cutoff date; and

         - each student loan, at the time it was originated, complied and, at the closing date, complies in all material respects with applicable federal and state laws (including,

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

                  without limitation, the Higher Education Act) and applicable restrictions imposed by the programs or any applicable guarantee agreement.

         Following the discovery by or notice to the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable, of a breach of any representation or warranty with respect to any student loan that materially and adversely affects the interests of the related certificateholders or the noteholders in the student loans in the trust (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor's obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect), the seller will (or the depositor will cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable, to), unless the breach is cured within 60 days, repurchase that student loan from the related eligible lender trustee, as of the first day following the end of the 60-day period that is the last day of a collection period at a repurchase price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest to the day of repurchase. In addition, the seller will (or the depositor shall cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable, to) reimburse the related trust with respect to a federal loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement because of, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education because of, a breach of any such representation or warranty by the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable. The repurchase and reimbursement obligations of the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable, will constitute the sole remedy available to or on behalf of the related trust, the certificateholders or the noteholders for any uncured breach. The repurchase and reimbursement obligations are contractual obligations under the sale and servicing agreement that may be enforced against the seller, the master servicer, such other entity specified in the related prospectus supplement or the depositor, as applicable, but the breach of which will not constitute an event of default.

         To assure uniform quality in servicing and to reduce administrative costs, the master servicer will appoint each sub-servicer the custodian of the promissory notes representing the student loans which that sub-servicer is servicing and any other related documents on behalf of the master servicer with respect to each trust. The seller's and/or the depositor's, as applicable, the master servicer's and the sub-servicers' records and computer systems will reflect the sale and assignment by the seller or the depositor, as applicable, of the student loans to the related eligible lender trustee on behalf of the related trust, and UCC financing statements reflecting the sale and assignment will be filed.

ADDITIONAL FUNDINGS

         In the case of a trust having a pre-funding account or an escrow account, that trust will use funds on deposit in that account from time to time during the related funding period (1) to make interest payments to noteholders and certificateholders in lieu of collections of interest on certain of the student loans if that interest is not paid currently but is capitalized and added to the principal balance of those student loans and (2) to add student loans to the trust through additional fundings under the circumstances and having the characteristics described in the

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

related prospectus supplement. The additional student loans may be purchased by the trust from the seller or the depositor, as applicable, or may be originated by the trust, if and to the extent specified in the related prospectus supplement.

         We can give you no assurance as to the portion of the amounts on deposit in any pre-funding account or escrow account that will be spent during the related funding period. If the amount initially deposited into a pre-funding account or an escrow account for a series has not been reduced to zero by the end of the related funding period, the amounts remaining on deposit in the applicable account will be distributed to the related securityholders in the amounts described in the related prospectus supplement.

         If and to the extent specified in the related prospectus supplement, the related trust may use distributions on the student loans, or may exchange student loans with the seller or the depositor, as applicable, in order to pay for additional fundings after any funding period.

ACCOUNTS

         With respect to each trust, and to the extent provided in the related prospectus supplement, the administrator will establish and maintain one or more accounts entitled the collection account, the pre-funding account, the escrow account, the cap account, the demand deposit account, the negative carry account and the reserve account, in the name of the indenture trustee on behalf of the noteholders and the certificateholders. These accounts are referred to together as the trust accounts.

         For any series of securities, funds in the trust accounts will be invested as provided in the related sale and servicing agreement in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the rating agencies as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities or other obligations issued by the seller or its affiliates, or trusts originated by the seller or its affiliates, or shares of investment companies for which the seller or its affiliates may serve as the investment advisor. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the related student loans.

         The trust accounts will be maintained as eligible deposit accounts. Eligible deposit account means either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade. Any of these accounts may be maintained with the seller or any of its affiliates, if these accounts meet the requirements described in clause (a) of the preceding sentence. An eligible institution is a depository institution (which may be, without limitation, the

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

seller or its affiliate, or the indenture trustee or its affiliate) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (or FDIC).

SERVICING PROCEDURES

         Under each sale and servicing agreement, the master servicer will agree to service, and perform all other related tasks with respect to, all the student loans acquired from time to time on behalf of each trust. The master servicer will hold as custodian on behalf of the trust, or will designate the related sub-servicer (if any) to hold as custodian on its behalf and on behalf of the trust, the notes evidencing, and other documents relating to, that student loan. Under the related sale and servicing agreement, the master servicer is responsible for performing all services and duties customary to the servicing of student loans (including all collection practices), and to do so (or to cause the sub-servicers to do so) with reasonable care and in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all other applicable federal and state laws. However, the master servicer may designate one or more sub-servicers to perform some or all of the requisite duties listed above, but the master servicer shall not be relieved of its responsibilities and obligations under the sale and servicing agreement.

         The duties of the master servicer (any or all of which may be delegated by the master servicer to a sub-servicer) with respect to each trust under the related sale and servicing agreement will include, but not be limited to, the following: collecting and depositing into the collection account (or if daily deposits are not required, paying to the administrator) all payments, including claiming and obtaining any guarantee payments, but excluding these tasks with respect to any interest subsidy payments and special allowance payments with respect to the student loans (which the administrator and the eligible lender trustee will perform, see "--Administrator" below), responding to inquiries from borrowers under the student loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers.

         However, if any of those activities require any consents, approvals or licenses under the Higher Education Act or otherwise, any sub-servicers designated by the master servicer will possess the required consents, approvals and licenses to perform those duties. The master servicer will be responsible for any failure of a sub-servicer to perform these activities. Also, the master servicer will (or will cause each sub-servicer to) keep ongoing records with respect to the student loans and collections thereon and will furnish quarterly and annual statements with respect to this information to the administrator, in accordance with the master servicer's or that sub-servicer's customary servicing practices, as applicable, with respect to student loans and as otherwise required in the related sale and servicing agreement.

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

PAYMENTS ON STUDENT LOANS

         With respect to each trust, except as provided below, the master servicer will (or will cause each sub-servicer to) deposit all payments on student loans (from whatever source), and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided below, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments with respect to the student loans received by it during each collection period into the collection account within two business days of receipt.

         However, if Key Bank USA, National Association satisfies certain requirements for quarterly remittances and the rating agencies affirm their ratings of the notes and the certificates of each series at the initial level, then so long as Key Bank USA, National Association is the administrator and provided that (x) there exists no administrator default and (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, the eligible lender trustee and the master servicer will (and the master servicer will cause each sub-servicer to) pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the collection account to the administrator, and the administrator will not be required to deposit those amounts into the collection account until the business day immediately before each monthly servicing payment date described in the related prospectus supplement (to the extent of the master servicing fee payable on that date) and the business day immediately before each distribution date (to the extent of the remaining amounts). In that case, the administrator will deposit the aggregate repurchase price of any student loans repurchased by the seller (or by the seller at the direction of the depositor, if applicable) and purchased by the master servicer (or a sub-servicer) into the collection account on or before the business day before each distribution date. Pending deposit into the collection account, collections may be invested by the administrator at its own risk and for its own benefit, and will not be segregated from funds of the administrator.

MASTER SERVICER COVENANTS

         With respect to each trust, the master servicer will covenant in the related sale and servicing agreement that:

         - it will (or will cause each sub-servicer to) duly satisfy all obligations on its part to be fulfilled under or in connection with the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related certificateholders or noteholders;

         - it will not permit (nor will it allow any sub-servicer to permit) any rescission or cancellation of a student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee and the related indenture trustee;

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

         - it will do nothing to (nor will it permit any sub-servicer to) impair the rights of the related certificateholders and the related noteholders in the student loans; and

         - it will not (nor will it permit any sub-servicer to) reschedule, revise, defer or otherwise compromise with respect to payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the seller (or the third party transferor of student loans to the depositor, if applicable) in particular and any applicable program requirements.

         If specified in the related prospectus supplement, certain incentive programs currently available or to be made available in the future by the seller to borrowers may also be made available by the master servicer (or a sub-servicer) to borrowers with student loans in a trust and if an incentive program is not in existence as of the date of the related prospectus supplement or not described in that prospectus supplement, then any incentive program that effectively reduces borrower payments on student loans and, with respect to federal loans, is not required by the Higher Education Act, will be applicable to the student loans only if and to the extent that the master servicer (or a sub-servicer) receives payment on behalf of the trust from the seller or the depositor, as applicable, in an amount sufficient to offset these effective yield reductions. See "The Student Loan Financing Business--Incentive Programs" herein.

         Under the terms of the related sale and servicing agreement, unless otherwise specified in the related prospectus supplement, if the seller, the depositor, or the master servicer, as applicable, discovers, or receives written notice, that any covenant of the master servicer described above has not been complied with by the master servicer in all material respects and this noncompliance has not been cured within 60 days and has a materially adverse effect on the interest of the related certificateholders or noteholders in the student loans in the trust (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor's obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect), unless the breach is cured, the master servicer will purchase the student loan as of the first day following the end of the 60-day period that is the last day of a collection period. In that case, the master servicer will be obligated to deposit into the collection account an amount equal to the repurchase price of that student loan and the related trust's interest in any purchased student loan will be automatically assigned to the master servicer. Also, the master servicer will reimburse the related trust with respect to any federal loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement because of, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education because of, a breach of any such covenant of the master servicer.

MASTER SERVICING COMPENSATION

         With respect to any trust, the master servicer will be entitled to receive a master servicing fee monthly in an aggregate amount equal to a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related prospectus supplement and, if applicable, certain one-time fixed fees for each student loan, together with other administrative fees, late fees and similar charges specified in the related prospectus supplement as compensation for performing the functions as servicers for the related trust described above. The

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master servicing fee (together with any part of the master servicing fee that remains unpaid from prior distribution dates) will be paid as specified in the applicable prospectus supplement.

         The master servicing fee will compensate the master servicer for performing (or causing the sub-servicers to perform) the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, accounting for collections and furnishing monthly and annual statements to the administrator. The master servicing fee also will reimburse the master servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the master servicer or the sub-servicers in connection with administering the student loans. The monthly fees of the sub-servicers will be paid solely by the master servicer under the terms of the applicable sub-servicing agreement.

         If provided in the related prospectus supplement, in the event of (x) any sale of the student loans on behalf of the trust to any person (other than the seller or the depositor, as applicable, the master servicer, the administrator, or the sub-servicers) in which the purchaser elects to deconvert the student loans and not retain the applicable sub-servicer as the servicer of those student loans, or (y) any termination of the applicable sub-servicer of the student loans, except for any termination for cause or as a result of any unremedied defaults by the applicable sub-servicer, the trust will pay to the master servicer, as a part of the master servicing fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth in the related prospectus supplement, but only to the extent that the master servicer is obligated to pay these amounts to the applicable sub-servicer.

DISTRIBUTIONS

         With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest on each class of securities entitled thereto will be made by the applicable trustee to the noteholders and the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders of that series will be set forth in the related prospectus supplement.

         With respect to each trust, collections on the related student loans will be distributed from the collection account on each distribution date to noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions of principal and/or interest on a class of securities of a given series will be subordinate to distributions of interest on one or more other classes of that series, and distributions on the certificates of that series may be subordinate to payments on the notes of that series.

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CREDIT AND CASH FLOW ENHANCEMENT

         GENERAL. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. Also, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

         RESERVE ACCOUNT. If indicated in the related prospectus supplement, under the related sale and servicing agreement, the seller or the depositor, as applicable, will establish for a series or class of securities a reserve account, as specified in the related prospectus supplement, which will be maintained in the name of the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller or the depositor, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each following distribution date up to the Specified Reserve Account Balance by the deposit in the reserve account of the amount of collections on the related student loans remaining on each distribution date after the payment of all other required payments and distributions on that date. Amounts in the reserve account will be available to cover shortfalls in amounts due to the holders of those classes of securities specified in the related prospectus supplement in the manner and under the circumstances specified in that prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the reserve account (after giving effect to all other required distributions to be made by the applicable trust) in excess of the Specified Reserve Account Balance will be distributed.

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         The reserve account is intended to enhance the likelihood of timely receipt by the holders of notes and the holders of certificates of the full amount of interest due them and to decrease the likelihood that the holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Before each distribution date with respect to each series of securities, the administrator (based on the periodic statements and other information provided to it by the master servicer or the sub-servicers) will provide to the indenture trustee and the trust, as of the close of business on the last day of the preceding collection period, a statement which will include the following information (and any other information so specified in the related prospectus supplement) with respect to that distribution date or the preceding collection period as to the notes and the certificates of that series, to the extent applicable:

                  1. the amount of the distribution allocable to principal of each class of securities;

                  2. the amount of the distribution allocable to interest on each class of securities;

                  3. the amount of the distribution, if any, allocable to any interest index carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

                  4. the Pool Balance as of the close of business on the last day of the preceding collection period, after giving effect to payments allocated to principal reported as described in clause (1.) above;

                  5. the aggregate outstanding principal balance of each class of notes, the certificate balance and each pool factor as of that distribution date, after giving effect to payments allocated to principal reported under clause (1.) above;

                  6. the amount of the master servicing fee and any excess master servicing fee paid to the master servicer and the amount of the administration fee paid to the administrator with respect to that collection period;

                  7. the interest rate or pass-through rate applicable for any class of notes or certificates of that series with variable or adjustable rates;

                  8. the amount of the aggregate realized losses, if any, for that collection period and the balance of student loans that are delinquent in each delinquency period as of the end of that collection period;

                  9. the Certificateholders' Index Carryover Shortfall, the Noteholders' Index Carryover Shortfall, the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus

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         supplement), if any, in each case as applicable to each class of securities, and the change in such amounts from the preceding statement;

                  10. the aggregate repurchase price for student loans, if any, that were purchased in that collection period;

                  11. the balance of the reserve account (if any) on that distribution date, after giving effect to changes on that distribution date;

                  12. for distribution dates during the funding period (if any), the remaining pre-funded amount on that distribution date, after giving effect to changes during the related collection period; and

                  13. the aggregate amount of TERI guarantee payments deposited into the collection account (net of certain specified amounts) expressed as a percentage of the initial Pool Balance.

Each amount described in subclauses (1), (2), (5) and (6) with respect to the notes or the certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial certificate balance of the certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the trust and the indenture trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the master servicer and the sub-servicers during the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) with certain standards under the related sale and servicing agreement relating to the servicing of the student loans.

         Each sale and servicing agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the trust and the indenture trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the administrator during the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) with all applicable standards under the related sale and servicing agreement and the administration agreement relating to the administration of the trust and the student loans.

         Each sale and servicing agreement will also provide for delivery to the trust and the indenture trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the master servicer or the administrator, as the case may be, stating that, to his knowledge, the master servicer or the administrator, as the case may be, has fulfilled its obligations under the sale and servicing agreement throughout the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) or, if there has been a default in the fulfillment of any obligation, describing each default. Each of the master servicer, the administrator and the sub-servicers will agree to give the indenture trustee and the

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eligible lender trustee notice of certain master servicer defaults and administrator defaults under the sale and servicing agreement.

         Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SUB-SERVICERS

         Each sale and servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer, except upon determination that the master servicer's performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed the master servicer's servicing obligations and duties under the sale and servicing agreement.

         Each sub-servicing agreement will provide that the sub-servicer may not resign from its obligations and duties as sub-servicer without the consent of the master servicer, except upon determination that a sub-servicer's performance of those duties is no longer permissible under applicable law. No resignation will become effective until the master servicer, the related indenture trustee or a successor servicer has assumed that sub-servicer's servicing obligations and duties under the sub-servicing agreement. The master servicer may remove a sub-servicer at its discretion and may either undertake those servicing responsibilities itself or substitute one or more new sub-servicers; provided that each such new sub-servicer has been approved, to the extent provided in the related prospectus supplement and required by the related sale and servicing agreement, by the eligible lender trustee and each rating agency. The master servicer will be solely responsible for any termination payments due to the removed sub-servicer.

         Each sale and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the related sale and servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the master servicer nor any of these persons will be protected against any liability that would otherwise be imposed because of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties thereunder or because of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each sale and servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the cases described above assumes the obligations of the master servicer, will be the successor of the master servicer under that sale and servicing agreement; and under the circumstances specified in each sub-servicing agreement, any entity into which a sub-servicer may be merged or consolidated, or any

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entity resulting from any merger or consolidation to which the sub-servicer is a party, or any entity succeeding to the business of the sub-servicer, which corporation or other entity in each of the cases described above assumes the obligations of the sub-servicer, will be the successor of the sub-servicer under that sub-servicing agreement.

MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         Except as otherwise provided in the related prospectus supplement, a master servicer default under each sale and servicing agreement will consist of:

         - any failure by the master servicer to deliver (or to cause a sub-servicer to deliver) to the indenture trustee for deposit in any of the trust accounts (or, if daily deposits into the collection account are not required, to the administrator) any collections, guarantee payments or other amounts received with respect to the student loans, which failure continues unremedied for three business days after written notice from the indenture trustee or the eligible lender trustee is received by the master servicer or after discovery by the master servicer;

         - any failure by the master servicer to duly observe or perform in any material respect any other covenant or agreement in the related sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 60 days after the giving of written notice of the failure (1) to the master servicer by the indenture trustee, the eligible lender trustee, the master servicer or the administrator or (2) to the master servicer and to the indenture trustee and the eligible lender trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or certificates;

         - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the master servicer and certain actions by the master servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

         - failure by the master servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         Except as otherwise provided in the related prospectus supplement, an administrator default under each sale and servicing agreement or each administration agreement will consist of:

         - if daily deposits into the collection account are not required, any failure by the administrator to deliver to the indenture trustee for deposit in any of the trust accounts any required payment on or before the business day prior to any monthly servicing payment date or distribution date, as applicable, or (B) any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the indenture trustee

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                  or the eligible lender trustee is received by the
                  administrator or after discovery by the administrator;

         - any failure by the administrator duly to observe or perform in any material respect any other covenant or agreement in each administration agreement or each sale and servicing agreement which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 60 days after the giving of written notice of the failure (1) to the administrator by the indenture trustee or the eligible lender trustee or (2) to the administrator, the master servicer and to the indenture trustee and the eligible lender trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or certificates; and

         - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the administrator and certain actions by the administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         As long as a master servicer default under a sale and servicing agreement or an administrator default under a sale and servicing agreement or an administration agreement, as the case may be, remains unremedied, the indenture trustee or holders of the specified senior class(es) of notes evidencing not less than 25% in aggregate outstanding principal amount of the specified senior class(es) of notes may terminate all the rights and obligations of the master servicer under that sale and servicing agreement and/or the administrator under that sale and servicing agreement or administration agreement, as the case may be, and a successor servicer or administrator appointed by the related indenture trustee, or the related indenture trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable master servicer under that sale and servicing agreement or the administrator under that sale and servicing agreement and administration agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer or the administrator, as applicable, and no master servicer default or administrator default, as the case may be, other than this appointment has occurred, that trustee or official may have the power to prevent the indenture trustee or the specified senior noteholders from effecting this transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The indenture trustee may make these arrangements for compensation to be paid, which may not be greater than the compensation to the master servicer under that sale and servicing agreement or the administrator under that sale and servicing agreement and administration agreement, as the case may be, unless the compensation arrangements will result in a downgrading of any related class of notes or certificates by any rating agency. If a master servicer default or an administrator default, as the case may be, occurs and is continuing, the indenture trustee or the holders of the specified senior class(es) of notes, as described above, may cause the removal of the master servicer or the administrator, as the case may be, without the

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consent of the related eligible lender trustee or any of the holders of any other class(es) of notes or certificates. Also, only the indenture trustee or the holders of the specified senior class(es) of notes, and not the eligible lender trustee or the holders of any other class(es) of notes or certificates, have the ability to remove the master servicer or the administrator, as the case may be, if a master servicer default or an administrator default, as the case may be, occurs and is continuing.

WAIVER OF PAST DEFAULTS

         With respect to each trust, the holders of notes evidencing at least a majority in principal amount of the then specified senior class(es) of outstanding notes (or the holders of a more junior class of notes evidencing not less than a majority of the outstanding principal balance of those class of notes, in the case of any master servicer default which does not adversely affect the indenture trustee or the noteholders of each more senior class of notes of the related series, or the holders of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any master servicer default which does not adversely affect the indenture trustee or the noteholders of any class of the related series), may, on behalf of all noteholders and certificateholders, waive any default by the master servicer, in the performance of its obligations under the related sale and servicing agreement, or any default by the administrator of its obligations under the related sale and servicing agreement and the related administration agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the trust accounts or giving instructions regarding those matters in accordance with the sale and servicing agreement. Therefore, the noteholders have the ability, except as noted above, to waive defaults by the master servicer or the administrator, as the case may be, which could materially adversely affect the certificateholders. No waiver will impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

         Unless and until definitive securities are issued, holders of notes and certificates will not be recognized by the indenture trustee or the eligible lender trustee as "noteholders" or "certificateholders," as the case may be. Hence, until definitive securities are issued, holders of those securities will only be able to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participating organizations.

INSOLVENCY EVENT

         If specified in a related prospectus supplement, if a seller insolvency event occurs, the student loans will be liquidated and the related trust will be terminated 90 days after the date of the seller insolvency event, unless, before the end of that 90-day period, the eligible lender trustee has received written instructions from the holders of the certificates (other than the seller or the depositor, as applicable) representing more than 50% of the aggregate unpaid principal amount of the certificates (not including the principal amount of certificates held by the seller or the depositor, as applicable) to the effect that the group disapproves of the liquidation of the student loans and termination of the related trust. Promptly after the occurrence of any seller insolvency event, notice is required to be given to noteholders and certificateholders; provided that any failure to give the required notice will not prevent or delay termination of the related trust. Upon termination of the related trust, the eligible lender trustee will direct the indenture trustee promptly to sell the assets of the related trust (other than the trust accounts) in a commercially reasonable

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manner and on commercially reasonable terms. Each of the guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the student loans and, if any of these entities is the highest bidder, the student loans must be sold to that entity. The proceeds from any sale, disposition or liquidation of the student loans will be treated as collections thereon and deposited in the collection account. If the proceeds from the liquidation of the student loans and any amounts on deposit in the reserve account (if any) are not sufficient to pay the notes in full, the amount of principal returned to the holders of notes will be delayed and the holders of notes will incur a loss. If these amounts are not sufficient to pay the notes and the certificates in full, the amount of principal returned to the holders of certificates will be delayed and the holders of certificates will incur a loss.

         A seller insolvency event will be the occurrence of any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the seller, the depositor, or a special purpose affiliate of the seller or certain actions by the seller or the depositor or this affiliate indicating its insolvency or inability to pay its obligations.

         Each trust agreement will provide that the eligible lender trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all holders of certificates and the delivery to the eligible lender trustee by each holder of certificates of a certificate certifying that the holder reasonably believes that the related trust is insolvent.

AMENDMENT

         Each of the transfer and servicing agreements may be amended by the parties to them, without the consent of the related noteholders or the certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those transfer and servicing agreements or of modifying in any manner the rights of the noteholders or certificateholders as long as this action will not, in the opinion of counsel satisfactory to the related indenture trustee and the related eligible lender trustee, materially and adversely affect the interest of any noteholder or certificateholder. Each of the transfer and servicing agreements may also be amended by the seller or the depositor, as applicable, the administrator, the master servicer, the related eligible lender trustee and the related indenture trustee, as applicable, with the consent of the holders of notes of the related series evidencing at least a majority in principal amount of each class of then outstanding notes rated in a similar category by the applicable rating agencies and the holders of certificates of the related series evidencing at least a majority of the certificate balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the holders of notes or the holders of certificates, but no amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any guarantee payments) with respect to the student loans or distributions that are required to be made for the benefit of the holders of notes or the holders of certificates or (y) reduce the percentage of the notes or certificates described above which are required to consent to any amendment, without the consent of the holders of all the outstanding notes and certificates.

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PAYMENT OF NOTES

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided in that sale and servicing agreement.

TERMINATION

         With respect to each trust, the obligations of the seller or the depositor, as applicable, the master servicer, the administrator, the related eligible lender trustee and the related indenture trustee under the related transfer and servicing agreements will terminate upon (x) the maturity or other liquidation of the last related student loan and the disposition of any amount received upon liquidation of any such remaining student loans and (y) the payment to the noteholders and the certificateholders of the related series of all amounts required to be paid to them under those transfer and servicing agreements.

         If specified in the related prospectus supplement, in order to avoid excessive administrative expense, the master servicer will be permitted at its option to purchase from the related eligible lender trustee, as of the end of any collection period immediately before a distribution date, if the then outstanding Pool Balance is less than the percentage specified in the related prospectus supplement of the initial Pool Balance, all remaining related student loans at a price equal to their aggregate repurchase prices as of the end of that collection period, which will be used to retire the related notes and certificates at the same time. Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of that trust, after giving effect to any final distributions to noteholders and certificateholders of the related series, will be conveyed and transferred to the seller or the depositor, as applicable, or the other party identified in the prospectus supplement.

         If so provided in the related prospectus supplement, any student loans remaining in the related trust as of the end of the collection period immediately before the put date, which will be the distribution date occurring immediately after the 10th anniversary of the closing date, will be sold upon a vote by the holders of more than 50% of all then outstanding securities of that series (excluding for this purpose all securities owned by the seller or any of its affiliates or agents) to an affiliate of the seller, on terms and at a price provided in the related prospectus supplement (who will be contractually required to purchase those student loans); and if that affiliate does not purchase the student loans, then the student loans will be offered for sale on the auction date, which will be the next distribution date following the put date, in one or more pools by the related indenture trustee if so instructed by the holders of more than 50% of all then outstanding securities of that series (excluding for such purpose all securities owned by the seller or any of its affiliates or agents). Neither the seller nor any of its affiliates may offer bids to purchase the student loans on that auction date. If at least two bids are received, the indenture trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest remaining bids if it or they, if for separate pools, are equal to or greater than the minimum purchase amount. The minimum purchase amount is the greatest of:

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         -        the aggregate unpaid principal balance owed by the applicable borrowers on the student loans plus accrued interest to the date of purchase less the amount on deposit in the applicable reserve account as of that date,

         - the fair market value of those student loans as of the end of the collection period immediately preceding that distribution date, and

         - the aggregate unpaid principal amount of the related notes and principal balance of the related certificates plus, in each case, accrued and unpaid interest payable on that distribution date (other than any interest index carryover).

         If at least two bids are not received or the highest bid or combination of bids after the resolicitation process is completed is not equal to or in excess of the minimum purchase amount, the indenture trustee will not consummate the sale. In connection with the determination of the minimum purchase amount, the indenture trustee may consult and, at the direction of the seller or the depositor, as applicable, shall consult, with a financial advisor, including the underwriters or the administrator, to determine if the fair market value of the student loans has been offered. The net proceeds of any sale will be used to redeem any outstanding notes and to retire any outstanding certificates on that distribution date. If the sale is not consummated as described above, the indenture trustee will, if instructed by holders of more than 50% of all then outstanding securities of that series (excluding for such purpose all securities owned by the seller or any of its affiliates or agents), solicit bids to purchase the student loans on future distribution dates upon terms similar to those described above. We can give you no assurance as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the student loans on either the auction date or any subsequent distribution date. The related prospectus supplement will specify what will happen if the student loans are not sold as described above.

ADMINISTRATOR

         The administrator will enter into an administration agreement with each trust and the related indenture trustee and a sale and servicing agreement with the related trust, the seller or the depositor, as applicable, the master servicer and the eligible lender trustee, under which the administrator will agree, to the extent provided therein,

         - if daily deposits into the collection account are not required, to deliver to the indenture trustee for deposit in any of the trust accounts any required payment on or before the business day prior to any monthly servicing payment date or any distribution date, as applicable,

         - to direct the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date,

         - to prepare and file with the Department of Education all appropriate claim forms and other documents and filings on behalf of the eligible lender trustee in order to claim any interest subsidy payments and special allowance payments that may be payable in respect of each collection period with respect to the federal loans,

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         -        to prepare (based on the periodic reports received from the master servicer or the sub-servicers) and provide periodic statements to the eligible lender trustee and the indenture trustee with respect to distributions to noteholders and certificateholders and any related federal income tax reporting information as required by the related sale and servicing agreement, and

         - to provide the notices and to perform other administrative obligations required by the indenture, the trust agreement and the sale and servicing agreement.

         As compensation for the performance of the administrator's obligations under the administration agreement and the sale and servicing agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount set forth in the related prospectus supplement.

STUDENT LOAN TRANSFER AGREEMENT

         If the depositor is selling the student loans with respect to any given series, on or prior to the closing date specified with respect to any given trust in the related prospectus supplement, the seller, certain affiliates of the seller, certain third party originators and/or affiliates of these third party originators will sell and assign to the depositor, without recourse, except as provided in the student loan transfer agreement, their respective entire interest in the student loans, all collections received and to be received with respect to those student loans for the period on and after the cutoff date and all the related assigned rights under the related student loan transfer agreement. Each student loan will be identified in a schedule appearing as an exhibit to that student loan transfer agreement. The seller will make certain representations and warranties with respect to the student loans transferred by it to the depositor in the related student loan transfer agreement. If one or more affiliates of the seller, or a third party originator or one or more of its affiliate(s), is selling student loans to the depositor with respect to a given series, those persons may not make any representations or warranties with respect to those student loans. However, in that case, the master servicer or another entity identified in the related prospectus supplement will make certain representations and warranties relating to the student loans transferred by those persons to the depositor and the trustee in the related sale and servicing agreement. All representations, warranties and covenants made by the seller in, and all rights of the depositor in and to each student loan transfer agreement will be assigned by the depositor to the trustee in the sale and servicing agreement. The proceeds of the sale of the related notes and certificates received by the depositor will be applied to the purchase of the student loans.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

         The seller (and any other transferor of student loans to the depositor) intends that the transfer of the student loans by it to the related eligible lender trustee on behalf of each trust or to the depositor under the related student loan transfer agreement and by the depositor to the related eligible lender trustee, if applicable, will each be a valid sale and assignment of those student loans. Also, the seller (and any other transferor of student loans to the depositor) has taken and will take all actions that are required under applicable state law to perfect the depositor's and/or

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the eligible lender trustee's, as applicable, ownership interest in the student loans and the related collections. Notwithstanding the foregoing, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may, under the provisions of 20 U.S.C. Section 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code (or UCC) for perfection of security interests in accounts. A financing statement or statements covering the student loans will be filed under the UCC to protect the interest of the depositor and/or the eligible lender trustee, as applicable, if the transfer by the seller or another transferor is deemed to be an assignment of collateral as security for the benefit of the trust.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are certain limited circumstances under the UCC in which past or future transferees of student loans coming into existence after the closing date could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of the seller arising before the time a student loan comes into existence may also have priority over the interest of the depositor and/or the related eligible lender trustee, as applicable, in that student loan. Also, if the FDIC were appointed as a receiver or conservator of the seller, the FDIC's administrative expenses may also have priority over the interest of the depositor and/or the eligible lender trustee, as applicable, in those student loans. Under the related sale and servicing agreement or student loan transfer agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of a trust or the depositor, as applicable, free and clear of the lien of any third party. In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or the depositor (or any interest therein) other than to the related eligible lender trustee on behalf of a trust or the depositor, as applicable, except as provided below.

         Under each sale and servicing agreement, the master servicer as custodian on behalf of the related trust, or the sub-servicer as custodian on behalf of the master servicer and the related trust, will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the depositor or and the related eligible lender trustee. Although the accounts and computer records of the seller, the depositor, if applicable, and, the master servicer and the related sub-servicer will be marked to indicate the sale and although the seller and the depositor, if applicable, will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor or that eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of those student loans in the ordinary course of its business and took possession of those student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the depositor or the eligible lender trustee, as applicable, if the purchaser (or secured party) acquired (or took a security interest in) the student loans for new value and without actual knowledge of the depositor's or related eligible lender trustee's interest, as applicable. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties."

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         With respect to each trust, if a master servicer default occurs resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the seller, the depositor, the master servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related indenture trustee or noteholders of the related series from appointing a successor master servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default; Administrator Default."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The Federal Deposit Insurance Act (or "FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (or "FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the seller, would not interfere with the timely transfer to the trust of collections with respect to the student loans. To the extent that the transfer of the student loans is deemed to create a security interest, and that interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by that depository institution, that security interest should not be subject to avoidance and payments to the trust with respect to the student loans should not be subject to recovery by the FDIC as receiver or conservator of the seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid that security interest, thereby resulting in possible delays and reductions in payments on the notes and the certificates. In addition, if the FDIC were to require the depositor, the indenture trustee or the eligible lender trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the notes and the certificates and possible reductions in the amount of those payments could occur.

         In the event of a master servicer default or an administrator default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the master servicer or the administrator, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or noteholders from appointing a successor master servicer or administrator, as the case may be. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default; Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These

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requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to federal loans, but in certain circumstances, a trust may be liable for certain violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

         In addition, the so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, 16 C.R.R. Section 433.2, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, requires sellers to include language in loan documents that waives the holder in due course defense, which could have the effect of subjecting a lender (and specified creditors and their assignees, including a trust) in a consumer credit transaction to all claims and defenses that the borrower in the transaction could assert against the seller of the related goods or services (in this case, the related school as a seller of educational services). Recently certain litigation has arisen under which the related borrowers of student loans have asserted that the "Holder-in-Due-Course" Rule applies to student loans made by lenders, even though the waiver language was not included in the related promissory notes, in instances where the related educational institution (the seller of educational services) went out of business before the completion of such borrowers' education. These borrowers argue that since the applicable schools did not provide the borrowers with the educational services they contracted for using the related student loan proceeds, they claim that they should be able to raise as a defense to a claim for payment by the lender all defenses or claims they have against the school, including but not limited to failure of consideration (i.e. the failure to provide the contracted educational services). If a borrower is successful in his or her claims, and if the related student loan is included in the related trust, the trust may not be able to require repayment from the borrower and given that the related educational institution no longer exists, it is likely that the trust would suffer a realized loss on that student loan.

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Higher Education Act, including its implementing regulations, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the federal loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender or servicing agent must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The master servicer has agreed under the related sale and servicing agreement to perform (or to cause a sub-servicer to perform) collection and servicing procedures on behalf of the related trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures

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relating to the origination of any federal loans could result in adverse consequences. Any such failure could result in the Department of Education's refusal to make reinsurance payments to the federal guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee with respect to those federal loans or in the federal guarantors' refusal to honor their guarantee agreements with the eligible lender trustee with respect to those federal loans. Failure of the federal guarantors to receive reinsurance payments from the Department of Education could adversely affect the federal guarantors' ability or legal obligation to make Guarantee Payments to the related eligible lender trustee with respect to those federal loans.

         Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the amount of Available Funds (as defined in the related prospectus supplement) on any distribution date and the related trust's ability to pay principal and interest on the notes of the related series and to make distributions in respect of the certificates of the related series. Under certain circumstances, unless otherwise specified in the related prospectus supplement, the related trust has the right, under the related sale and servicing agreement, to cause the seller and/or the depositor, as applicable, to repurchase any student loan, or to cause the master servicer to arrange for the purchase of any student loan, if a breach of the representations, warranties or covenants of the seller and/or the depositor and/or the master servicer or another entity identified in the related prospectus supplement, as the case may be, with respect to that student loan has a material adverse effect on the interest of the trust therein and the breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." The failure of the seller (or of the depositor to cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable) to purchase, or of the master servicer to arrange for the purchase of, a student loan, if so required, would constitute a breach of the related sale and servicing agreement, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of the related series, but would not constitute an event of default under the indenture.

FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING

         On November 29, 1994, the Secretary of Education published final regulations amending FFELP. These regulations, among other things, establish requirements governing contracts between holders of federal loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

         Under these regulations, a third-party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from the servicer's violation of applicable requirements. Also, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department of Education to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of this type of limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. We can

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give you no assurance that a sub-servicer will not be fined or held liable by the Department of Education liabilities arising out of its FFELP activities for the master servicer or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a sub-servicer were fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants under its related sub-servicing agreement could be adversely affected. However, in the event of a termination of eligibility, each sub-servicing agreement will provide for the removal of the applicable sub-servicer and the appointment of a successor sub-servicer.

BANKRUPTCY CONSIDERATIONS

         Effective for bankruptcy actions commenced on or after October 8, 1998, federal loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11 U.S.C. Sections 101-1330 (or Bankruptcy Code), unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, private loans are generally dischargeable by a borrower in bankruptcy unless the private loan has been made under any program funded in whole or in part by a governmental unit or a non-profit institution.

OTHER APPLICABLE LEGISLATION

         EMERGENCY STUDENT LOAN CONSOLIDATION ACT OF 1997. On November 13, 1997, former President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

         - providing that federal direct student loans are eligible to be included in a federal consolidation loan;

         - changing the borrower interest rate on new federal consolidation loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

         - providing that the portion of a federal consolidation loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

         - establishing prohibitions against various forms of discrimination in the making of federal consolidation loans.

Except for the last of the above changes, all of these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

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         FY 1998 BUDGET. In the 1997 Budget Reconciliation Act (P.L. 105-33),
several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

         STUDENT LOAN PROVISIONS IN THE INTERMODAL SURFACE TRANSPORTATION EFFICIENCY ACT OF 1998. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for special allowance payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill rate plus 2.80% (2.20% during school, grace and deferment).

         1998 REAUTHORIZATION BILL. On October 7, 1998, former President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

         - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

         - Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

         - Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

         - The administrative cost allowance was replaced by two (2) new payments, a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

         - The percentage of collections on defaulted student loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the student loan.

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         -        Federal reinsurance provided to federal guarantors is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

         - The delinquency period required for a loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

         - Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

         - Federal consolidation loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill rate plus 3.1% exceeds the borrower's interest rate, special allowance payments are made to make up the difference.

         - The lender-paid offset fee on federal consolidation loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

         - The federal consolidation loan interest rate calculation was revised to reflect the rate for federal consolidation loan, and will be effective for loans on which applications are received on or after February 1, 1999.

         - Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after that date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

         - The Secretary of Education is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

         - Federal consolidation loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a federal consolidation loan to a borrower whose underlying federal loans are held by multiple holders.

         - Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

         - The Secretary of Education is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

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         -        Discharge of FFELP and certain other student loans in
                  bankruptcy is now limited to cases of undue hardship regardless of whether the student loan has been due for more than seven (7) years prior to the bankruptcy filing.

         DEPARTMENTS OF LABOR, HEALTH AND HUMAN SERVICES, AND EDUCATION, AND RELATED AGENCIES APPROPRIATIONS ACT, 2001. On December 21, 2000, former President Clinton signed into law the Departments of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001 (P.L. No. 106-554) (or Consolidated Appropriations Act). In response to the Department of Treasury's announced intention to discontinue auctions of new 52-week Treasury Bills, the Consolidated Appropriations Act amended the Higher Education Act to tie the calculation of interest rates on variable rate SLS and PLUS Loans for periods beginning on or after July 1, 2001 to the weekly average 1-year constant maturity Treasury yield. This revision is not expected to materially affect the yield to holders of SLS or PLUS loans.

         ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT. The Electronic Signatures in Global and National Commerce Act, commonly referred to as the "E-Sign Act," became law on June 30, 2000. The E-Sign Act generally covers all transactions and related records required to be in writing. Under the E-Sign Act, FFELP guaranty agencies, lenders, schools and borrowers are authorized to use electronic records and electronic signatures in lieu of traditional paper records and handwritten signatures. This authority took effect June 30, 2001. In April 2001, the Department of Education issued standards for electronic signatures in electronic student loan transactions. In these standards, the Department of Education stated that a lender or holder whose processes for electronic signatures and related electronic records satisfy the standards will be protected from the loss of Federal benefits on a student loan if the student loan is determined to be legally unenforceable by a court based solely on the processes used for the electronic signature or related records.

         2002 STUDENT LOAN INTEREST RATE LEGISLATION. On February 8, 2002, President Bush signed legislation that extends currently applicable borrower interest rates for Stafford and PLUS Loans until loans disbursed on or after July 1, 2006. The legislation establishes a fixed borrower interest rate of 6.8 % on Subsidized Stafford Loans and Unsubsidized Stafford Loans made on or after July 1, 2006 and a fixed borrower interest rate of 7.9% on PLUS Loans made on or after July 1, 2006. The legislation also provides that as of July 1, 2006, a lender would not receive a special allowance payment on a PLUS Loan until the 3-month commercial paper rate plus 2.64 percent exceeds 9.0%.

                             INCOME TAX CONSEQUENCES

         Set forth below is a general summary of the material federal and certain material Pennsylvania state income tax consequences of the purchase, ownership and disposition of the notes and the certificates. Thompson Hine LLP, federal tax counsel to the trusts, has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained in this prospectus are correct in all material respects and the discussions in this prospectus fairly summarize the federal income tax considerations that are likely to be material to noteholders and certificateholders. Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel to the trusts, has reviewed this summary with respect to certain material Pennsylvania income and franchise tax matters and is of the opinion that the

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descriptions of the law and legal conclusions contained in this prospectus with respect to such Pennsylvania income and franchise tax matters are correct in all material respects. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Also, any discussion regarding the notes is limited to the federal and Pennsylvania income tax consequences of the initial noteholders and not a purchaser in the secondary market. Furthermore, there are no cases or Internal Revenue Service (or IRS) or Pennsylvania Department of Revenue (or DOR) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

         With respect to federal tax matters, the following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (or the Code), the Treasury Regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. With respect to Pennsylvania tax matters, the following summary is based upon current provisions of the Pennsylvania Tax Reform Code of 1971, as amended (or the Pennsylvania Code), the regulations promulgated under the Pennsylvania Code, and judicial or ruling authority, all of which are subject to change, which changes may be retroactive. Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below and an opinion of Pennsylvania tax counsel regarding certain Pennsylvania State income tax matters discussed below, which opinions will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by that trust. An opinion of federal tax counsel, however, is not binding on the IRS or the courts, and the opinion of Pennsylvania tax counsel also is not binding on the DOR or the courts. No ruling on any of the issues discussed below will be sought from the IRS or the DOR, or any other relevant Pennsylvania tax authority. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO THAT PROSPECTIVE INVESTOR.

                       FEDERAL TAX CONSEQUENCES FOR TRUSTS
                    FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal tax counsel will deliver its opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with. There is, however, no specific authority with respect to the

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characterization for federal income tax purposes of securities having the same terms as the notes and the certificates.

         POSSIBLE ALTERNATIVE TREATMENT OF THE TRUST. If, contrary to the opinion of federal tax counsel, the trust were taxable for federal income tax purposes as a corporation, the income from the student loans (reduced by deductions, possibly including interest on the notes) would be subject to federal income tax at corporate income tax rates, which could materially reduce or eliminate the cash that would otherwise be available to make payments on the notes and the certificates (and the certificateholders could be liable for any tax that is unpaid by the trust).

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. Federal tax counsel will deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes. The seller or the depositor, as applicable, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the interest formula for the notes meets the requirements for "qualified stated interest" under the Treasury Department's OID Regulations relating to original issue discount (or OID), and that any OID on the notes (i.e., any excess of the stated redemption price at maturity of the notes, generally the principal amount of the notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional federal income tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

         INTEREST INCOME ON THE NOTES. The stated interest on the notes will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's method of tax accounting. Based on the above assumptions, the notes will not be considered issued with OID. However, because of limitations on the payment of interest on the notes to the extent of the trust's having insufficient Available Funds, the IRS may contend that the notes should be treated as having been issued with OID. In this case, noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the notes in taxable income on a constant-yield accrual basis. However, until the IRS determines otherwise, the trust intends to take the position that the notes are not issued with OID.

         Under the OID Regulations, a holder of a note that was issued with a de minimis amount of OID must include this OID generally in income, on a pro rata basis, as principal payments are made on the note. Alternatively, a noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant-yield method. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

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         SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by that noteholder with respect to that note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the noteholder's holding period exceeded one year. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         FOREIGN HOLDERS. Interest paid (or accrued) to a noteholder who is a foreign person (a nonresident alien, foreign corporation or other person that is not a United States person as defined in the Code and the Treasury Regulations under the Code) generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that

         - the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

         - the foreign person is not actually or constructively a "10 percent shareholder" of the trust or the seller or the depositor, as applicable, (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller or the depositor, as applicable, is a "related person" within the meaning of the Code, and

         - the foreign person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or other successor form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

         In the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution:

         - files with the withholding agent a statement that it has received the Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

         - files Form W-8IMY and has entered into an agreement with the IRS to be treated as a qualified intermediary.

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         For purposes of the certification requirements, the beneficial owners of payments on a note are those persons that, under United States tax principles, are the taxpayers with respect to which such payments, rather than persons such as nominees or agents legally entitled to such payments.

         With respect to notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide a Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. With respect to a note held by a United States partnership, payments on the note are treated as payments to a United States payee, even if the partnership has one or more foreign partners.

         Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

         If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form W-8ECI), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the related trust will be required to withhold 28% through 2010 and 31% thereafter of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests.

         Nonetheless, even if the trust were not taxable as a corporation, the treatment of notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders of those notes. For example, income from certain classes of notes to certain tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, this characterization could subject noteholders to state or local taxation in jurisdictions in which they are not currently subject to tax. If one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described below under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would generally apply to the holders of those notes.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The following discussion only applies to a trust which issues one or more classes of certificates and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates and that the certificates are sold to both the seller or the depositor, as applicable, and to persons other than the seller or the depositor, as applicable. If these conditions are not satisfied with respect to any given series of certificates, any additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

CLASSIFICATION AS A PARTNERSHIP

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller or the depositor, as applicable, and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller or the depositor, as applicable, both in its capacity as owner of certificates and as recipient of distributions from the reserve account, if any), and the notes being debt of the partnership. There is, however, no specific authority with respect to the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders, the seller or the depositor, as applicable, and the master servicer.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to each of the partners and taxed in each partner's hands. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

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         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the student loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related trust Accounts and any gain upon collection or disposition of student loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of student loans.

         GUARANTEED PAYMENTS. Under the trust agreement, payments on the certificates at the pass-through rate (including accruals on amounts previously due on the certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar tax year are required to include the payments in income in their taxable year that corresponds to the year in which the trust deducts the payments, and the certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31st of the year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         ALLOCATION OF TAX ITEMS. The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that in addition to the guaranteed payments described above, the certificateholders will be allocated the following tax items of the trust for each interest period:

         - any trust income attributable to discount on the student loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         - any trust expense attributable to the amortization by the trust of premium on student loans that corresponds to any excess of the issue price of certificates over their principal amount; and

         - all other amounts of income payable to the certificateholders for that interest period.

         All remaining taxable income of the trust will be allocated to the seller or the depositor, as applicable. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for an interest period, based on the pass-through rate plus the other items described above, even though the trust might

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not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will, in effect, be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         Also, all of the guaranteed payments and the taxable income allocated to a certificateholder that is a tax-exempt entity may constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer's share of expenses of the trust (including fees to the master servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust. These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each of the student loans, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         COMPUTATION OF INCOME. Taxable income of the trust will be computed at the trust level and the portion allocated to the certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the trust rather than the certificateholders. The trust intends, to the extent possible, to (x) have the taxable income of the trust computed under the accrual method of accounting and
(y) adopt a calendar-year taxable year for computing the taxable income of the trust. The tax year of the trust, however, is generally determined by reference to the tax years of the certificateholders. An owner of a certificate is required to include its pro rata share of trust income for a taxable year as determined by the trust in such certificateholder's gross income for its taxable year in which the taxable year of the trust ends.

         SECTION 708 TERMINATION. Under Section 708 of the Code, if 50% or more of the outstanding interests in the trust are sold or exchanged within any 12-month period, the trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the trust will be considered to contribute all of its assets and liabilities to the trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the trust, as the former partnership, will be considered to distribute interests in the new partnership to the certificateholders in proportion to their respective interests in the former partnership in

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liquidation of the former partnership. If a sale of the certificates terminates the trust under Section 708 of the Code, a certificateholder's basis in its ownership interest would not change. The trust's taxable year would also terminate as a result of a constructive termination and, if the certificateholder's taxable year is different from the trust's, the termination could result in the "bunching" of more than 12 month's income or loss of the trust in such certificateholder's income tax return for the year in which the trust was deemed to terminate. A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

         The trust will not comply with certain technical requirements that might apply if a constructive termination were to occur. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to a lack of data.

         DISCOUNT AND PREMIUM. To the extent that OID, if any, on the student loans exceeds a de minimis amount, the trust would have OID income. As indicated above, a portion of this OID income may be allocated to the certificateholders.

         Also, the purchase price paid by the trust for the student loans may be greater or less than the remaining aggregate principal balances of the student loans at the time of purchase. If so, the student loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the trust acquires the student loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income over the life of the student loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's adjusted tax basis in the certificates sold. Any such gain or loss generally would be long-term capital gain or loss if the certificateholder's holding period exceeded one year. However, if at the time of sale, the trust holds "unrealized receivables" or "inventory items" (as those terms are defined in Section 751 of the Code), the seller of the certificates will recognize ordinary income (or loss) under
Section 751 of the Code equal to the seller's allocable share of income (or loss) attributable to "unrealized receivables" or "inventory items" that would result from a hypothetical asset sale by the trust. In this situation, the excess of the amount of capital gain (or loss) that the seller of the certificates would have realized in the absence of Section 751 of the Code over the amount of ordinary income (or loss) that the seller must recognize under
Section 751 of the Code will be treated as capital gain (or loss) from the sale of the certificates. A certificateholder's adjusted tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the adjusted tax basis in the certificate and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring

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certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of this aggregate adjusted tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the student loans would generally be treated as ordinary income to the holder. Since the trust will make an election to include market discount, if any, in income currently as it accrues over the life of the student loans, there may be little, if any, unrecognized accrued market discount at the time a certificate is sold.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be allocated among the certificateholders in proportion to the principal amount of certificates owned by each of them as of the close of the last day of such month. As a result, a purchaser of certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller or the depositor, as applicable, is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         SECTION 754 ELECTION. If a certificateholder sells a certificate at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificate than the selling certificateholder had. The adjusted tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The eligible lender trustee is required to keep or cause to be kept complete and accurate books of the trust. The eligible lender trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will

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be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless the holder timely notifies the IRS of all of these inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of the person,
(b) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. Also, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act that holds certificates as a nominee is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31st. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The seller or the depositor, as applicable, will be designated as "tax matters partner" in the related trust agreement and, as such, will be responsible for representing the certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign certificateholders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Accordingly, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest marginal rate set forth in Section 1(c) of the Code for all other foreign holders. Proposed regulations under Section 1446 of the Code were published in September 2003 and will be effective for taxable years beginning after the date that final Treasury Regulations are published. The adoption and publication of final Treasury Regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.

         Each foreign certificateholder may be required to file a U.S. individual or corporate income tax return and pay U.S. federal income tax (including in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust in order to assure appropriate crediting of the taxes withheld pursuant to Section 1446 of the Code.

         If it were determined that the trust is not engaged in a U.S. trade or business, each foreign certificateholder's allocable share of trust income generally would not be effectively connected with a U.S. trade or business. Consequently, each foreign certificateholder generally would not be liable for U.S. federal income tax as described in the immediately preceding paragraphs. But, instead, each foreign certificateholder likely would be subject to United States federal income tax and withholding tax at a rate of 30 percent on the certificateholder's share of guaranteed payments (unless reduced or eliminated pursuant to an applicable treaty) because the guaranteed payments likely would be U.S. source income. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the trust was not engaged in a U.S. trade or business.

         EACH POTENTIAL FOREIGN CERTIFICATEHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO WHETHER THE TAX CONSEQUENCES OF HOLDING A CERTIFICATE MAKE IT AN UNSUITABLE INVESTMENT.

         BACKUP WITHHOLDING. Distributions made on the certificates will be subject to a "backup" withholding tax (at a rate of 28% through 2010 and 31% thereafter) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Proceeds from the sale of certificates may also be subject to "backup" withholding tax.

                FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
        CERTIFICATES ARE RETAINED BY THE SELLER, THE DEPOSITOR OR A THIRD
                                PARTY ORIGINATOR

TAX CHARACTERIZATION OF THE TRUST

         Federal tax counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller, the depositor, a third party transferor of student loans to that trust or an affiliate of any of them, as applicable, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the trust as a corporation for federal income tax purposes. In this case, the seller, the depositor, the third party transferor or the applicable affiliate, and the master servicer will agree to treat the trust as a division of the seller, the depositor or the third party transferor, as applicable, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income; consequently, the trust will be disregarded as an entity separate from the seller, the depositor or the third party transferor, as applicable.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. As discussed above, federal tax counsel will deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes. The seller, the depositor or an affiliate of the seller or the depositor, as applicable, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

                       PENNSYLVANIA STATE TAX CONSEQUENCES

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         If the student loans of a trust are serviced by the Pennsylvania Higher Education Assistance Agency (or PHEAA), it may be argued that such trust will be conducting business activities in the Commonwealth of Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, if a majority of the student loans of a trust are serviced by PHEAA, Pennsylvania tax counsel will, before the issuance of the notes and certificates, deliver its opinion to the trust that, assuming the notes are treated as debt for Federal income tax purposes, the notes will be treated as debt for Pennsylvania income tax purposes. Provided that the notes are treated as debt for Pennsylvania income tax purposes, noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of notes. However, for Pennsylvania resident noteholders otherwise subject to Pennsylvania tax, the interest on the notes will be included in Pennsylvania taxable income.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. If the student loans of a trust are serviced by PHEAA, it may be argued that such trust will be conducting business activities in the Commonwealth of Pennsylvania. There is no authority in Pennsylvania that addresses whether PHEAA's servicing activities on behalf of the trust would cause the trust to have nexus with Pennsylvania for Pennsylvania income and franchise tax purposes. If the trust is treated as a partnership for Pennsylvania income tax purposes and if the DOR successfully asserts that the trust is conducting business in Pennsylvania as a result of PHEAA's servicing activities, Pennsylvania non-resident certificateholders not otherwise subject to taxation in Pennsylvania could become subject to taxation in Pennsylvania solely because of their ownership of certificates. Regardless of whether the trust is considered to be conducting business in Pennsylvania, Pennsylvania resident certificateholders otherwise subject to Pennsylvania tax would include their allocable share of the trust's income and gains in

Pennsylvania taxable income. Pennsylvania tax counsel will, before the issuance of the notes and certificates, deliver its opinion that the trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. We can provide you no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the certificates (and certificateholders could be liable for any such tax that is unpaid by the trust).

         THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, PENNSYLVANIA OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended (or ERISA), and/or the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which these plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (collectively referred to as plans) and on persons who are fiduciaries with respect to these plans in connection with the investment of plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a plan and persons (generally referred to as parties in interest) who have certain specified relationships to the plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a plan. The trust, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become parties in interest with respect to certain plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a plan with respect to which such persons are parties in interest unless these transactions are subject to one or more statutory or administrative exemptions, such as:

         - Prohibited Transaction Class Exemption (or PTCE) 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager";

         - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; or

         - PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager."

We can give you no assurance that any of these class exemptions will apply with respect to any particular plan investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment. Accordingly, prior to making an investment in the notes, investing plans should determine whether the trust, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, or any provider of credit support or any of their affiliates is a party in interest with respect to that plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         The purchaser of notes is deemed to have represented that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a benefit plan or any entity whose underlying assets are deemed to be plan assets of that benefit plan, or (B) the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Any plan fiduciary considering whether to invest in notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, considering the overall investment policy of the plan and the composition of the plan's investment portfolio, as well as whether such investment is permitted under the governing plan instruments.

THE CERTIFICATES

         Unless otherwise specified in the prospectus supplement, the certificates of each series may not be purchased by a benefit plan. A benefit plan is a plan or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. The purchase of an equity interest in the trust will result in the assets of the trust being deemed assets of a benefit plan for the purposes of ERISA and the Code and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.

         By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a benefit plan.

         If a given series of certificates may be acquired by a benefit plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related prospectus supplement.

                                      * * *

         A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement relating to the notes of a given series and an underwriting agreement relating to the certificates of that series, the seller or the depositor, as applicable, will agree to cause the related trust to sell to the underwriters named in the underwriting agreements and in the related prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreements and in the related prospectus supplement.

         In each of the underwriting agreements relating to any given series of securities, the several underwriters will agree, subject to the terms and conditions of the underwriting agreements, to purchase all the notes and certificates, as the case may be, described therein which are offered by this prospectus and by the related prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, these public offering prices and these concessions may be changed.

         Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering (i.e., if it sells more securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the seller or the depositor, as applicable, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. Also, neither the seller or the depositor, as applicable, nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         Each underwriting agreement will provide that the seller or the depositor, as applicable, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements with respect to a given series of securities, the closing of the sale of any class of securities subject to either of those underwriting agreements will be conditioned on the closing of the sale of all other classes subject to either of those underwriting agreements.

         This prospectus may be used by KeyBanc Capital Markets, a Division of McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp and an affiliate of the seller, the depositor and the master servicer, or its successors, in connection with offers and sales related to market-making transactions in the securities in which it acts as a principal. KeyBanc Capital Markets may also act as agent in those transactions. McDonald Investments Inc. is a member of the New York Stock Exchange, Inc. KeyBanc Capital Markets is not a legal entity; it is a division of McDonald Investments Inc. Although McDonald Investments Inc. is an affiliate of the seller, the depositor and the master servicer, it is an entity separate from these affiliates, and is solely responsible for its own contractual obligations and commitments.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and/or the depositor, as applicable, and the administrator by Forrest F. Stanley, Esq., Associate General Counsel and Senior Vice President of KeyBank National Association, as counsel for the seller and the depositor, and by Thompson Hine LLP, Cleveland, Ohio. Certain federal income tax and other matters will be passed upon for the trust by Thompson Hine LLP. Certain Pennsylvania state income tax matters will be passed upon for each trust by Kirkpatrick & Lockhart LLP.

MN # 101678

                                      $[ ]
                              KEYCORP STUDENT LOAN

                                    TRUST [ ]

                       KEY BANK USA, NATIONAL ASSOCIATION,
                                 MASTER SERVICER

                          KEY CONSUMER RECEIVABLES LLC,
                                    DEPOSITOR

                              PROSPECTUS SUPPLEMENT

                    JOINT LEAD MANAGER AND GLOBAL BOOKRUNNER
                                       [ ]

                               JOINT LEAD MANAGER
                                       [ ]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the Notes and the Certificates being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee..............................................            $*
Legal fees and expenses*..........................................             *
Accounting fees and expenses*.....................................             *
Blue Sky fees and expenses*.......................................             *
Rating Agency fees*...............................................             *
Owner Trustee fees and expenses*..................................             *
Indenture Trustee fees and expenses*..............................             *
Credit Enhancer*..................................................             *
Printing and engraving*...........................................             *
Miscellaneous*....................................................             *
                                                                       ---------
         Total....................................................            $*

------------------
*    To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     KEY BANK USA, NATIONAL ASSOCIATION

     Section 11 of Article VIII of the Amended and Restated Bylaws of Key Bank USA, National Association (the "Bank") provides as follows:

         (a) The Bank shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended but subject to any and all conditions, limitations, and prohibitions imposed pursuant to all applicable federal banking laws and regulations as may be in effect from time to time (including 12 U.S.C. Section 1828(k), 12 C.F.R.
Section 7.2014, and 12 C.F.R. Part 359), any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Bank or a member of the KeyCorp Audit and Risk Review Committee who serves or served as a member of the Audit Committee of the Bank pursuant to 12 C.F.R. Part 363, or is or was serving at the request of the Bank as a director, trustee, officer, or employee of another bank, corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into the Bank of a constituent entity which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent entity, or served at the request of the constituent entity as a director, trustee, officer, or employee of another bank, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by the Bank (as the surviving entity) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent entity if its separate existence had continued. The indemnification provided by this Section 11 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under the Articles of Association of the Bank or these Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or member of the KeyCorp Audit and Risk Review Committee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (b) Subject to any and all conditions, limitations and prohibitions imposed pursuant to all applicable federal banking laws and regulations as may be in effect from time to time (including 12 U.S.C. Section 1828(k), 12 C.F.R.
Section 7.2014, and 12 C.F.R. Part 359), the Bank may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of the Bank or a member of the KeyCorp Audit and Risk Review Committee who serves or served as a member of the Audit Committee of the Bank pursuant to 12 C.F.R. Part 363, or is or was serving at the request of the Bank as a director, trustee, officer, employee, or agent of another bank, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not the Bank would have the power to indemnify him or her against liability under the provisions of this Section 11 or the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Bank has a financial interest.

         (c) Notwithstanding paragraphs (a) and (b) of this Section 11, all of the provisions of this Section 11 are subject to the authority of the Office of the Comptroller of the Currency to direct a modification of a specific indemnification by a national bank through appropriate administrative action.

     KEY CONSUMER RECEIVABLES LLC

     Paragraphs (a), (b) and (c) of Section Nineteen of the Limited Liability Company Declaration of Key Consumer Receivables LLC (the "Company" for this Item 15 only) provide as follows:

         (a) Neither the Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this declaration, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Declaration, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

     For the full text of Section 19 of the Company's Limited Liability Company Declaration, reference is hereby made to Exhibit 4.3 hereto.

ITEM 16. EXHIBITS.

1.1*         Form of Underwriting Agreement for Notes

1.2*         Form of Underwriting Agreement for Certificates

3.1** Amended and Restated Articles of Association of Key Bank USA, National Association

3.2**        Amended and Restated Bylaws of Key Bank USA, National Association

4.1* Form of Indenture between KeyCorp Student Loan Trust ____-__ (the "Trust") and the Indenture Trustee (including as exhibits thereto a form of Asset Backed Note)

4.2* Form of Amended and Restated Trust Agreement between [Key Bank USA, National Association or Key Consumer Receivables LLC] and the Eligible Lender Trustee (including as an exhibit thereto a form of Asset Backed Certificate).

4.3*         Limited Liability Company Declaration of Key Consumer Receivables
             LLC

5.1*         Opinion of Forrest F. Stanley, Esq. with respect to legality

8.1*         Opinion of Thompson Hine LLP with respect to federal tax matters

8.2* Opinion of Kirkpatrick & Lockhart with respect to Pennsylvania tax matters

10.1* Form of Sale and Servicing Agreement among [Key Bank USA, National Association (in its capacity as the Seller) or Key Consumer Receivables LLC (as Depositor)], the Master Servicer (or the Servicers) and the Eligible Lender Trustee

10.2* Form of Administration Agreement among the Administrator, the Master Servicer (or the Servicers), the Trust and the Indenture Trustee

23.1*        Consent of Forrest F. Stanley, Esq. (included as Exhibit 5.1)

23.2*        Consent of Thompson Hine LLP (included as Exhibit 8.1)

23.3*        Consent of Kirkpatrick & Lockhart (included as Exhibit 8.2)

24.1** Powers of Attorney of directors and officers of Key Bank USA, National Association

24.2** Powers of Attorney of directors and officers of Key Consumer Receivables LLC

25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee (Form T-1)

-------------------
*   To be filed by amendment

**  Filed herewith

ITEM 17. UNDERTAKINGS

Each of the undersigned Registrants hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) To provide to the Underwriters, at the closing specified in the Underwriting Agreements, Notes and Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (f) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) To file an application for the purpose of determining the eligibility of each trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 9, 2004.

                               KEY BANK USA, NATIONAL ASSOCIATION, as registrant

                               By: /s/ Michael W. Dvorak
                                   ---------------------------------------------
                                    Michael W. Dvorak, Chief Financial Officer
                                    and Cashier

                               KEY CONSUMER RECEIVABLES LLC, as registrant

                               By: /s/ Michael W. Dvorak
                                   ---------------------------------------------
                                    Michael W. Dvorak, Chief Financial Officer
                                    and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 9, 2004 by the following persons in the capacities indicated.

KEY BANK USA, NATIONAL ASSOCIATION:

             SIGNATURE                                  TITLE

PRINCIPAL EXECUTIVE OFFICER:

*                                       Chief Executive Officer, President and
-----------------------------------     Director
Jack L. Kopinsky

PRINCIPAL ACCOUNTING OFFICER:

*                                       Chief Financial Officer and Cashier
-----------------------------------
Michael W. Dvorak

*                                       Director
-----------------------------------
Patrick V. Auletta

*                                       Director
-----------------------------------
Kevin M. Blakely

*                                       Director
-----------------------------------
Thomas W. Bunn

*                                       Director
-----------------------------------
Linda A. Grandstaff

*                                       Director
-----------------------------------
Robert B. Heisler, Jr.

*                                       Director
-----------------------------------
Robert G. Jones

*                                       Director
-----------------------------------
David J. Schutter

*                                       Director
-----------------------------------
Jeffrey B. Weeden

*                                       Director and Secretary
-----------------------------------
Paul N. Harris

* By: /s/ Forrest F. Stanley
      -----------------------------
      Forrest F. Stanley
      Attorney-in-Fact

KEY CONSUMER RECEIVABLES LLC:

             SIGNATURE                                  TITLE

PRINCIPAL EXECUTIVE OFFICER:

*                                       President and Director
-----------------------------------
Beth D. Rosenberg

PRINCIPAL ACCOUNTING OFFICER:

*                                       Chief Financial Officer and Director
-----------------------------------
Michael W. Dvorak

*                                       Director
-----------------------------------
Joseph M. Vayda

*                                       Director
-----------------------------------
Evelyn Echevarria

* By: /s/ Forrest F. Stanley
      -----------------------------
      Forrest F. Stanley
      Attorney-in-Fact

                                  EXHIBIT INDEX

1.1*         Form of Underwriting Agreement for Notes

1.2*         Form of Underwriting Agreement for Certificates

3.1** Amended and Restated Articles of Association of Key Bank USA, National Association

3.2**        Amended and Restated Bylaws of Key Bank USA, National Association

4.1* Form of Indenture between KeyCorp Student Loan Trust ____-__ (the "Trust") and the Indenture Trustee (including as exhibits thereto a form of Asset Backed Note)

4.2* Form of Amended and Restated Trust Agreement between [Key Bank USA, National Association or Key Consumer Receivables LLC] and the Eligible Lender Trustee (including as an exhibit thereto a form of Asset Backed Certificate).

4.3*         Limited Liability Company Declaration of Key Consumer Receivables
             LLC

5.1*         Opinion of Forrest F. Stanley, Esq. with respect to legality

8.1*         Opinion of Thompson Hine LLP with respect to federal tax matters

8.2* Opinion of Kirkpatrick & Lockhart with respect to Pennsylvania tax matters

10.1* Form of Sale and Servicing Agreement among [Key Bank USA, National Association (in its capacity as the Seller) or Key Consumer Receivables LLC (as Depositor)], the Master Servicer (or the Servicers) and the Eligible Lender Trustee

10.2* Form of Administration Agreement among the Administrator, the Master Servicer (or the Servicers), the Trust and the Indenture Trustee

23.1*        Consent of Forrest F. Stanley, Esq. (included as Exhibit 5.1)

23.2*        Consent of Thompson Hine LLP (included as Exhibit 8.1)

23.3*        Consent of Kirkpatrick & Lockhart (included as Exhibit 8.2)

24.1** Powers of Attorney of directors and officers of Key Bank USA, National Association

24.2** Powers of Attorney of directors and officers of Key Consumer Receivables LLC

25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee (Form T-1)

-----------------
*   To be filed by amendment

**  Filed herewith